                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-140436-13


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 15, 2007)




                           $680,620,637 (APPROXIMATE)
                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-AF1
                                 ISSUING ENTITY

                       MORTGAGE PASS-THROUGH CERTIFICATES




                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR




                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SPONSOR

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.

The certificates will represent interests in the issuing entity only and will not represent an interest in, or an obligation of, the sponsor, the depositor, the master servicer, the securities administrator or the trustee or any of their affiliates.


Merrill Lynch Alternative Note Asset Trust, Series 2007-AF1 will issue:

- twenty classes of senior certificates;

- twelve classes of subordinate certificates; and

- one additional class of certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the tables on pages S-2 and S-3 under "Summary -- Offered Certificates" and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.


The assets of the issuing entity will primarily consist of two separate stacks of conventional, fixed rate and adjustable rate, fully amortizing and balloon mortgage loans secured by first liens on one- to four-family residential properties, substantially all of which have original terms to maturity of 30 years and provide for monthly payments of interest but no payments of principal for the five or ten years after their origination, and which have the additional characteristics described in "Description of the Mortgage Groups" in this prospectus supplement.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be June 25, 2007. Credit enhancement for the offered certificates includes shifting interest, subordination and loss allocation features.

The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, from Merrill Lynch Mortgage Investors, Inc., as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Merrill Lynch Mortgage Investors, Inc. from the sale of these certificates will be approximately 100.96% of their initial principal balance before deducting expenses, which are estimated at $950,000. See "Method of Distribution" herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On or about May 30, 2007, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

                               MERRILL LYNCH & CO.

                                  May 29, 2007

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

     IF THE TERMS OF YOUR CERTIFICATES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-171 in this prospectus supplement.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

   Woolworth Building                              Chicago Regional Office
      233 Broadway                                     Citicorp Center
New York, New York 10279                     500 West Madison Street, Suite 1400
                                                   Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC (Registration No. 333-140436). You may request a free copy of any of the above filings by writing or calling:

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                250 VESEY STREET
                     FOUR WORLD FINANCIAL CENTER, 10TH FLOOR
                            NEW YORK, NEW YORK 10080
                                 (212) 449-0357

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                           FOR EUROPEAN INVESTORS ONLY

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION STATE") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "PROSPECTUS DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH
   THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                TABLE OF CONTENTS

Summary ................................................................     S-1
Risk Factors ...........................................................    S-17
Description Of The Mortgage Loans ......................................    S-29
   General .............................................................    S-29
   Tabular Characteristics of the Mortgage Loans .......................    S-33
   The Indices .........................................................    S-36
   Assignment of the Mortgage Loans ....................................    S-37
The Transaction Parties ................................................    S-38
   The Issuing Entity ..................................................    S-38
   The Depositor .......................................................    S-39
   The Originators .....................................................    S-39
   The Sponsor .........................................................    S-39
   The Trustee .........................................................    S-40
   The Master Servicer and Securities Administrator ....................    S-41
   The Custodians ......................................................    S-42
   The Servicers .......................................................    S-43
Underwriting Guidelines ................................................    S-43
   General .............................................................    S-43
   American Home Mortgage Corp. ........................................    S-45
   Mortgage Lenders Network USA, Inc. ..................................    S-48
   GreenPoint Mortgage Funding, Inc. ...................................    S-50
   Countrywide Home Loans, Inc. ........................................    S-53
Affiliations and Relationships .........................................    S-60
Static Pool Information ................................................    S-60
Administration of the Issuing Entity ...................................    S-60
   Servicing and Administrative Responsibilities .......................    S-60
   Trust Accounts ......................................................    S-63
   Flow of Payments ....................................................    S-64
   Fees and Expenses of the Issuing Entity .............................    S-64
Description of the Certificates ........................................    S-65
   General .............................................................    S-65
   Example of Distributions ............................................    S-68
   Book-Entry Certificates .............................................    S-69
   Payments on Mortgage Loans; Accounts ................................    S-73
   Description of the Stack I Certificates .............................    S-74
   Distributions on the Stack I Certificates ...........................    S-74
   Calculation of One-Month LIBOR ......................................    S-83
   Stack I Subordinate Certificates and Shifting Interests .............    S-91
   Description of the Stack II Certificates ............................    S-92
   Stack II Available Funds ............................................    S-92
   Distributions on the Stack II Certificates ..........................    S-92
   Distributions of Interest on the Stack II Certificates ..............    S-93
   Distributions of Principal on the Stack II Certificates .............    S-95
   Distributions of Principal on the Stack II Subordinate
      Certificates .....................................................    S-98
   Allocation of Losses on the Stack II Certificates; Subordination ....   S-100
   Reports to Certificateholders .......................................   S-102
   Additional Rights of the Holder of the Class A-R Certificate ........   S-105
   Restrictions on Transfer of the Class A-R Certificate ...............   S-106
   Final Scheduled Distribution Date ...................................   S-106
   Optional Termination of the Certificates ............................   S-107
   Voting Rights .......................................................   S-107
Servicing of the Mortgage Loans ........................................   S-107
   The Servicers of the Stack I Mortgage Loans .........................   S-107
   Wilshire Credit Corporation .........................................   S-108
   GreenPoint Mortgage Funding Inc. ....................................   S-112
   The Servicers of the Stack II Mortgage Loans ........................   S-115
   Countrywide Home Loans Servicing LP. ................................   S-115
   Evidence as to Compliance ...........................................   S-118
   Resignation of Master Servicer; Assignment and Merger ...............   S-119
   Servicing Transfer ..................................................   S-119
   Servicing and Collection Procedures .................................   S-119
   Hazard Insurance ....................................................   S-120
   Realization Upon Defaulted Mortgage Loans ...........................   S-121
   Servicing Compensation and Payment of Expenses ......................   S-122
   The Master Servicer's Collection Account ............................   S-122
   Distribution Account ................................................   S-123
   Monthly Advances ....................................................   S-124
   Events of Default ...................................................   S-124
   Amendment ...........................................................   S-125
   Indemnification and Limitation of Liability .........................   S-126
   Special Servicing Agreements ........................................   S-126
Yield, Prepayment and Maturity Considerations ..........................   S-126
   Yield, Prepayment and Maturity Considerations with respect to the
      Stack I Certificates .............................................   S-126
   Yield Considerations with Respect to the Class 1AF-12 Certificates ..   S-149
   Yield Considerations with Respect to the Class F-IO Certificates ....   S-150
   Yield Considerations with Respect to the Class F-PO Certificates ....   S-152
   Yield, Prepayment and Weighted Average Life with respect to the
      Stack II Certificates ............................................   S-153
   Prepayments and Yields for the Stack II Offered Certificates ........   S-154
   Yield Considerations with respect to the Class AV-IO Certificates ...   S-162
   Additional Information ..............................................   S-163
Use of Proceeds ........................................................   S-163
Federal Income Tax Consequences ........................................   S-163
   Original Issue Discount and Amortizable Bond Premium ................   S-164
   Prohibited Transactions Tax and Other Taxes .........................   S-164
   Class A-R Certificate ...............................................   S-165
Tax Return Disclosure Requirements .....................................   S-166
State Taxes ............................................................   S-166
ERISA Matters ..........................................................   S-167
Method of Distribution .................................................   S-170
Legal Matters ..........................................................   S-170
Ratings ................................................................   S-170
Index of Defined Terms .................................................   S-173
Annex I ................................................................   A-I-1
   Initial Settlement ..................................................   A-I-1
   Secondary Market Trading ............................................   A-I-1
   Certain U.S. Federal Income Tax Documentation Requirements ..........   A-I-3

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.

OFFERED CERTIFICATES

Stack I

     Merrill Lynch Alternative Note Asset Trust, Series 2007-AF1 Mortgage Pass-Through Certificates (Stack I) consist of the classes of certificates listed on the next page, together with the class P certificate. Only the classes of certificates listed in the table below (other than the class BF-1, class BF-2 and class BF-3 certificates) are being offered by this prospectus supplement:

                                            CLASS 1AF-1  CLASS 1AF-2  CLASS 1AF-3  CLASS 1AF-4  CLASS 1AF-5  CLASS 1AF-6
                                            -----------  -----------  -----------  -----------  -----------  -----------
Initial Certificate Principal Balance (1):  $9,125,900   $73,193,000   $8,940,000   $8,795,000    $977,000   $34,133,000
Pass-Through Rate:                             5.75%        5.75%        5.75%        6.00%        6.00%        6.00%
ERISA Eligible (7):                             Yes          Yes          Yes          Yes          Yes          Yes
First Principal Payment Date (8):             6/2012       6/2007       1/2018       6/2012       6/2012       6/2007
Weighted Average Life At Issuance:
   to call (yrs.) (8):                         10.49        4.00         12.99        7.64          7.64         3.19
   to maturity (yrs.) (8):                     11.64        4.00         15.37        9.66          9.66         3.19
Expected Maturity (to call) (8):              2/2021       1/2018       2/2021       8/2015        8/2015      11/2013
Expected Maturity (to maturity) (8):          3/2037       1/2018       3/2037       4/2037        4/2037      11/2013
Last Scheduled Distribution Date(9):          5/2037       5/2037       5/2037       5/2037        5/2037       5/2037
Interest Accrual Method (10):                 30/360        30/360      30/360       30/360        30/360       30/360
Payment Delay:                                24 days      24 days      24 days      24 days      24 days      24 days
Record Date (11)                                DD            DD           DD           DD           DD           DD
Minimum Denominations (12)                    $25,000      $25,000      $25,000      $25,000      $25,000      $25,000
Incremental Denominations                       $1            $1           $1           $1           $1          $1
Anticipated Ratings (Moody's/Fitch):         Aaa / AAA    Aaa / AAA    Aaa / AAA    Aaa / AAA     Aaa/AAA      Aaa/AAA
CUSIP:                                      59024K AA 1  59024K AB 9  59024K AC 7  59024K AD 5  59024K AE 3  59024K AF 0

                                            CLASS 1AF-7  CLASS 1AF-8  CLASS 1AF-9  CLASS 1AF-10  CLASS 1AF-11  CLASS 1AF-12
                                            -----------  -----------  -----------  ------------  ------------  ------------
Initial Certificate Principal Balance (1):   $3,793,000  $46,355,000   $3,665,000  $167,598,000   $18,622,000       (2)
Pass-Through Rate:                             6.00%        6.00%         6.00%         (3)           (3)           (3)
ERISA Eligible (7):                             Yes          Yes           Yes          Yes           Yes           Yes
First Principal Payment Date (8):             6/2007       6/2007       11/2013       6/2007        6/2007
Weighted Average Life At Issuance:
   to call (yrs.) (8):                          3.19         1.66         7.29         3.13          3.13           N/A
   to maturity (yrs.) (8):                      3.19         1.66         7.50         3.35          3.35           N/A
Expected Maturity (to call) (8):              11/2013       7/2011       8/2015       8/2015        8/2015          N/A
Expected Maturity (to maturity) (8):          11/2013       7/2011       4/2037       4/2037        4/2037          N/A
Last Scheduled Distribution Date(9):           5/2037       5/2037       5/2037       5/2037        5/2037        5/2037
Interest Accrual Method (10):                  30/360       30/360       30/360       30/360        30/360        30/360
Payment Delay:                                24 days      24 days      24 days       0 days        0 days        0 days
Record Date (11)                                 DD           DD           DD           DD            DD            DD
Minimum Denominations (12)                    $25,000      $25,000      $25,000       $25,000       $25,000       $25,000
Incremental Denominations                        $1          $1            $1           $1            $1            $1
Anticipated Ratings (Moody's/Fitch):          Aaa/AAA      Aaa/AAA       Aaa/AAA      Aaa/AAA       Aaa/AAA       Aaa/AAA
CUSIP:                                      59024K AG 8  59024K AH 6  59024K BG 7   59024K AJ 2   59024K AK 9   59024K BH 5

                                            CLASS 2AF-1  CLASS 2AF-2   CLASS F-IO   CLASS F-PO   CLASS MF-1   CLASS MF-2
                                            -----------  -----------  -----------  -----------  -----------  -----------
Initial Certificate Principal Balance (1):  $14,700,000   $1,633,000      (2)       $7,484,637  $11,537,000   $5,553,000
Pass-Through Rate:                             6.50%        6.50%         (4)          (5)          (6)          (6)
ERISA Eligible (7):                             Yes          Yes          Yes          Yes         Yes           Yes
First Principal Payment Date (8):              6/2007       6/2007        N/A         6/2007       6/2007      6/2007
Weighted Average Life At Issuance:
   to call (yrs.) (8):                          2.93         2.93         N/A          3.23         7.49         7.49
   to maturity (yrs.) (8):                      3.06         3.06         N/A          3.51         9.59         9.59
Expected Maturity (to call) (8):               8/2015       8/2015        N/A         8/2015       8/2015       8/2015
Expected Maturity (to maturity) (8):           4/2022       4/2022        N/A         1/2037       4/2037       4/2037
Last Scheduled Distribution Date(9):           5/2022       5/2022       5/2037       5/2037       5/2037       5/2037
Interest Accrual Method (10):                  30/360       30/360       30/360        N/A         30/360       30/360
Payment Delay:                                24 days      24 days      24 days      24 days      24 days      24 days
Record Date (11)                                DD            DD           DD           DD           DD           DD
Minimum Denominations (12)                    $25,000      $25,000      $25,000      $25,000      $25,000      $25,000
Incremental Denominations                       $1            $1          $1            $1           $1           $1
Anticipated Ratings (Moody's/Fitch):         Aaa / AAA    Aaa / AAA    Aaa / AAA    Aaa / AAA      NR/AA        NR/A
CUSIP:                                      59024K AL 7  59024K BK 8  59024K AM 5  59024K AN 3  59024K AP 8  59024K AQ 6

                                             CLASS MF-3  CLASS BF-1(13)  CLASS BF-2(13)  CLASS BF-3(13)   CLASS A-R
                                            -----------  --------------  --------------  --------------  -----------
Initial Certificate Principal Balance (1):   $4,059,000    $2,777,000      $2,349,000      $1,923,358        $100
Pass-Through Rate:                              (6)            (6)              (6)             (6)         5.75%
ERISA Eligible (7):                             Yes            No              Yes             Yes            No
First Principal Payment Date (8):              6/2007        6/2007          6/2007          6/2007           N/A
Weighted Average Life At Issuance:
   to call (yrs.) (8):                          7.49          7.49            7.49            7.49            N/A
   to maturity (yrs.) (8):                      9.59          9.59            9.59            9.59            N/A
Expected Maturity (to call) (8):               8/2015        8/2015          8/2015          8/2015           N/A
Expected Maturity (to maturity) (8):           4/2037        4/2037          4/2037          4/2037           N/A
Last Scheduled Distribution Date(9):           5/2037        5/2037          5/2037          5/2037         5/2037
Interest Accrual Method (10):                  30/360        30/360          30/360          30/360         30/360
Payment Delay:                                24 days        24 days         24 days         24 days       24 days
Record Date (11)                                 DD            DD              DD              DD             DD
Minimum Denominations (12)                    $25,000        $25,000         $25,000         $25,000       $25,000
Incremental Denominations                        $1            $1              $1              $1             $1
Anticipated Ratings (Moody's/Fitch):           NR/BBB        NR/BB            NR/B            NR/NR         NR/AAA
CUSIP:                                      59024K AR 4    59024K AS 2     59024K AT 0     59024K AU 7   59024K AV 5

----------
(1) These balances are approximate and are subject to an increase or decrease of up to 10%, as described in this prospectus supplement.

(2) The class 1AF-12 and class F-IO certificates are interest-only certificates. The class 1AF-12 and class F-IO certificates will accrue interest on their class notional amount. The notional amounts of the class 1AF-12 and class F-IO certificates is approximately $186,220,000 and $9,208,734, respectively.

(3) The class 1AF-10, class 1AF-11 and class 1AF-12 certificates will bear interest at rates that vary with one-month LIBOR as follows (subject to the applicable maximum or minimum):

 Class   Initial Rate       Formula      Minimum Rate   Maximum Rate
------   ------------   --------------   ------------   ------------
1AF-10      5.670%      LIBOR + 0.350%      0.350%         7.000%
1AF-11      5.670%      LIBOR + 0.350%      0.350%         7.000%
1AF-12      1.300%       6.650%-LIBOR        0.00%         6.650%

(4) The Class F-IO Certificates will accumulate interest at a variable rate, which will equal approximately 5.8331% per annum for the distribution date in June 2007 and will vary for each distribution date thereafter, as described in this prospectus supplement.

(5) The class F-PO certificates are principal-only certificates and are not entitled to payments of interest.

(6) Interest will accrue on the class MF-1, class MF-2, class MF-3, class BF-1, class BF-2 and class BF-3 certificates based upon the remittance rates of the subordinated portions of each mortgage subgroup, as described in this prospectus supplement.

(7) Certificates designated as ERISA Eligible may be acquired by employee benefit plans subject to Title I of ERISA and plans subject to Section 4975 of the Code, subject to the satisfaction of certain requirements. See "ERISA Considerations" herein.

(8) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based (other than with respect to the class 1AF-1, class 1A-F2 and class 1AF-3 certificates) assuming all mortgage loans are run at a pricing speed of 100% PPC (8% CPR in month 1 building linearly to 24% CPR in month 12 and thereafter); for the class 1AF-1, class 1AF-2 and class 1AF-3 certificates, is based assuming all subgroup 1 mortgage components are run at a pricing speed of 250% PSA.

(9)  Latest scheduled maturity date for any mortgage loan plus one month.

(10) The certificate rate index reset date for the certificates is two business days prior to the start of each interest accrual period.

(11) DD = For any distribution date, the last business day of the month preceding such distribution (or in the case of the first distribution date, the closing date).

(12) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

(13) The class BF-1, class BF-2 and class BF-3 certificates will be privately placed and will not be offered pursuant to this prospectus supplement. The information provided on the class BF-1, class BF-2 and class BF-3 certificates is provided solely to assist your understanding of the offered certificates.

Stack II

     Merrill Lynch Alternative Note Asset Trust, Series 2007-AF1 Mortgage Pass-Through Certificates (Stack II) consist of the classes of certificates listed in the table below, together with the class P certificate. Only the classes of certificates listed in the table below (other than the class BV-1, class BV-2 and class BV-3) are being offered by this prospectus supplement.

                                             CLASS AV-1    CLASS AV-2   CLASS AV-IO   CLASS MV-1   CLASS MV-2
                                             ----------    ----------  ------------   ----------  -----------
Initial Certificate Principal Balance (1):  $221,603,000  $24,622,000       (3)       $6,917,000   $4,522,000
Pass-Through Rate:                               (2)          (2)           (3)          (4)          (4)
ERISA Eligible (5):                              Yes          Yes           Yes          Yes          Yes
First Principal Payment Date (6):              6/2007        6/2007         N/A         6/2007       6/2007
Weighted Average Life At Issuance:
   to call (yrs.) (6):                          2.96          2.96          N/A          5.41         5.41
   to maturity (yrs.) (6):                      3.25          3.25          N/A          6.12         6.12
Expected Maturity (to call) (6):               3/2012        3/2012         N/A         5/2012       5/2012
Expected Maturity (to maturity) (6):           3/2016        3/2016         N/A         3/2016       3/2016
Last Scheduled Distribution Date(7):           6/2037        6/2037       6/2037        6/2037       6/2037
Interest Accrual Method (8):                   30/360        30/360       30/360        30/360       30/360
Payment Delay:                                 24 days      24 days       24 days      24 days      24 days
Record Date (9)                                  DD            DD           DD            DD           DD
Minimum Denominations (10)                     $25,000      $25,000       $25,000      $25,000      $25,000
Incremental Denominations                        $1            $1           $1            $1           $1
Anticipated Ratings (Moody's/S&P):            Aaa / AAA    Aaa / AAA     Aaa / AAA      Aa2/AA        A2/A
CUSIP:                                       59024K AX 1  59024K AY 9   59024K AZ 6  59024K BA 0  59024K BB 8

                                            CLASS MV-3   CLASS BV-1(11)  CLASS BV-2(11)  CLASS BV-3(11)
                                            ----------   --------------  --------------  --------------
Initial Certificate Principal Balance (1):   $2,793,000    $2,394,000      $1,729,000      $1,465,994
Pass-Through Rate:                              (4)           (4)              (4)             (4)
ERISA Eligible (5):                             Yes           Yes              Yes             Yes
First Principal Payment Date (6):              6/2007        6/2007          6/2007          6/2007
Weighted Average Life At Issuance:
   to call (yrs.) (6):                          5.41          5.41            5.41            5.41
   to maturity (yrs.) (6):                      6.12          6.12            6.12            6.12
Expected Maturity (to call) (6):               5/2012        5/2012          5/2012          5/2012
Expected Maturity (to maturity) (6):           3/2016        3/2016          3/2016          3/2016
Last Scheduled Distribution Date(7):           6/2037        6/2037          6/2037          6/2037
Interest Accrual Method (8):                   30/360        30/360          30/360          30/360
Payment Delay:                                 24 days       24 days         24 days         24 days
Record Date (9)                                  DD            DD              DD              DD
Minimum Denominations (10)                     $25,000       $25,000         $25,000         $25,000
Incremental Denominations                        $1            $1              $1              $1
Anticipated Ratings (Moody's/S&P):            Baa2/BBB        NR/BB           NR/B            NR/NR
CUSIP:                                      59024K BC 6    59024K BD 4     59024K BE 2     59024K BF 9

(1) These balances are approximate and are subject to an increase or decrease of up to 10%, as described in this prospectus supplement.

(2) Interest will accrue on the class AV-1 and class AV-2 certificates at a variable rate equal to (a) on or prior to the distribution date in February 2012, the difference of (i) the weighted average of the net mortgage rates of the group 3 mortgage loans and (ii) the interest rate on the class AV-IO certificates and (b) after the distribution date in February 2012, the weighted average of the net mortgage rates of the group 3 mortgage loans, as described in this prospectus supplement.

(3) The class AV-IO certificates are interest-only certificates. The class AV-IO certificates will accrue interest on their class notional amount at a rate of (i) for all distribution dates on or prior to the distribution date in February 2012, the lesser of (x) 0.5762% per annum and (y) the weighted average of the net mortgage rates of the group 3 mortgage loans and (ii) for all distribution dates thereafter, 0.00%. The notional amount of the class AV-IO certificates is approximately $246,225,000.

(4) The class MV-1, class MV-2, class MV-3, class BV-1, class BV-2 and class BV-3 certificates will accrue interest at a variable rate equal to the weighted average of the net mortgage rates of the group 3 mortgage loans.

(5) Certificates designated as ERISA Eligible may be acquired by employee benefit plans subject to Title I of ERISA and plans subject to Section 4975 of the Code, subject to the satisfaction of certain requirements. See "ERISA Considerations" herein.

(6) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based assuming all mortgage loans are run at a pricing speed of 25% CPB.

(7)  Latest scheduled maturity date for any mortgage loan plus one month.

(8) The certificate rate index reset date for the certificates is two business days prior to the start of each interest accrual period.

(9) DD = For any distribution date, the last business day of the month preceding such distribution (or in the case of the first distribution date, the closing date).

(10) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

(11) The class BV-1, class BV-2 and class BV-3 certificates will be privately placed and will not be offered pursuant to this prospectus supplement. The information provided on the class BV-1, class BV-2 and class BV-3 certificates is provided solely to assist your understanding of the offered certificates.

The certificates offered by this prospectus supplement, except for the class A-R certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates--General" in this prospectus supplement. The class A-R certificate will be issued in fully registered definitive form.

The certificates represent ownership interests in a trust fund that will consist primarily of two separate stacks of mortgage loans, "stack I" and "stack II." Stack I will consist primarily of two separate groups of mortgage loans, "group 1" and "group 2." Stack II will consist primarily of one group of mortgage loans, "group 3."

There will be no cross-collateralization between the stacks of mortgage loans. See "No Cross-Collateralization Among Stacks" below.

Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization Among Groups" below, distributions to the class 1AF-1, class 1AF-2, class 1AF-3, class 1AF-4, class 1AF-5, class 1AF-6, class 1AF-7, class 1AF-8, class 1AF-9, class 1AF-10, class 1AF-11, class 1AF-12 and class A-R certificates will be solely derived from collections on the group 1 mortgage loans, distributions to the class 2AF-1 and class 2AF-2 certificates will be solely derived from collections on the group 2 mortgage loans, and distributions to the class AV-1 and class AV-2 certificates will be solely derived from collections on the group 3 mortgage loans.

Aggregate collections from mortgage loans in stack I will be available to make distributions on the class F-PO, class F-IO, class MF and class BF certificates. Aggregate collections from mortgage loans in group 3 will be available to make distributions on the class MV and class BV certificates.

                                RELEVANT PARTIES

The Issuing Entity: The name of the issuing entity is Merrill Lynch Alternative Note Asset Trust, Series 2007-AF1. The issuing entity will be formed pursuant to the pooling and servicing agreement, dated as of May 1, 2007 among the depositor, the master servicer, the securities administrator and the trustee, which we refer to herein as the "pooling and servicing agreement."

See "The Transaction Parties--The Issuing Entity" in this prospectus supplement.

The Trustee: HSBC Bank USA, National Association, a national banking association, whose address is 452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1367, will act as trustee of the issuing entity under the pooling and servicing agreement.

See "The Transaction Parties--The Trustee" in this prospectus supplement.

The Master Servicer and Securities Administrator: Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is (410) 884-2000, will act as Master Servicer and Securities Administrator of the issuing entity under the pooling and servicing agreement.

See "The Transaction Parties--The Master Servicer and Securities Administrator" in this prospectus supplement.

The Originators of the Stack I Mortgage Loans: American Home Mortgage Corp., a New York corporation whose address is 538 Broadhollow Road, Melville, New York 11747 and whose telephone number is (516) 949-3900 originated approximately 37.38% of the stack I mortgage loans, Mortgage Lenders Network USA, Inc., a Delaware corporation whose address is Middlesex Corporate Center, 213 Court Street, Middletown, Connecticut 06457 and whose telephone number is (800) 360-1231 originated approximately 28.41% of the stack I mortgage loans and GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000 originated approximately 26.88% of the stack I mortgages. The remainder of the stack I mortgage loans were originated by various other originators, none of whom originated more than 10% of the stack I mortgage loans.

See "The Transaction Parties--The Originators" and "Underwriting Guidelines" in this prospectus supplement.

The Originators of the Stack II Mortgage Loans: Countrywide Home Loans, Inc., a New York corporation whose address is 4500 Parkway Granada, Calabasas, California 91302 and whose telephone number is (818) 225-3000 originated approximately 92.32% of the stack II mortgage loans. The remainder of the stack II mortgage loans were originated by various other originators, none of whom originated more than 10% of the stack II mortgage loans.

See "The Transaction Parties--The Originators" and "Underwriting Guidelines" in this prospectus supplement.

The Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357, will sell all of its interest in the mortgage loans to the depositor on the closing date. The sponsor is an affiliate of Merrill Lynch Mortgage Investors, Inc., the depositor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties--The Sponsor" and "Affiliations and Relationships" in this prospectus supplement.

The Depositor: On the closing date, Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will assign all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders. The depositor is an affiliate of Merrill Lynch Mortgage Lending, Inc., the sponsor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties--The Depositor" and "Affiliations and Relationships" in this prospectus supplement and "Merrill Lynch Mortgage Investors, Inc." in the attached prospectus.

The Servicers of the Stack I Mortgage Loans: Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is (503) 223-5600 will service approximately 69.10% of the stack I mortgage loans and GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000 will service approximately 26.88% of the stack I mortgage loans. The remainder of the stack I mortgage loans will be serviced by various other servicers, none of whom will service more than 10% of the stack I mortgage loans. Merrill Lynch Mortgage Lending, Inc. as the owner of the servicing rights relating to the mortgage loans serviced by Wilshire Credit Corporation may replace Wilshire Credit Corporation as servicer as provided herein.

See "The Transaction Parties--The Servicers" and "The Servicer of the Stack I Mortgage Loans" in this prospectus supplement.

The Servicers of the Stack II Mortgage Loans: Countrywide Home Loans Servicing LP, a Texas limited partnership whose address is 7105 Corporate Drive, Plano, Texas 75024 and whose telephone number is (972) 526-6285, will service approximately 92.32% of the stack II mortgage loans. The remainder of the stack II mortgage loans will be serviced by various other servicers, none of whom will service more than 10% of the stack II mortgage loans. Merrill Lynch Mortgage Lending, Inc. as the owner of the servicing rights relating to the mortgage loans serviced by Wilshire Credit Corporation and PHH Mortgage Corporation may replace Wilshire Credit Corporation and PHH Mortgage Corporation as servicer as provided herein.

See "The Transaction Parties--The Servicers" and "The Servicers of the Stack II Mortgage Loans" in this prospectus supplement.

The following diagram illustrates the various parties involved in the transaction with respect to stack I and their respective functions:

                                  (FLOW CHART)

The following diagram illustrates the various parties involved in the transaction with respect to stack II and their respective functions:

                                  (FLOW CHART)

Rating Agencies. Fitch, Inc. and Moody's Investors Services, Inc. will issue the ratings with respect to the stack I certificates and Moody's Investors Services, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. will issue the ratings with respect to the stack II certificates.

                                 RELEVANT DATES

Cut-off Date: May 1, 2007.

Closing Date: May 30, 2007.

Distribution Date: The distribution date is the 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in June 2007. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

Record Date: With respect to the certificates, the record date will be the last business day of the month preceding the month of a distribution date (or, in the case of the first distribution date, the closing date).

Final Scheduled Distribution Date: The final scheduled distribution date for the offered certificates relating to stack I is the distribution date in May 2037 and the final scheduled distribution date for the offered certificates relating to stack II is the distribution date in June 2037, which, in the case of stack I, is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan in stack I and in the case of stack II is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan in stack II.

    THE MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST, SERIES 2007-AF1 MORTGAGE
                           PASS-THROUGH CERTIFICATES

The Merrill Lynch Alternative Note Asset Trust, Series 2007-AF1 mortgage pass-through certificates solely represent beneficial ownership interests in the issuing entity, the assets of which will consist primarily of first lien, fixed rate and adjustable rate Alt-A residential mortgage loans.

Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage group (or the related stack in the case of the subordinate certificates), each class of offered certificates will, subject to the limitations described in the succeeding paragraphs, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class certificate balance of such class immediately prior to such distribution date at the applicable certificate rate for the applicable interest accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

The interest accrual period for any distribution date and each class of certificates (other than the class 1AF-10, class 1AF-11, class 1AF-12 and class F-PO certificates) will be the period from and including the first day of the immediately preceding month, to and including, the last day of such month. The interest accrual period for any distribution date and for the class 1AF-10, class 1AF-11 and class 1AF-12 certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date. Calculations of interest on such certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

Interest will accrue on the offered certificates during each accrual period at a per annum rate equal to the rate for such class of certificates set forth in the tables on pages S-1 and S-3.

The class F-PO certificates are principal-only certificates and will not be entitled to distribution of interest.

See "Description of the Certificates--Distributions on the Stack I Certificates--Distributions of Interest on the Stack I Certificates" and "Distributions on the Stack II Certificates--Distributions of Interest on the Stack II Certificates" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the related mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

Generally, the class 1AF-1, class 1AF-2, class 1AF-3, class 1AF-4, class 1AF-5, class 1AF-6, class 1AF-7, class 1AF-8, class 1AF-9, class 1AF-10, class 1AF-11, class F-PO and class A-R certificates will receive principal payments on each distribution date in an amount equal to the principal collections from the group 1 mortgage loans for the related due period and the class 2AF-1 and class 2AF-2 certificates will receive principal payments on each distribution date in an amount equal to the principal collections from the group 2 mortgage loans for the related due period. The class MF and class BF certificates will receive principal collected both on the group 1 and group 2 mortgage loans.

Generally, unless certain performance triggers are satisfied, the stack I subordinate certificates will not receive principal prepayments until the distribution date in June 2012. From and after such distribution date, provided that certain tests are met, the stack I subordinate certificates will receive principal prepayments in an amount equal to their allocable share of the collections of principal from group 1 and group 2 for the related due period.

The class F-IO, class 1AF-12 and class AV-IO certificates are interest-only certificates and will not be entitled to distribution of principal.

Generally, the class AV certificates (other than the class AV-IO certificates) will receive principal payments on each distribution date in an amount equal to the principal collections from the stack II mortgage loans for the related due period.

Generally, unless certain performance triggers are satisfied, the class MV and class BV certificates will not receive principal prepayments until the distribution date in June 2014. From and after that distribution date, provided that certain tests are met, the class MV and class BV certificates will receive principal prepayments in an amount equal to their allocable share of the collections of principal from group 3 for the related due period.

See "Description of the Certificates--Distributions on the Stack I Certificates," "--Distributions of Principal on the Stack I Certificates," "--Distributions on the Stack II Certificates" and "--Distributions of Principal on the Stack II Certificates" in this prospectus supplement for more information.

                            PRIORITY OF DISTRIBUTIONS

To the extent of available funds, distributions on the certificates will be made on each distribution date from available principal and interest collections received during the related due period from the related mortgage group (in the case of the senior certificates) and the related stack (in the case of the subordinate certificates) and other available funds, in the following order of priority:

1. From the related mortgage group, to accrued and unpaid interest at the related pass-through rate on the senior certificates (other than the class F-PO certificates);

2. From the related mortgage group or subgroup, as applicable, to the senior certificates (other than the class 1AF-12, class F-IO and class AV-IO certificates), payments of principal in the manner and priority as described under "Description of the Certificates--Distributions of Principal on the Stack I Certificates" and "--Distributions of Principal on the Stack II Certificates" in this prospectus supplement.

3. From the aggregate interest and principal collections received in the related due period from the related mortgage group or subgroup, as applicable (after giving effect to distributions in 1 and 2 above), concurrently, as follows:

          (A) sequentially to the class MF-1, class MF-2, class MF-3, class BF-1, class BF-2 and class BF-3 certificates, in that order, in each case up to an amount equal to (i) first, accrued and unpaid interest for each such class at the respective pass-through rates and (ii) second, such class's pro-rata share of principal as described under "Description of the Certificates--Distributions of Principal on the Stack I Certificates--Allocation of the Stack I Subordinate Optimal Principal Amount" in this prospectus supplement, until their respective class certificate balances are reduced to zero; and

          (B) sequentially, to the class MV-1, class MV-2, class MV-3, class BV-1, class BV-2 and class BV-3 certificates, in that order, in each case up to an amount equal to (i) first, accrued and unpaid interest for each such class at the respective pass-through rates and (ii) second, such class's pro rata share of scheduled principal and principal prepayments as described under "Description of the Certificates--Distributions of Principal on the Stack II Certificates--Allocation of the Stack II Subordinate Optimal Principal Amount" in this prospectus supplement, until their respective class certificate balances are reduced to zero.

4. To the class A-R certificate, any remaining amount.

See "Description of the Certificates--Distributions on the Stack I Certificates" and --Distributions on the Stack II Certificates" in this prospectus supplement for more information.

                     NO CROSS-COLLATERALIZATION AMONG STACKS

There will be no cross-collateralization between the stacks of mortgage loans. If the senior certificates relating to one stack have been retired, then principal and interest payments on the mortgage loans in that stack will not be distributed to the remaining senior certificates relating to the other stack.

                  LIMITED CROSS-COLLATERALIZATION AMONG GROUPS

In certain very limited circumstances relating to a stack I mortgage group or subgroup, as applicable, experiencing disproportionately high realized losses, principal and interest collected from the other stack I mortgage group or subgroup, as applicable, may be applied to pay principal or interest, or both, to the senior certificates related to the group experiencing such condition.

Additionally, in certain very limited circumstances relating to a stack I mortgage group experiencing disproportionately rapid prepayments, principal and interest collected from such group may be applied to pay principal or interest, or both, to the senior certificates related to the other stack I mortgage group.

See "Risk Factors--No Cross-Collateralization Between the Mortgage Stacks; Limited Cross-Collateralization Between the Mortgage Groups" and "Description of the Certificates--Distributions on the Stack I Certificates" in this prospectus supplement for more information.

                    OPTIONAL TERMINATION OF THE CERTIFICATES

Subject to the restrictions described in this prospectus supplement, on any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in stack I is reduced to less than or equal to 10% of the aggregate principal balance of the mortgage loans in stack I as of the cut-off date or aggregate outstanding principal balance of the mortgage loans in stack II is reduced to less than or equal to 10% of the aggregate principal balance of the mortgage loans in stack II as of the cut-off date (each, an "optional termination date"), the master servicer may purchase all of the mortgage loans contained in such stack, which similarly would result in the termination of the stack.

See "Description of the Certificates--Optional Termination of the Certificates" in this prospectus supplement.

                                  DENOMINATIONS

The issuing entity will issue the offered certificates (other than the class A-R certificate) in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single class A-R certificate will be issued in definitive form in a $100 denomination.

                             BOOK-ENTRY REGISTRATION

The issuing entity will initially issue the offered certificates (other than the class A-R certificate) in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./1AF- in Europe, or indirectly through participants in these systems.

You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances.

See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

                               CREDIT ENHANCEMENT

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement will consist of subordination, the shifting interest structure described herein and the application of realized losses to certain classes of certificates.

Subordination. The subordinate certificates in each stack will provide credit enhancement for the senior certificates related to such stack. In addition, the class MF-1 certificates will have a payment priority over the class MF-2, class MF-3, class BF-1, class BF-2 and class BF-3 certificates; the class MF-2 certificates will have a payment priority over the class MF-3, class BF-1, class BF-2 and class BF-3 certificates; and the class MF-3 certificates will have a payment priority over the class BF-1, class BF-2 and class BF-3 certificates. Similarly, the class MV-1 certificates will have a payment priority over the class MV-2, class MV-3, class BV-1, class BV-2 and class BV-3 certificates; the class MV-2 certificates will have a payment priority over the class MV-3, class BV-1, class BV-2 and class BV-3 certificates; and the class MV-3 certificates will have a payment priority over the class BV-1, class BV-2 and class BV-3 certificates.

Shifting Interest. In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates in the related group or subgroup, as applicable, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a mortgage group or subgroup, as applicable, will be allocated to the related senior certificates to the extent described in this prospectus supplement during the first five years after the cut-off date with respect to the stack I certificates and during the first seven years after the cut-off date with respect to the stack II certificates, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each group as a whole while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest of the principal balance of the mortgage loans that the subordinate certificates evidence.

See "Description of the Certificates--Stack I Subordinate Certificates and Shifting Interests" and "Description of the Certificates--Stack II Subordinate Certificates and Shifting Interests" in this prospectus supplement.

Application of Realized Losses. If the mortgage loans in a stack experience losses, then the principal amount of the class of related subordinate certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the applicable subordination of the related subordinate certificates is insufficient to absorb losses in a mortgage group, then the related senior certificates will be allocated such losses and may never receive all of their principal payments.

See "Description of the Certificates--Allocation of Losses on the Stack I Certificates; Subordination" and "Description of the Certificates--Allocation of Losses on the Stack II Certificates; Subordination" in this prospectus supplement.

                              CLASS P CERTIFICATES

The class P certificates will be entitled to receive prepayment charges paid by borrowers upon voluntary full or partial prepayment of certain of the mortgage loans.

These amounts will not be available for distribution to other classes of certificates.

The class P certificates are not offered by this prospectus supplement.

                               THE MORTGAGE LOANS

Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage group as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

Stack I. As of the cut-off date, stack I consisted of 1,409 mortgage loans having a total principal balance of approximately $427,212,996.66. The mortgage interest rates of the stack I mortgage loans are fixed.

Group 1 Characteristics. As of the cut-off date, group 1 consisted of 1,338 mortgage loans having a total principal balance of approximately $408,803,806.48 (or approximately 95.69% of the aggregate cut-off date balance of the stack I mortgage loans). The mortgage interest rates of the group 1 mortgage loans are fixed.

Group 2 Characteristics. As of the cut-off date, group 2 consisted of 71 mortgage loans having a total principal balance of approximately $18,409,190.18 (or approximately 4.31% of the aggregate cut-off date balance of the stack I mortgage loans). The mortgage interest rates of the group 2 mortgage loans are fixed.

Stack II. As of the cut-off date, stack II consisted of 429 mortgage loans having a total principal balance of approximately $266,045,993.70. The mortgage interest rates of the stack II mortgage loans are adjustable.

See "Description of the Mortgage Groups" in this prospectus supplement.

Summary of Statistical Data. The following table summarizes the characteristics of the mortgage loans by stack and by group as of the cut-off date. Tabular information concerning the characteristics of the mortgage loans in each mortgage group as of the cut-off date can be found at "Description of the Mortgage Groups--Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

Stack I Outstanding Principal Balance:                           $427,212,996.66
Group 1                                                          $408,803,806.48
Group 2                                                          $ 18,409,190.18
Stack II Outstanding Principal Balance:                          $   266,045,994

Stack I Number of Mortgage Loans:                                          1,409
Group 1                                                                    1,338
Group 2                                                                       71
Stack II Number of Mortgage Loans:                                           429

Stack I Average Current Balance:                                 $       303,203
Group 1                                                          $       305,533
Group 2                                                          $       259,284
Stack II Average Current Balance:                                $       620,154

Stack I Weighted Average Mortgage Interest Rate:                           6.706%
Group 1                                                                    6.700%
Group 2                                                                    6.825%
Stack II Weighted Average Mortgage Interest Rate:                          6.471%

Stack I Weighted Average Gross Margins:                                      N/A
Stack II Weighted Average Gross Margins:                                   2.308%

Stack I Weighted Average Original Term to Maturity:                   352 months
Group 1                                                               360 months
Group 2                                                               180 months
Stack II Weighted Average Original Term to Maturity:                  360 months

Stack I Weighted Average Remaining Term to Maturity:                  348 months
Group 1                                                               356 months
Group 2                                                               175 months
Stack II Weighted Average Remaining Term to Maturity:                 358 months

                          SUBGROUPS RELATING TO GROUP 1

Solely for purposes of allocating principal distributions and losses with respect to principal among the class 1AF certificates, the group 1 mortgage loans will be divided into three separate subgroups, subgroup 1, subgroup 2 and subgroup 3. Generally, with certain limited exceptions, the class A-R, class 1AF-1, class 1AF-2 and class 1AF-3 certificates will receive payments of principal from collections of principal on subgroup 1, the class 1AF-4, class 1AF-5, class 1AF-6, class 1AF-7, class 1AF-8 and class 1AF-9 certificates will receive payments of principal from collections of principal on subgroup 2, and the class 1AF-10 and class 1AF-11 certificates will receive payments of principal from collections of principal on subgroup 3.

Subgroup 1 will include 100% of the principal balance of each group 1 mortgage loan with a net mortgage rate less than or equal to 5.75% per annum.

A portion of the principal balance of each group 1 mortgage loan with a net mortgage rate greater than 5.75% per annum and less than 6.00% per annum will be allocated to subgroup 1 and subgroup 2 as follows:

                        portion allocable to subgroup 1:

                                  (     net mortgage rate - 5.75% )
              principal balance x ( 1 - ------------------------- )
                                  (               0.25%           )

                        portion allocable to subgroup 2:

                                    ( net mortgage rate - 5.75% )
                principal balance x ( ------------------------- )
                                    (           0.25%           )

A portion of the principal balance of each group 1 mortgage loan with a net mortgage rate greater than or equal to 6.00% per annum and less than 7.00% per annum will be allocated to subgroup 2 and subgroup 3 as follows:

                        portion allocable to subgroup 2:

                                  (     net mortgage rate - 6.00% )
              principal balance x ( 1 - ------------------------- )
                                  (               1.00%           )

                        portion allocable to subgroup 3:

                                    ( net mortgage rate - 6.00% )
                principal balance x ( ------------------------- )
                                    (           1.00%           )

Subgroup 3 will include 100% of the principal balance of each group 1 mortgage loan with a net mortgage rate greater than or equal to 7.00% per annum.

We expect the subgroups to have the following approximate characteristics as of May 1, 2007:

Subgroup 1

Number of Mortgage Components                                               253
Aggregate Unpaid Principal Balance (1)                             $104,801,182
Range of Mortgage Rates                                         5.300% to 6.750%
Weighted Average Mortgage Rate                                            5.643%
Range of Remaining Terms to Stated Maturity            235 months to 358 months
Weighted Average Remaining Term to Stated Maturity                   354 months
Weighted Average Loan Age (2)                                          5 months
Range of Original Loan-to-Value Ratios                          19.79% to 95.00%
Weighted Average Original Loan-to-Value Ratio                             67.44%
Weighted Average Credit Score (3)                                           747
Percentage of Interest-Only Loans                                         19.88%

----------
(1) Based on payments actually received (or scheduled to be received) on each group 1 mortgage loan (exclusive of interest-only loans) as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage components in subgroup 1 (approximately 100%) that were scored.

Subgroup 2

Number of Mortgage Components                                               578
Aggregate Unpaid Principal Balance (1)                             $104,623,596
Range of Mortgage Rates                                         6.050% to 8.375%
Weighted Average Mortgage Rate                                            6.551%
Range of Remaining Terms to Stated Maturity            230 months to 359 months
Weighted Average Remaining Term to Stated Maturity                   356 months
Weighted Average Loan Age (2)                                          4 months
Range of Original Loan-to-Value Ratios                           7.65% to 95.00%
Weighted Average Original Loan-to-Value Ratio                             73.27%
Weighted Average Credit Score (3)                                           719
Percentage of Interest-Only Loans                                         33.04%

----------
(1) Based on payments actually received (or scheduled to be received) on each group 1 mortgage loan (exclusive of interest-only loans) as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage components in subgroup 2 (approximately 100%) that were scored.

Subgroup 3

Number of Mortgage Components                                             1,059
Aggregate Unpaid Principal Balance (1)                             $199,379,029
Range of Mortgage Rates                                         6.269% to 8.875%
Weighted Average Mortgage Rate                                            7.334%
Range of Remaining Terms to Stated Maturity            230 months to 359 months
Weighted Average Remaining Term to Stated Maturity                   357 months
Weighted Average Loan Age (2)                                          3 months
Range of Original Loan-to-Value Ratios                           7.65% to 95.00%
Weighted Average Original Loan-to-Value Ratio                             77.00%
Weighted Average Credit Score (3)                                           693
Percentage of Interest-Only Loans                                         50.39%

----------
(1) Based on payments actually received (or scheduled to be received) on each group 1 mortgage loan (exclusive of interest-only loans) as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage components in subgroup 3 (approximately 100%) that were scored.

Before we issue the certificates, we may remove some mortgage loans from the mortgage pool. We also may substitute other mortgage loans for some mortgage loans. This may result in changes in the mortgage pool and subgroup characteristics shown above and could affect the weighted average lives and yields of the certificates.

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The sponsor has made certain representations and warranties concerning the mortgage loans. The benefit of those representations and warranties will be assigned to the depositor and by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans in the issuing entity will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of such breach, the sponsor will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the issuing entity because of a breach of a representation or warranty, (a) the substitution must take place within two years from the closing date and (b) a mortgage loans that is materially similar to the deleted mortgage loan must be available for substitution.

See "Description of the Mortgage Groups--Assignment of the Mortgage Loans" in this prospectus supplement.

                               FEES AND EXPENSES

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated on the outstanding principal balance of the mortgage loans serviced by that servicer. The master servicer will receive as compensation the investment income on funds held in the master servicer collection account. The securities administrator will receive as compensation the investment income on funds held in the distribution account. Fees, expenses, indemnity amounts and any other amounts due to the servicers, the securities administrator, the trustee and the master servicer will be reimbursed before payments are made on the certificates.

See "Administration of the Trust Fund--Fees and Expenses of the Issuing Entity" in this prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

Each servicer is generally obligated to make monthly advances of cash to the master servicer (to the extent such monthly advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. Each servicer will be entitled to reimburse itself for any such monthly advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if a servicer makes monthly advances that are nonrecoverable from future payments and collections on the related mortgage loan, such servicer will be entitled to reimbursement for such monthly advances prior to any distributions to certificateholders. In the event that a servicer fails to remit any required monthly advance in the amount of time specified by the related servicing agreement, the master servicer is generally obligated to advance (to the extent such monthly advances are deemed recoverable) such amounts to the extent provided in the pooling and servicing agreement.

Each servicer will also make interest payments to the master servicer to compensate in part for any shortfall in interest payments on the certificates that results from a mortgagor prepaying a mortgage loan in full. In addition, the servicers may be required to make interest payments to the master servicer to compensate in part for shortfalls in interest payments on the certificates that result from a mortgagor prepaying a mortgage loan in part. However, the amount of such payments will generally not exceed a specified percentage of the servicing fees payable to the servicers for the related due period. The master servicer as successor servicer will generally be obligated to make such interest payments in the event that the related servicer is required to and fails to do so to the extent provided in the pooling and servicing agreement.

See "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                        FEDERAL INCOME TAX CONSEQUENCES

The securities administrator will elect to treat all or a part of the assets of the issuing entity as comprising multiple REMICs in a tiered structure for federal income tax purposes. Each of the offered certificates, other than the class A-R certificate, will represent ownership of one or more "regular interests" in a REMIC and the class A-R certificate will represent the sole class of residual interest in each of the REMICs.

There are restrictions on the types of investors that are permitted to purchase the class A-R certificate.

See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus.

                                  ERISA MATTERS

Subject to important considerations described under "ERISA Matters" in this prospectus supplement and under "ERISA Considerations" in the accompanying prospectus, the offered certificates, other than the class A-R certificate, will be eligible for acquisition by persons investing assets of employee benefit plans or individual retirement accounts. The class A-R certificate will not be eligible for acquisition by any such plan or account.

See "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

                              EXCHANGE ACT FILINGS

The issuing entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors, Inc." (Commission file no. 333-140436). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at

100 F Street, N.E., Washington, D.C. 205449. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

                                LEGAL INVESTMENT

Generally, the offered certificates that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The other offered certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the offered certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities.

See "Legal Investment" in the prospectus.

                                     RATINGS

The stack I certificates offered by this prospectus supplement will initially have the following ratings from Fitch, Inc. and Moody's Investors Service, Inc.

CLASS    FITCH   MOODY'S
-----    -----   -------
 1AF-1    AAA      Aaa
 1AF-2    AAA      Aaa
 1AF-3    AAA      Aaa
 1AF-4    AAA      Aaa
 1AF-5    AAA      Aaa
 1AF-6    AAA      Aaa
 1AF-7    AAA      Aaa
 1AF-8    AAA      Aaa
 1AF-9    AAA      Aaa
1AF-10    AAA      Aaa
1AF-11    AAA      Aaa
1AF-12    AAA      Aaa
 2AF-1    AAA      Aaa
 2AF-2    AAA      Aaa
 F-PO     AAA      Aaa
 F-IO     AAA      Aaa
  A-R     AAA      N/R
 MF-1      AA      N/R
 MF-2      A       N/R
 MF-3     BBB      N/R

The stack II certificates offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

CLASS   MOODY'S   S&P
-----   -------   ---
 AV-1     Aaa     AAA
 AV-2     Aaa     AAA
 AV-3     Aa1     AAA
AV-IO     Aaa     AAA
 MV-1     Aa2      AA
 MV-2      A2      A
 MV-3     Baa2    BBB

- These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

- The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

- The designation "N/R" means that the specified rating agency will not publicly rate this class of certificates.

See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS SECTION IS BASED ON THE MORTGAGE GROUP OR GROUPS AS CONSTITUTED ON THE CUT-OFF DATE.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF THE CERTIFICATES

     You should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

     In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

     Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher delinquency rates. These general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related mortgage group or subgroup, in the case of the senior certificates, or the related stack, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

     -    the amortization schedules of the mortgage loans; and

     - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

          -    refinancing by borrowers;

          -    liquidations of defaulted loans by the servicer; and

          - repurchases of mortgage loans by the related originator or the sponsor as a result of defective documentation or breaches of representations and warranties.

     In addition, Wilshire Credit Corporation may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal payments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

     In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the termination a stack of mortgage loans through the master servicer exercising its right to purchase a stack of mortgage loans on or after the initial optional termination date.

     In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

     Approximately 79.58% of the stack I mortgage loans and approximately 60.07% of the stack II mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment charge. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     - If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

     - If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

     - If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

     - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

     - With respect to stack I, the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of stack I senior certificates relative to the classes of stack I subordinate certificates. With respect to stack II, the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of stack II senior certificates relative to the classes of stack II subordinate certificates.

     If you purchase any of the certificates (other than the class 1AF-12, class F-IO or class AV-IO certificates) at a discount, particularly the class F-PO certificates, you should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield. See "Yield, Prepayment and Maturity Considerations--Yield Prepayment and Maturity Considerations with respect to the Stack I Certificates" and "--Yield Prepayment and Maturity Considerations with respect to the Stack II Certificates." In particular, the yield to maturity of the class F-PO certificates will be extremely sensitive to the rate and timing of principal payments on the group 1 mortgage loans with net mortgage rates less than 5.75% per annum and the group 2 mortgage loans with net mortgage rates less than 6.50% per annum. See "Yield, Prepayment and Maturity Considerations--Yield Prepayment and Maturity Considerations with respect to the Stack I Certificates."

     The yield to investors in the Class 1AF-12 Certificates will be highly sensitive to LIBOR and increases in LIBOR will have a negative effect on the yield to investors in the Class 1AF-12 Certificates. Investors in the Class 1AF-12 Certificates should understand that if LIBOR is greater than or equal to 6.650% per annum, the Class 1AF-12 Certificates will accrue interest at their minimum Certificate Rate of 0.0% per annum. Investors in the Class 1AF-12 Certificates should also consider the risk that if LIBOR is higher than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield. Further, based on the Modeling Assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates, could produce a negative yield to investors in the Class 1AF-12 Certificates. See "Prepayment and Yield Considerations--Yield Considerations with Respect to the Class 1AF-12 Certificates."

     If you purchase any certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments(including prepayments, liquidations, repurchases and defaults) on the related mortgage loans will result in an actual yield that is lower than your expected yield. See "Yield, Prepayment and Maturity Considerations--Yield Prepayment and Maturity Considerations with respect to the Stack I Certificates" and "--Yield Prepayment and Maturity Considerations with respect to the Stack II Certificates." In particular, the class F-IO or class AV-IO certificates will be highly sensitive to the rate and timing of principal payments on the stack I or stack II mortgage loans, respectively. If you purchase the class F-IO or class AV-IO certificates, you should fully consider the risk that a rapid rate of principal payments on the mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might fail to recoup your initial investment. The yield to maturity of the class F-IO certificates will be extremely sensitive to the rate and timing of principal payments on the group 1 mortgage loans with net mortgage rates higher than or equal to 7.00% per annum and the group 2 mortgage loans with net mortgage rates higher than or equal to 6.50% per annum. See "Yield, Prepayment and Maturity Considerations--Yield Prepayment and Maturity Considerations with respect to the Stack I Certificates."

     See "Yield, Prepayment and Maturity Considerations--Yield, Prepayment and Maturity Considerations with respect to the Stack I Certificates" "--Yield, Prepayment and Maturity Considerations with respect to the Stack II Certificates" and "Description of the Certificates--Distributions on the Stack I Certificates--Distributions of Principal on the Stack I Certificates" and "Distributions on the Stack II Certificates--Distributions of Principal on the Stack II Certificates" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

     Approximately 38.13% of the group 1 mortgage loans, none of the group 2 mortgage loans, and approximately 90.33% of the group 3 mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of five or ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to such mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

     Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five or ten years of the term of the mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

     See "Description of the Mortgage Groups" in this prospectus supplement.

     As of the cut-off date, the principal balances of 10 of the mortgage loans in group 1, none of the mortgage loans in group 2, and 36 of the mortgage loans in group 3 (representing approximately 3.72% and 19.25%, respectively, of the group 1 and group 3 cut-off date principal balance) were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each group.

NO CROSS-COLLATERALIZATION BETWEEN THE MORTGAGE STACKS; LIMITED
CROSS-COLLATERALIZATION BETWEEN CERTAIN OF THE MORTGAGE GROUPS AND THE SUBGROUPS

     Interest and principal on the senior certificates will be payable solely out of amounts collected in respect of the mortgage loans in the related mortgage stack. If the senior certificates relating to one stack have been retired, then principal and interest payments on the mortgage loans in that stack will not be distributed to the remaining senior certificates relating to the other stack.

     In addition, with limited exceptions described in "Description of the Certificates--Distributions on the Stack I Certificates" interest and principal on the stack I senior certificates will be payable solely out of amounts collected in respect of the mortgage loans in the related mortgage group or subgroup. For example, collections from group 1 will generally only be available to make distributions to the class 1AF, class F-IO, class F-PO and class A-R certificates, but not to the class 2AF certificates. On the other hand, collections from each mortgage group in stack I will be available to make distributions to the subordinate certificates related to that stack.

     Because the subordinate certificates represent interests in each mortgage group and, if applicable, each subgroup, in the related stack, the class certificate balances of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the mortgage groups or subgroups in the related stack. Therefore, the allocation of realized losses on the mortgage loans or subgroups in one group to the related subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates in the related stack, including the senior certificates related to any mortgage group or subgroup in the related stack that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to a mortgage group or subgroup in such stack that did not suffer those previous losses.

LIMITED RECOURSE

     Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, any originator, the sponsor, the master servicer, the securities administrator, any servicer, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

     The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates in the related stack with more junior payment priority, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses with respect to a particular stack, then holders of more senior classes of certificates related to such stack will incur losses and may never receive all of their principal. You should consider the following:

          - if you buy a class MF-3 certificate and losses on the mortgage loans exceed the total principal amount of the class BF-1, class BF-2 and class BF-3 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class MF-3 certificates by the amount of that excess;

          - if you buy a class MV-3 certificate and losses on the mortgage loans exceed the total principal amount of the class BV-1, class BV-2 and class BV-3 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class MV-3 certificates by the amount of that excess;

          - if you buy a class MF-2 certificate and losses on the mortgage loans exceed the total principal amount of the class MF-3, class BF-1, class BF-2 and class BF-3 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class MF-2 certificates by the amount of that excess;

          - if you buy a class MV-2 certificate and losses on the mortgage loans exceed the total principal amount of the class MV-3, class BV-1, class BV-2 and class BV-3 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class MV-2 certificates by the amount of that excess;

          - if you buy a class MF-1 certificate and losses on the mortgage loans exceed the total principal amount of the class MF-2, class MF-3, class BF-1, class BF-2 and class BF-3 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class MF-1 certificates by the amount of that excess;

          - if you buy a class MV-1 certificate and losses on the mortgage loans exceed the total principal amount of the class MV-2, class MV-3, class BV-1, class BV-2 and class BV-3 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class MV-1 certificates by the amount of that excess;

          - after the aggregate class certificate balance of the subordinate certificates has been reduced to zero with respect to a particular stack, losses realized on the mortgage loans in a mortgage group or subgroup in that stack will reduce the class certificate balances of the related senior certificates (other than the class F-IO and class AV-IO certificates); provided, however, that any portion of any realized loss that would otherwise be allocated to the class 1AF-4 certificates will instead be allocated first to the class 1AF-5 certificates until the class certificate balance thereof has been reduced to zero, any portion of any realized loss that would otherwise be allocated to the class 1AF-6 certificates will instead be allocated first to the class 1AF-7 certificates until the class certificate balance thereof has been reduced to zero, any portion of any realized loss that would otherwise be allocated to the class 1AF-10 certificates will instead be allocated first to the class 1AF-11 certificates until the class certificate balance thereof has been reduced to zero, any portion of any realized loss that would otherwise be allocated to the class 2AF-1 certificates will instead be allocated first to the class 2AF-2 certificates until the class certificate balance thereof has been reduced to zero and any portion of any realized loss that would otherwise be allocated to the class AV-1 certificates will instead be allocated first to the class AV-2 certificates until the class certificate balance thereof has been reduced to zero.

     See "Description of the Certificates--Stack I Subordinate Certificates and Shifting Interests" and "Description of the Certificates--Allocation of Losses on the Stack II Certificates; Subordination" in this prospectus supplement.

ADDITIONAL SUBORDINATE LIENS ON THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Certain of the mortgage loans may have been originated simultaneously with a second lien mortgage loan. These second lien mortgage loans are not to be included in the trust fund. With respect to mortgage loans that have junior lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them because mortgagors have less equity in the mortgaged property. Further, a servicer may declare a default on the junior lien mortgage loan even though the first lien mortgage loan is current, which would constitute a default on the first lien mortgage loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originators, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property was also encumbered by a second lien mortgage loan to a mortgagee other than the related originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loans from the originators or from any other lender.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

CASH FLOW CONSIDERATIONS AND RISKS

     The related mortgage loans, the related mortgaged property and other assets of a particular stack are the sole source of payments on the certificates relating to that stack. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction, in either case as it relates to the relevant mortgage stack. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies.

     See "Ratings" in this prospectus supplement.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

     The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc., Countrywide Home Loans Servicing LP or any other servicer of the mortgage loans, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc., Countrywide Home Loans Servicing LP or any other servicer of the mortgage loans (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the related mortgage loans, including the delinquency experience of the related mortgage loans.

DELINQUENCIES DUE TO SERVICING TRANSFER

     Merrill Lynch Mortgage Lending, Inc., the sponsor, owns the servicing rights for the mortgage loans serviced by Wilshire Credit Corporation and PHH Mortgage Corporation. After the Closing Date, Merrill Lynch Mortgage Lending, Inc. may transfer the servicing on such mortgage loans at any time in accordance with the provisions of the pooling and servicing agreement.

     All transfers of servicing involve some risk of disruption on collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of the disruptions associated with the transfer of servicing or as to the resulting effects on the yields of the mortgage loans serviced by Wilshire Credit Corporation or PHH Mortgage Corporation.

     See "Description of the Certificates--Servicing of the Mortgage Loans--Servicing Transfer" in this prospectus supplement.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

     - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related stack;

     - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related mortgage group or subgroup and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

     - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations--Yield, Prepayment and Maturity Considerations with respect to the Stack I Certificates" and "--Yield, Prepayment and Maturity Considerations with respect to the Stack II Certificates" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

     As of the cut-off date, approximately 16.91%, 15.35%, 9.59% and 8.45% of the mortgaged properties relating to stack I were located in California, Massachusetts, Florida and New York, respectively, and approximately 48.24% and 11.77% of the mortgage properties relating to stack II were located in California and Florida, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in these states, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California and Florida, may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

     See "Description of the Mortgage Groups--Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

CERTAIN OF THE OFFERED CERTIFICATES LACK SMMEA ELIGIBILITY AND MAY LACK LIQUIDITY, WHICH MAY LIMIT YOUR ABILITY TO SELL

     The underwriter intends to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. Generally, the class MF-2, class MF-3, class MV-2, class MV-3, class BF and class BV certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these classes of the offered certificates, thereby limiting the market for such offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as these classes of offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

CREDIT SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

     Investors should be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. The credit score used for the purpose of this prospectus supplement is the FICO score. The FICO score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although FICO scores are based solely on the information at the particular credit repository, FICO scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

MERRILL LYNCH MORTGAGE LENDING, INC. MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

     Merrill Lynch Mortgage Lending, Inc. has made various representations and warranties to Merrill Lynch Mortgage Investors, Inc. with respect to the mortgage loans. These representations are summarized in "Description of the Agreements--Representations and Warranties; Repurchases" in the prospectus.

     If Merrill Lynch Mortgage Lending, Inc. fails to cure in a timely manner a material breach of its representations and warranties with respect to any mortgage loan sold by it, then Merrill Lynch Mortgage Lending, Inc. would be required to repurchase or substitute for the defective mortgage loan. It is possible that Merrill Lynch Mortgage Lending, Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of Merrill Lynch Mortgage Lending, Inc. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans remaining in the mortgage pool to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur and you may incur a loss.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

     There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the offered certificates, although they may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

     The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

     Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates may be limited due to lack of physical certificates.

     Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by Wells Fargo Bank, N.A. to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicers to damages and administrative enforcement.

     See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          - limit the ability of the servicers to collect principal, interest and servicing advances on the mortgage loans,

          -    provide the borrowers with a right to rescind the mortgage loans,

          - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

          - subject the issuing entity to actual or alleged liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

     In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted mortgage loan. Various jurisdictions have considered or are currently considering such actions and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinate certificates. See "Certain Legal Aspects of Mortgage Loans - Foreclosure" in the prospectus.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers are not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     The sponsor does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

     See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

     Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicers may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the mortgage.

LIMITED OBLIGATIONS

     The assets of the issuing entity relating to a particular stack are the sole source of payments on the certificates relating to such stack. The certificates are not the obligations of any other entity. None of the sponsor, the depositor, the underwriter, the trustee, the servicers, the master servicer and the securities administrator or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

     Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, the mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The following is a summary description of the Mortgage Loans in the Mortgage Stacks as of May 1, 2007 (the "CUT-OFF DATE"). The information presented herein does not take into account any Mortgage Loans that have been or may be prepaid in full or have been or may be removed because of incomplete documentation or otherwise from the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Stacks as of the Closing Date.

     Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, some or all of a Mortgage Group or some or all of a Mortgage Stack, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the aggregate, of a particular Mortgage Group or of a particular Mortgage Stack as of the Cut-off Date.

     At the Cut-off Date, the assets of the Issuing Entity consisted of two stacks of Mortgage Loans, described herein as "STACK I" and "STACK II," and each, a "STACK."

     At the Cut-Off Date, Stack I consisted of two groups ("GROUP 1" and "GROUP 2", respectively, and each a "STACK I MORTGAGE GROUP" ) of conventional, fixed rate mortgage loans (the "STACK I MORTGAGE LOANS") secured by first liens on one- to four-family residential properties, including condominiums and planned unit developments (each, a "STACK I MORTGAGED PROPERTY"), substantially all of which have original terms to maturity of 30 years, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $427,212,996.66 (the "STACK I AGGREGATE CUT-OFF DATE BALANCE").

     At the Cut-Off Date, Stack II consisted of one group ("GROUP 3" and collectively with Group 1 and Group 2, the "MORTGAGE GROUPS") of conventional, adjustable rate mortgage loans (the "STACK II MORTGAGE LOANS," and, collectively with the Stack I Mortgage Loans, the "MORTGAGE LOANS") secured by first liens on one- to four-family residential properties, including condominiums, planned unit developments and townhouses (each, a "STACK II MORTGAGED PROPERTY," and each, collectively with the Stack I Mortgaged Properties, the "MORTGAGED PROPERTIES"), substantially all of which have original terms to maturity of 30 years, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $266,045,993.70 (the "STACK II AGGREGATE CUT-OFF DATE BALANCE").

     The Mortgage Loans have been segregated into Stack I and Stack II for the purpose of allocating distributions among the Certificates. The Mortgage Loans have been further segregated into Group 1, Group 2 and Group 3 for the purpose of allocating distributions among the Senior Certificates relating to each Stack. Each Mortgage Group has the characteristics described below.

     Stack I consists of 1,409 Mortgage Loans (the "STACK I MORTGAGE LOANS") having a Cut-off Date balance of approximately $427,212,996.66. The Stack I Mortgage Loans are fixed rate mortgage loans. As of the Cut-off Date, with respect to the Mortgage Loans in Stack I, the weighted average Mortgage Rate was approximately 6.706% per annum, the weighted average remaining term to maturity was approximately 348 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 108 months.

     Group 1 consists of 1,338 Mortgage Loans (the "GROUP 1 MORTGAGE LOANS"), having a Cut-off Date Balance of approximately $408,803,806.48 (approximately 95.69% of the Stack I Aggregate Cut-off Date Balance). As of the Cut-off Date and with respect to the Group 1 Mortgage Loans, the weighted average Mortgage Rate was approximately 6.700% per annum, the weighted average remaining term to maturity was approximately 356 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 108 months.

     Group 2 consists of 71 Mortgage Loans (the "GROUP 2 MORTGAGE LOANS"), having a Cut-off Date balance of approximately $18,409,190.18 (approximately 4.31% of the Stack I Aggregate Cut-off Date Balance). As of the Cut-off Date and with respect to the Group 2 Mortgage Loans, the weighted average Mortgage Rate was approximately 6.825% per annum, the weighted average remaining term to maturity was approximately 175 months.

     Stack II consists of 429 Mortgage Loans, having a Cut-off Date balance of approximately $266,045,993.70. Approximately 15.46% of the Stack II Mortgage Loans are Six-Month LIBOR indexed, approximately 84.35% of the Stack II Mortgage Loans are One-Year LIBOR indexed and approximately 0.19% of the Stack II Mortgage Loans are One-Year Treasury indexed. As of the Cut-off Date, with respect to the Mortgage Loans in Stack II, the weighted average Mortgage Rate was approximately 6.471% per annum, the weighted average Gross Margin was approximately 2.308% per annum, the weighted average remaining term to maturity was approximately 358 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 106 months.

     Approximately 37.38%, 28.41% and 26.88% of the Stack I Mortgage Loans were originated by American Home Loan Mortgage Corp., Mortgage Lenders Network USA, Inc. and GreenPoint Mortgage Funding, Inc., respectively. The remainder of the Stack I Mortgage Loans were originated by various other originators, none of which originated 10% or more of the Stack I Mortgage Loans.

     Approximately 92.32% of the Stack II Mortgage Loans were originated by Countrywide Home Loans Inc. The remainder of the Stack II Mortgage Loans were originated by various other originators, none of which originated 10% or more of the Stack II Mortgage Loans.

     None of the Stack I Mortgage Loans and approximately 1.80% of the Stack II Mortgage Loans are assumable upon transfer or sale of the Mortgaged Property.

     After an initial fixed rate period of generally five or ten years (the "INITIAL PERIOD"), each Stack II Mortgage Loan provides for semi-annual or annual adjustment to the interest rate specified in the mortgage note for the related Mortgage Loan (the "MORTGAGE RATE") and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE"). On each Adjustment Date, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the related index (the "INDEX") and a fixed percentage amount (the "GROSS MARGIN"); provided, however, that the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than (i) 1.00% per annum with respect to 3.45% of the Group 3 Mortgage Loans and
(ii) 2.00% per annum with respect to 96.55% of the Group 3 Mortgage Loans on any related Adjustment Date other than on the first Adjustment Date (each such variance, a "PERIODIC RATE CAP") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "MAXIMUM MORTGAGE RATE") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "MINIMUM MORTGAGE RATE"). Effective with the first monthly payment due on substantially all of the Stack II Mortgage Loans after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.

     Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 10%.

     None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans were acquired by the Sponsor from the Originators pursuant to purchase agreements between the Sponsor or one of its affiliates and the applicable Originator (each, a "PURCHASE AGREEMENT"). Such Mortgage Loans will be assigned to the Issuing Entity by the Depositor, which, in turn, will acquire them from the Sponsor pursuant to a mortgage loan purchase agreement with respect to each stack (collectively, the "MORTGAGE LOAN PURCHASE AGREEMENT") between the Depositor and the Sponsor. The Mortgage Loans were originated or acquired by the various Originators in accordance with their respective underwriting standards.

     Substantially all of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). Approximately 79.58% of the Stack I Mortgage Loans and approximately 60.07% of the Stack II Mortgage Loans may be prepaid in whole or in part at any time without payment of a prepayment charge.

     The Stack I Mortgage Loans were originated from September 2003 through March 2007. The Stack II Mortgage Loans were originated from December 2004 through April 2007.

     No more than approximately 0.55% of the Stack I Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. No more than approximately 1.33% of the Stack II Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The latest stated maturity date of any Stack I Mortgage Loan is April 2037 and the latest stated maturity date of any Stack II Mortgage Loan is May 2037.

     As of the Cut-off Date, none of the Mortgage Loans was 30 or more days delinquent.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Stack I Mortgage Loans was approximately 6.706% per annum, the weighted average remaining term to maturity was approximately 348 months, and the weighted average interest-only remaining term was approximately 108 months.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Stack II Mortgage Loans was approximately 6.471% per annum, the weighted average Gross Margin was approximately 2.308% per annum, the weighted average remaining term to maturity was approximately 358 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 106 months.

     Approximately 3.03% of the Stack I Mortgage Loans had a Loan-to-Value Ratio at origination of more than 80%. Approximately 1.45% of the Stack II Mortgage Loans had a Loan-to-Value Ratio at origination of more than 80%.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     As set forth in the "Credit Scores" tables in Annex II hereto, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date set forth in Annex II to this prospectus supplement (the "PROSPECTUS SUPPLEMENT").

TABULAR CHARACTERISTICS OF THE STACK I MORTGAGE POOL

     The Stack I Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Stack I Mortgage Loans .........................              1,409
Total Stated Principal Balance ...........................   $ 427,212,996.66
Mortgage Rates:
   Weighted Average ......................................              6.706%
   Range .................................................    5.300% to 8.875%
Weighted Average Remaining Term to Maturity (in months) ..                348

     The Stated Principal Balances of the Stack I Mortgage Loans ranged from approximately $23,958 to approximately $2,317,817. The Stack I Mortgage Loans had an average Stated Principal Balance of approximately $303,203.

     The weighted average Loan-to-Value Ratio at origination of the Stack I Mortgage Loans was approximately 73.44%, and no Stack I Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 0.55% of the Stack I Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

TABULAR CHARACTERISTICS OF THE GROUP 1 MORTGAGE LOANS

     The Group 1 Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group 1 Mortgage Loans .........................              1,338
Total Stated Principal Balance ...........................   $ 408,803,806.48
Mortgage Rates:
   Weighted Average ......................................              6.700%
   Range .................................................    5.300% to 8.875%
Weighted Average Remaining Term to Maturity (in months) ..                356

     The Stated Principal Balances of the Group 1 Mortgage Loans ranged from approximately $23,958 to approximately $2,317,817. The Group 1 Mortgage Loans had an average Stated Principal Balance of approximately $305,533.

     The weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans was approximately 73.59%, and no Group 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 0.58% of the Group 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

TABULAR CHARACTERISTICS OF THE SUBGROUP 1 MORTGAGE COMPONENTS

     The Subgroup 1 Mortgage Components had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 1 Mortgage Components .................                253
Total Stated Principal Balance ...........................       $104,801,182
Mortgage Rates:
   Weighted Average ......................................              5.643%
   Range .................................................    5.300% to 6.750%
Weighted Average Remaining Term to Maturity (in months) ..                354

     The Stated Principal Balances of the Subgroup 1 Mortgage Components ranged from approximately $41,798 to approximately $1,000,000. The Subgroup 1 Mortgage Components had an average Stated Principal Balance of approximately $414,234.

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 1 Mortgage Components was approximately 67.44%, and no Subgroup 1 Mortgage Components had a Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 2.06% of the Subgroup 1 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

TABULAR CHARACTERISTICS OF THE SUBGROUP 2 MORTGAGE COMPONENTS

     The Subgroup 2 Mortgage Components had the following approximate aggregate characteristics as of the Cut-off Date.


Number of Subgroup 2 Mortgage Components .................                578
Total Stated Principal Balance ...........................   $    104,623,596
Mortgage Rates:
    Weighted Average .....................................              6.551
    Range ................................................    6.050% to 8.375%
Weighted Average Remaining Term to Maturity (in months) ..                356

     The Stated Principal Balances of the Subgroup 2 Mortgage Components ranged from approximately $5,120 to approximately $2,317,817. The Subgroup 2 Mortgage Components had an average Stated Principal Balance of approximately $181,010.

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 2 Mortgage Components was approximately 73.27%, and no Subgroup 2 Mortgage Components had a Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 2.22% of the Subgroup 2 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

TABULAR CHARACTERISTICS OF THE SUBGROUP 3 MORTGAGE COMPONENTS

     The Subgroup 3 Mortgage Components had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 3 Mortgage Components .................              1,059
Total Stated Principal Balance ...........................       $199,379,029
Mortgage Rates:
   Weighted Average ......................................              7.334%
   Range .................................................    6.269% to 8.875%
Weighted Average Remaining Term to Maturity (in months) ..                357

     The Stated Principal Balances of the Subgroup 3 Mortgage Components ranged from approximately $10,777 to approximately $1,242,225. The Subgroup 3 Mortgage Components had an average Stated Principal Balance of approximately $188,271.

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 3 Mortgage Components was approximately 77.00%, and no Subgroup 3 Mortgage Components had a Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 0.95% of the Subgroup 3 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

TABULAR CHARACTERISTICS OF THE GROUP 2 MORTGAGE LOANS

     The Group 2 Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group 2 Mortgage Loans .........................                 71
Total Stated Principal Balance ...........................   $  18,409,190.18
Mortgage Rates:
   Weighted Average ......................................              6.825%
   Range .................................................    5.300% to 8.500%
Weighted Average Remaining Term to Maturity (in months)                   175

     The Stated Principal Balances of the Group 2 Mortgage Loans ranged from approximately $39,932 to approximately $966,804. The Group 2 Mortgage Loans had an average Stated Principal Balance of approximately $259,284.

     The weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans was approximately 70.10%, and no Group 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 6.13% of the Group 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

TABULAR CHARACTERISTICS OF THE STACK II MORTGAGE LOANS

     The Stack II Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Stack II Mortgage Loans ........................                429
Total Stated Principal Balance ...........................   $ 266,045,993.70
Mortgage Rates:
   Weighted Average ......................................              6.471%
   Range .................................................    4.875% to 9.000%
Weighted Average Remaining Term to Maturity (in months) ..                358

     The Stated Principal Balances of the Stack II Mortgage Loans ranged from approximately $49,200 to approximately $1,950,000. The Stack II Mortgage Loans had an average Stated Principal Balance of approximately $620,153.83.

     The weighted average Loan-to-Value Ratio at origination of the Stack II Mortgage Loans was approximately 72.30%, and no Stack II Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 1.33% of the Stack II Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The information in Annex II sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

THE INDICES

     The Mortgage Rate for all of the Stack II Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date. The Index for the Mortgage Rate borne by each of the Stack II Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

          Six-Month LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 15.46% of the Stack II Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market ("SIX-MONTH LIBOR") as published in The Wall Street Journal and as most recently available forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note.

          In the event that Six-Month LIBOR becomes unavailable or otherwise unpublished, a comparable alternative index will be specified as set forth in the applicable mortgage or Mortgage Note or specified by the applicable Servicer.

          One-Year LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 84.35% of the Stack II Mortgage Loans will be the average of the interbank offered rates for one-year United States dollar deposits in the London market ("ONE-YEAR LIBOR") as published in The Wall Street Journal and as most recently available forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note.

          In the event that One-Year LIBOR becomes unavailable or otherwise unpublished, a comparable alternative index will be specified as set forth in the applicable mortgage or Mortgage Note or specified by the applicable Servicer.

          One-Year U.S. Treasury. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 0.19% of the Stack II Mortgage Loans will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) (the "RELEASE") as most recently available as of the date forty-five days prior to the adjustment date ("ONE-YEAR TREASURY"). Those average yields reflect the yields for the week prior to that week.

          In the event that One-Year Treasury becomes unavailable or otherwise unpublished, a comparable alternative index will be specified as set forth in the applicable mortgage or Mortgage Note or specified by the applicable Servicer.

ASSIGNMENT OF THE MORTGAGE LOANS

     Under the Mortgage Loan Purchase Agreement, the Sponsor will sell the Mortgage Loans to the Depositor. Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. The Sponsor will represent that no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or is a "high cost" or "predatory" loan under any applicable state or local law applicable to the originator of such Mortgage Loan. The Sponsor also will represent that each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable predatory or abusive lending laws. Such representations and warranties will be assigned by the Depositor to the Issuing Entity. Subject to the limitations described below, the Sponsor will be obligated as described herein to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "DEFECTIVE MORTGAGE LOAN"). See "Description of the Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus (the "PROSPECTUS").

     Pursuant to the Pooling and Servicing Agreement, on the Closing Date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Issuing Entity all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the Sponsor's purchase obligations). In addition, the Depositor will assign to the Issuing Entity certain of its rights with regards to the Servicing Agreements. The obligations of the Sponsor with respect to the Certificates are limited to the Sponsor's obligations to purchase or substitute for Defective Mortgage Loans.

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note (the "MORTGAGE NOTE") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "MORTGAGE") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or its custodian as soon as the same is available to the Depositor) (collectively, the "MORTGAGE FILE"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will generally not be recorded.

     The Trustee or its custodian will review each Mortgage File within 270 days of the Closing Date (or promptly after the Trustee's or its custodian's receipt of any document permitted to be delivered after the Closing Date) and will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such period, any document in a Mortgage File is found to be missing or defective in a material respect and the Sponsor does not cure such omission or defect within 90 days (or within 360 days of the Closing Date in the case of any documents sent for recording) after its receipt of notice from the Trustee or its custodian, then the Sponsor is obligated to purchase the related Defective Mortgage Loan from the Issuing Entity at a price equal to the sum of
(a) 100% of the Stated Principal Balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed Monthly Advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase a Defective Mortgage Loan as provided above, the Sponsor may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan, a "REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any of the REMICs or result in a prohibited transaction tax under the Code.

     Any Replacement Mortgage Loan generally will, on the date of substitution, as confirmed by a certificate delivered by the Sponsor to the Trustee, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess (and not less than 90%) of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account and held for distribution to the Certificateholders on the related Distribution Date), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans of a Mortgage Pool equal to 1% or more of the Cut-off Date balance of such Mortgage Pool have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) have the same or higher credit score, (vii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (viii) be a "qualified replacement mortgage" within the meaning of Section 860G of the Code and (ix) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

                             THE TRANSACTION PARTIES

THE ISSUING ENTITY

     Merrill Lynch Alternative Note Asset Trust, Series 2007-AF1 (the "ISSUING ENTITY") is a common law trust formed under the laws of the State of New York under the Pooling and Servicing Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year. After its formation, the Issuing Entity will not engage in any activity other than:

     - acquiring and holding the Mortgage Loans and the other assets of the Trust Fund and proceeds from those Mortgage Loans;

     -    issuing the Certificates;

     -    making payments on the Certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR"), a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, is the Depositor of the Mortgage Loans. The Depositor is an affiliate of Wilshire Credit Corporation and the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH").

     The Depositor has been engaged since its incorporation in 1986 in the securitization of loans and other asset types included within the description of the issuing entity assets in this Prospectus Supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the Mortgage Loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the Mortgage Loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing reports filed under the Securities Exchange Act of 1934.

THE ORIGINATORS

     The Stack I Mortgage Loan Originators

     Approximately 37.38%, 28.41% and 26.88% of the Stack I Mortgage Loans were underwritten in accordance with the underwriting guidelines of American Home Loan Mortgage Corp., Mortgage Lenders Network USA, Inc. and GreenPoint Mortgage Funding, Inc., respectively. The remainder of the Stack I Mortgage Loans were originated by various other originators, none of which originated 10% or more of the Stack I Mortgage Loans.

     The Stack II Mortgage Loan Originators

     Approximately 92.32% of the Stack II Mortgage Loans were underwritten in accordance with the underwriting guidelines of Countrywide Home Loans, Inc. The remainder of the Stack II Mortgage Loans were originated by various other originators, none of which originated 10% or more of the Stack II Mortgage Loans.

THE SPONSOR

     The sponsor is Merrill Lynch Mortgage Lending, Inc., a Delaware corporation ("MLML" or the "SPONSOR"). MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. MLML is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first- and second-lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

     Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicers comply with industry standards or otherwise monitor the servicers on an ongoing basis.

     MLML has been the sponsor of securitizations backed by residential mortgage loans, including Alt-A mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued where the collateral was adjustable rate prime Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2003.

                                         APPROXIMATE INITIAL PRINCIPAL
             FOR THE YEAR                    BALANCE OF SECURITIES
             ------------                -----------------------------
2003                                             $2,758,067,156
2004                                             $1,929,417,127
2005                                             $7,267,763,609
2006                                             $5,183,918,531
January 1, 2007 through March 31, 2007           $4,312,831,306

     In 2006, MLML began sponsoring securitizations where the collateral was fixed rate prime Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties. As of March 31, 2007, the approximate aggregate initial principal amount of securities issued in connection with such securitizations was $4,312,831,306.

     As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Merrill Lynch, Pierce, Fenner & Smith Incorporated, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

THE TRUSTEE

     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America (the "TRUSTEE"), will be named Trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing

Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

     In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor Trustee shall be appointed by the Depositor or the Securities Administrator. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

     As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

     The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

     HSBC Bank USA, National Association, has been, and currently is, serving as Trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

     Wells Fargo Bank, National Association ("WELLS FARGO BANK") will act as Master Servicer (in such capacity, the "MASTER SERVICER") and Securities Administrator (in such capacity, the "SECURITIES ADMINISTRATOR") under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements and for each Servicer other than Wilshire Credit Corporation, as modified by their respective assignment, assumption and recognition agreements, each dated as of May 1, 2007 (the "ASSIGNMENT AGREEMENTS" and together with the servicing agreements, the "SERVICING AGREEMENTS"). In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

     Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006 furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

     Wells Fargo Bank is acting as custodian of some of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard some of the Mortgage Notes and other contents of the related mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE CUSTODIANS

     Wells Fargo Bank and Deutsche Bank National Trust Company ("DBNTC") will each act as custodian of certain of the Mortgage Loans pursuant to the related custodial agreement.

     DBNTC will act as a custodian of mortgage files pursuant to the related custodial agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody but will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the Holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the custodial agreement.

     DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

THE SERVICERS

     There are seven servicers (each, a "SERVICER") who service the Mortgage Loans under the terms of their respective Servicing Agreements. Wilshire Credit Corporation will act as servicer of approximately 69.10% of the Stated Principal Balance of the Stack I Mortgage Loans and GreenPoint Mortgage Funding Inc. will act as servicer of approximately 26.88% of the Stack I Mortgage Loans. The remainder of the Stack I Mortgage Loans will be serviced by various other Servicers, none of which will service 10% or more of the Stack I Mortgage Loans. Countrywide Home Loans Servicing LP will act as servicer of approximately 92.32% of the initial Stated Principal Balance of the Stack II Mortgage Loans. The remainder of the Stack II Mortgage Loans will be serviced by various other Servicers, none of which will service 10% or more of the Stack II Mortgage Loans.

          See "Servicing of the Mortgage Loans--The Servicers" in this
                             Prospectus Supplement.

                             UNDERWRITING GUIDELINES

GENERAL

     All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac (other than in the case of Group 1 Mortgage Loans), primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Sponsor nor the Depositor has re-underwritten any mortgage loan.

     Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The Originators may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

     Certain Mortgage Loans were originated under "alternative," "reduced documentation," "no-ratio," "stated income/stated assets" or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "no-ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the Credit Score.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to an Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.

     Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

AMERICAN HOME MORTGAGE CORP.

     Approximately 37.38% of the Stack I Mortgage Loans have been underwritten in accordance with the underwriting policies and procedures in effect at American Home Mortgage Corp. at the time of origination. American Home Mortgage Corp. ("AHM") has provided the information contained in the remainder of this section. Neither the Sponsor nor the Depositor can provide any assurance that AHM followed the stated guidelines with respect to the origination of any of the Mortgage Loans.

     General

     American Home Mortgage Corp. ("AMERICAN HOME"), also referred to in this prospectus supplement as an Originator and in this section as the Originator, is a New York corporation. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator's call center. The Originator operates more than 550 retail and wholesale loan production offices located in 47 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating fixed-rate mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

     The following table reflects the Originator's originations of first-lien, fixed-rate mortgage loans for the past three years:

                        YEAR ENDED          YEAR ENDED          YEAR ENDED
                    DECEMBER 31, 2004   DECEMBER 31, 2005   DECEMBER 31, 2006
                    -----------------   -----------------   -----------------
Number of Loans               59,630              96,953             120,410
Principal Balance    $10,593,252,722     $19,353,121,580     $24,987,132,683

     The Originator is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

     Underwriting Criteria

     The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.

     The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs
(VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

     The Originator's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

     The Originator's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgage property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

     The Originator underwrites a borrower's creditworthiness based solely on information that the Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

     Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

     The Originator obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For the Originator Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

     In addition to reviewing the borrower's credit history and credit score, the Originator underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

     In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter, Freddie Mac's Loan Prospector automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by the Originator's underwriters. The Originator's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by the Originator's senior underwriters. The Originator Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

     Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by the Originator's vendor management company or an underwriter of the Originator or a mortgage insurance company contract underwriter.

     The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

     The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

MORTGAGE LENDERS NETWORK USA, INC.

     Approximately 28.41% of the Stack I Mortgage Loans have been underwritten in accordance with the underwriting policies and procedures in effect at Mortgage Lending Network USA, Inc. at the time of origination. Mortgage Lenders Network USA, Inc. ("MLN") has provided the information contained in the remainder of this section. Neither the Sponsor nor the Depositor can provide any assurance that MLN followed the stated guidelines with respect to the origination of any of the Mortgage Loans.

     On February 5, 2007, MLN filed for Chapter 11 bankruptcy-court protection in the U.S. Bankruptcy Court in Wilmington, Delaware following the suspension of mortgage loan funding in December 2006. The information set forth below is a description of MLN and its origination operations prior to the bankruptcy filing.

     MLN is a Delaware corporation, founded in 1996. MLN originated conforming and non-conforming first and second lien residential mortgage loans through a nationwide network of retail production branches, independent mortgage brokers approved by MLN and also through its correspondent lending division. MLN is licensed to originate residential mortgage loans in 49 states and its executive offices are located in Middletown, Connecticut.

     MLN originated or acquired mortgage loans for over 10 years and originated or acquired mortgage loans similar to the Mortgage Loans since 1997. The subprime mortgage portfolio held by MLN and its affiliates for investment as of December 31, 2006 was $16.29 billion. The subprime mortgage portfolio held by MLN and its affiliates for investment as of December 31 of 2003, 2004 and 2005 was $5.26 billion, $7.96 billion and $7.76 billion, respectively. MLN originated approximately $2.099 billion, $3.027 billion and $5.325 billion of mortgage loans during 2003, 2004 and 2005, respectively. As December 31, 2006, MLN had originated $15.036 billion of mortgage loans during 2006.

     MLN's Underwriting Philosophy

     The following describes MLN and its Underwriting Guidelines as of and during the period in which the mortgage loans were originated.

     All mortgage loans were underwritten in accordance with the Underwriting Policies and Procedures in effect at MLN at the time of origination. The Underwriting Policies and Procedures and applicable Guidelines were used by MLN to evaluate the creditworthiness of the borrower, appraise the adequacy of collateral and to assess the ability of the borrower to repay the mortgage loan. The mortgage loans were not underwritten to any standard other than the underwriting standards then in place at MLN at the time of origination; however, each mortgage loan was underwritten to be eligible to be sold in the secondary market. From time to time, on a loan-by-loan basis, exceptions may have been made to the Underwriting Guidelines.

     MLN originated mortgage loans that are non-conforming. Such loans normally bear rates that are higher than the customary Freddie Mac or Fannie Mae standards. The Underwriting Guidelines have been provided for this prospectus supplement. There are numerous programs listed in the Underwriting Guidelines. Unless noted within the Underwriting Guidelines, the standards for underwriting a loan remain consistent for both first and second lien mortgages.

     General Provisions:

          - Mortgage Lenders Network will only approve loans made to individuals who are U.S. Citizens or Permanent Resident Aliens. Proof of Permanent Resident Alien status ("green card") is required.

          - It is the policy of MLN to deny loans to any broker (or immediate family member of the broker living in the same household) or employee of a broker who has an existing relationship with MLN.

          -    Non-occupant co-borrowers are ineligible.

          - It is MLN's policy to make credit available to consumers on terms that offer a clear benefit to the borrower.

          - The consumer's ability to pay is of primary importance when evaluating applications.

          -    Collateral must exhibit pride of ownership.

          - Credit grade decisions are based on a combination of credit score and the applicant's established history of repayment. MLN does not make credit grade exceptions or upgrades.

          - MLN is not a 'hard equity' lender. While the LTV does play a part in the decision-making process, the applicant must exhibit the required capacity and credit depth in order to qualify for approval.

     MLN does not discriminate against applicants based upon sex, color, age, religion, national origin, race, marital status, handicap or any other practice contrary to the Equal Credit Opportunity Act, the Consumer Credit Protection Act or any other state or federal law or regulation. Rather, each applicant is evaluated based on his or her credit, capacity, collateral and character. Accordingly, the loan application process is designed to gather and analyze information that creates an accurate picture of each borrower.

     Per its Quality Control Policies and Procedures, MLN reviewed 10% of the mortgage loans originated in any given month.

     Recent Developments

     MLN filed for Chapter 11 bankruptcy protection on February 5, 2007 with the U.S. Bankruptcy Court in Wilmington, Delaware following the suspension of mortgage loan funding in December 2006 and is no longer originating mortgage loans.

GREENPOINT MORTGAGE FUNDING, INC.

     Approximately 26.88% of the Stack I Mortgage Loans have been underwritten in accordance with the underwriting policies and procedures in effect at GreenPoint Mortgage Funding, Inc. ("GREENPOINT") at the time of origination. GreenPoint has provided the information contained in the remainder of this section. Neither the Sponsor nor the Depositor can provide any assurance that GreenPoint followed the stated guidelines with respect to the origination of any of the Mortgage Loans.

     GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

     The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

     RESIDENTIAL MORTGAGE LOAN PRODUCTION TABLE

LOAN TYPE                              2004              2005             2006           2007 Q1
---------                        ---------------   ---------------   --------------   -------------
Alt A and Specialty
Number of Loans                           65,284            67,707           58,917          11,294
Dollar Volume                    $14,579,659,658   $19,148,814,451   18,105,817,619   3,544,372,390
Percent Adjustable                            67%               84%              81%             75%
Percent of Total Dollar Volume                37%               45%              50%             52%

Agency
Number of Loans                           10,975            12,408           11,508           2,910
Dollar Volume                    $ 2,188,737,211   $ 2,746,779,129    2,623,218,142     698,314,790
Percent Adjustable                             3%                1%               2%              0%
Percent of Total Dollar Volume                 6%                7%               7%             10%

Jumbo
Number of Loans                           53,522            41,614           29,502           4,624
Dollar Volume                    $17,667,106,136   $14,899,732,857   11,073,921,037   1,849,050,671
Percent Adjustable                            84%               74%              76%             64%
Percent of Total Dollar Volume                44%               35%              30%             27%

Heloc and Seconds
Number of Loans                           83,902            82,258           67,566          10,412
Dollar Volume                    $ 5,374,039,738   $ 5,450,355,355    4,601,708,216     703,730,605
Percent Adjustable                            97%               95%              79%             67%
Percent of Total Dollar Volume                14%               13%              13%             10%

Number of Loans                          213,683           203,987          167,493          29,240
Dollar Volume                    $39,809,542,743   $42,245,681,792   36,404,665,013   6,795,468,456
Average Loan Amount                     $186,302          $207,100         $217,350        $232,403
Non-Purchase Transactions                     52%               51%              57%             62%
Adjustable Rate Loans*                        75%               76%              74%             63%

*   % of total loan production based on dollar volume

     GreenPoint Underwriting Guidelines

     Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

     In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

     As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

     Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

     In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

     Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

     GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

COUNTRYWIDE HOME LOANS, INC.

     Approximately 92.32% of the Stack II Mortgage Loans have been underwritten in accordance with the underwriting policies and procedures in effect at Countrywide Home Loans, Inc. ("COUNTRYWIDE") at the time of origination.

     Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

          - in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

          - in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Standards--General".

     With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

          - if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

          - if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

     Underwriting Standards

     General

     Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

     Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset

Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

     Standard Underwriting Guidelines

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

     Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

     Expanded Underwriting Guidelines

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the

Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

                         AFFILIATIONS AND RELATIONSHIPS

     The Depositor, the Sponsor, Wilshire and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, are all affiliated. The Depositor is an affiliate, through common parent ownership, of each of the Sponsor, Wilshire and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. The Sponsor is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. The Sponsor is also an affiliate of the Depositor and Wilshire and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. Wilshire is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. Wilshire is also an affiliate of each of the Depositor and the Sponsor and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                            STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable rate and fixed rate Alt-A mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this Prospectus Supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this Prospectus Supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

     In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this Prospectus Supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Mark Jury, securities administrator, telephone number
(212) 449-1441.

     The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this Prospectus Supplement, the Prospectus or the Depositor's registration statement.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Servicers.....................   Performing the servicing functions with respect
                                 to the Mortgage Loans and the Mortgaged
                                 Properties in accordance with the provisions of
                                 the

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                 Servicing Agreements, including, but not
                                 limited to:

                                 -    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the related
                                      Collection Account, and delivering all
                                      such amounts on deposit in the Collection
                                      Accounts to the Master Servicer to the
                                      extent required by the applicable
                                      Servicing Agreement for deposit in the
                                      Master Servicer Collection Account on the
                                      Servicer Remittance Date;

                                 - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                 -    making Monthly Advances with respect to
                                      delinquent payments of principal and
                                      interest on the Mortgage Loans, other than with respect to restrictions due to the Servicemembers Civil Relief Act and comparable state legislation and bankruptcy proceedings, REO properties and balloon payments, to the extent such Servicer believes such advances will be recovered;

                                 -    making Servicing Advances in respect of
                                      paying customary costs and expenses
                                      incurred in the performance by the
                                      Servicer of its servicing obligations,
                                      including, but not limited to, the cost of
                                      (a) the preservation, restoration and
                                      protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                 - maintenance of certain insurance policies relating to the Mortgage Loans;

                                 -    enforcement of foreclosure proceedings;
                                      and

                                 -    providing monthly loan-level reports to
                                      the Master Servicer.

Master Servicer...............   Performing the master servicing functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement and the Servicing
                                 Agreements, including but not limited to:

                                 - monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement;

                                 -    receiving monthly remittances from each
                                      Servicer for deposit in the Master
                                      Servicer Collection Account on the related
                                      Servicer's remittance date and delivering all amounts on deposit in the Master
                                      Servicer Collection Account to the
                                      Securities Administrator for

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                      deposit in the Distribution Account;

                                 - gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the
                                      Securities Administrator with respect to the Mortgage Loans;

                                 -    upon the termination of a Servicer,
                                      appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

                                 - upon the failure of a Servicer to make any Monthly Advances it is required to make with respect to a Mortgage Loan, making those advances to the extent provided in the Pooling and Servicing Agreement.

Securities Administrator......   Performing the securities administration
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including
                                 but not limited to:

                                 -    receiving monthly remittances from the
                                      Master Servicer for deposit in the
                                      Distribution Account and distributing
                                      amounts on deposit therein to
                                      Certificateholders;

                                 -    preparing and making available investor
                                      reports, including the monthly
                                      distribution date statement to
                                      Certificateholders based on information
                                      received from the Master Servicer and
                                      reports necessary to enable
                                      Certificateholders to prepare their tax
                                      returns;

                                 -    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Issuing Entity;

                                 -    preparing and filing certain periodic
                                      reports with the Commission on behalf of the Issuing Entity with respect to the Certificates; and

                                 - in its capacity as custodian, holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.

Trustee.......................   Performing the trustee functions in accordance
                                 with the provisions of the Pooling and
                                 Servicing Agreement, including but not limited
                                 to:

                                 - enforcing the obligations of each of the Master Servicer and the Securities
                                      Administrator under the Pooling and
                                      Servicing Agreement; and

                                 -    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer resigns or is removed by the Securities
                                      Administrator.

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Custodians....................   Performing the custodian functions in
                                 accordance with the provisions of a separate
                                 custodial agreement and the Pooling and
                                 Servicing Agreement, including, but not limited
                                 to:

                                 - holding and maintaining the mortgage loan documents related to the portion of the Mortgage Loans to be held by it pursuant to the related custodial agreement in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity.

TRUST ACCOUNTS

     All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans may, at all times before distribution thereof to the certificateholders, be invested in the Trust Accounts, which are accounts established in the name of the Securities Administrator. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "Description of the Agreements--Collection Account and Related Accounts" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income or other benefit earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:                       RESPONSIBLE PARTY:         APPLICATION OF ANY INVESTMENT EARNINGS:
--------------                       ------------------         ---------------------------------------
Servicer Collection Accounts         Servicers                  Any investment earnings or other
                                                                benefits will be paid as compensation
                                                                or reserved by the Servicers and will
                                                                not be available for distributions to
                                                                certificateholders.

Master Servicer Collection Account   Master Servicer            Any investment earnings or other
                                                                benefits will be paid as compensation
                                                                or reserved by the Master Servicer and
                                                                will not be available for distributions
                                                                to certificateholders.

Distribution Account                 Securities Administrator   Any investment earnings or other
                                                                benefits will be paid as compensation
                                                                to the Securities Administrator and
                                                                will not be available for distributions
                                                                to certificateholders.

FLOW OF PAYMENTS

     The diagram below illustrates the flow of collections and other payments on the Mortgage Loans through the trust accounts.

                                  (FLOW CHART)

FEES AND EXPENSES OF THE ISSUING ENTITY

     In consideration of their respective duties on behalf of the Issuing Entity, the Servicers, the Master Servicer and the Securities Administrator will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                  Frequency of
Fee Payable to:     Payment:                   Amount of Fee:                 How and When Fee Is Payable:
---------------   ------------   ------------------------------------------   ----------------------------
Servicers           Monthly      For each Mortgage Loan, a monthly fee paid   Withdrawn from the related
                                 to each Servicer out of interest             Collection Account in
                                 collections received from the related        respect of each Mortgage
                                 Mortgage Loan calculated on the              Loan serviced by that
                                 outstanding principal balance of each        Servicer, before payment of
                                 Mortgage Loan at the applicable Servicing    any amounts to
                                 Fee Rate plus certain ancillary fees and     Certificateholders.
                                 collections and the investment income or
                                 other benefits from funds held in the
                                 related Collection Accounts and escrow
                                 accounts.

Master Servicer     Monthly      All investment earnings on amounts on        Withdrawn from the Master
                                 deposit in the Master Servicer Collection    Servicer Collection Account.
                                 Account.

                  Frequency of
Fee Payable to:     Payment:                   Amount of Fee:                 How and When Fee Is Payable:
---------------   ------------   ------------------------------------------   ----------------------------
Securities          Monthly      The amount of any investment earnings on     Withdrawn from the
Administrator                    amounts on deposit in the Distribution       Distribution Account,
                                 Account.                                     before payment of any
                                                                              amounts to
                                                                              Certificateholders.

     Expenses of the Servicers, the Securities Administrator, the Trustee and the Master Servicer will be reimbursed before payments are made on the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     On or about May 30, 2007 (the "CLOSING DATE"), the Certificates will be issued pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of May 1, 2007, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Certificates will consist of the Class 1AF-1, Class 1AF-2, Class 1AF-3, Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8, Class 1AF-9, Class 1AF-10, Class 1AF-11, Class 1AF-12, Class 2AF-1, Class 2AF-2, Class F-PO, Class F-IO and Class A-R Certificates (collectively, the "STACK I SENIOR CERTIFICATES"), the Class AV-1, Class AV-2 and Class AV-IO Certificates (collectively, the "CLASS AV CERTIFICATES," and together with the Stack I Senior Certificates, the "SENIOR CERTIFICATES"), the Class MF-1, Class MF-2 and Class MF-3 Certificates (the "CLASS MF CERTIFICATES"), the Class MV-1, Class MV-2 and Class MV-3 Certificates (the "CLASS MV CERTIFICATES," and together with the Class MF Certificates, the "CLASS M CERTIFICATES"), the Class BF-1, Class BF-2 and Class BF-3 Certificates (the "CLASS BF CERTIFICATES") and the Class BV-1, Class BV-2 and Class BV-3 Certificates (the "CLASS BV CERTIFICATES," and together with the Class BF Certificates, the "CLASS B CERTIFICATES," and together with the Class M Certificates, the "SUBORDINATE CERTIFICATES"). The Class MF Certificates and the Class BF Certificates are sometimes collectively referred to herein as the "STACK I SUBORDINATE CERTIFICATES." The Class MV Certificates and the Class BV Certificates are sometimes collectively referred to herein as the "STACK II SUBORDINATE CERTIFICATES." The Senior Certificates and the Class M Certificates are sometimes collectively referred to herein as the "OFFERED CERTIFICATES." Only the Offered Certificates are offered under this Prospectus Supplement. The Class BF Certificates and the Class BV Certificates are also collectively referred to as the "PRIVATELY-OFFERED CERTIFICATES." The Privately-Offered Certificates are not offered under this Prospectus Supplement. Accordingly, the description of the Privately-Offered Certificates provided in this Prospectus Supplement is solely to enhance the description of the Offered Certificates.

     The Offered Certificates will be issued in the initial Class Certificate Balances (or, in the case of the Class 1AF-12, Class F-IO or Class AV-IO Certificates, the initial Class Notional Amount) set forth in the tables under "Summary--Offered Certificates." The Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2 and Class BV-3 Certificates will be issued in the approximate initial Class Certificate

Balances of $2,777,000, $2,349,000, $1,923,358, $2,394,000, $1,729,000 and
$1,465,994, respectively. The initial Class Certificate Balance or Class Notional Amount, as applicable, of each class may be increased or decreased by up to 10% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described herein at "Description of the Mortgage Groups."

     The Offered Certificates (other than the Class A-R Certificate) will be issued in book-entry form, in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered definitive form representing the entire principal amount of such Certificate.

     The Certificates represent beneficial ownership interests in the Issuing Entity, which consists of a trust fund (the "TRUST FUND"), the corpus of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Accounts, the Master Servicer Collection Account and the Distribution Account (see "--Payments on Mortgage Loans; Accounts" below); (3) the Issuing Entity's rights under the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase Agreement, as described above under "Description of the Mortgage Groups--Assignment of the Mortgage Loans"; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing.

     For purposes of determining distributions of interest and principal and for allocating losses to the Certificates, the Certificates have been divided into the following payment stacks:

     The Stack I Certificates: The Class 1AF-1, Class 1AF-2, Class 1AF-3, Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8, Class 1AF-9, Class 1AF-10, Class 1AF-11, Class 1AF-12, Class 2AF-1, Class 2AF-2, Class F-PO, Class F-IO, Class A-R, Class MF-1, Class MF-2, Class MF-3, Class BF-1, Class BF-2 and Class BF-3 are also referred to collectively herein as the "STACK I CERTIFICATES." Distributions of interest and principal on the Stack I Certificates will be based solely on interest and principal received on, or advanced with respect to, the Stack I Mortgage Loans.

     The Stack II Certificates: The Class AV-1, Class AV-2, Class AV-IO, Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates are also referred to collectively herein as the "STACK II CERTIFICATES". Distributions of interest and principal on the Stack II Certificates will be based solely on interest and principal received on, or advanced with respect to, the Stack II Mortgage Loans.

     Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following payment groups (each a "CERTIFICATE GROUP"):

          The Group I Certificates: The Class 1AF-1, Class 1AF-2, Class 1AF-3, Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8, Class 1AF-9, Class 1AF-10, Class 1AF-11, Class 1AF-12 and Class A-R Certificates are also referred to collectively herein as the "GROUP I CERTIFICATES." With limited exceptions described at "--Distributions on the Stack I Certificates," distributions of interest and principal on the Group I Certificates will be based solely on interest and principal received on, or advanced with respect to, the Group 1 Mortgage Loans.

          The Group II Certificates: The Class 2AF-1 and Class 2AF-2 Certificates are also referred to herein as the "GROUP II CERTIFICATES." With limited exceptions described at "--Distributions on the Stack I Certificates," distributions of interest and principal on the Group II Certificates will be based solely on interest and principal received on, or advanced with respect to, the Group 2 Mortgage Loans.

          The Group III Certificates: The Class AV-1, Class AV-2 and Class AV-IO Certificates are also referred to herein as the "GROUP III CERTIFICATES." Distributions of interest and principal on the Group III Certificates will be based solely on interest and principal received on, or advanced with respect to, the Stack II Mortgage Loans.

     Distributions of interest and principal on the Stack I Subordinate Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to, the Group 1 and Group 2 Mortgage Loans in the aggregate. Distributions of interest and principal on the Stack II Subordinate Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to, the Stack II Mortgage Loans.

     Distributions on the Certificates will be made by the Securities Administrator on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in June 2007 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "BUSINESS DAY" is any day other than (i) a Saturday or Sunday, (ii) with respect to each Servicer, any day for which financial institutions, where the Servicer or its agents are located, are authorized or obligated by law or executive order to be closed or
(iii) a day on which banking institutions in the State of Illinois, State of California, State of Texas, State of Oregon, State of Maryland, State of Minnesota, the City of New York, New York or any city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located are authorized or obligated by law or executive order to be closed. A "RECORD DATE" with respect to the Certificates and any Distribution Date is the last Business Day of the month preceding the month of that Distribution Date (or the Closing Date in the case of the first Distribution Date).

     "CLASS CERTIFICATE BALANCE" means, with respect to (A) any class of Stack I Certificates and as of any Distribution Date, the outstanding principal balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by (i) all amounts distributed on such class on account of principal and (ii) such class's share of any Realized Losses thereon for previous Distribution Dates and (B) any class of Stack II Certificates and as of any Distribution Date, the outstanding principal balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by (i) all amounts distributed on previous Distribution Dates on such class on account of principal and (ii) such class's share of any Applied Loss Amounts for previous Distribution Dates.

     Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the "CERTIFICATEHOLDER" or "HOLDER") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "--Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of distributions on the Certificates for the Distribution Date in June 2007:

May 2 through
June 1........   Due Period                              Payments due on the first day of the month of the related Distribution
                                                         Date from borrowers will be deposited in the Servicer's Collection
                                                         Accounts as received and will include scheduled principal payments plus interest on May 1 principal balances of the Mortgage Loans.

May 1 through
May 31........   Principal Prepayment Period for all     Principal Prepayments in full and in part received by any Servicer
                 Servicers other than Wells Fargo        (other than Wells Fargo Bank, N.A.) during the related Principal
                 Bank, N.A.                              Prepayment Period will be deposited into the Collection Accounts for remittance to the Master Servicer on June 18.

May 14 through
June 13.......   Principal Prepayment Period for Wells   Principal Prepayments in full and in part received by Wells Fargo Bank,
                 Fargo Bank, N.A.                        N.A. during the related Principal Prepayment Period will be deposited into the Collection Accounts for remittance to the Master Servicer on
                                                         June 18.

May 31........   Record Date                             With respect to all classes of Offered Certificates distributions will be made to Certificateholders of record as of the last Business Day of the month immediately preceding the month of such Distribution Date.

June 18.......   Servicer Remittance Date                The Servicers will remit collections and recoveries in respect of the
                                                         Mortgage Loans including any Monthly Advances required to be made by the
                                                         Servicers for that Distribution Date to the Master Servicer on the 18th day of each month (or if the 18th day is not a Business Day, the preceding Business Day) as specified in the related Servicing Agreement.

June 22.......   Deposit Date                            On the Business Day immediately preceding the Distribution Date, the
                                                         Master Servicer will remit to the Securities Administrator the amount of principal and interest to be distributed to Certificateholders on June
                                                         25, including any Monthly Advances required to be made by the Servicers or the Master Servicer for that Distribution Date.

June 25.......   Distribution Date                       On the 25th day of each month (or if the 25th day is not a Business Day, the next succeeding Business Day), the Securities Administrator will make distributions to Certificateholders.

Succeeding months follow the same pattern.

BOOK-ENTRY CERTIFICATES

     General. The Offered Certificates (other than the Class A-R Certificate) will be book-entry certificates (each, a class of "BOOK-ENTRY CERTIFICATES") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein).

     Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate instrument in registered form evidencing such person's interest (a "DEFINITIVE CERTIFICATE"), except as set forth in the Prospectus under "Description of the Securities--Book-Entry Registration of Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the Prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in DTC.

     Registration. Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "CLEARSTREAM LUXEMBOURG") or the Euroclear System ("EUROCLEAR") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually the "RELEVANT DEPOSITORY" and collectively, the "EUROPEAN DEPOSITORIES").

     The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "PARTICIPANT") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Securities Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, refer to "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("CLEARSTREAM LUXEMBOURG PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR").

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

     The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such payments will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the Prospectus.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly reports will be made available by the Securities Administrator to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

     DTC has advised the Securities Administrator and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Certificates.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream

Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Sponsor, the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by each individual Beneficial Owner and thereafter the Securities Administrator will recognize the Holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration of the Securities" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets (each, a "COLLECTION ACCOUNT"). On or prior to the Closing Date, the Securities Administrator will establish and maintain an account or accounts (the "DISTRIBUTION ACCOUNT") in trust for the benefit of the Certificateholders. On the 18th day of each month or, if such 18th day is not a Business Day, on the immediately preceding Business Day of the month in which the related Distribution Date occurs (the "SERVICER REMITTANCE DATE"), each Servicer will remit all amounts on deposit in its Collection Account to the Master Servicer for deposit into an account or accounts established by the Master Servicer (the "MASTER SERVICER COLLECTION ACCOUNT"). On the Business Day immediately prior to the Distribution Date, the Master Servicer will remit to the Securities Administrator the amount of principal and interest to be distributed to Certificateholders on the Distribution Date. On each Distribution Date, to the extent of the available funds on deposit in the Distribution Account, the Securities Administrator will withdraw amounts payable to the Certificateholders. As additional compensation to the Securities Administrator, funds credited to the Distribution Account may be invested at the discretion of the Securities Administrator for its own benefit in Permitted Investments (as defined in the Pooling and Servicing Agreement).

     Funds credited to a Collection Account established by the applicable Servicer may be invested at the discretion of such Servicer for its own benefit in Permitted Investments. Funds credited to the Master Servicer Collection Account may be invested at the discretion of the Master Servicer for its own benefit in Permitted Investments.

     With respect to any Distribution Date and the Mortgage Loans, the "DUE PERIOD" is the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the first day of the month of such Distribution Date. With respect to any Distribution Date and the

Mortgage Loans, the "PRINCIPAL PREPAYMENT PERIOD" is (a) for each Servicer other than Wells Fargo Bank, N.A., the calendar month preceding the calendar month in which such Distribution Date occurs and (b) for Wells Fargo Bank, N.A., the 14th day of the month preceding the Distribution Date through the 13th of the month of the Distribution Date.

DESCRIPTION OF THE STACK I CERTIFICATES

     The Stack I Certificates will consist of the Class 1AF-1, Class 1AF-2, Class 1AF-3, Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8, Class 1AF-9, Class 1AF-10, Class 1AF-11, Class 1AF-12, Class 2AF-1, Class 2AF-2, Class F-PO, Class F-IO, Class MF-1, Class MF-2, Class MF-3, Class BF-1, Class BF-2, Class BF-3 and Class A-R Certificates.

     Initially, the Stack I Senior Certificates will evidence in the aggregate a beneficial interest of approximately 93.40% in the aggregate principal balance of the Stack I Mortgage Loans in (the "STACK I SENIOR PERCENTAGE"). Initially, the Class MF-1 Certificates will evidence a beneficial interest of approximately 2.70% in the aggregate principal balance of the Stack I Mortgage Loans (the "CLASS MF-1 PERCENTAGE"), the Class MF-2 Certificates will evidence a beneficial interest of approximately 1.30% in the aggregate principal balance of the Stack I Mortgage Loans (the "CLASS MF-2 PERCENTAGE"), the Class MF-3 Certificates will evidence a beneficial interest of approximately 0.95% in the aggregate principal balance of the Stack I Mortgage Loans (the "CLASS MF-3 PERCENTAGE," and together with the Class MF-1 Percentage and Class MF-2 Percentage, the "STACK I CLASS M PERCENTAGE"), the Class BF-1 Certificates will evidence a beneficial interest of approximately 0.65% in the aggregate principal balance of the Stack I Mortgage Loans (the "CLASS BF-1 PERCENTAGE"), the Class BF-2 Certificates will evidence in the aggregate a beneficial interest of approximately 0.55% in the aggregate principal balance of the Stack I Mortgage Loans (the "CLASS BF-2 PERCENTAGE") and the Class BF-3 Certificates will evidence in the aggregate a beneficial interest of approximately 0.45% in the aggregate principal balance of the Stack I Mortgage Loans (the "CLASS BF-3 PERCENTAGE," and together with the Class BF-1 Percentage and the Class BF-2 Percentage, the "STACK I CLASS B PERCENTAGE"). Initially, the Stack I Class B Percentage will be approximately 1.65%. The Stack I Senior Percentage, the Stack I Class M Percentage, and the Stack I Class B Percentage will vary from time to time to the extent that the respective Holders of the Stack I Senior Certificates, Class MF Certificates and Class BF Certificates do not receive amounts due to them on any Distribution Date, losses are realized on the Stack I Mortgage Loans, or principal prepayments are made or certain other unscheduled amounts of principal are received in respect of the Stack I Mortgage Loans. See "--Stack I Subordinate Certificates and Shifting Interests." The Class BF Certificates will be sold or otherwise transferred to a limited number of institutional investors (which may include one or more affiliates of the Seller) in a privately placed offering and are not offered hereby.

DISTRIBUTIONS ON THE STACK I CERTIFICATES

     Principal received or advanced as part of a regularly scheduled Monthly Payment on each Stack I Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the related Due Date occurs. The holders of the Group I Certificates (other than the Class 1AF-12 and Class F-IO Certificates) will be entitled to an amount equal to the Stack I Senior Percentage of the Stack I Non-PO Percentage of scheduled principal amounts due or advanced with respect to each Mortgage Loan in the related Subgroup. The Class 1AF-1, Class 1AF-2, Class 1AF-3, Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8, Class 1AF-9, Class 1AF-10, Class 1AF-11, Class 2AF-1, Class 2AF-2 and Class A-R Certificateholders will be entitled to an amount equal to the Stack I Non-PO Senior Prepayment Percentage (as defined herein) of the Stack I Non-PO Percentage of Principal Prepayments and such unscheduled amounts of principal with respect to the Stack I Mortgage Loans.

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Stack I Senior Certificates, the Group 1 Mortgage Loans will be divided into three separate subgroups (each, a "SUBGROUP"). The Subgroup 1 Certificates, Subgroup 2 Certificates and Subgroup 3 Certificates will generally receive payments of principal from collections of principal on "SUBGROUP 1," "SUBGROUP 2" and "SUBGROUP 3," respectively. Each Subgroup will consist of the portions or components (the "MORTGAGE COMPONENTS") of Mortgage Loans described below (percentages of principal balances are approximate).

     SUBGROUPS RELATING TO GROUP 1

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Group I Certificates, the Mortgage Loans in Group 1 will be divided into three separate subgroups, Subgroup 1, Subgroup 2 and Subgroup 3. Generally, with certain limited exceptions described below under "Cross-Collateralization Provisions," the Class 1AF-1, Class 1AF-2, Class 1AF-3 and Class A-R Certificates will receive payments of principal from collections of principal on Subgroup 1, the Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8 and Class 1AF-9 Certificates will receive payments of principal from collections of principal on Subgroup 2 and the Class 1AF-10 and Class 1AF-11 Certificates will receive payments of principal from collections of principal on Subgroup 3.

     Subgroup 1 will include 100% of the principal balance of each Mortgage Loan in Group 1 with a Net Mortgage Rate less than or equal to 5.75% per annum.

     A portion of the principal balance of each Mortgage Loan in Group 1 with a Net Mortgage Rate greater than 5.75% per annum and less than 6.00% per annum will be allocated to Subgroup 1 and Subgroup 2 as follows:

     portion allocable to Subgroup 1:

                                   (    net mortgage rate - 5.75%)
               principal balance x (1 - -------------------------)
                                   (              0.25%          )

     portion allocable to Subgroup 2:

                                     (net mortgage rate - 5.75%)
                 principal balance x (-------------------------)
                                     (          0.25%          )

     A portion of the principal balance of each Mortgage Loan in Group 1 with a Net Mortgage Rate greater than or equal to 6.00% per annum and less than 7.00% per annum will be allocated to Subgroup 2 and Subgroup 3 as follows:

     portion allocable to Subgroup 2:

                                   (    net mortgage rate - 6.00%)
               principal balance x (1 - -------------------------)
                                   (              1.00%          )

     portion allocable to Subgroup 3:

                                     (net mortgage rate - 6.00%)
                 principal balance x (-------------------------)
                                     (          1.00%          )

     Subgroup 3 will include 100% of the principal balance of each Mortgage Loan in Group 1 with a Net Mortgage Rate greater than or equal to 7.00% per annum.

     To the extent principal is received or losses with respect to principal are incurred with respect to a Mortgage Loan in Group 1 that is divided into Mortgage Components, such principal or losses will be allocated between the Mortgage Components, pro rata, based on the principal balances of the Mortgage Components.

     The aggregate amount available for distribution to Stack I Certificateholders on each Distribution Date will be the Stack I Available Distribution Amount. The "STACK I AVAILABLE DISTRIBUTION AMOUNT" means, generally, with respect to each Stack I Mortgage Group (the "GROUP 1 AVAILABLE DISTRIBUTION AMOUNT" and the "GROUP 2 AVAILABLE DISTRIBUTION AMOUNT," respectively) or, as the context requires, all Stack I Mortgage Groups, as of any Distribution Date, an amount equal to the sum of the amounts on deposit in the Collection Account as of the close of business on the related Servicer Remittance Date with respect to the related Mortgage Group (including amounts to be advanced by the Servicers in respect of delinquent Monthly Payments, and including Subsequent Recoveries), except: (a) amounts received as late payments or other recoveries of principal or interest (including liquidation proceeds and insurance proceeds) and applied to the reimbursement of unreimbursed Advances and amounts representing reimbursement for Advances determined to be non-recoverable and amounts representing reimbursement for certain losses and expenses incurred by the applicable Servicers, as described in the Servicing Agreements; (b) the applicable Servicing Fee relating to the Stack I Mortgage Loans, as adjusted as provided in the Pooling and Servicing Agreement with respect to Principal Prepayments; (c) all amounts representing Monthly Payments with respect to the Mortgage Loans in the related Mortgage Group after the related Due Date; (d) all Principal Prepayments received after the related Principal Prepayment Period with respect to the Mortgage Loans in the related Mortgage Group; (e) all liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the calendar month preceding such Distribution Date relating to the Mortgage Loans in the related Mortgage Group; and (f) all income from investments held in the Collection Account for the account of the Servicers.

     On each Distribution Date, the amounts will be distributed (i) to the Group I Certificates generally from the Group 1 Available Distribution Amount, (ii) to the Class Group II Certificates generally from the Group 2 Available Distribution Amount and (iii) to the Stack I Subordinate Certificates from the Available Distribution Amount for all Stack I Mortgage Loans.

     On each Distribution Date, the Group 1 Available Distribution Amount will be allocated among the applicable classes of Stack I Certificates and distributed to the Holders of record thereof as of the related Record Date as follows:

     first, concurrently to each class of Group I Certificates and the Class F-IO Component One, the sum of (i) the Stack I Interest Accrual Amount with respect to each such class and (ii) any Stack I Interest Shortfall with respect to each such class;

     second, concurrently (i) to the Group I Certificates (other than the Class 1AF-12 and Class F-IO Certificates), up to the Stack I Non-PO Group I Optimal Principal Amount (allocated among such classes as described below) and (ii) to the Class F-PO Component One, the applicable Stack I PO Percentage (defined herein) of all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group 1;

     third, to the Class F-PO Component One, the Class F-PO Shortfall Amount (defined herein) with respect to Mortgage Group 1; provided, however, that any amounts distributed pursuant to this paragraph third will not cause a further reduction in the principal balance of the Class F-PO Component One;

     fourth, to the Stack I Subordinate Certificates, interest and then principal, as described below in the paragraph immediately preceding "Cross-Collateralization Provisions;" and fifth, to the Class A-R Certificate, the remaining portion, if any (which is expected to be zero), of the Group 1 Available Distribution Amount for such Distribution Date.

     On each Distribution Date, the Group 2 Available Distribution Amount will be allocated among the applicable classes of Stack I Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

     first, concurrently to the Class 2AF-1 and Class 2AF-2 Certificates and Class F-IO Component Two, the sum of (i) the Stack I Interest Accrual Amount with respect to each such class and (ii) any Stack I Interest Shortfall with respect to each such class;

     second, (i) to the Class 2AF-1 and Class 2AF-2 Certificates, pro rata, up to the Stack I Non-PO Group II Optimal Principal Amount, and (ii) to Class F-PO Component Two, the applicable PO Percentage (defined herein) of all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group 2;

     third, to Class F-PO Component Two, the Class F-PO Shortfall Amount (defined herein) with respect to Mortgage Group 2; provided, however, that any amounts distributed pursuant to this paragraph third will not cause a further reduction in the principal balance of Class F-PO Component Two;

     fourth, to the Stack I Subordinate Certificates, interest and then principal, as described below in the paragraph immediately preceding "Cross-Collateralization Provisions;" and fifth, to the Class A-R Certificate, the remaining portion, if any (which is expected to be zero), of the Group 2 Available Distribution Amount for such Distribution Date.

     On each Distribution Date Stack I Interest Funds received on the Subgroup 1, Subgroup 2 or Subgroup 3 Mortgage Components or Group 2 Mortgage Loans will be deemed to be distributed to the Class A-R, Subgroup 1 Certificates, Subgroup 2 Certificates, Subgroup 3 Certificates and Group 2 Certificates, respectively, in each case, until the Stack I Interest Accrual Amount and Stack I Interest Shortfall of each such class or classes of certificates for such Distribution Date has been paid in full, and thereafter, Stack I Interest Funds not required for such distributions will be available to be applied, if necessary, to the class or classes Stack I Senior Certificates that are not related to such group of Mortgage Loans.

     Cross-Collateralization Provisions. In addition to the foregoing distributions, the Subgroup 1 Certificates, Subgroup 2 Certificates, Subgroup 3 Certificates and the Group II Certificates (and, in the case of (A) below, the Class F-IO Components) may receive additional distributions on any Distribution Date prior to the Stack I Credit Support Depletion Date (defined herein) under the circumstances specified in (A), (B) and (C) below:

     (A) On any Distribution Date, to the extent that the Available Distribution Amount with respect to a Subgroup or Group 2 (collectively, the "STACK I GROUPS") is insufficient to distribute in full to the classes of Certificates related to such Stack I Group and the related Class F-IO Components amounts described in priorities first and second above with respect to the allocation of such Available Distribution Amount (such shortfall, the "STACK I DEFICIENCY AMOUNT") and the Available Distribution Amount with respect to the other Stack I Groups exceeds the amount required to distribute in full to the classes of Certificates related to such Stack I Groups and the related Class F-IO Component the amounts described in priorities first and second above, such excess will be distributed to the classes of Certificates related to the Stack I Group and the related Class F-IO Component that suffered the Stack I Deficiency Amount in reduction of the Stack I Deficiency Amount first, in amounts payable pursuant to priority first above and second to amounts payable pursuant to priority second above.

     (B) On any Distribution Date on or after the date on which the aggregate principal balance of the Subgroup 1 Certificates, the aggregate principal balance of the Subgroup 2 Certificates, the aggregate principal balance of the Subgroup 3 Certificates or the aggregate principal balance of the Group II Certificates has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero and other than the applicable PO Percentage of all principal received on or in respect of each Discount Mortgage Loan in Group 1) on the Mortgage Components or Mortgage Loans, as applicable, in the Stack I Group relating to such Senior Certificates that have been paid in full, will be paid as principal to the remaining Senior Certificates related to each other Stack I Group in accordance with the order set forth above in reduction of the principal balances thereof, provided that on such Distribution Date either (a) the Stack I Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the initial Stack I Aggregate Subordinate Percentage, or
          (b) the average outstanding principal balance of the Mortgage Components or Mortgage Loans, as applicable, in any Subgroup delinquent 60 days or more over the prior six months, as a percentage of the corresponding Subgroup 1 Subordinated Amount, Subgroup 2 Subordinated Amount, Subgroup 3 Subordinated Amount or Group 2 Subordinated Amount (each as defined herein), is greater than or equal to 50%. For purposes of the foregoing, the "STACK I AGGREGATE SUBORDINATE PERCENTAGE" for any Distribution Date is equal to the aggregate principal balance of the Stack I Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Stack I Mortgage Loans immediately prior to such Distribution Date.

     (C) If on any Distribution Date on which the aggregate principal balance of the Subgroup 1 Certificates, the aggregate principal balance of the Subgroup 2 Certificates, the aggregate principal balance of the Subgroup 3 Certificates or the aggregate principal balance of the Group II Certificates would be greater than the excess of the outstanding principal balance of the Mortgage Components or Mortgage Loans, as applicable, in the related Stack I Group over the principal balance of the Class F-PO Certificate Component corresponding to the related Stack I Mortgage Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments corresponding to the related Stack I Group received with respect to such Mortgage Components or Mortgage Loans, as applicable, that have not been passed through to the Certificateholders) (the "UNDERCOLLATERALIZED STACK I Group"), after giving effect to distributions to be made on such Distribution Date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Components or Mortgage Loans, as applicable, in any of the other Stack I Groups that is not an Undercollateralized Stack I Group (the "OVERCOLLATERALIZED STACK I GROUP") otherwise allocable to the Subordinate Certificates will be distributed to the classes of Non-PO Senior Certificates (other than the Class F-PO Certificates) relating to the Undercollateralized Stack I Group, in accordance with the priorities set forth herein), in reduction of the principal balances thereof, until the aggregate principal balance of the Non-PO Senior Certificates related to the Undercollateralized Stack I Group is equal to the excess of the outstanding principal balance of each Mortgage Components or Mortgage Loans, as applicable, in the related Stack I Group over the principal balance of the Class F-PO Component corresponding to the related Stack I Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Components or Mortgage Loans, as applicable, that have not been passed through to the Certificateholders). Moreover, the Available Distribution Amount with respect to the Overcollateralized Stack I Group will be further reduced (after distributions of interest to the Senior Certificates related to the Overcollateralized Stack I Group ) in an amount equal to one month's interest on the amount by which the Undercollateralized Stack I Group is undercollateralized at the Subgroup 1 Remittance Rate (if Subgroup 1 is the Undercollateralized Stack I Group), the Subgroup 2 Remittance Rate (if Subgroup 2 is the Undercollateralized Stack I Group), the Subgroup 3 Remittance Rate (if Subgroup 3 is the

          Undercollateralized Stack I Group) or the Group 2 Remittance Rate (if Group 2 is the Undercollateralized Stack I Group), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event will the Available Distribution Amount with respect to the Overcollateralized Stack I Group on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Stack I Group and (ii) interest thereon at the applicable Remittance Rate. Such amounts will be distributed to the applicable classes of Certificates in the priority of interest payable on such Distribution Date. If two or more Stack I Groups are Undercollateralized Stack I Groups then amounts will be distributed to the Undercollateralized Stack I Groups pro rata based upon the amounts of under-collateralization with respect to each Undercollateralized Stack I Group. If two or more Stack I Groups are Overcollateralized Stack I Groups then any amounts distributed to the Undercollateralized Stack I Groups will be allocated from each Overcollateralized Stack I Group pro rata based upon amounts available with respect to each Overcollateralized Stack I Group.

     The reduction in the Stack I Available Distribution Amount of any Overcollateralized Stack I Group to pay interest to any Undercollateralized Stack I Group as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Stack I Subordinate Certificates and further to the amount of principal otherwise distributable to the Certificates related to the Undercollateralized Stack I Group because the Overcollateralized Stack I Group, if any, may have a Remittance Rate that is lower than that of the Undercollateralized Stack I Group. Such shortfall shall be payable from amounts otherwise distributable first from the Subordinate Certificates in reverse order of their priority of payment and then from the Certificates related to the applicable Undercollateralized Stack I Group in respect of principal.

     "SUBGROUP 1 CERTIFICATES" means the Class 1AF-1, Class 1AF-2 and Class 1AF-3 and Class A-R Certificates.

     "SUBGROUP 2 CERTIFICATES" means the Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8 and Class 1AF-9 Certificates.

     "SUBGROUP 3 CERTIFICATES" means the Class 1AF-10 and Class 1AF-11 Certificates.

     The Stack I Senior Certificates (exclusive of the Class F-PO Certificates) are sometimes referred to herein as the "NON-PO STACK I SENIOR CERTIFICATES."

     The Class F-IO and Class F-PO Certificates will each consist of two components (each, a "COMPONENT"). The Components of the Class IO Certificates are referred to herein as "CLASS F-IO COMPONENT ONE", related to the Group 1 Mortgage Loans and "CLASS F-IO COMPONENT TWO" (together with the Class F-IO Component One a "CLASS F-IO COMPONENT"), related to the Group 2 Mortgage Loans. The Components of the Class F-PO Certificates are referred to herein as "CLASS F-PO COMPONENT ONE", related to the Group 1 Mortgage Loans and "CLASS F-PO COMPONENT TWO" (together with the Class F-PO Component One a "CLASS F-PO COMPONENT"), related to the Group 2 Mortgage Loans. The Components are not separately transferable.

     The "STACK I CREDIT SUPPORT DEPLETION DATE" is the first Distribution Date on which the aggregate outstanding principal balance of the Stack I Subordinate Certificates has been or will be reduced to zero.

     With respect to each Stack I Mortgage Loan, the "STACK I PO PERCENTAGE" will equal a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal the excess, if any, of the applicable Remittance Rate (defined herein) applicable to the related Stack I Mortgage Group over the applicable Net Mortgage Rate (defined herein) and the denominator of which will equal the applicable Remittance Rate. The Stack I PO Percentage will be 0% with respect to Stack I Non-Discount Mortgage Loans. As of the Cut-off Date, the weighted average Net Mortgage Rate of the Discount Mortgage Loans (defined below) was approximately 5.392%. The weighted average Net Mortgage Rate of the Discount Mortgage Loans in Mortgage Group 1 was approximately 5.355% and the weighted average Net Mortgage Rate of the Discount Mortgage Loans in Mortgage Group 2 was approximately 5.820%.

     With respect to each Stack I Mortgage Loan, the "STACK I NON-PO PERCENTAGE" will equal a fraction, expressed as a percentage (but not greater than 100%), the numerator of which will equal the applicable Net Mortgage Rate and the denominator of which will equal the applicable Remittance Rate. The Stack I Non-PO Percentage will be 100% with respect to Stack I Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the applicable Remittance Rate.

     The "DISCOUNT MORTGAGE LOANS" are (a) Group 1 Mortgage Loans having Net Mortgage Rates less than 5.75% and (b) Group 2 Mortgage Loans having Net Mortgage Rates less than 6.50%.

     The "NON-DISCOUNT MORTGAGE LOANS" are (a) Group 1 Mortgage Loans having Net Mortgage Rates greater than or equal to 5.75% and (b) Group 2 Mortgage Loans having Net Mortgage Rates greater than or equal to 6.50%.

     The "SUBGROUP 1 REMITTANCE RATE" is a per annum rate equal to 5.75%, the "SUBGROUP 2 REMITTANCE RATE" is a per annum rate equal to 6.00%, the "SUBGROUP 3 REMITTANCE RATE" is a per annum rate equal to 7.00%, the "GROUP 1 REMITTANCE RATE" is a per annum rate equal to 5.75%, and the "GROUP 2 REMITTANCE RATE" is a per annum rate equal to 6.50%. Each of the Subgroup 1 Remittance Rate, the Subgroup 2 Remittance Rate, the Subgroup 3 Remittance Rate and the Group 2 Remittance Rate is referred to herein as a "REMITTANCE RATE".

     The Class F-PO Certificates will not be entitled to receive interest. The Class F-PO Certificates will be entitled to receive principal with respect to the Discount Mortgage Loans only. The Class F-IO Certificates will not be entitled to receive principal. The Class F-IO Certificates will be entitled to receive interest with respect to all of the Stack I Mortgage Loans (other than the Discount Mortgage Loans).

     With respect to each Mortgage Loan, the "NET MORTGAGE RATE" equals the applicable Mortgage Rate less the applicable Servicing Fee Rate. With respect to each Mortgage Loan, the "MORTGAGE RATE" equals the per annum rate of interest borne by such Mortgage Loan, as specified in the related Mortgage Note.

Distributions of Interest on the Stack I Certificates

     On each Distribution Date, interest will be payable to each class of the Stack I Certificates (other than the Class F-PO Certificates) in an amount equal to the sum of (i) the Stack I Interest Accrual Amount with respect to such class and (ii) any Stack I Interest Shortfall with respect to such class.

     As of any Distribution Date, the "STACK I INTEREST ACCRUAL AMOUNT" with respect to any class of Stack I Certificates (other than the Class F-PO Certificates), means generally one month's interest at the Certificate Rate on the outstanding principal balance thereof (or, in the case of the Class 1AF-12 and Class F-IO Certificates, on the Class 1AF-12 Notional Amount or the Class F-IO Notional Amount (each as defined herein)), respectively, minus any Stack I Non-Supported Interest Shortfalls allocated to such class on such Distribution Date.

     As of any Distribution Date, the "STACK I INTEREST SHORTFALL" with respect to any class of

Certificates (other than the Class F-PO Certificates) means generally any portion of the Stack I Interest Accrual Amount with respect to any previous Distribution Amount which remains unpaid (before giving effect to distributions made on such Distribution Date).

     "STACK I NON-SUPPORTED INTEREST SHORTFALL" means the sum of (i) any Stack I Prepayment Interest Shortfall (adjusted to the applicable Net Mortgage Rate) in excess of the amount of any Compensating Interest payable by a Servicer on any Distribution Date and (ii) any interest shortfalls relating to the Servicemembers Civil Relief Act (as defined in the Prospectus) or similar legislation or regulations.

     A "STACK I PREPAYMENT INTEREST SHORTFALL" with respect to a Stack I Mortgage Loan and any Distribution Date is the amount by which one month's interest at the applicable Mortgage Rate on a Stack I Mortgage Loan as to which a voluntary prepayment in full or in part has been made, exceeds the amount of interest actually received in connection with such prepayment.

     The "CLASS F-IO NOTIONAL AMOUNT" with respect to any Distribution Date will equal the sum of the Class F-IO Component One Notional Amount and the Class F-IO Component Two Notional Amount. The initial Class F-IO Notional Amount will be approximately $9,208,734.

     The "CLASS IO COMPONENT ONE NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of the aggregate Scheduled Principal Balance of the Mortgage Loans in Mortgage Group 1 with a net mortgage rate greater than the Subgroup 3 Remittance Rate and a fraction the numerator of which is the weighted average of the Stripped Interest Rates of the Mortgage Loans in Mortgage Group 1 with a net mortgage rate greater than the Subgroup 3 Remittance Rate and the denominator of which is 5.75%. The initial Class IO Component One Notional Amount will be approximately $8,188,866.

     The "CLASS IO COMPONENT TWO NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group 2 and a fraction the numerator of which is the weighted average of the Stripped Interest Rates of the Non-Discount Mortgage Loans in Mortgage Group 2 and the denominator of which is 6.50%. The initial Class IO Component Two Notional Amount will be approximately $1,019,868.

     The "CLASS 1AF-12 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the sum of the principal balances of the Class 1AF-10 and Class 1AF-11 Certificates. The initial Class 1AF-12 Notional Amount will be approximately $186,220,000.

     The Class IO Component One Notional Amount, the Class IO Component Two Notional Amount and the Class 1AF-12 Notional Amount are referred to collectively as the "CLASS NOTIONAL AMOUNTS".

     The "STRIPPED INTEREST RATE" means, (i) for each Subgroup 3 Mortgage Component, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over the Subgroup 3 Remittance Rate and (ii) for each Group 2 Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over the Group 2 Remittance Rate.

     The "SCHEDULED PRINCIPAL BALANCE" of a Stack I Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Stack I Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Stack I Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

     Interest will accrue on the Stack I Certificates (other than the Class F-PO Certificates) at their respective Certificate Rates during the calendar month immediately preceding the month in which the related Distribution Date occurs (each such period, a "STACK I INTEREST ACCRUAL PERIOD").

     The "CERTIFICATE RATE" for each Class of Stack I Senior Certificates is as follows:

Class 1AF-1 .........   5.75% per annum
Class 1AF-2 .........   5.75% per annum
Class 1AF-3 .........   5.75% per annum
Class 1AF-4 .........   6.00% per annum
Class 1AF-5 .........   6.00% per annum
Class 1AF-6 .........   6.00% per annum
Class 1AF-7 .........   6.00% per annum
Class 1AF-8 .........   6.00% per annum
Class 1AF-9 .........   6.00% per annum
Class 1AF-10 ........          *
Class 1AF-11 ........          *
Class 1AF-12 ........          *
Class 2AF-1 .........   6.50% per annum
Class 2AF-2 .........   6.50% per annum
Class F-IO ..........         **

* The Class 1AF-10, Class 1AF-11 and Class 1AF-12 Certificates will accumulate interest at a variable rate equal to LIBOR plus 0.350%, LIBOR plus 0.350% and 6.650% minus LIBOR per annum, respectively. The minimum and maximum interest rates for the Class 1AF-10 and Class 1AF-11 Certificates will be 0.350% and 7.000%, respectively, and the minimum and maximum interest rates for the Class 1AF-12 Certificates will be 0% and 6.650%, respectively.

** The Class F-IO Certificates will accumulate interest at a variable rate, which will equal approximately 5.8331% per annum for the distribution date in June 2007 and will vary for each Distribution Date thereafter.

     Certificate Rate with Respect to the Class MF and Class BF Certificates

     On any Distribution Date, the Certificate Rate on each of the Class MF and Class BF Certificates will equal the fraction, expressed as a percentage, (A) the numerator of which will equal the sum of (i) the product of (x) the Subgroup 1 Remittance Rate and (y) the excess of the aggregate Non-PO Percentage of the Scheduled Principal Balance of the Mortgage Components in Subgroup 1 over the aggregate outstanding principal balance of the Subgroup 1 Senior Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date) (such excess the "SUBGROUP 1 SUBORDINATED AMOUNT"), (ii) the product of (x) the Subgroup 2 Remittance Rate and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 2 over the aggregate outstanding principal balance of the Subgroup 2 Senior Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date) (such excess the "SUBGROUP 2 SUBORDINATED AMOUNT"), (iii) the product of (x) the Subgroup 3 Remittance Rate and (y) the excess of the aggregate Non-PO Percentage of the Scheduled Principal Balance of the Mortgage Components in Subgroup 3 over the aggregate outstanding principal balance of the Subgroup 3 Senior Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date) (such excess the "SUBGROUP 3 SUBORDINATED AMOUNT") and (iv) the product of (x) the Group 2 Remittance Rate and (y) the excess of the aggregate Non-PO Percentage of the Scheduled Principal Balance of the Group 2 Mortgage Loans over the aggregate outstanding principal balance of the Group II Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date) (such excess the "GROUP 2 SUBORDINATED AMOUNT") and (B) the denominator of which will equal the sum of the Subgroup 1 Subordinated Amount, the Subgroup 2 Subordinated Amount, the Subgroup 3 Subordinated Amount and the Group 2 Subordinated Amount. The initial Certificate Rate with respect to each class of Class BF and Class MF Certificates will be approximately 6.4376%.

     Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery (as defined below) relating to a Stack I Mortgage Loan has been received by a Servicer, the amount of such Subsequent Recoveries will be applied to increase the Class Certificate Balance of the class of Stack I Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, including any class of Stack I Certificates to which a realized loss was previously allocated and whose Class Certificate Balance has been reduced to zero, but not by more than the amount of Realized Losses previously allocated to such class of Stack I Certificates. The amount of any remaining Subsequent Recoveries relating to a Stack I Mortgage Loan will be applied to the Class Certificate Balances of the Stack I Subordinate Certificates, in order of seniority, up to the amount of such Realized Losses previously allocated to such class of Certificates.

CALCULATION OF ONE-MONTH LIBOR

     On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits from Reuters, as of 11:00 a.m. (London time) on such Interest Determination Date (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator) or (2) if such rate does not appear on Reuters as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

     If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Certificates will be established by the Securities Administrator as follows:

     (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

     (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Certificates shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Certificates, for the related Accrual Period for the Certificates shall (in the absence of manifest error) be final and binding.

     "INTEREST DETERMINATION DATE" means each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Certificates.

     "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     "REFERENCE BANKS" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Sponsor or any successor servicer.

     "RESERVE INTEREST RATE" means the rate per annum that the Securities Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

     "REUTERS" means Reuters Monitor Money Rates Service.

     "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on Reuters (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Distributions of Principal on the Stack I Certificates

     Distributions to the Class F-PO Certificates

     On each Distribution Date, the Class F-PO Certificates will receive a portion of the Stack I Available Distribution Amount attributable to principal received on or with respect to any Discount Mortgage Loan equal to the amount of such principal so attributable multiplied by the Stack I PO Percentage with respect to such Discount Mortgage Loan. Such distributions will reduce the principal balance of the F-PO Component corresponding to the Mortgage Group of such Discount Mortgage Loans. In addition, on each Distribution Date prior to and including the Stack I Credit Support Depletion Date, the Class F-PO Certificates also will be allocated principal, to the extent of amounts available to pay the Stack I Subordinate Optimal Principal Amount (without regard to clause (2) of the definition of such term) on such Distribution Date, in an amount (the "CLASS F-PO SHORTFALL AMOUNT") generally equal to (i) the applicable Stack I PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class F-PO Certificates; provided, however, that such payments in respect of the Class F-PO Shortfall Amount will not cause a further reduction in the principal balance of the Class F-PO Certificates. The aggregate of the amount payable to the Class F-PO Certificates described in this paragraph is referred to herein as the "CLASS F-PO CERTIFICATE DISTRIBUTION AMOUNT."

     Allocation of the Stack I Non-PO Subgroup 1 Optimal Principal Amount

     Except after the Stack I Credit Support Depletion Date, on each Distribution Date, the Stack I Non-PO Subgroup 1 Optimal Principal Amount (defined herein) will be distributed to the Subgroup 1

Certificates sequentially as follows:

          First, to the Class A-R Certificate, until its Class Certificate Balance has been reduced to zero;

          Second, beginning on the Distribution Date in June 2012, in an amount up to the Class 1AF-1 Priority Amount to the Class 1AF-1 Certificates;

          Third, sequentially to the Class 1AF-2 and Class 1AF-3 Certificates, until the Class Certificate Balance of each such class has been reduced to zero; and

          Fourth, to the Class 1AF-1 Certificates (without regard to the Class 1AF-1 Priority Amount), until its Class Certificate Balance has been reduced to zero.

     On any Distribution Date after the Stack I Credit Support Depletion Date, distributions of principal among the classes of the Subgroup 1 Certificates then outstanding will be made pro rata based upon their respective outstanding principal balances and not in accordance with the priorities set forth above.

     Allocation of the Stack I Non-PO Subgroup 2 Optimal Principal Amount

     Except after the Stack I Credit Support Depletion Date, on each Distribution Date, the Stack I Non-PO Subgroup 2 Optimal Principal Amount (defined herein) will be distributed to the Subgroup 2 Certificates sequentially as follows:

          First, beginning on the Distribution Date in June 2012, in an amount up to the Class 1AF-4 and Class 1AF-5 Priority Amount to the Class 1AF-4 and Class 1AF-5 Certificates, pro rata, until the Class Certificate Balance of each such class has been reduced to zero;

          Second, to the Class 1AF-6 and Class 1AF-7 Certificates, an amount up to $485,000, pro rata, until the earlier of (i) the Distribution Date on which the aggregate principal balance of the Class 1AF-8 Certificates has been reduced to zero and (ii) the Distribution Date on which the principal balance of the Class 1AF-6 and Class 1AF-7 Certificates has been reduced to zero;

          Third, to the Class 1AF-8 Certificates, until the Class Certificate Balance of such class has been reduced to zero;

          Fourth, to the Class 1AF-6 and Class 1AF-7 Certificates, pro rata, until the Class Certificate Balance of each such class has been reduced to zero;

          Fifth, to the Class 1AF-9 Certificates, until the Class Certificate Balance of such class has been reduced to zero; and

          Sixth, to the Class 1AF-4 and Class 1AF-5 Certificates (without regard to the Class 1AF-4 and Class 1AF-5 Priority Amount), pro rata, until the Class Certificate Balance of each such class has been reduced to zero.

     On any Distribution Date after the Stack I Credit Support Depletion Date, distributions of principal among the classes of the Subgroup 2 Certificates then outstanding will be made pro rata based upon their respective outstanding principal balances and not in accordance with the priorities set forth above.

     Allocation of the Stack I Non-PO Subgroup 3 Optimal Principal Amount

     On each Distribution Date, the Stack I Non-PO Subgroup 3 Optimal Principal Amount (defined herein) will be distributed to the Class 1AF-10 and 1AF-11 Certificates, pro rata, until the Class Certificate Balance of each such class has been reduced to zero.

     The "CLASS 1AF-1 PRIORITY AMOUNT" means, on any Distribution Date, the product of (x) the Class 1AF-1 Lockout Percentage, (y) the Class 1AF-1 Priority Percentage and (z) the Stack I Non-PO Principal Distribution Amount for Subgroup 1.

     The "CLASS 1AF-1 PRIORITY PERCENTAGE" means, on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class 1AF-1 Class Certificate Balance immediately prior to such Distribution Date and the denominator of which is equal to the aggregate of the Class Certificate Balances of the Class 1AF-1, Class 1AF-2 and Class 1AF-3 Certificates immediately prior to such Distribution Date.

     The "CLASS 1AF-1 LOCKOUT PERCENTAGE" means, on any Distribution Date occurring on or before the Distribution Date in May 2012, 0%; for any Distribution Date occurring on or after June 2012, the Class 1AF-1 Lockout Percentage will be as follows:

    Distribution Date      Class 1AF-1 Lockout Percentage
    -----------------      ------------------------------
June 2012 - May 2013                     30%
June 2013 - May 2014                     40%
June 2014 - May 2015                     60%
June 2015 - May 2016                     80%
June 2016 and thereafter                100%

     The "CLASS 1AF-4 AND CLASS 1AF-5 PRIORITY AMOUNT" means, on any Distribution Date, the product of (x) the Class 1AF-4 and Class 1AF-5 Lockout Percentage, (y) the Class 1AF-4 and Class 1AF-5 Priority Percentage and (z) the Stack I Non-PO Principal Distribution Amount for Subgroup 2.

     The "CLASS 1AF-4 AND CLASS 1AF-5 PRIORITY PERCENTAGE" means, on any Distribution Date, the percentage equivalent a fraction, the numerator of which is the aggregate Class Certificate Balances of the Class 1AF-4 and Class 1AF-5 Certificates immediately prior to such Distribution Date and the denominator of which is equal to the aggregate of the Certificate Class Certificate Balances of the Class 1AF-4, Class 1AF-5, Class 1AF-6, Class 1AF-7, Class 1AF-8 and Class 1AF-9 Certificates immediately prior to such Distribution Date.

     The "CLASS 1AF-4 AND CLASS 1AF-5 LOCKOUT PERCENTAGE" means, on any Distribution Date occurring on or before the Distribution Date in May 2012, 0%; for any Distribution Date occurring on or after June 2012, the Class 1AF-4 and Class 1AF-5 Lockout Percentage will be as follows:

    Distribution Date      Class 1AF-4 and Class 1AF-5 Lockout Percentage
    -----------------      ----------------------------------------------
June 2012 - May 2013                     30%
June 2013 - May 2014                     40%
June 2014 - May 2015                     60%
June 2015 - May 2016                     80%
June 2016 and thereafter                100%

     The "STACK I NON-PO SUBGROUP 1 OPTIMAL PRINCIPAL AMOUNT", the "STACK I NON-PO SUBGROUP 2 OPTIMAL PRINCIPAL AMOUNT," the "STACK I NON-PO SUBGROUP 3 OPTIMAL PRINCIPAL AMOUNT" (each, a "STACK I NON-PO SENIOR OPTIMAL PRINCIPAL AMOUNT") and the "STACK I NON-PO GROUP 2 OPTIMAL PRINCIPAL AMOUNT," mean generally as of any Distribution Date, an amount, not in excess of the applicable Stack I Non-PO Senior Principal Balance, equal to the sum of: (a) an amount equal to the applicable Stack I Non-PO Senior Percentage of the applicable Stack I Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Components or Mortgage Loans in the related Subgroup or Group 2, as applicable, as of such Due Date; (b) an amount equal to the applicable Stack I Non-PO Senior Prepayment Percentage of the applicable Stack I Non-PO Percentage of all Principal Prepayments received during the related Principal Prepayment Period on Mortgage Components or Mortgage Loans in the related Subgroup or Group 2, as applicable; (c) with respect to each Mortgage Component or Mortgage Loan in the related Subgroup or Group 2, as applicable, not described in (d) below, an amount equal to the applicable Stack I Non-PO Senior Percentage of the applicable Stack I Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Component or Mortgage Loan in the related Subgroup or Group 2, as applicable, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Component or Mortgage Loan in the related Subgroup or in Group 2, as applicable, which has become a Liquidated Mortgage Loan (defined below) during the calendar month preceding such Distribution Date, an amount equal to the lesser of (i) the applicable Stack I Non-PO Senior Percentage of the applicable Stack I Non-PO Percentage of an amount equal to the principal balance of such Mortgage Component or Mortgage Loan, as applicable, (net of Advances with respect to principal) as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (ii) the applicable Stack I Non-PO Senior Prepayment Percentage of the applicable Stack I Non-PO Percentage of the net liquidation proceeds received during the related Principal Prepayment Period, if any, with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances); (e) with respect to each Mortgage Component or Mortgage Loan in the related Subgroup or in Group 2, as applicable, repurchased during the related Principal Prepayment Period preceding such Distribution Date, an amount equal to the applicable Stack I Non-PO Senior Prepayment Percentage of the applicable Stack I Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the applicable Holders of such Senior Certificates); (f) while none of the Subordinate Certificates remains outstanding, the excess of the outstanding principal balance of the Subgroup 1 Certificates, the Subgroup 2 Certificates, the Subgroup 3 Certificates or the Group II Certificates, as applicable (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a)-(e) above), over the Stack I Non-PO Allocated Amount for the related Subgroup or Group 2, as applicable; and (g) Subsequent Recoveries.

     A "LIQUIDATED MORTGAGE LOAN" is any defaulted Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise, have been recovered.

     As of any Distribution Date, the "STACK I NON-PO SUBGROUP 1 SENIOR PERCENTAGE", the "STACK I NON-PO SUBGROUP 2 SENIOR PERCENTAGE", the "STACK I NON-PO SUBGROUP 3 SENIOR PERCENTAGE" and "STACK I NON-PO GROUP 2 SENIOR PERCENTAGE", (each, a "STACK I NON-PO SENIOR PERCENTAGE") will equal a fraction, expressed as a percentage, the numerator of which is the applicable Stack I Non-PO Senior Principal Balance and the denominator of which is the applicable Stack I Non-PO Allocated Amount immediately prior to the Due Date in the month of such Distribution Date.

     The "STACK I NON-PO SUBGROUP 1 SENIOR PRINCIPAL BALANCE", the "STACK I NON-PO SUBGROUP 2 SENIOR PRINCIPAL BALANCE", the "STACK I NON-PO SUBGROUP 3 SENIOR PRINCIPAL BALANCE" and the "STACK I NON-PO GROUP 2 SENIOR PRINCIPAL BALANCE" (each, a "STACK I NON-PO SENIOR PRINCIPAL BALANCE") mean, generally, as of any Distribution Date, (a) the applicable Stack I Non-PO Senior Principal Balance for the preceding Distribution Date less (b) amounts distributed to the applicable Stack I Non-PO Senior Certificateholders on such preceding Distribution Date allocable to principal (including Advances) and any losses allocated to the applicable Stack I Non-PO Senior Certificates; provided that
(i) the Stack I Non-PO Subgroup 1 Principal Balance on the first Distribution Date will be the initial Stack I Non-PO Subgroup 1 Principal Balance, which is expected to be approximately $98,176,787, (ii) the Stack I Non-PO Subgroup 2 Principal Balance on the first Distribution Date will be the initial Stack I Non-PO Subgroup 2 Principal Balance, which is expected to be approximately $104,623,596, (iii) the Stack I Non-PO Subgroup 3 Principal Balance on the first Distribution Date will be the initial Stack I Non-PO Subgroup 3 Principal Balance, which is expected to be approximately $199,379,029 and (iv) the Stack I Group 2 Principal Balance on the first Distribution Date will be the initial Stack I Non-PO Group 2 Principal Balance, which is expected to be approximately $17,548,947.

     The "STACK I NON-PO SUBGROUP 1 ALLOCATED AMOUNT", the "STACK I NON-PO SUBGROUP 2 ALLOCATED AMOUNT", and the "STACK I NON-PO SUBGROUP 3 ALLOCATED AMOUNT" and the "STACK I NON-PO GROUP 2 ALLOCATED AMOUNT" (each, a "STACK I NON-PO ALLOCATED AMOUNT") will be calculated as of any date by (i) multiplying the outstanding principal balance of each Mortgage Component in the applicable Subgroup as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Component that have not been passed through to the Certificateholders) by the Stack I Non-PO Percentage with respect to such Mortgage Component and (ii) summing the results.

     The "STACK I NON-PO SUBGROUP 1 PREPAYMENT PERCENTAGE", the "STACK I NON-PO SUBGROUP 2 PREPAYMENT PERCENTAGE", the "STACK I NON-PO SUBGROUP 3 PREPAYMENT PERCENTAGE" and the "STACK I NON-PO GROUP 2 PREPAYMENT PERCENTAGE" and (each, a "STACK I NON-PO SENIOR PREPAYMENT PERCENTAGE") mean, generally, as of any Distribution Date up to and including the Distribution Date in May 2012, 100%; as of any Distribution Date in the first year thereafter, the applicable Stack I Non-PO Senior Percentage plus 70% of the applicable Subordinate Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Stack I Non-PO Senior Percentage plus 60% of the applicable Subordinate Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the applicable Stack I Non-PO Senior Percentage plus 40% of the applicable Subordinate Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Stack I Non-PO Senior Percentage plus 20% of the applicable Subordinate Percentage for such Distribution Date; and as of any Distribution Date in the fifth year and thereafter, the applicable Stack I Non-PO Senior Percentage; provided that, if any Stack I Non-PO Senior Percentage as of any such Distribution Date is greater than the initial applicable Stack I Non-PO Senior Percentage, each Stack I Non-PO Senior Prepayment Percentage shall be 100%; and provided further that whenever the Stack I Non-PO Senior Percentage equals 0%, the Stack I Non-PO Senior Prepayment Percentage will equal 0%, and provided further, however, that no reduction of any Stack I Non-PO Senior Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of Mortgage Components with respect to each of the Subgroups, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the related Subordinate Percentage of the Subgroup Principal Balance with respect to the related Subgroup as of such date and (ii) cumulative Realized Losses with respect to each Subgroup, each taken individually, do not exceed (a) 30% of the related Stack I Subordinate Amount as of the date of issuance of the Certificates (the "STACK I ORIGINAL SUBORDINATE PRINCIPAL BALANCE") if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the Stack I Original Subordinate Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the Stack I Original Subordinate Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the Stack I Original Subordinate Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the Stack I Original Subordinate Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.

     As of any Distribution Date, the "SUBGROUP 1 SUBORDINATE PERCENTAGE" means the difference between 100% and the Stack I Non-PO Subgroup 1 Senior Percentage, the "SUBGROUP 2 SUBORDINATE PERCENTAGE" means the difference between 100% and the Stack I Non-PO Subgroup 2 Senior Percentage, and the "SUBGROUP 3 SUBORDINATE PERCENTAGE" means the difference between 100% and the Stack I Non-PO Subgroup 3 Senior Percentage and the "GROUP 2 SUBORDINATE PERCENTAGE" means the difference between 100% and the Stack I Non-PO Group 2 Senior Percentage and each is a "STACK I SUBORDINATE PERCENTAGE".

     Each of (i) the Subgroup 1 Certificates, collectively, (ii) the Subgroup 2 Certificates, collectively, (iii) the Subgroup 3 Certificates, collectively, and
(iv) the Group II Certificates, collectively, is sometimes referred to herein as a "CERTIFICATE SUBGROUP".

     Allocation of the Stack I Subordinate Optimal Principal Amount

     On each Distribution Date, distributions in respect of principal will be made to each class of Stack I Subordinate Certificates up to an amount equal to the portion of the Stack I Subordinate Optimal Principal Amount (defined below) allocable to such class, calculated as described below.

     The "STACK I SUBORDINATE OPTIMAL PRINCIPAL AMOUNT" means generally as of any Distribution Date with respect to each of Subgroup 1, Subgroup 2, Subgroup 3 and Group 2, an amount, not in excess of the aggregate outstanding principal balance of the Stack I Subordinate Certificates, equal to (1) the sum of: (a) an amount equal to the applicable Stack I Subordinate Percentage of the applicable Stack I Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Components in the related Subgroup as of such Due Date; (b) an amount equal to the applicable Stack I Subordinate Prepayment Percentage of the applicable Stack I Non-PO Percentage of all principal prepayments received during the related Principal Prepayment Period; (c) with respect to each Mortgage Component not described in (d) below, an amount equal to the applicable Stack I Subordinate Percentage of the applicable Stack I Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Component, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Component of a Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class F-PO Certificate Distribution Amount or the Stack I Non-PO Senior Optimal Principal Amount with respect to such Distribution Date; (e) Subsequent Recoveries; and
(f) with respect to each Mortgage Component of a Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the applicable Stack I Subordinate Prepayment Percentage of the applicable Stack I Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Holders of the Stack I Subordinate Certificates), minus (2) the Class F-PO Shortfall Amount with respect to such Distribution Date.

     On each Distribution Date, the Stack I Subordinate Optimal Principal Amount will be allocated among the outstanding classes of Stack I Subordinate Certificates entitled to receive distributions in respect thereof on such Distribution Date, as described in the second succeeding sentence. Each such class will be allocated its pro rata portion of the Stack I Subordinate Optimal Principal Amount based upon the outstanding principal balances of all classes of Stack I Subordinate Certificates entitled to distributions in respect of the Stack I Subordinate Optimal Principal Amount on such Distribution Date. On each Distribution Date, the Stack I Subordinate Optimal Principal Amount will be allocated among the following classes of Certificates: (i) any class of Stack I Subordinate Certificates which has current Stack I Credit Support (defined herein) (before giving effect to any distribution of principal thereon on such Distribution Date) greater than or equal to the original Stack I Credit Support for such class; (ii) the class of Stack I Subordinate Certificates having the lowest numerical class designation of any outstanding class of Stack I Subordinate Certificates which does not meet the criteria in (i) above; and
(iii) the Class BF-3 Certificates if all other outstanding classes of Stack I Subordinate Certificates meet the criteria in (i) above or if no other class of Stack I Subordinate Certificates is outstanding; provided, however, that no class of Stack I Subordinate Certificates will receive any distribution in respect of the Stack I Subordinate Optimal Principal Amount on any Distribution Date if on such Distribution Date any class of Stack I Subordinate Certificates having a lower numerical class designation than such class fails to meet the criteria in (i) above. After the allocations in (i) through (iii) above, any remaining portion of the Stack I Subordinate Optimal Principal Amount shall be allocated to the class of Stack I Subordinate Certificates having the lowest numerical class designation of any outstanding class of Stack I Subordinate Certificates. For the purposes of (ii) above, the Class MF Certificates will be deemed to have a lower numerical class designation than each class of Class BF Certificates.

     Each class of Stack I Subordinate Certificates (other than the Class BF-3 Certificates) will have the benefit of a level of credit support, expressed as a percentage of the aggregate outstanding principal balance of the Stack I Certificates ("STACK I CREDIT SUPPORT"). Stack I Credit Support for such classes of Stack I Certificates will equal in each case the percentage obtained by dividing the aggregate outstanding principal balance of all classes of Stack I Subordinate Certificates having higher numerical class designations than such class by the aggregate outstanding principal balance of all outstanding classes of Stack I Certificates (exclusive of the outstanding Class F-PO Certificates) (for this purpose, the Class MF Certificates shall be deemed to have a lower numerical class designation than each class of Class BF Certificates). Generally, the level of Stack I Credit Support for any class will decrease to the extent Realized Losses are allocated to any class of Stack I Subordinate Certificates having a higher numerical class designation and will increase to the extent that any class or classes of Stack I Certificates not subordinated to such class receive a disproportionate portion of payments (including prepayments) of principal on the Stack I Mortgage Loans.

STACK I SUBORDINATE CERTIFICATES AND SHIFTING INTERESTS

     The rights of the Holders of each class of Stack I Subordinate Certificates to receive distributions with respect to the Stack I Mortgage Loans will be subordinated to the rights of the Holders of the Stack I Senior Certificates and each class of Stack I Subordinate Certificates having a lower numerical class designation than such class of Stack I Subordinate Certificates, each to the extent described below. The subordination provided by the Stack I Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Stack I Senior Certificateholders of the full amount of monthly distributions due them and to protect the Stack I Senior Certificateholders against losses. The subordination provided by each class of Stack I Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Holders of the Stack I Senior Certificates and each class of Stack I Subordinate Certificates having a lower numerical class designation than such class of Stack I Subordinate Certificates of the full amount of monthly distributions due them and to protect such Certificateholders against losses.

     On each Distribution Date payments to the Stack I Senior Certificateholders will be made prior to payments to the Stack I Subordinate Certificateholders. If, on any Distribution Date on which the aggregate Stack I Senior Certificateholders are paid less than the sum of the Stack I Non-PO Senior Optimal Principal Amount and the Class F-PO Certificate Distribution Amount for such date, the interest of the Stack I Senior Certificateholders in the Trust Fund will increase so as to preserve the entitlement of the Stack I Senior Certificateholders to unpaid principal of the Stack I Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Stack I Senior Certificateholders in the Trust Fund.

     The Holders of the Stack I Senior Certificates will be entitled to receive the Stack I Non-PO Senior Prepayment Percentage of the Stack I Non-PO Percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Stack I Mortgage Loans as described above. This will have the effect of initially accelerating principal payments to the Holders of the Stack Senior Certificates and reducing their proportionate interest in the Trust Fund and correspondingly increasing (in the absence of offsetting Realized Losses) the Credit Support of each class of Stack I Subordinate Certificates having Credit Support. See "--Distributions of Principal on the Stack I Certificates" above. Increasing the interest of the Stack I Subordinate Certificates in the Trust Fund relative to that of the Stack I Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Stack I Subordinate Certificates.

     All Realized Losses on the Mortgage Components in Subgroup 1, Subgroup 2, Subgroup 3 or Group 2 generally will be allocated first, to the Class BF-3 Certificates until the principal balance of the Class BF-3 Certificates has been reduced to zero; second, to the Class BF-2 Certificates until the principal balance of the Class BF-2 Certificates has been reduced to zero; third, to the Class BF-1 Certificates until the principal balance of the Class BF-1 Certificates has been reduced to zero; fourth, to the Class MF-3 Certificates until the principal balance of the Class MF-3 Certificates has been reduced to zero; fifth, to the Class MF-2 Certificates until the principal balance of the Class MF-2 Certificates has been reduced to zero; sixth, to the Class MF-1 Certificates until the principal balance of the Class MF-1 Certificates has been reduced to zero; and seventh, allocated sequentially (i) to the Stack I Senior Certificates in the related Certificate Subgroup until the aggregate certificate principal balance of such related Stack I Senior Certificates has been reduced to zero and then (ii) to the other Stack I Senior Certificates (other than the Class F-PO Certificates), pro rata based upon their outstanding class principal balances until the certificate principal balances of such other Stack I Senior Certificates has been reduced to zero; provided, however, that any portion of any realized loss that would otherwise be allocated to the Class 1AF-4

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Certificates will instead be allocated first to the Class 1AF-5 Certificates until the class certificate balance thereof has been reduced to zero, any portion of any realized loss that would otherwise be allocated to the Class 1AF-6 Certificates will instead be allocated first to the Class 1AF-7 Certificates until the class certificate balance thereof has been reduced to zero, any portion of any realized loss that would otherwise be allocated to the Class 1AF-10 Certificates will instead be allocated first to the Class 1AF-11 Certificates until the class certificate balance thereof has been reduced to zero and any portion of any realized loss that would otherwise be allocated to the class 2AF-1 Certificates will instead be allocated first to the Class 2AF-2 Certificates until the class certificate balance thereof has been reduced to zero; provided further, however, that if a Realized Loss occurs with respect to a Discount Mortgage Loan (A) the amount of such Realized Loss equal to the product of (i) the amount of such Realized Loss and (ii) the Stack I PO Percentage with respect to such Discount Mortgage Loan will be allocated to the Class F-PO Certificates and (B) the remainder of such Realized Loss will be allocated as described above.

     All prepayment charges received with respect to the Stack I Mortgage Loans or paid by the Servicer or the Sponsor in respect of the prepayment charges during the related Principal Prepayment Period will be paid to the Class P Certificates.

DESCRIPTION OF THE STACK II CERTIFICATES

     The Stack II Certificates will consist of the Class AV-1, Class AV-2, Class AV-IO, Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates.

STACK II AVAILABLE FUNDS

     Distributions of interest and principal on the Stack II Certificates will be made on each Distribution Date from the Stack II Available Funds in the order of priority set forth below at "--Distributions on the Stack II Certificates." The "STACK II AVAILABLE FUNDS" with respect any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the sum of:

     (1) the aggregate amount of scheduled payments on the Stack II Mortgage Loans received or advanced during the related Due Period; and

     (2) any unscheduled payments (including any Subsequent Recoveries as defined in this Prospectus Supplement) and receipts on the Stack II Mortgage Loans, including Mortgagor prepayments on such Mortgage Loans received during the related Principal Prepayment Period;

     minus:

     (1) amounts reimbursable therefrom to the related Servicer and the Master Servicer; and

     (2) Servicing Fees and the fees and expenses, including indemnity payments, of the Master Servicer, the Securities Administrator, any custodian and the Trustee.

DISTRIBUTIONS ON THE STACK II CERTIFICATES

     (A) On each Distribution Date, the Stack II Available Funds will be distributed in the following order of priority to the Stack II Certificates except as otherwise noted:

     first, to the Class AV-1, Class AV-2 and Class AV-IO Certificates, pro rata, the Accrued Certificate Interest on such Certificates for such Distribution Date. As described below, Accrued

Certificate Interest on each class of the Class AV-1 and Class AV-2 Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated among the Class AV-1 and Class AV-2 Certificates as described below;

     second, to Class AV-1, Class AV-2 and Class AV-IO Certificates, pro rata, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Stack II Available Funds, any shortfall in available amounts being allocated to the Class AV-1 and Class AV-2 Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class for such Distribution Date; and

     third, to the Class AV-1 and Class AV-2 Certificates, pro rata, in reduction of their respective Class Certificate Balances, the Stack II Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Stack II Available Funds, until the Class Certificate Balance of such classes have been reduced to zero;

     (B) On each Distribution Date on or prior to the Distribution Date on which the Class Certificate Balances of the Stack II Subordinate Certificates are reduced to zero (the "STACK II CREDIT SUPPORT DEPLETION DATE"), an amount equal to the sum of the remaining Stack II Available Funds after the distributions in clause (A) above will be distributed sequentially, in the following order, to the Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates, in each case up to an amount equal to and in the following order:
(a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such class's Subordinate Principal Distribution Amount for such Distribution Date, in each case to the extent of the remaining Stack II Available Funds.

     On each Distribution Date, any Stack II Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class A-R Certificate. It is not anticipated that there will be any significant amounts remaining for such distribution.

     All prepayment charges received with respect to the Stack II Mortgage Loans or paid by the Servicer or the Sponsor in respect of the prepayment charges during the related Principal Prepayment Period will be paid to the Class P Certificates.

DISTRIBUTIONS OF INTEREST ON THE STACK II CERTIFICATES

     With respect to any Distribution Date, "ACCRUED CERTIFICATE INTEREST" will be equal to, in the case of each class of Offered Certificates relating to Stack II, interest accrued for the related Stack II Interest Accrual Period on the Class Certificate Balance of the Certificates of such class immediately prior to such Distribution Date at the related Pass-Through Rate, less interest shortfalls, if any, allocated thereto for such Distribution Date to the extent not covered with respect to the Class AV Certificates by the Subordination provided by the Class BV Certificates and Class MV Certificates and with respect to the Class MV Certificates to the extent not covered by the Subordination provided by the Class BV Certificates and any class or classes of Class MV Certificates having a lower payment priority, including in each case:

     (i) any Stack II Prepayment Interest Shortfall (as defined below) to the extent not covered by the related Servicer or the Master Servicer as described below;

     (ii) the interest portions of Realized Losses and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("EXTRAORDINARY LOSSES") not allocated through Subordination; and

     (iii) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Servicemembers Civil Relief Act (as defined in the Prospectus) or similar legislation or regulations, all allocated as described below.

     Such reductions resulting from clauses (i), (ii) and (iii) above (collectively, the "STACK II NON-SUPPORTED INTEREST SHORTFALLS") will be allocated among the Holders of all classes of Stack II Certificates in proportion to the respective amounts of Accrued Certificate Interest which would have been payable on such Distribution Date absent such reductions. In the case of each class of Class MV and Class BV Certificates, Accrued Certificate Interest on such class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses on the Stack II Certificates; Subordination." Accrued Certificate Interest on each class of Class AV Certificates will be distributed on a pro rata basis. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The "STACK II PREPAYMENT INTEREST SHORTFALL" (together with any Stack I Prepayment Interest Shortfall, a "PREPAYMENT INTEREST SHORTFALL") for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net mortgage rates on the Mortgage Loans) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls resulting from partial prepayments or prepayments in full during the preceding calendar month will be offset by the related Servicer or, if such Servicer is required to and fails to do so, the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to a percentage of the Servicing Fees or the compensation payable to the Master Servicer, as applicable, on the Mortgage Loans for such Distribution Date. No assurance can be given that the applicable Servicing Fees or master servicing compensation for any Distribution Date will be sufficient to cover Prepayment Interest Shortfalls for such Distribution Date. See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" in this Prospectus Supplement.

     Stack II Certificate Interest Rates. The "PASS-THROUGH RATE" for each Accrual Period for each class of Stack II Certificates is as follows:

     The Pass-Through Rate on the Class AV-1 and Class AV-2 Certificates will be a per annum rate equal to (a) for each Distribution Date on or before February 2012, the weighted average of the Net Mortgage Rates on the Stack II Mortgage Loans minus the Pass-Through Rate for the Class AV-IO Certificates and (b) for each Distribution Date after February 2012, the weighted average of the Net Mortgage Rates on the Stack II Mortgage Loans. The Pass-Through Rate on the Class MV and Class BV Certificates for each Distribution Date will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Stack II Mortgage Loans. The Pass-Through Rate on the Class AV-1 and Class AV-2 with respect to the first Stack II Interest Accrual Period is expected to by approximately 5.6893% and the Class MV and Class BV Certificates with respect to the first Stack II Interest Accrual Period is expected to be approximately 6.2655% per annum.

     The Pass-Through Rate on the Class AV-IO Certificates for each Distribution Date will be a per annum rate equal to (x) for any Distribution Date on or prior to the Distribution Date in February 2012, 0.5762% per annum and (y) for any Distribution Date after the Distribution Date in February 2012, zero.

     The "STACK II INTEREST ACCRUAL PERIOD" with respect to the Stack II Certificates and any Distribution Date is the period from and including the first day of the immediately preceding month, to and including, the last day of such month.

     As of any Distribution Date, the "STACK II INTEREST SHORTFALL" with respect to any class of Certificates means generally any portion of the Stack II Interest Accrual Amount with respect to any previous Distribution Amount which remains unpaid (before giving effect to distributions made on such Distribution
Date).

     As described herein, the Accrued Certificate Interest allocable to each class of Stack II Certificates is based on the Class Certificate Balance thereof. The "CLASS CERTIFICATE BALANCE" of any Stack II Certificate as of any date of determination is equal to the initial Class Certificate Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Class Certificate Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, provided that, after the Class Certificate Balances of the Class BV Certificates have been reduced to zero, the Class Certificate Balance of any Certificate of the class of Class MV Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby times the excess, if any, of (a) the then aggregate Stated Principal Balance of all of the Stack II Mortgage Loans over (b) the then aggregate Class Certificate Balance of all other classes of Stack II Certificates then outstanding.

     Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery relating to a Stack II Mortgage Loan has been received by a Servicer, the amount of such Subsequent Recoveries will be applied to increase the Class Certificate Balance of the class of Stack II Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, including any class of Stack II Certificates to which a realized loss was previously allocated and whose Class Certificate Balance has been reduced to zero, but not by more than the amount of Realized Losses previously allocated to that class of Stack II Certificates. The amount of any remaining Subsequent Recoveries relating to a Stack II Mortgage Loan will be applied to the Class Certificate Balances of the Stack II Subordinate Certificates, in order of seniority, up to the amount of such Realized Losses previously allocated to such class of Certificates.

DISTRIBUTIONS OF PRINCIPAL ON THE STACK II CERTIFICATES

     Except as provided below, Holders of the Class AV Certificates will be entitled to receive on each Distribution Date, in the priority set forth herein, a distribution allocable to principal equal to the sum of the following:

     (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

          (1) the principal portion of all scheduled monthly payments on the Stack II Mortgage Loans due on the related Due Date, whether or not received, less the principal portion of Debt Service Reductions;

          (2) the principal portion of all proceeds of the repurchase of a Stack II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement or the related Servicing Agreement during the preceding calendar month; and

          (3) the principal portion of all other unscheduled collections (including Subsequent Recoveries (as defined below)) received during the preceding calendar month on the Stack II Mortgage Loans (other than full and partial prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

     (ii) in connection with the Final Disposition of a Stack II Mortgage Loan
          (x) that occurred in the preceding calendar month and (y) that did not result in any Extraordinary Losses, an amount equal to the lesser of
          (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

     (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial prepayments made by the respective Mortgagors of the Stack II Mortgage Loans during the preceding calendar month; and

     (iv) any amounts allocable to principal for any previous Distribution Date on the Stack II Mortgage Loans (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Class MV Certificates or Class BV Certificates.

     With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph to the extent related to the Stack II Mortgage Loans is hereinafter referred to as the "SENIOR PRINCIPAL DISTRIBUTION AMOUNT".

     A "FINAL DISPOSITION" of a defaulted Stack II Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds and Liquidation Proceeds and other payments or cash recoveries which the related Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan. "INSURANCE PROCEEDS" are amounts paid by the insurer under any insurance policy covering any Stack II Mortgage Loan or Stack II Mortgaged Property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note or security instrument and other than amounts used to repair or restore the Stack II Mortgaged Property or to reimburse insured expenses. "LIQUIDATION PROCEEDS" means cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

     "SUBSEQUENT RECOVERIES" means any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan.

     The "STATED PRINCIPAL BALANCE" of any Stack II Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Stack II Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

     The "STACK II SENIOR PERCENTAGE" which initially will equal approximately 92.55%, and will in no event exceed 100%, will be recalculated for each Distribution Date to be the percentage equal to the aggregate Class Certificate Balance of the Class AV Certificates outstanding immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of the Stack II Mortgage Loans immediately prior to such Distribution Date. The "STACK II SUBORDINATE PERCENTAGE" as of any date of determination is equal to 100% minus the Stack II Senior Percentage as of such date.

     The "STACK II SENIOR ACCELERATED DISTRIBUTION PERCENTAGE" for any Distribution Date occurring prior to the Distribution Date in May 2014 will equal 100%. The Stack II Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first seven years following the Closing Date will be as follows:

     (i) for any Distribution Date during the eighth year after the Closing Date, the Stack II Senior Percentage for such Distribution Date plus 70% of the Stack II Subordinate Percentage for such Distribution Date;

     (ii) for any Distribution Date during the ninth year after the Closing Date, the Stack II Senior Percentage for such Distribution Date plus 60% of the Stack II Subordinate Percentage for such Distribution Date;

     (iii) for any Distribution Date during the tenth year after the Closing Date, the Stack II Senior Percentage for such Distribution Date plus 40% of the Stack II Subordinate Percentage for such Distribution Date;

     (iv) for any Distribution Date during the eleventh year after the Closing Date, the Stack II Senior Percentage for such Distribution Date plus 20% of the Stack II Subordinate Percentage for such Distribution Date; and

     (v) for any Distribution Date thereafter, the Stack II Senior Percentage for such Distribution Date.

     If on any such Distribution Date the Stack II Senior Percentage exceeds the initial Stack II Senior Percentage, the Stack II Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%.

     Any scheduled reduction to the Stack II Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either:

     (a)(i) (X) the outstanding principal balance of Stack II Mortgage Loans delinquent 60 days or more (including for this purpose any such Stack II Mortgage Loans in foreclosure or bankruptcy or REO and such Stack II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate outstanding Class Certificate Balance of the Class MV Certificates and Class BV Certificates, is less than 50% or (Y) the outstanding principal balance of Stack II Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Stack II Mortgage Loans averaged over the last six months, does not exceed 2%, and

     (ii) Realized Losses on the Stack II Mortgage Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Class Certificate Balances of the Class MV Certificates and Class BV Certificates; or

     (b)(i) the outstanding principal balance of Stack II Mortgage Loans delinquent 60 days or more (including for this purpose any such Stack II Mortgage Loans in foreclosure or bankruptcy and such Stack II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Issuing Entity) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Stack II Mortgage Loans averaged over the last six months, does not exceed 4%, and

     (ii) Realized Losses on the Stack II Mortgage Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Class Certificate Balances of the Class MV Certificates and Class BV Certificates.

     In addition, if the current Stack II Subordinate Percentage is equal to or greater than two times the initial Stack II Subordinate Percentage, and (a) the outstanding principal balance of the Stack II Mortgage Loans delinquent 60 days or more (including for this purpose any such Stack II Mortgage Loans in foreclosure or bankruptcy or REO and such Stack II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the Stack II Subordinate Percentage for that Distribution Date times the aggregate Stated Principal Balance of the Stack II Mortgage Loans, does not exceed 50% and (b) cumulative Realized Losses on the Stack II Mortgage Loans do not exceed 20% of the initial Stack II Subordinate Percentage times the aggregate Stated Principal Balance of the Stack II Mortgage Loans as of the Cut-off Date, then, in each case, the Stack II Senior Accelerated Distribution Percentage for such Distribution Date will be equal to, prior to the Distribution Date occurring in June 2010, the Stack II Senior Percentage plus 50% of the Stack II Subordinate Percentage, and on or after the Distribution Date occurring in June 2010, the Stack II Senior Percentage (such test, the "STACK II TWO-TIMES TEST").

     Notwithstanding the foregoing, upon reduction of the Class Certificate Balances of the Class AV Certificates to zero, the Stack II Senior Accelerated Distribution Percentage will equal 0%.

DISTRIBUTIONS OF PRINCIPAL ON THE STACK II SUBORDINATE CERTIFICATES

     Holders of each class of the Class MV Certificates and Class BV Certificates will be entitled to receive on each Distribution Date, a distribution allocable to principal in the sum of the following (as determined with respect to each class of Class MV Certificates, or Class BV Certificates, the "STACK II SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT"):

     (i) such class's pro rata share, based on the Class Certificate Balance of each class of the Class MV Certificates and Class BV Certificates of the following amounts (to the extent not otherwise payable to the Class AV Certificates):

          (1) the principal portion of all scheduled monthly payments on the Stack II Mortgage Loans due on the related Due Date, whether or not received, less the principal portion of Debt Service Reductions;

          (2) the principal portion of all proceeds of the repurchase of a Stack II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement or the related Servicing Agreement during the preceding calendar month; and

          (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition of a Stack II Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

     (ii) such class's pro rata share, based on the Class Certificate Balance of each class of Class MV Certificates and Class BV Certificates then outstanding, of all amounts received in connection with the Final Disposition of a Stack II Mortgage Loan (x) that occurred during the preceding calendar month and (y) that did not result in any Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Class AV Certificates;

     (iii) the portion of full and partial Mortgagor prepayments made by the respective Mortgagors during the preceding calendar month allocable to such class of Class MV Certificates or Class BV Certificates as described below; and

     (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to any class of Class MV Certificates or Class BV Certificates with a lower payment priority.

     References herein to "PAYMENT PRIORITY" of the Class MV Certificates or Class BV Certificates refer to a payment priority among such classes as follows: first, to the Class MV-1 Certificates; second, to the Class MV-2 Certificates; third, to the Class MV-3 Certificates; fourth, to the Class BV-1 Certificates; fifth, to the Class BV-2 Certificates; and sixth, to the Class BV-3 Certificates.

     As to each class of Class MV Certificates and Class BV Certificates, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Class Certificate Balance of the Class BV-3 Certificates has been reduced to zero, on any Distribution Date, with respect to the class of Class MV Certificates or Class BV Certificates outstanding on such Distribution Date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date (except in the limited circumstances provided in the Pooling and Servicing Agreement) will not be distributable.

     All Mortgagor prepayments not otherwise distributable to the Class AV Certificates will be allocated on a pro rata basis among the class of Class MV Certificates and Class BV Certificates with the highest payment priority then outstanding and each other class of Class MV Certificates and Class BV Certificates for which certain loss levels established for such class in the Pooling and Servicing Agreement have not been exceeded. The related loss level on any Distribution Date would be satisfied as to any Class MV or Class BV Certificates, respectively, only if the sum of the current percentage interests in Group 3 evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Group 3 evidenced by such class and each class, if any, subordinate thereto.

     The Class MV-1, Class MV-2 and Class MV-3 Percentages, which initially will equal approximately 2.60%, 1.70% and 1.05%, respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the Class Certificate Balance of the related class of Class MV Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Stack II Mortgage Loans immediately prior to such Distribution Date.

     As stated above under "--Principal Distributions on the Class AV Certificates," on each Distribution Date prior to June 2014, each Stack II Senior Accelerated Distribution Percentage will be 100% (unless the Class Certificate Balances of the Class AV Certificates are reduced to zero before the end of such period or if the Stack II Two-Times Test is satisfied), and will thereafter equal 100% whenever the Stack II Senior Percentage exceeds the initial Stack II Senior Percentage. Furthermore, as set forth herein, each Stack II Senior Accelerated Distribution Percentage will exceed the Stack II Senior Percentage during the eighth through eleventh years following the Closing Date, unless the Stack II Two-Times Test is satisfied. Scheduled reductions to each Stack II Senior Accelerated Distribution Percentage are subject to postponement based on the loss and delinquency experience of the Stack II Mortgage Loans. Accordingly, the Class MV Certificates and Class BV Certificates will not be entitled to any prepayments for at least the first seven years after the Closing Date (unless the Class Certificate Balances of the Class AV Certificates have been reduced to zero before the end of such period or if the Stack II Two-Times Test is satisfied), and may receive no prepayments or a disproportionately small portion of prepayments relative to the related Class MV Percentage or Class BV Percentage during certain periods thereafter. See "Description of the Stack II Certificates--Principal Distributions on the Class AV Certificates" in this Prospectus Supplement.

ALLOCATION OF LOSSES ON THE STACK II CERTIFICATES; SUBORDINATION

     The Subordination provided to the Class AV Certificates by the Class BV Certificates and Class MV Certificates and the Subordination provided to each class of Class MV Certificates by the Class BV Certificates and by any class of Class MV Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans that are losses on Liquidated Mortgage Loans and Bankruptcy Losses. Any such Realized Losses which are not Extraordinary Losses will be allocated sequentially as follows: first, to the Class BV-3 Certificates; second, to the Class BV-2 Certificates; third, to the Class BV-1 Certificates; fourth, to the Class MV-3 Certificates; fifth, to the Class MV-2 Certificates; and sixth, to the Class MV-1 Certificates, in each case until the Class Certificate Balance of such class of Certificates has been reduced to zero. Commencing on the Stack II Credit Support Depletion Date, such Realized Losses will be allocated pro rata among the Class AV Certificates (other than the Class AV-IO Certificates).

     Notwithstanding the foregoing, any portion of any Realized Loss that would otherwise be allocated to the Class AV-1 Certificates will instead be allocated first to the Class AV-2 Certificates until the Class Certificate Balance thereof has been reduced to zero.

     Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Stack II Certificate will be made by reducing the Class Certificate Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Class Certificate Balance of such class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Class MV Certificate or Class BV Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under "--Principal Distributions on the Class AV Certificates" and any class of Class MV Certificates or Class BV Certificates with a higher payment priority.

     As used herein, "BANKRUPTCY LOSSES" means any Debt Service Reductions or Deficient Valuations. "DEBT SERVICE REDUCTION" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. "DEFICIENT Valuation" means, with respect to any Stack II Mortgage Loan, a valuation of the mortgaged property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Stack II Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

     As used herein, "SUBORDINATION" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     Allocations of the principal portion of Debt Service Reductions to the Class MV Certificates and Class BV Certificates will result from the priority of distributions of the Available Funds as described herein, which distributions shall be made first to the Class AV Certificates, second to the Class MV Certificates in the order of their payment priority and third to the Class BV Certificates in the order of their payment priority. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Class AV Certificateholders, the Class MV Certificateholders or the Class BV Certificateholders, as applicable. The Holders of the Offered Certificates relating to Stack II will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Stack II Certificates subordinate thereto. Accordingly, the Subordination provided to the Class AV Certificates and to each class of Class MV Certificates and Class BV Certificates by the respective classes of Certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the Senior Percentage, or the respective Class MV Percentage, of future distributions of principal of the remaining Stack II Mortgage Loans. Thus, the Class AV Certificates will bear the entire amount of losses that are not allocated to the Class MV Certificates and Class BV Certificates, which losses will be allocated among all classes of Class AV Certificates as described herein.

     Any Extraordinary Losses or other losses on the Stack II Mortgage Loans of a type not covered by Subordination will be allocated on a pro rata basis among the Stack II Certificates (any such Realized Losses so allocated to the Stack II Certificates will be allocated without priority among the various classes of Certificates). An allocation of a Realized Loss on a "PRO RATA BASIS" among two or more classes of Stack II Certificates means an allocation to each such class of Stack II Certificates on the basis of its then outstanding Class Certificate Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or the Master Servicer for Monthly Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to herein as "REALIZED LOSSES."

     In order to maximize the likelihood of distribution in full of interest and principal on the Class AV Certificates, on each Distribution Date, Holders of Class AV Certificates have a right to distributions of the Stack II Available Funds that is prior to the rights of the Holders of the Class MV Certificates and Class BV Certificates, to the extent necessary to pay interest and principal thereon. Similarly, Holders of the Class MV Certificates have a right to distributions of the remaining Available Funds with respect to the Mortgage Loans prior to the rights of Holders of the Class BV Certificates, Holders of any class of Class MV Certificates with a higher payment priority have a right to distributions of the remaining Stack II Available Funds with respect to the Stack II Mortgage Loans prior to the rights of Holders of any class of Class MV Certificates with a lower payment priority, and Holders of any class of Class BV Certificates with a higher payment priority have a right to distributions of the remaining Stack II Available Funds prior to the rights of Holders of any class of Class BV Certificates with a lower payment priority.

     The application of each Stack II Senior Accelerated Distribution Percentage (when it exceeds the Senior Percentage) to determine the Stack II Senior Principal Distribution Amount will accelerate the amortization of the Class AV Certificates relative to the actual amortization of the Stack II Mortgage Loans. To the extent that the Class AV Certificates are amortized faster than the Stack II Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Class MV Certificates and Class BV Certificates, the percentage interest evidenced by such Class AV Certificates in the Issuing Entity will be decreased (with a corresponding increase in the interest in the Issuing Entity evidenced by the Class MV Certificates and Class BV Certificates), thereby increasing, relative to their respective Class Certificate Balances, the Subordination afforded such Class AV Certificates by the Class MV Certificates and Class BV Certificates collectively. In addition, if losses on the Mortgage Loans exceed the amounts described above under "--Principal Distributions on the Class AV Certificates" and unless the amount of Subordination provided to the Class AV Certificates is at least twice the amount as of the Cut-off Date, a greater percentage of full and partial Mortgagor prepayments will be allocated to the Class AV Certificates than would otherwise be the case, thereby accelerating the amortization of the Class AV Certificates relative to the Class MV Certificates and Class BV Certificates.

     The priority of payments (including Mortgagor prepayments) among the Class MV Certificates and Class BV Certificates, as described herein, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by the Class MV Certificates or Class BV Certificates with a higher payment priority, thereby increasing, relative to its Class Certificate Balance, the Subordination afforded to such class of the Class MV Certificates by the Class BV Certificates and any class of Class MV Certificates or Class BV Certificates with a lower payment priority.

REPORTS TO CERTIFICATEHOLDERS

     Stack I. On each Distribution Date, the Securities Administrator will make available to each Stack I Certificateholder and other interested parties a statement (based on information received from the Master Servicer) which information in turn is based on information from the related Servicer generally setting forth, among other things, with respect to the Stack I Certificates and Mortgage Loans.

     (1) the amount of the distributions, separately identified, with respect to each class of Stack I Certificates;

     (2) the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

     (3) the amount of the distributions set forth in the first clause above allocable to interest and the applicable interest rate and principal balance;

     (4) the amount of any unpaid Stack I Non-Supported Interest Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of Stack I Certificates;

     (5) the Class Certificate Balance or Class Notional Amount of each class of Stack I Certificates after giving effect to the distribution of principal on that Distribution Date;

     (6) each Subgroup balance and the net weighted average coupon of the Mortgage Loans in the related Subgroup at the end of the related Principal Prepayment Period;

     (7) the Pro Rata Senior Percentage, Senior Percentage and Subordinate Percentage for each Subgroup for the following Distribution Date;

     (8) in the aggregate, and with respect to each Mortgage Group, the total amount of the Servicing Fee paid to or retained by the Servicer of the Stack I Mortgage Loans;

     (9) the amount of Monthly Advances on Stack I Mortgage Loans for the related Due Period;

     (10) in the aggregate, and with respect to each Mortgage Group, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date as determined in accordance with the MBA methodology, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgages;

     (11) in the aggregate, and with respect to each Mortgage Group, for any Stack I Mortgage Loan as to which the related Mortgaged Property was acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (an "REO PROPERTY") during the preceding calendar month, the loan number, the Stated Principal Balance of that Mortgage Loan and the date of acquisition of the REO Property;

     (12) in the aggregate, and with respect to each Mortgage Group, the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding calendar month;

     (13) in the aggregate, and with respect to each Subgroup, the amount of Realized Losses incurred during the preceding calendar month, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgages;

     (14) in the aggregate, and with respect to each Subgroup, the cumulative amount of Realized Losses incurred since the Closing Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgages;

     (15) the Realized Losses, if any, allocated to each class of Stack I Certificates on that Distribution Date; and

     (16) the Certificate Rate for each class of Stack I Certificates for that Distribution Date.

     Stack II. On each Distribution Date, the Securities Administrator will make available to each Stack II Certificateholder and any other interested party a statement, based solely on information provided by the Master Servicer (which information is in turn based on information from the related Servicers) generally setting forth among other information with respect to the Stack II Certificates and Mortgage Loans:

     (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate amount of all scheduled payments of principal included therein;

     (2) the amount of such distribution to holders of each class of Stack II Certificates allocable to interest;

     (3)  the Stack II Interest Shortfall for each class of Stack II
          Certificates;

     (4) the Class Certificate Balance of each class of Stack II Certificates after giving effect to the distribution of principal on such Distribution Date;

     (5) the aggregate outstanding principal balance of each class of Stack II Certificates for the following Distribution Date;

     (6) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer or the Securities Administrator;

     (7) the Certificate Rate for each class of Stack II Certificates for such Distribution Date;

     (8) the amount of Monthly Advances on Stack II Mortgage Loans included in the distribution on such Distribution Date;

     (9)  the cumulative amount of Realized Losses to date;

     (10) the amount of Realized Losses with respect to such Distribution Date;

     (11) the number and aggregate principal amounts of Stack II Mortgage Loans
          (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
          (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, as determined in accordance with the MBA methodology;

     (12) with respect to any Stack II Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan and the date of acquisition thereof, in the aggregate;

     (13) the total number and principal balance of any REO Properties in Stack II, in the aggregate;

     (14) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Stack II Certificates on such Distribution Date;

     (15) the number and amount of prepayment charges and the amount of late payment fees received during the related Principal Prepayment Period in the aggregate;

     (16) the amounts distributed as interest in respect of the portion of each class of Stack II Certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC;

     (17) the aggregate amount of all Advances with respect to Stack II Mortgage Loans recovered during the related Due Period;

     (18) the allocation to each Class of Stack II Certificates of any Realized Losses during the related Due Period;

     (19) with respect to each Class of Stack II Certificates, the amount of any Stack II Non-Supported Interest Shortfalls; and

     (20) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     The Securities Administrator may make available each month, to any interested party, the monthly statements for Stack I and Stack II to the related Certificateholders via the Securities Administrator's website. The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager -- MANA 2007-AF1. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each Holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

ADDITIONAL RIGHTS OF THE HOLDER OF THE CLASS A-R CERTIFICATE

     The Class A-R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class A-R Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "--Distributions on the Stack II Certificates," the holder of the Class A-R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class A-R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class A-R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class A-R Certificate to zero. After the certificate principal balance of the Class A-R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class A-R Certificate at any time. See "Material Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates" in the prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATE

     The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the prospectus) and (ii) certain pass-through entities (as defined in the prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class A-R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cashflows generated thereby,
(iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due, (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit or letter and (v) will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

     In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective IRS Form W-8ECI (or any successor thereto).

     The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     The Class A-R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

FINAL SCHEDULED DISTRIBUTION DATE

     The "FINAL SCHEDULED DISTRIBUTION DATE," with respect to any class of Stack I Certificates, is the Distribution Date in the month immediately following the latest scheduled maturity date for any Mortgage Loan in Stack I and with respect to any class of Stack II Certificates, is the Distribution Date in the month immediately following the latest scheduled maturity date for any Mortgage Loan in Stack II. Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Certificate Balance of any such class could be reduced to zero significantly earlier than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

OPTIONAL TERMINATION OF THE CERTIFICATES

     On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding principal balance of the Stack I Mortgage Loans as of the related Due Date is reduced to less than 10% of the principal balance of the Stack I Mortgage Loans as of the Cut-off Date or the aggregate outstanding principal balance of the Stack II Mortgage Loans as of the related Due Date is reduced to less than 10% of the principal balance of the Stack II Mortgage Loans as of the Cut-off Date (an "OPTIONAL TERMINATION DATE"), the Master Servicer will have the option to purchase all of the related Mortgage Loans and thereby effect the retirement of all of the Certificates relating to such Stack. Any such purchase amount will be at least equal to the sum of (i) the then aggregate outstanding principal balance of the related Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date in the month in which the proceeds such purchase will be distributed on the Certificates relating to such Stack,
(ii) any unreimbursed out-of-pocket costs, fees, expenses and indemnity amounts owed to the custodians, the Securities Administrator, the Master Servicer or the Servicers and all unreimbursed Monthly Advances and (iii) any unreimbursed cost, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law. Proceeds from the purchase will be distributed to the certificateholders in the order of priority described herein. Any such optional termination of a Stack will result in an early retirement of the related Certificates.

VOTING RIGHTS

     Certain actions specified in the Prospectus that may be taken by Holders of Certificates evidencing a specified percentage of all undivided interests in the Issuing Entity may be taken by Holders of Certificates entitled in the aggregate to such percentage of voting rights. The Certificates will be allocated 100% of the voting rights under the Pooling and Servicing Agreement. The voting rights allocated to each class of Certificates will be allocated among all Holders of each such class in proportion to the outstanding Class Certificate Balance of such Certificates. The Class P Certificates will have no voting rights.

                         SERVICING OF THE MORTGAGE LOANS

     Wells Fargo Bank will act as the master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. Wells Fargo Bank is a national banking association, with a master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn: Corporate Trust Services - MANA 2007-AF1. Among other things, Wells Fargo Bank is in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS OF THE STACK I MORTGAGE LOANS

     There are three Servicers who service the Stack I Mortgage Loans under the terms of their respective Servicing Agreements: As of the Cut-off Date, Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc. and PHH Mortgage Corporation, service approximately 69.10%, 26.88% and 4.02%, respectively, of the Stack I Mortgage Loans.

WILSHIRE CREDIT CORPORATION

     Wilshire Credit Corporation ("WILSHIRE") will act as a Servicer of the Mortgage Loans and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service the Mortgage Loans in accordance with the applicable Servicing Agreement.

     The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

     Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

     Wilshire is primarily engaged in the non-prime loan servicing business. As of March 31, 2007, Wilshire was servicing approximately $36.3 billion aggregate principal amount of loans and charge off assets. As of March 31, 2007, Wilshire had approximately 795 employees.

     Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

     The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                         NUMBER OF   APPROXIMATE OUTSTANDING
  TYPE OF ASSET     AS OF DECEMBER 31,     LOANS      PRINCIPAL BALANCE ($)
  -------------     ------------------   ---------   -----------------------
Subordinate Liens          2002            75,505          2,296,472,104
Sub-Prime                  2002             8,820            365,199,943
Subordinate Liens          2003            67,505          2,638,073,436
Sub-Prime                  2003            18,520          2,137,893,258
Subordinate Liens          2004           120,517          4,998,592,582
Sub-Prime                  2004            23,070          3,779,048,540
Subordinate Liens          2005           143,679          6,253,293,420
Sub-Prime                  2005            80,585         14,302,067,780
Subordinate Liens          2006           108,889          5,048,123,442
   Sub-Prime               2006           135,778         25,061,144,599
Subordinate Liens     March 31, 2007      102,198          4,767,959,239
Sub-Prime             March 31, 2007      146,870         28,365,358,758

     Wilshire has implemented the following processes to service loans.

     Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

          - Extended daily hours of operation to accommodate a diverse geographic portfolio.

          -    A bilingual 24-hour VRU.

          - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

          - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

          - Customer service desk reference and other web-based materials for easy reference.

          - A dedicated support group to handle research tasks to maximize call center efficiency.

          - An Executive Response Team to respond to regulatory inquiries and attorney letters.

          - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

     Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

     Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

     Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

     Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

     Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five (45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

          - Periodic contact attempts every five (5) days with a 30-day "door knock"

          -    Updated broker price opinion (BPO) every six (6) months.

          - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

          - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

          -    No charges for forbearance agreements.

     A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

     Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

          - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

          - Assets are assigned based on investor and geographic considerations.

          - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

          - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

          - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

          - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

          -    Repairs are considered on a cost-benefit basis.

          - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

          -    Marketing is facilitated by property listing on internet site.

     Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

          - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

          - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

          - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

     Wilshire's Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

     Wilshire is required to make Advances to the extent described herein. See "Servicing of the Mortgage Loans--Advances." Wilshire has not failed to make a required Advance in connection with any mortgage-backed securitization.

     Wilshire's Delinquency and Foreclosure Statistics

     Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                                                WILSHIRE LOAN DELINQUENCY EXPERIENCE
                          -------------------------------------------------------------------------------------------------------
                                        AS OF DECEMBER 31, 2004                              AS OF DECEMBER 31, 2005
                          --------------------------------------------------   --------------------------------------------------
                                                        PERCENT   PERCENT BY                                 PERCENT   PERCENT BY
                           NUMBER       PRINCIPAL       BY NO.     PRINCIPAL    NUMBER       PRINCIPAL       BY NO.     PRINCIPAL
                          OF LOANS       BALANCE       OF LOANS     BALANCE    OF LOANS       BALANCE       OF LOANS     BALANCE
                          --------   ---------------   --------   ----------   --------   ---------------   --------   ----------
Period of
   Delinquency*
   30-59 Days .........      3,369   $   243,643,389      2.06%       2.39%       6,490   $   615,760,035      2.73%       2.82%
   60-89 Days .........      1,606   $   113,054,726      0.98%       1.11%       3,003   $   270,191,716      1.26%       1.24%
   90 Days or more ....     12,207   $   533,986,181      7.45%       5.25%      10,269   $   678,125,561      4.32%       3.11%
                           -------   ---------------    ------      ------      -------   ---------------    ------      ------
Total Delinquent
   Loans ..............     17,182   $   890,684,297     10.49%       8.75%      19,762   $ 1,564,077,311      8.31%       7.17%
                           =======   ===============    ======      ======      =======   ===============    ======      ======
Current ...............    144,170   $ 9,017,124,348     88.01%      88.61%     215,248   $19,881,372,967     90.50%      91.18%
Loans in Foreclosure ..      2,466   $   268,528,404      1.51%       2.64%       2,839   $   358,655,069      1.19%       1.64%
                           -------   ---------------    ------      ------      -------   ---------------    ------      ------
Total .................    163,818   $10,176,337,049    100.00%     100.00%     237,849   $21,804,105,346    100.00%     100.00%
                           =======   ===============    ======      ======      =======   ===============    ======      ======

                                 WILSHIRE LOAN DELINQUENCY EXPERIENCE
                          --------------------------------------------------
                                        AS OF DECEMBER 31, 2006
                          --------------------------------------------------
                                                        PERCENT   PERCENT BY
                           NUMBER       PRINCIPAL       BY NO.     PRINCIPAL
                          OF LOANS       BALANCE       OF LOANS     BALANCE
                          --------   ---------------   --------   ----------
Period of
   Delinquency*
   30-59 Days .........     10,411   $ 1,407,695,674      3.97%       4.41%
   60-89 Days .........      5,074   $   685,759,683      1.94%       2.15%
   90 Days or more ....     15,782   $ 1,490,462,545      6.02%       4.67%
                           -------   ---------------    ------      ------
Total Delinquent
   Loans ..............     31,267   $ 3,583,917,902     11.93%      11.24%
                           =======   ===============    ======      ======
Current ...............    224,058   $27,130,101,124     85.50%      85.05%
Loans in Foreclosure ..      6,744   $ 1,183,985,767      2.57%       3.71%
                           -------   ---------------    ------      ------
Total .................    262,069   $31,898,004,793    100.00%     100.00%
                           =======   ===============    ======      ======

                                         AS OF MARCH 31, 2007
                          --------------------------------------------------
                                                        PERCENT   PERCENT BY
                           NUMBER       PRINCIPAL       BY NO.     PRINCIPAL
                          OF LOANS       BALANCE       OF LOANS     BALANCE
                          --------   ---------------   --------   ----------
Period of
   Delinquency*
   30-59 Days .........      9,643   $ 1,422,038,669      3.53%       3.91%
   60-89 Days .........      5,313   $   807,969,251      1.94%       2.22%
   90 Days or more ....     19,627   $ 2,164,867,942      7.18%       5.96%
                           -------   ---------------    ------      ------
Total Delinquent
   Loans ..............     34,583   $ 4,394,875,862     12.66%      12.10%
                           =======   ===============    ======      ======
Current ...............    230,815   $30,505,528,706     84.49%      83.96%
Loans in Foreclosure ..      7,801   $ 1,431,637,712      2.86%       3.94%
                           -------   ---------------    ------      ------
Total .................    163,818   $36,332,042,280    100.00%     100.00%
                           =======   ===============    ======      ======

----------
* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

     It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

GREENPOINT MORTGAGE FUNDING, INC.

     GreenPoint Mortgage Funding, Inc. ("GreenPoint"), a New York corporation, is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("Capital One"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

     GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

     GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of March 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $48.1 billion, $49.6 billion, $50 billion, and $42.6 billion, respectively, of which approximately 71.2%, 66.8%, 66.6%, and 65.6%, respectively, are being serviced for unaffiliated persons.

     GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(ix) generally administering mortgage loans, for which it receives servicing fees.

     GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due.

     When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint's servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

     Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

     Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint's business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

     Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint's foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                      AT DECEMBER 31,                             AT MARCH 31,
                               -------------------------------------------------------------  -------------------
                                       2004                 2005                 2006                 2007
                               -------------------  -------------------  -------------------  -------------------
                                NUMBER  PERCENT OF   NUMBER  PERCENT OF   NUMBER  PERCENT OF   NUMBER  PERCENT OF
                                  OF     SERVICING     OF     SERVICING     OF     SERVICING     OF     SERVICING
                                LOANS    PORTFOLIO   LOANS    PORTFOLIO   LOANS    PORTFOLIO   LOANS    PORTFOLIO
                               -------  ----------  -------  ----------  -------  ----------  -------  ----------
Total Portfolio*.............  286,698     3.41%    289,304     3.74%    281,502     4.29%    276,733     4.18%
Period of Delinquency
   30-59 days................    4,931     1.72%      6,065     2.10%      6,591     2.34%      5,592     2.02%
   60-89 days................    1,333     0.46%      1,626     0.56%      1,718     0.61%      1,676     0.61%
   90 days or more...........    1,799     0.63%      2,138     0.74%      2,462     0.87%      2,666     0.96%
Total Delinquencies
   (excluding
   Foreclosures)**...........    8,063     2.81%      9,829     3.40%     10,771     3.82%      9,934     3.59%
Foreclosures Pending.........    1,709     0.60%        988     0.34%      1,267     0.45%      1,642     0.59%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed or charged off.

**   Percentages may not total properly due to rounding.

THE SERVICERS OF THE STACK II MORTGAGE LOANS

     There are six Servicers who service the Stack II Mortgage Loans under the terms of their respective Servicing Agreements: As of the Cut-off Date, Countrywide Home Loans Servicing LP service approximately 92.32% of the Stack II Mortgage Loans. As of the Cut-off Date, no other Servicer services 10% or more of the Stack II Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

     Countrywide Home Loans

     Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

     Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

                                                             CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                          --------------------------------------------------------------------------
                                                                                                             THREE
                                                                                                             MONTHS
                                                              YEARS ENDED DECEMBER 31,                       ENDED
                                          --------------------------------------------------------------   MARCH 31,
                                              2002        2003         2004         2005         2006         2007
                                          ----------   ----------   ----------   ----------   ----------   --------
                                                       (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
   Number of Loans ....................      993,538    1,509,925      826,914      776,479      723,933    214,826
   Volume of Loans ....................   $  149,072   $  234,526   $  134,762   $  159,561   $  149,095   $ 43,035
      Percent of Total Dollar Volume ..         59.2%        53.9%        37.1%        32.2%        32.2%      37.4%
Conventional Non-conforming Loans
   Number of Loans ....................      283,536      562,389      529,192      866,476      730,511    155,766
   Volume of Loans ....................   $   62,665   $  138,006   $  144,663   $  235,614   $  211,841   $ 49,970
      Percent of Total Dollar Volume ..         24.9%        31.7%        39.9%        47.6%        45.8%      43.5%
FHA/VA Loans
   Number of Loans ....................      157,626      196,063      105,562       80,555       89,753     22,880
   Volume of Loans ....................   $   19,093   $   24,402   $   13,247   $   10,714   $   13,093   $  3,539
      Percent of Total Dollar Volume ..          7.6%         5.6%         3.6%         2.2%         2.8%       3.1%
Prime Home Equity Loans
   Number of Loans ....................      316,049      453,817      587,046      728,252      716,353    158,183
   Volume of Loans ....................   $   11,650   $   18,103   $   30,893   $   44,850   $   47,876   $ 10,539
      Percent of Total Dollar Volume ..          4.6%         4.2%         8.5%         9.1%        10.4%       9.2%
Nonprime Mortgage Loans
   Number of Loans ....................       63,195      124,205      250,030      278,112      245,881     43,667
   Volume of Loans ....................   $    9,421   $   19,827   $   39,441   $   44,637   $   40,596   $  7,881
      Percent of Total Dollar Volume ..          3.7%         4.6%        10.9%         9.0%         8.8%       6.8%
Total Loans
   Number of Loans ....................    1,813,944    2,846,399    2,298,744    2,729,874    2,506,431    595,322
   Volume of Loans ....................   $  251,901   $  434,864   $  363,006   $  495,376   $  462,501   $114,964
   Average Loan Amount ................   $  139,000   $  153,000   $  158,000   $  181,000   $  185,000   $193,000
   Non-Purchase Transactions(1) .......           66%          72%          51%          53%          55%        62%
   Adjustable-Rate Loans(1) ...........           14%          21%          52%          53%          46%        36%

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

     Loan Servicing

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

     (a)  collecting, aggregating and remitting mortgage loan payments;

     (b)  accounting for principal and interest;

     (c)  holding escrow (impound) funds for payment of taxes and insurance;

     (d)  making inspections as required of the mortgaged properties;

     (e) preparation of tax related information in connection with the mortgage loans;

     (f)  supervision of delinquent mortgage loans;

     (g)  loss mitigation efforts;

     (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

     (i) generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

     Collection Procedures

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

EVIDENCE AS TO COMPLIANCE

     Each Servicer, the Master Servicer and the Securities Administrator will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria set forth in Item 1122(d) of Regulation AB (the "AB SERVICING CRITERIA") to the extent required by such Regulation AB. The Pooling and Servicing Agreement will provide that (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. The Servicing Agreements will provide that the Servicers will provide to the Master Servicer and the Depositor a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB, will also provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

     Each party that is required to deliver a report on assessment of servicing compliance will also deliver an attestation report from a firm of independent public accountants with respect to the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria


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were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

     The Pooling and Servicing Agreement and the Servicing Agreements, as applicable, also will provide for delivery to the Depositor, the Master Servicer and the Securities Administrator, as applicable, on or before a specified date in each year, of a separate annual statement of compliance from the Servicers, the Master Servicer and the Securities Administrator pursuant to Item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Servicers, the Master Servicer and the Securities Administrator, as applicable, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement and the Servicing Agreements, as applicable, throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each such failure and the nature and status thereof.

RESIGNATION OF MASTER SERVICER; ASSIGNMENT AND MERGER

     The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its master servicing rights with respect to the Mortgage Loans with the prior written consent of the Depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the Trustee or a successor master servicer approved by it has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party, any person succeeding to the business of the Master Servicer or any person to whom the Master Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer under the Pooling and Servicing Agreement.

SERVICING TRANSFER

     The Sponsor owns the servicing rights for the Mortgage Loans serviced as of the Closing Date by PHH Mortgage Corporation and Wilshire Credit Corporation. The Sponsor may sell to a third-party or otherwise transfer the servicing on these Mortgage Loans to a "qualified servicer" at any time following the Closing Date. A "QUALIFIED SERVICER" for these purposes is (a) any servicer with a servicer rating by each of the Rating Agencies equal to or better than the servicer rating of PHH Mortgage Corporation, in the case of Mortgage Loans serviced by PHH Mortgage Corporation, or Wilshire Credit Corporation, in the case of Mortgage Loans serviced by Wilshire Credit Corporation, at the time of any such servicing transfer or (b) any servicer otherwise acceptable to the Rating Agencies. Any such servicing transfer could result in disruptions with respect to the collection of monthly payments and, as a result could result in increased delinquencies and defaults on the Mortgage Loans. See "Risk Factors--Delinquencies Due to Servicing Transfer" in this Prospectus Supplement.

SERVICING AND COLLECTION PROCEDURES

     The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the servicing agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied,


                                      S-119

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any term of any Mortgage Loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

     If a Mortgaged Property has been or is about to be conveyed by the mortgagor and the related Servicer has knowledge thereof, the related Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related Servicer in some cases with the prior consent of the Master Servicer (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. If under accepted servicing practices the applicable Servicer believes that the likelihood of recovery for the Issuing Entity would be increased by not enforcing the due-on-sale clause, such Servicer need not enforce such clause. The related Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

     The Servicers will establish one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the rating agencies. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related Servicing Agreement.

     The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related Servicing Agreement.

HAZARD INSURANCE

     The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each Mortgaged Property a hazard insurance policy with extended coverage customary in the area where the Mortgaged Property is located in an amount equal to the amounts required in the related Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the Mortgage Loan or the estimated maximum insurable value of the improvements securing such mortgage loan (which may be the last known coverage) and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a Collection Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Mortgage


                                      S-120

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Loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related Collection Account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the related Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal the least of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the estimated replacement value (which may be the last known coverage) and (iii) the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such Mortgaged Property is located is participating in such program.

     The Servicers, on behalf of the Trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a Collection Account. The Servicers are required to deposit in a Collection Account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicers will take such action either as each such Servicer deems to be in the best interest of the Issuing Entity, or as is consistent with accepted servicing practices or in accordance with established


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practices for other mortgage loans serviced by the Servicers with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, the related Servicer will service the property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the Mortgaged Property's eventual liquidation.

     Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be entitled to receive a fee as compensation for its activities under the related Servicing Agreement. Each Servicer will be entitled to a Servicing Fee equal to the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan serviced by such entity as of the Due Date in the month preceding the month in which such Distribution Date occurs. The "SERVICING FEE RATE" will be a fixed rate on each Mortgage Loan, ranging from 0.200% to 0.250% per annum of the Stated Principal Balance of the Mortgage Loan. The Servicing Fee Rate with respect to the Stack I Mortgage Loans is 0.25% per annum. The weighted average Servicing Fee Rate with respect to the Stack II Mortgage Loans is 0.204% per annum. As additional servicing compensation, the related Servicer is entitled to retain all assumption fees, late payment charges and other fees and charges, excess REO proceeds and prepayment interest excess (other than prepayment charges) to the extent collected from mortgagors or liquidations, together with any interest or other income earned on, or other benefits arising from, funds held in the Collection Account and any servicing accounts. The related Servicer will be obligated to offset any Prepayment Interest Shortfall resulting from a prepayment in full for certain prepayments on any Distribution Date to the extent of a specified portion of Servicing Fee for such Distribution Date. In addition, the Servicers will be obligated to offset any Prepayment Interest Shortfall resulting from a prepayment in part on any Distribution Date (payments made by the related Servicer in satisfaction of such obligation, together with the payments made by the related Servicer to offset shortfalls resulting from prepayments in full, "COMPENSATING INTEREST") to the extent of the Servicing Fee for such Distribution Date. The Master Servicer will be obligated to make such Compensating Interest payments in the event that the related Servicer is required to and fails to do so. The related Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans serviced by such entity and incurred by the related Servicer in connection with its responsibilities with respect to the related Mortgage Loans and is entitled to reimbursement therefor as provided in the related Servicing Agreement.

THE MASTER SERVICER COLLECTION ACCOUNT

     The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall


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comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer Collection Account may be a sub-account of the Distribution Account. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer Collection Account. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

     (i) Any amounts withdrawn from a Collection Account or other permitted account;

     (ii) Any advance and Compensating Interest payments;

     (iii) Any insurance proceeds or liquidation proceeds received by the Master Servicer which were not deposited in a Collection Account or other permitted account;

     (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Issuing Entity;

     (v) Any amounts required to be deposited with respect to losses on permitted investments; and

     (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Pooling and Servicing Agreement.

DISTRIBUTION ACCOUNT

     The Securities Administrator shall establish and maintain in the name of the Securities Administrator, for the benefit of the certificateholders, the Distribution Account, into which on the day prior to each Distribution Date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account. All amounts deposited to the Distribution Account shall be held in the name of the Securities Administrator in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement. The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

     On each Distribution Date, the Securities Administrator will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Stack I Certificates" and "--Distributions on the Stack II Certificates" in this Prospectus Supplement. The Trustee will be entitled to compensation for its services under the Pooling and Servicing Agreement, which shall be paid by the Master Servicer. The Trustee, the Securities Administrator and the Master Servicer will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.


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MONTHLY ADVANCES

     If the scheduled payment on a Mortgage Loan that was due on a related Due Date is delinquent other than for certain reasons as set forth in the applicable Servicing Agreement (such as a result of application of the Servicemembers Civil Relief Act or comparable state statutes or bankruptcy), the related Servicer will remit to the Master Servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related Distribution Date set forth in the related Servicing Agreement an amount equal to such delinquency, net of the related Servicing Fee Rate except to the extent the related Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Mortgage Loan for which such advance (each, a "MONTHLY ADVANCE") was made. Although the related Servicer may make Monthly Advances until the liquidation of the related Mortgaged Property, it may cease advancing after an extended period of delinquency. Failure by the related Servicer to remit any required Monthly Advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement would constitute an event of default under such agreement. Such event of default by the related Servicer shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the Master Servicer to make such Monthly Advances would constitute an event of default under the Pooling and Servicing Agreement, in which case the Trustee or any other successor master servicer would be required (subject to the terms of the Pooling and Servicing Agreement) to make the Monthly Advance.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the assets of the Issuing Entity, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the Master Servicer assigns or delegates its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions permitting such assignment or delegation thereunder.

     In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the Holders of Certificates aggregating ownership of not less than 51% of the Certificates may in each case by notice in writing to the Master Servicer (and to the


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Trustee if given by such Certificateholders), with a copy to the Rating
Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof.

     Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the prior Master Servicer. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as provided above, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the holders of a 51% Percentage Interest (defined below) of each class of certificates affected thereby for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

     (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate; or


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     (2)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

     The "PERCENTAGE INTEREST" is the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

     In addition, the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the certificateholders, to comply with the provisions of Regulation AB.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement will provide that the Master Servicer, the Servicers, the Securities Administrator, the Trustee and any custodian and any officer, employee or agent thereof will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any claim or legal action (including any pending or threatened claim or legal action) relating to the Pooling and Servicing Agreement, the certificates, any Servicing Agreement or any custodial agreement (except to the extent that the Master Servicer, the Securities Administrator, the Trustee or any custodian, as the case may be, is indemnified by a Servicer thereunder), and (2) the performance of its duties and the exercise of its Rights under the Pooling and Servicing Agreement, the Servicing Agreements and any custodial agreements other than (i) any such loss, liability or expense related to such person's failure to perform its duties in compliance with such agreements (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such agreements), or to any custodian's failure to perform its duties under the applicable custodial agreement, respectively, or
(ii) any such loss, liability or expense incurred by reason of such person's willful misfeasance, bad faith or gross negligence in the performance of duties under the Pooling and Servicing Agreement or the Servicing Agreements or under any custodial agreement, as applicable, or by reason of reckless disregard of obligations and duties thereunder or under any custodial agreement, as applicable.

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement and Servicing Agreements may permit each Servicer to enter into special servicing advisory agreements with a holder of the Class A-R Certificate and/or one or more other classes of subordinated certificates issued by the Issuing Entity or of net interest margin trust holding certificates issued by the Issuing Entity or an advisor thereto designated by such holder. Pursuant to such agreement, the Servicers may provide such person, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and such person may advise the Servicers with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS WITH RESPECT TO THE STACK I CERTIFICATES

     The rate of principal payments on the Stack I Certificates (other than the Class 1AF-12 and Class F-IO Certificates), the aggregate amount of each interest payment on the Stack I Certificates (other than the Class F-PO Certificates) and the yield to maturity of the Stack I Certificates are related to the rate and timing of payments of principal on the Stack I Mortgage Loans (or, with respect to any of the Subgroup 1 Certificates, Subgroup 2 Certificates, Subgroup 3 Certificates or Group II Certificates, on the underlying Mortgage Loans or Mortgage Components in the related Subgroup or Mortgage Group, as applicable). The principal payments on the Stack I Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes prepayments in full, curtailments and liquidations due to default, casualty, condemnation and the like, as well as repurchases by a mortgage loan seller). Any such prepayments will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the Stack I Mortgage Loans. In addition, because, for at least nine years after the issuance of the Stack I Certificates, the Stack I Senior Certificateholders (other than the Class 1AF-12 and Class F-IO Certificates) will be entitled to receive a percentage of certain amounts, including principal prepayments, that is greater than their proportionate interest in the Trust Fund, the rate of principal prepayments on the Stack I Mortgage Loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such Stack I Certificates than if such Certificateholders were entitled only to their proportionate interest in such amounts. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions and homeowner mobility.

     Approximately 79.58% of the mortgagors of the Stack I Mortgage Loans are permitted to prepay the in whole or in part at any time without penalty. The rate of payment of principal on the Certificates may also be affected by any repurchase of the Stack I Mortgage Loans as to which there has been a material breach of a representation or warranty or defect in documentation, or by a purchase by the Servicer of certain Stack I Mortgage Loans modified at the request of a Mortgagor (including Mortgagors with respect to which the Servicer has solicited such a request). See "Description of the Mortgage Groups--General" and "Description of the Certificates--Optional Termination." In such event, the repurchase price will be passed through to the Certificateholders as a prepayment of principal in the month following the month of such repurchase.

     The rate of prepayments with respect to mortgage loans on one- to four-family residences has fluctuated significantly in recent years. The Depositor believes that in a fluctuating interest rate environment a predominant factor affecting the prepayment rate on a large pool of mortgage loans is the difference between the interest rates on the mortgage loans (giving consideration to the cost of any refinancing) and prevailing mortgage rates. In general, if mortgage interest rates were to fall below the interest rates on the Stack I Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, in general, if mortgage interest rates were to rise above the interest rates on the Stack I Mortgage Loans, the rate of prepayment would be expected to decease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, Wilshire Credit Corporation or its affiliates may solicit the borrowers for refinancing. Additionally, in general, mortgage loans having relatively high principal balances and/or relatively low loan-to-value ratios may be more likely to prepay than mortgage loans having relatively low principal balances and/or relatively high loan-to-value ratios. Therefore, if a mortgage pool consists of mortgage loans which generally have relatively high principal balances and relatively low loan-to-value ratios, the rate of prepayments with respect to such mortgage pool could be higher than would otherwise be the case. In addition, prepayments generally will also result from home sales by mortgagors and from foreclosures due to defaults on mortgage loans. There is no historical prepayment data available for the mortgage pool, and comparable data is not available because the Stack I Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by Ginnie Mae, Fannie Mae or Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool, because the Stack I Mortgage Loans have characteristics which differ from mortgage loans underlying pass-through certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac.

     The timing of changes in the rate of prepayments on the Stack I Mortgage Loans may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Offered Certificates relating to Stack I, even if the average rate of principal payments is consistent with an investor's expectations. Because the rate of distribution of principal of the Stack I Certificates will be directly related to the actual amortization (including prepayments) of the Stack I Mortgage Loans, which may include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the distributions on the Offered Certificates relating to Stack I are likely to differ from those reflected in the following tables, even if all the Stack I Mortgage Loans prepay at the indicated percentages of an assumed rate of prepayment each month relative to the then-outstanding aggregate principal balance of the a pool of mortgage loans for the life of such mortgage loans ("PPC"), and in the case of the Class 1AF-1, Class 1AF-2 and Class 1AF-3 Certificates only, the Subgroup 1 Mortgage Components prepay at the indicated percentages of PSA. In addition, it is not likely that the Stack I Mortgage Loans will prepay at a constant rate until maturity or that all of the Stack I Mortgage Loans will prepay at the same rate. In general, the earlier a payment of principal on the Stack I Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, if principal payments occur at a rate higher (or lower) than the rate anticipated by an investor in the Offered Certificates relating to Stack I during the period immediately following the issuance of the Certificates, the effect on such investor's yield will not be equally offset by a subsequent like reduction (or increase) in the rate of principal payments. If an Offered Certificate relating to Stack I, particularly a Class F-PO Certificate, is offered at a discount from its original principal amount and if the purchaser of such Stack I Senior Certificate calculates its yield to maturity based on a faster assumed rate of payment of principal than that actually received on such Stack I Certificate, its actual yield to maturity will be lower than that so calculated. If the purchaser of a Class 1AF-12, Class F-IO or an Offered Certificate relating to Stack I offered at a premium to its original principal amount calculates its yield to maturity based on a slower assumed rate of payment of principal than that actually received on the Stack I Certificates, the yield to maturity will be lower than that so calculated and, under certain circumstances, such a purchaser may fail to recoup its initial investment. No assurances can be given as to the rate or timing of payments on the Stack I Mortgage Loans. The Class F-IO Certificates will be highly sensitive to the rate and timing of principal prepayments on the Group 1 Mortgage Loans with net mortgage rates higher than 7.00% per annum and the Group 2 Mortgage Loans with net mortgage rates higher than 6.50% per annum.

     Investors in the Class 1AF-1 Certificates should be aware that because the Class 1AF-1 Certificates are not expected to receive distributions of principal prior to the Distribution Date occurring in June 2012 (unless the aggregate outstanding principal balance of the Class 1AF-2 and Class 1AF-3 Certificates has been reduced to zero, the weighted average life of the Class 1AF-1 Certificates may be longer than would otherwise be the case, and the effect on the market value of the Class 1AF-1 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other Senior Certificates entitled to such distributions.

     Investors in the Class 1AF-4 and Class 1AF-5 Certificates should be aware that because the Class 1AF-4 and Class 1AF-5 Certificates are not expected to receive distributions of principal prior to the Distribution Date occurring in June 2012 (unless the aggregate outstanding principal balance of the Class 1AF-6, Class 1AF-7, Class 1AF-8 and Class 1AF-9 Certificates has been reduced to zero, the weighted average life of the Class 1AF-4 and Class 1AF-5 Certificates may be longer than would otherwise be the case, and the effect on the market value of the Class 1AF-4 and Class 1AF-5 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other Senior Certificates entitled to such distributions.

     If the aggregate principal balance of the Class BF Certificates is reduced to zero, the yield to maturity on the Class MF-3 Certificates will be extremely sensitive to losses on the Stack I Mortgage Loans (and the timing thereof) because the entire amount of any such losses that occur after the aggregate principal balance of the Class BF Certificates has been reduced to zero will be allocable to the Class MF-3 Certificates, as described herein. If the aggregate principal balance of the Class MF-3 Certificates and the Class BF Certificates is reduced to zero, the yield to maturity of the Class MF-2 Certificates will be extremely sensitive to losses on the Stack I Mortgage Loans and the timing thereof because the entire amount of any such losses that occur after the aggregate principal balance of the Class MF-3 Certificates and the Class BF Certificates has been reduced to zero will be allocable to the Class MF-2 Certificates, as described herein. If the aggregate principal balance of the Class MF-2 Certificates, the Class MF-3 Certificates and the Class BF Certificates is reduced to zero, the yield to maturity of the Class MF-1 Certificates will be extremely sensitive to losses on the Stack I Mortgage Loans and the timing thereof because the entire amount of any such losses that occur after the aggregate principal balance of the Class MF-2 Certificates, the Class MF-3 Certificates and the Class BF Certificates has been reduced to zero will be allocable to the Class MF-1 Certificates, as described herein. In addition, as described herein, for at least nine years after the issuance of the Certificates or such lesser time as the Stack I Senior Certificates are outstanding, each class of Stack I Subordinate Certificates will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally less than their proportionate interest in the Trust Fund. See "Description of the Stack I Certificates - Stack I Subordinate Certificates and Shifting Interests."

     No assurance can be given as to the rate or timing of principal payments or prepayments on the Stack I Mortgage Loans. In addition, it is unlikely (a) that prepayments on the Stack I Mortgage Loans will occur at a constant rate even if the average prepayment experience equals the indicated levels of PPC or (b) in the case of the Class 1AF-1, Class 1AF-2 and Class 1AF-3 Certificates, that prepayments on the Subgroup 1 Mortgage Components will occur at a constant rate even if the average prepayment experience equals the indicated levels of PSA.

     In the event of acceleration of Stack I Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related mortgaged properties, the level of prepayments on the respective Stack I Mortgage Loans will be increased, thereby shortening the weighted average lives of the Offered Certificates. See "Yield Considerations" in the Prospectus.

     The yield to Holders of the Offered Certificates relating to Stack I will depend upon, among other things, the price at which such Offered Certificates relating to Stack I are purchased and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the respective Certificateholders.

     The yield to Holders of the Stack I Certificates (other than the Holders of the Class F-PO Certificates) will be lower than the yield otherwise produced by the applicable Certificate Rate and the applicable purchase price of the Stack I Certificates because monthly distributions will not be payable to the Holders until the 25th day (or if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Stack I Mortgage Loans (without any additional distribution of interest or earnings on them for the delay). In addition, the yield to Holders of the Stack I Certificates (other than the Class F-PO Certificateholders) may be reduced as a result of Prepayment Interest Shortfalls to the extent described herein. See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses."

     The tables set forth below are based on the assumption that the Stack I Mortgage Loans prepay at the indicated percentages of PPC and, in the case of the Class 1AF-1, Class 1AF-2 and Class 1AF-3 Certificates, the Subgroup 1 Mortgage Components prepay at the indicated percentages of PSA. The prepayment model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including Stack I.

     The tables set forth below have been prepared on the basis of the respective expected original principal balances of the Offered Certificates relating to Stack I. For purposes of preparation of the tables, it has been assumed that the Stack I Mortgage Loans included in the mortgage pool on the Closing Date consist of Mortgage Loans having the characteristics described below and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning in June 2007, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in May 2007 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of Stack I does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC (8% constant prepayment speed ("CPR") in month 1, building linearly to 24% CPR in month 12 and remaining at 24% CPR thereafter for Group 1 Mortgage Loans) and, in the case of the Class 1AF-1, Class 1AF-2 and Class 1AF-3 Certificates, the Subgroup 1 Mortgage Components prepay at the indicated constant percentages of PSA, (vii) the date of issuance for the Certificates is May 30, 2007, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due (ix) the scheduled monthly payments for each hypothetical mortgage loan are computed based upon the unpaid principal balance, mortgage rate and remaining term to stated maturity such that each hypothetical mortgage loan will fully amortize on its maturity date, (x) the level of One-Month LIBOR remains constant at 5.32% and (xi) the Class Certificate Balance of the Class A-R Certificate is zero. The assumptions set forth in this paragraph are referred to herein as the "STACK I STRUCTURING ASSUMPTIONS."

                  GROUP 1 ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                           ORIGINAL       REMAINING                                    ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
15,558,480.32    6.750     6.500      360       356           360             356             0              0             0
16,316,871.96    6.875     6.625      360       357           360             357             0              0             0
 8,028,107.47    7.000     6.750      360       356           360             356             0              0             0
 5,569,732.02    7.125     6.875      360       355           360             355             0              0             0
   224,673.59    7.630     6.920      360       358           360             358             0              0             0
   231,985.21    8.375     6.925      360       358           360             358             0              0             0
10,439,147.60    7.261     7.000      360       358           360             358             0              0             0
 9,624,629.87    7.375     7.125      360       356           360             356             0              0             0
 4,977,732.07    7.500     7.250      360       355           360             355             0              0             0
 3,232,325.59    7.625     7.375      360       357           360             357             0              0             0
   514,118.16    7.650     7.400      360       355           360             355             0              0             0
 3,778,069.90    7.750     7.500      360       358           360             358             0              0             0
   199,425.46    7.800     7.550      360       356           360             356             0              0             0
   242,725.82    8.875     7.555      360       358           360             358             0              0             0
 2,198,041.05    7.875     7.625      360       358           360             358             0              0             0
   100,615.52    8.500     7.710      360       357           360             357             0              0             0
 1,718,905.31    8.000     7.750      360       357           360             357             0              0             0
    54,934.83    8.625     7.775      360       358           360             358             0              0             0
   299,478.41    8.750     7.840      360       357           360             357             0              0             0
 3,466,709.44    8.125     7.875      360       358           360             358             0              0             0
 2,008,187.15    8.250     8.000      360       355           360             355             0              0             0
   116,353.18    8.750     8.060      360       357           360             357             0              0             0
   677,750.96    8.375     8.125      360       358           360             358             0              0             0
   532,118.48    8.500     8.250      360       357           360             357             0              0             0
    51,938.38    8.625     8.375      360       358           360             358             0              0             0
   330,096.82    5.300     5.050      360       355           360             355             0              0            12
   302,676.86    5.413     5.163      360       355           360             355             0              0            12
   431,182.73    5.450     5.200      360       355           360             355             0              0            12
   545,138.76    5.800     5.550      360       355           360             355             0              0            12
   401,891.76    5.925     5.675      360       355           360             355             0              0            12
   159,132.23    5.963     5.713      360       355           360             355             0              0            12
   611,908.03    6.000     5.750      360       355           360             355             0              0            12
   414,923.29    6.050     5.800      360       355           360             355             0              0            12
   239,532.07    6.125     5.875      360       358           360             358             0              0            12
   835,963.51    6.238     5.988      360       355           360             355             0              0            12
   706,259.12    6.250     6.000      360       356           360             356             0              0            12
   795,347.48    6.300     6.050      360       355           360             355             0              0            12
   409,664.22    6.350     6.100      360       355           360             355             0              0            12
   214,418.10    6.450     6.200      360       356           360             356             0              0            12
   495,100.81    6.500     6.250      360       358           360             358             0              0            12
   116,797.97    6.750     6.500      360       358           360             358             0              0            12
   254,171.41    7.000     6.750      360       358           360             358             0              0            12
   212,729.70    7.125     6.875      360       344           360             344             0              0            12
   403,687.28    7.250     7.000      360       358           360             358             0              0            12
    85,780.03    7.250     7.000      360       317           360             317             0              0            12
   218,752.79    7.375     7.125      360       332           360             332             0              0            12
    57,403.52    7.625     7.375      360       358           360             358             0              0            12
   169,499.44    7.625     7.375      360       343           360             343             0              0            12
 1,108,000.21    7.875     7.625      360       358           360             358             0              0            12
   107,033.19    8.000     7.750      360       358           360             358             0              0            12
   314,425.99    8.625     8.375      360       358           360             358             0              0            12
   144,471.69    8.875     8.625      360       356           360             356             0              0            12

                  GROUP 1 ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                   (CONTINUED)

                                                           ORIGINAL       REMAINING                                    ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
   659,819.26    5.300     5.050      360       355           360             355             0              0            24
   695,045.27    5.400     5.150      360       355           360             355             0              0            24
   139,233.89    5.550     5.300      360       355           360             355             0              0            24
   175,070.15    5.738     5.488      360       355           360             355             0              0            24
   112,599.81    6.650     6.400      360       356           360             356             0              0            24
   313,985.69    7.250     7.000      360       352           360             352             0              0            24
   606,566.57    7.600     7.350      360       356           360             356             0              0            24
   816,691.38    5.300     5.050      360       355           360             355             0              0            36
 2,145,426.52    5.300     5.050      360       355           360             355             0              0            36
   317,050.96    5.300     5.050      360       355           360             355             0              0            36
   163,059.89    5.300     5.050      360       355           360             355             0              0            36
 6,108,775.65    5.300     5.050      360       355           360             355             0              0            36
   223,134.29    5.350     5.100      360       355           360             355             0              0            36
   323,685.35    5.450     5.200      360       355           360             355             0              0            36
 1,485,056.89    5.550     5.300      360       355           360             355             0              0            36
   260,566.36    5.550     5.300      360       355           360             355             0              0            36
   571,752.22    5.550     5.300      360       355           360             355             0              0            36
 1,051,920.64    5.550     5.300      360       355           360             355             0              0            36
   299,980.23    5.650     5.400      360       355           360             355             0              0            36
   873,085.39    5.675     5.425      360       355           360             355             0              0            36
   290,885.12    5.700     5.450      360       355           360             355             0              0            36
   571,962.29    5.738     5.488      360       355           360             355             0              0            36
   800,777.06    5.775     5.525      360       355           360             355             0              0            36
 1,407,733.64    5.800     5.550      360       355           360             355             0              0            36
 3,098,196.75    5.800     5.550      360       355           360             355             0              0            36
   305,349.90    5.863     5.613      360       355           360             355             0              0            36
   784,416.11    5.900     5.650      360       355           360             355             0              0            36
   139,282.64    5.900     5.650      360       355           360             355             0              0            36
   510,371.53    5.900     5.650      360       355           360             355             0              0            36
   308,415.40    5.913     5.663      360       355           360             355             0              0            36
   294,757.05    5.988     5.738      360       355           360             355             0              0            36
   278,605.55    6.050     5.800      360       355           360             355             0              0            36
   930,787.34    6.050     5.800      360       355           360             355             0              0            36
   231,063.12    6.250     6.000      360       356           360             356             0              0            36
   259,006.23    6.250     6.000      360       358           360             358             0              0            36
   469,610.75    6.300     6.050      360       355           360             355             0              0            36
 1,254,521.30    6.500     6.250      360       358           360             358             0              0            36
   418,483.56    6.550     6.300      360       355           360             355             0              0            36
   152,310.90    6.575     6.325      360       355           360             355             0              0            36
   583,365.94    6.625     6.375      360       358           360             358             0              0            36
   400,656.52    6.750     6.500      360       358           360             358             0              0            36
 1,537,032.24    6.875     6.625      360       358           360             358             0              0            36
   159,736.94    7.000     6.750      360       358           360             358             0              0            36
    57,507.61    7.125     6.875      360       358           360             358             0              0            36
   155,384.09    7.250     7.000      360       355           360             355             0              0            36
   300,610.58    7.250     7.000      360       356           360             356             0              0            36
   144,534.13    7.300     7.050      360       356           360             356             0              0            36
   413,742.91    7.375     7.125      360       353           360             353             0              0            36
   879,562.88    7.500     7.250      360       358           360             358             0              0            36
   557,570.87    7.625     7.375      360       355           360             355             0              0            36
   305,117.31    7.750     7.500      360       358           360             358             0              0            36
   878,784.81    7.875     7.625      360       358           360             358             0              0            36
    67,908.44    8.000     7.750      360       358           360             358             0              0            36
    90,287.22    8.375     8.125      360       358           360             358             0              0            36
   207,594.63    6.125     5.875      360       358           360             358             0              0            60
   307,399.19    6.125     5.875      360       358           360             358             0              0            60
   138,932.22    6.250     6.000      360       358           360             358             0              0            60
   402,849.94    6.375     6.125      360       358           360             358             0              0            60
   634,152.19    6.500     6.250      360       358           360             358             0              0            60

                  GROUP 1 ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                   (CONTINUED)

                                                           ORIGINAL       REMAINING                                    ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
   443,233.29    6.750     6.500      360       358           360             358             0              0            60
   482,153.45    6.875     6.625      360       358           360             358             0              0            60
   136,276.79    7.500     7.250      360       358           360             358             0              0            60
   122,142.38    7.625     7.375      360       358           360             358             0              0            60
   247,000.00    5.875     5.625      360       356           240             240            120            116            0
   985,174.97    6.000     5.750      360       357           240             240            120            117            0
   280,000.00    6.125     5.875      360       358           240             240            120            118            0
 1,532,751.80    6.250     6.000      360       357           240             240            120            117            0
 2,179,798.63    6.375     6.125      360       359           240             240            120            119            0
 6,983,042.10    6.500     6.250      360       358           240             240            120            118            0
 8,189,486.21    6.625     6.375      360       358           240             240            120            118            0
 9,534,192.98    6.750     6.500      360       358           240             240            120            118            0
11,946,161.30    6.875     6.625      360       358           240             240            120            118            0
   202,000.00    7.000     6.670      360       358           240             240            120            118            0
 3,852,917.00    7.000     6.750      360       358           240             240            120            118            0
   337,500.00    8.125     6.805      360       357           240             240            120            117            0
 5,526,360.00    7.125     6.875      360       358           240             240            120            118            0
11,976,124.67    7.250     7.000      360       358           240             240            120            118            0
 8,726,403.52    7.375     7.125      360       358           240             240            120            118            0
 8,726,592.88    7.500     7.250      360       358           240             240            120            118            0
 5,456,002.78    7.625     7.375      360       358           240             240            120            118            0
 4,057,167.24    7.750     7.500      360       358           240             240            120            118            0
 5,692,594.00    7.875     7.625      360       358           240             240            120            118            0
 4,150,610.00    8.000     7.750      360       358           240             240            120            118            0
 5,531,727.67    8.125     7.875      360       357           240             240            120            117            0
 2,159,842.79    8.250     8.000      360       358           240             240            120            118            0
   404,800.00    8.375     8.125      360       358           240             240            120            118            0
   652,400.00    8.625     8.375      360       358           240             240            120            118            0
   554,920.00    8.875     8.625      360       358           240             240            120            118            0
   408,000.00    6.625     6.375      360       358           240             240            120            118           12
   352,000.00    6.750     6.500      360       358           240             240            120            118           12
   434,000.00    7.125     6.875      360       358           240             240            120            118           12
   954,000.00    7.250     7.000      360       358           240             240            120            118           12
   833,600.00    7.375     7.125      360       358           240             240            120            118           12
   607,917.00    7.500     7.250      360       358           240             240            120            118           12
   192,000.00    7.875     7.625      360       358           240             240            120            118           12
   519,200.00    8.125     7.875      360       358           240             240            120            118           12
   607,600.00    6.375     6.125      360       358           240             240            120            118           36
   491,680.00    6.500     6.250      360       358           240             240            120            118           36
   880,000.00    6.625     6.375      360       358           240             240            120            118           36
 1,473,520.00    6.750     6.500      360       358           240             240            120            118           36
 1,075,000.00    6.875     6.625      360       358           240             240            120            118           36
 1,253,120.00    7.000     6.750      360       358           240             240            120            118           36
   242,250.00    7.625     6.755      360       358           240             240            120            118           36
   559,023.66    7.125     6.875      360       358           240             240            120            118           36
 1,329,436.69    7.250     7.000      360       358           240             240            120            118           36
   803,143.11    7.375     7.125      360       358           240             240            120            118           36
 1,681,433.84    7.500     7.250      360       358           240             240            120            118           36
   176,000.00    7.625     7.375      360       358           240             240            120            118           36
   684,640.71    7.750     7.500      360       358           240             240            120            118           36
   852,960.00    7.875     7.625      360       358           240             240            120            118           36
    82,017.00    8.000     7.750      360       358           240             240            120            118           36
   440,000.00    8.125     7.875      360       358           240             240            120            118           36
   110,400.00    8.375     8.125      360       358           240             240            120            118           36
   636,000.00    8.625     8.375      360       351           240             240            120            111           36
   147,000.00    6.125     5.875      360       358           240             240            120            118           60
   688,450.00    6.375     6.125      360       358           240             240            120            118           60
   359,950.00    6.500     6.250      360       358           240             240            120            118           60
   188,500.25    6.625     6.375      360       358           240             240            120            118           60

                  GROUP 1 ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                   (CONTINUED)

                                                           ORIGINAL       REMAINING                                    ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
   436,999.99    6.750     6.500      360       358           240             240            120            118           60
   999,894.19    6.875     6.625      360       358           240             240            120            118           60
   960,000.00    8.125     7.875      360       358           240             240            120            118           60
 2,559,224.60    5.300     5.050      360       355           300             300             60             55            0
 3,846,852.79    5.800     5.550      360       355           300             300             60             55            0
   471,843.43    5.894     5.644      360       355           300             300             60             55            0
   515,000.00    5.900     5.650      360       355           300             300             60             55            0
   959,600.00    5.988     5.738      360       355           300             300             60             55            0
   493,600.00    5.990     5.740      360       355           300             300             60             55            0
   399,939.70    6.000     5.750      360       355           300             300             60             55            0
 1,736,991.04    6.250     6.000      360       355           300             300             60             55            0
   792,000.00    6.350     6.100      360       355           300             300             60             55            0
   206,977.34    6.525     6.275      360       355           300             300             60             55            0
   497,268.27    6.900     6.650      360       355           300             300             60             55            0
 1,560,000.00    5.800     5.550      360       355           300             300             60             55           12
 1,000,000.00    5.550     5.300      360       355           300             300             60             55           24
 1,000,000.00    5.300     5.050      360       355           300             300             60             55           36
   390,649.63    5.300     5.050      360       355           300             300             60             55           36
 2,446,506.75    5.300     5.050      360       355           300             300             60             55           36
   453,599.99    5.338     5.088      360       355           300             300             60             55           36
   973,600.00    5.550     5.300      360       355           300             300             60             55           36
   225,000.00    5.550     5.300      360       355           300             300             60             55           36
   344,000.00    5.600     5.350      360       355           300             300             60             55           36
   376,000.00    5.650     5.400      360       355           300             300             60             55           36
   375,000.00    5.800     5.550      360       355           300             300             60             55           36
   704,000.00    6.050     5.800      360       355           300             300             60             55           36
   436,883.11    6.050     5.800      360       355           300             300             60             55           36
   221,250.00    6.150     5.900      360       355           300             300             60             55           36
   551,996.57    6.350     6.100      360       355           300             300             60             55           36
   508,000.00    6.350     6.100      360       356           300             300             60             56           36
   480,000.00    6.550     6.300      360       355           300             300             60             55           36

                  GROUP 1 ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                   (CONTINUED)

                                                           ORIGINAL       REMAINING                                    ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
   279,336.39    6.250     6.000      360       355           480             475             0              0             0
   114,949.64    6.500     6.250      360       359           480             479             0              0             0
 2,470,298.86    6.625     6.375      360       358           480             478             0              0             0
 1,966,025.27    6.750     6.500      360       358           480             478             0              0             0
   142,169.17    6.810     6.560      360       356           480             476             0              0             0
   344,125.24    6.875     6.625      360       358           480             478             0              0             0
   682,817.10    7.000     6.750      360       359           480             479             0              0             0
 1,175,783.53    7.250     7.000      360       357           480             477             0              0             0
   491,677.44    7.375     7.125      360       359           480             479             0              0             0
   239,920.63    7.500     7.250      360       359           480             479             0              0             0
    42,966.33    7.625     7.375      360       358           480             478             0              0             0
   219,864.11    7.750     7.500      360       358           480             478             0              0             0
   154,169.33    7.900     7.650      360       355           480             475             0              0             0
   448,625.16    5.300     5.050      360       355           480             475             0              0            12
   544,472.11    5.300     5.050      360       355           480             475             0              0            36
   348,998.92    5.550     5.300      360       355           480             475             0              0            36
   390,862.12    5.800     5.550      360       355           480             475             0              0            36
   536,560.36    5.800     5.550      360       355           480             475             0              0            36
   399,052.04    6.250     6.000      360       355           480             475             0              0            36
   499,164.43    6.700     6.450      360       356           480             476             0              0            36
   207,706.06    7.300     7.050      360       356           480             476             0              0            36
   130,918.78    5.300     5.050      240       235           240             235             0              0             0
   286,207.97    5.300     5.050      240       235           240             235             0              0            36
   183,687.10    6.500     6.250      240       235           240             235             0              0            36
   338,700.92    7.125     6.875      240       230           240             230             0              0            36
   229,035.11    6.375     6.125      300       297           300             297             0              0             0
14,764,250.88    5.300     5.050      360       355           360             355             0              0             0
   510,086.41    5.350     5.100      360       355           360             355             0              0             0
   386,821.25    5.425     5.175      360       355           360             355             0              0             0
   867,372.63    5.450     5.200      360       355           360             355             0              0             0
 3,922,585.17    5.550     5.300      360       355           360             355             0              0             0
   180,031.96    5.625     5.375      360       355           360             355             0              0             0
   298,396.36    5.675     5.425      360       355           360             355             0              0             0
   238,723.08    5.700     5.450      360       355           360             355             0              0             0
   409,838.70    5.775     5.525      360       355           360             355             0              0             0
16,662,809.97    5.800     5.550      360       355           360             355             0              0             0
   123,286.74    6.750     5.580      360       358           360             358             0              0             0
   338,241.44    5.850     5.600      360       355           360             355             0              0             0
   292,171.61    5.875     5.625      360       347           360             347             0              0             0
   273,212.04    5.894     5.644      360       355           360             355             0              0             0
 1,684,804.92    5.900     5.650      360       355           360             355             0              0             0
 6,843,222.04    5.988     5.738      360       355           360             355             0              0             0
   772,087.64    5.990     5.740      360       355           360             355             0              0             0
 1,029,718.15    6.000     5.750      360       356           360             356             0              0             0
   226,864.51    6.050     5.800      360       355           360             355             0              0             0
 1,904,426.53    6.125     5.875      360       344           360             344             0              0             0
   477,493.73    6.150     5.900      360       355           360             355             0              0             0
 3,442,772.34    6.175     5.925      360       355           360             355             0              0             0
 8,601,382.66    6.250     6.000      360       348           360             348             0              0             0
   573,248.63    6.269     6.019      360       355           360             355             0              0             0
14,610,158.40    6.375     6.125      360       356           360             356             0              0             0
   458,028.74    6.625     6.135      360       358           360             358             0              0             0
 9,894,844.27    6.500     6.250      360       356           360             356             0              0             0
10,773,115.38    6.625     6.375      360       355           360             355             0              0             0

                  GROUP 2 ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                           ORIGINAL       REMAINING                                    ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
    99,909.60    6.500     6.250      180       179           360             359             0              0             0
   251,827.54    6.625     6.375      180       177           360             357             0              0             0
   375,676.27    6.750     6.500      180       179           360             359             0              0             0
    58,251.95    6.875     6.625      180       177           360             357             0              0             0
   959,987.17    7.000     6.750      180       179           360             359             0              0             0
   882,842.04    7.125     6.875      180       178           360             358             0              0             0
   287,497.20    7.875     6.915      180       178           360             358             0              0             0
   850,026.41    7.250     7.000      180       179           360             359             0              0             0
 1,704,555.42    7.375     7.125      180       179           360             359             0              0             0
 1,159,780.64    7.500     7.250      180       179           360             359             0              0             0
   197,726.58    7.875     7.345      180       178           360             358             0              0             0
 1,001,272.48    7.625     7.375      180       178           360             358             0              0             0
   101,406.13    7.750     7.500      180       178           360             358             0              0             0
 1,652,655.83    7.875     7.625      180       177           360             357             0              0             0
   223,160.64    8.500     7.850      180       177           360             357             0              0             0
   299,396.58    5.300     5.050      180       175           180             175             0              0             0
   625,664.86    5.625     5.375      180       176           180             176             0              0             0
 2,182,592.16    5.750     5.500      180       164           180             164             0              0             0
   370,790.99    5.875     5.625      180       160           180             160             0              0             0
   442,913.75    6.000     5.750      180       162           180             162             0              0             0
 1,076,809.08    6.125     5.875      180       166           180             166             0              0             0
   713,038.10    6.250     6.000      180       175           180             175             0              0             0
   448,501.50    6.375     6.125      180       179           180             179             0              0             0
 1,166,984.24    6.500     6.250      180       179           180             179             0              0             0
   547,585.47    6.625     6.375      180       178           180             178             0              0             0
   252,152.04    6.875     6.625      180       177           180             177             0              0             0
   124,208.96    7.000     6.750      180       178           180             178             0              0             0
   130,938.88    7.250     7.000      180       177           180             177             0              0             0
   221,037.67    7.375     7.125      180       178           180             178             0              0            36

     There will be differences between the characteristics of the Mortgage Loans actually included in Stack I and the characteristics assumed in preparing the following tables. Such differences may affect the percentages of the original principal balance outstanding set forth in the tables and the weighted average lives of the Offered Certificates relating to Stack I, and could cause the outstanding principal balance of any Offered Certificate relating to Stack I to be reduced to zero earlier or later than indicated by the tables.

     Variations in actual prepayment experience and the principal balances of Stack I Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of PPC and the average prepayment experience of all Subgroup 1 Mortgage Components equals the indicated levels of PSA. There is no assurance that the Stack I Mortgage Loans will prepay at any constant level of PPC or that the Subgroup 1 Mortgage Components will prepay at any constant level of PSA.

     Based on the foregoing assumptions, the following tables indicate the weighted average life of each class of Offered Certificates relating to Stack I and set forth the percentages of the original principal balance of each class of Offered Certificates relating to Stack I that would be outstanding after each of the dates shown at various percentages of the PPC and, with respect to the Class 1AF-1, Class 1AF-2 and Class 1AF-3 Certificates, the percentages of the original principal balance that would be outstanding after each of the dates shown at various percentages of the PSA.

     The weighted average lives of the Offered Certificates as set forth on the following tables are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the total principal distribution on such Certificates.

     No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Stack I Mortgage Loans.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PSA

                                       CLASS 1AF-1 CERTIFICATES
                                 -----------------------------------
DISTRIBUTION DATE                  0%     200%    250%   375%   500%
-----------------                -----   -----   -----   ----   ----
Initial Percentage ...........     100     100     100    100    100
May 2008 .....................     100     100     100    100    100
May 2009 .....................     100     100     100    100    100
May 2010 .....................     100     100     100    100    100
May 2011 .....................     100     100     100    100    100
May 2012 .....................     100     100     100    100    100
May 2013 .....................      99      95      94     91     86
May 2014 .....................      99      89      87     80     57
May 2015 .....................      97      81      77     66     33
May 2016 .....................      95      72      66     52     21
May 2017 .....................      93      62      55     39     14
May 2018 .....................      90      53      45     29     10
May 2019 .....................      88      45      37     22      6
May 2020 .....................      85      38      31     17      4
May 2021 .....................      81      32      25     12      3
May 2022 .....................      78      27      20      9      2
May 2023 .....................      75      23      17      7      1
May 2024 .....................      71      19      13      5      1
May 2025 .....................      67      16      11      4      1
May 2026 .....................      63      13       9      3      *
May 2027 .....................      58      11       7      2      *
May 2028 .....................      54       9       5      1      *
May 2029 .....................      49       7       4      1      *
May 2030 .....................      44       5       3      1      *
May 2031 .....................      38       4       2      *      *
May 2032 .....................      32       3       2      *      *
May 2033 .....................      26       2       1      *      *
May 2034 .....................      20       1       1      *      *
May 2035 .....................      13       1       *      *      *
May 2036 .....................       6       *       *      *      *
May 2037 .....................       0       0       0      0      0
Weighted Average Life in Years
   to Maturity ...............   20.72   12.61   11.64   9.91   7.92

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PSA

                                      CLASS 1AF-2 CERTIFICATES
                                 ---------------------------------
DISTRIBUTION DATE                  0%    200%   250%   375%   500%
-----------------                -----   ----   ----   ----   ----
Initial Percentage ...........     100    100    100    100    100
May 2008 .....................      99     93     91     87     83
May 2009 .....................      97     79     75     65     55
May 2010 .....................      96     65     58     42     27
May 2011 .....................      94     52     43     24      9
May 2012 .....................      92     41     31     10      0
May 2013 .....................      90     31     21      2      0
May 2014 .....................      88     24     14      0      0
May 2015 .....................      86     18      8      0      0
May 2016 .....................      83     13      5      0      0
May 2017 .....................      81     10      2      0      0
May 2018 .....................      78      7      0      0      0
May 2019 .....................      75      4      0      0      0
May 2020 .....................      72      1      0      0      0
May 2021 .....................      69      0      0      0      0
May 2022 .....................      66      0      0      0      0
May 2023 .....................      62      0      0      0      0
May 2024 .....................      59      0      0      0      0
May 2025 .....................      55      0      0      0      0
May 2026 .....................      50      0      0      0      0
May 2027 .....................      46      0      0      0      0
May 2028 .....................      41      0      0      0      0
May 2029 .....................      37      0      0      0      0
May 2030 .....................      31      0      0      0      0
May 2031 .....................      26      0      0      0      0
May 2032 .....................      20      0      0      0      0
May 2033 .....................      14      0      0      0      0
May 2034 .....................       7      0      0      0      0
May 2035 .....................       1      0      0      0      0
May 2036 .....................       0      0      0      0      0
May 2037 .....................       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   17.69   4.90   4.00   2.82   2.25

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PSA

                                       CLASS 1AF-3 CERTIFICATES
                                 -----------------------------------
DISTRIBUTION DATE                  0%     200%    250%   375%   500%
-----------------                -----   -----   -----   ----   ----
Initial Percentage ...........     100     100     100    100    100
May 2008 .....................     100     100     100    100    100
May 2009 .....................     100     100     100    100    100
May 2010 .....................     100     100     100    100    100
May 2011 .....................     100     100     100    100    100
May 2012 .....................     100     100     100    100     64
May 2013 .....................     100     100     100    100     12
May 2014 .....................     100     100     100     68      0
May 2015 .....................     100     100     100     41      0
May 2016 .....................     100     100     100     27      0
May 2017 .....................     100     100     100     21      0
May 2018 .....................     100     100      94     16      0
May 2019 .....................     100     100      77     12      0
May 2020 .....................     100     100      63      9      0
May 2021 .....................     100      94      52      7      0
May 2022 .....................     100      80      42      5      0
May 2023 .....................     100      67      34      4      0
May 2024 .....................     100      56      28      3      0
May 2025 .....................     100      46      22      2      0
May 2026 .....................     100      38      18      1      0
May 2027 .....................     100      31      14      1      0
May 2028 .....................     100      25      11      1      0
May 2029 .....................     100      20       8      1      0
May 2030 .....................     100      16       6      *      0
May 2031 .....................     100      12       5      *      0
May 2032 .....................     100       9       3      *      0
May 2033 .....................     100       7       2      *      0
May 2034 .....................     100       4       2      *      0
May 2035 .....................     100       2       1      *      0
May 2036 .....................      45       1       *      *      0
May 2037 .....................       0       0       0      0      0
Weighted Average Life in Years
   to Maturity ...............   28.94   18.64   15.37   8.73   5.34

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                     CLASS 1AF-4 AND CLASS 1AF-5
                                            CERTIFICATES
                                 ----------------------------------
DISTRIBUTION DATE                  0%     80%    100%   150%   200%
-----------------                -----   -----   ----   ----   ----
Initial Percentage ...........     100     100    100    100    100
May 2008 .....................     100     100    100    100    100
May 2009 .....................     100     100    100    100    100
May 2010 .....................     100     100    100    100     98
May 2011 .....................     100     100    100    100     18
May 2012 .....................     100     100    100     52      0
May 2013 .....................     100      92     90     17      0
May 2014 .....................      99      83     78      0      0
May 2015 .....................      98      71     63      0      0
May 2016 .....................      97      59     48      0      0
May 2017 .....................      96      47     36      0      0
May 2018 .....................      93      37     27      0      0
May 2019 .....................      90      29     20      0      0
May 2020 .....................      88      23     15      0      0
May 2021 .....................      85      18     11      0      0
May 2022 .....................      82      14      8      0      0
May 2023 .....................      78      11      6      0      0
May 2024 .....................      75       8      4      0      0
May 2025 .....................      71       6      3      0      0
May 2026 .....................      67       5      2      0      0
May 2027 .....................      62       4      2      0      0
May 2028 .....................      58       3      1      0      0
May 2029 .....................      53       2      1      0      0
May 2030 .....................      48       1      1      0      0
May 2031 .....................      42       1      *      0      0
May 2032 .....................      36       1      *      0      0
May 2033 .....................      29       *      *      0      0
May 2034 .....................      23       *      *      0      0
May 2035 .....................      15       *      *      0      0
May 2036 .....................       8       *      *      0      0
May 2037 .....................       0       0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   21.45   10.66   9.66   5.24   3.59

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                    CLASS 1AF-6 AND CLASS 1AF-7
                                            CERTIFICATES
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage ...........     100    100    100    100    100
May 2008 .....................      98     85     85     85     85
May 2009 .....................      96     69     69     67     30
May 2010 .....................      94     54     54     23      0
May 2011 .....................      91     39     39      0      0
May 2012 .....................      89     23     17      0      0
May 2013 .....................      86      8      4      0      0
May 2014 .....................      83      0      0      0      0
May 2015 .....................      80      0      0      0      0
May 2016 .....................      77      0      0      0      0
May 2017 .....................      73      0      0      0      0
May 2018 .....................      68      0      0      0      0
May 2019 .....................      63      0      0      0      0
May 2020 .....................      57      0      0      0      0
May 2021 .....................      50      0      0      0      0
May 2022 .....................      44      0      0      0      0
May 2023 .....................      36      0      0      0      0
May 2024 .....................      29      0      0      0      0
May 2025 .....................      20      0      0      0      0
May 2026 .....................      12      0      0      0      0
May 2027 .....................       2      0      0      0      0
May 2028 .....................       0      0      0      0      0
May 2029 .....................       0      0      0      0      0
May 2030 .....................       0      0      0      0      0
May 2031 .....................       0      0      0      0      0
May 2032 .....................       0      0      0      0      0
May 2033 .....................       0      0      0      0      0
May 2034 .....................       0      0      0      0      0
May 2035 .....................       0      0      0      0      0
May 2036 .....................       0      0      0      0      0
May 2037 .....................       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   13.00   3.29   3.19   2.25   1.66

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                      CLASS 1AF-8 CERTIFICATES
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage ...........     100    100    100    100    100
May 2008 .....................     100     75     65     42     19
May 2009 .....................     100     50     34      0      0
May 2010 .....................     100     33     14      0      0
May 2011 .....................     100     21      1      0      0
May 2012 .....................     100     15      0      0      0
May 2013 .....................     100     14      0      0      0
May 2014 .....................     100     12      0      0      0
May 2015 .....................     100      6      0      0      0
May 2016 .....................     100      2      0      0      0
May 2017 .....................     100      *      0      0      0
May 2018 .....................     100      0      0      0      0
May 2019 .....................     100      0      0      0      0
May 2020 .....................     100      0      0      0      0
May 2021 .....................     100      0      0      0      0
May 2022 .....................     100      0      0      0      0
May 2023 .....................     100      0      0      0      0
May 2024 .....................     100      0      0      0      0
May 2025 .....................     100      0      0      0      0
May 2026 .....................     100      0      0      0      0
May 2027 .....................     100      0      0      0      0
May 2028 .....................      94      0      0      0      0
May 2029 .....................      85      0      0      0      0
May 2030 .....................      76      0      0      0      0
May 2031 .....................      66      0      0      0      0
May 2032 .....................      55      0      0      0      0
May 2033 .....................      44      0      0      0      0
May 2034 .....................      32      0      0      0      0
May 2035 .....................      19      0      0      0      0
May 2036 .....................       5      0      0      0      0
May 2037 .....................       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   25.28   2.80   1.66   0.94   0.67

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                      CLASS 1AF-9 CERTIFICATES
                                 ----------------------------------
DISTRIBUTION DATE                  0%     80%    100%   150%   200%
-----------------                -----   -----   ----   ----   ----
Initial Percentage ...........     100     100    100    100    100
May 2008 .....................     100     100    100    100    100
May 2009 .....................     100     100    100    100    100
May 2010 .....................     100     100    100    100      0
May 2011 .....................     100     100    100     53      0
May 2012 .....................     100     100    100      0      0
May 2013 .....................     100     100    100      0      0
May 2014 .....................     100     100     57      0      0
May 2015 .....................     100     100     17      0      0
May 2016 .....................     100     100      4      0      0
May 2017 .....................     100     100      3      0      0
May 2018 .....................     100      80      2      0      0
May 2019 .....................     100      63      2      0      0
May 2020 .....................     100      49      1      0      0
May 2021 .....................     100      38      1      0      0
May 2022 .....................     100      30      1      0      0
May 2023 .....................     100      23      1      0      0
May 2024 .....................     100      18      *      0      0
May 2025 .....................     100      14      *      0      0
May 2026 .....................     100      10      *      0      0
May 2027 .....................     100       8      *      0      0
May 2028 .....................     100       6      *      0      0
May 2029 .....................     100       4      *      0      0
May 2030 .....................     100       3      *      0      0
May 2031 .....................     100       2      *      0      0
May 2032 .....................     100       2      *      0      0
May 2033 .....................     100       1      *      0      0
May 2034 .....................     100       1      *      0      0
May 2035 .....................     100       *      *      0      0
May 2036 .....................     100       *      *      0      0
May 2037 .....................       0       0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   29.69   14.05   7.50   4.05   2.85

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                   CLASS 1AF-10 AND CLASS 1AF-11
                                            CERTIFICATES
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage ...........     100    100    100    100    100
May 2008 .....................     100     83     79     68     58
May 2009 .....................      99     65     58     41     27
May 2010 .....................      98     51     42     24     10
May 2011 .....................      98     40     30     13      2
May 2012 .....................      97     31     21      5      0
May 2013 .....................      97     24     15      2      0
May 2014 .....................      96     18     10      *      0
May 2015 .....................      95     14      7      0      0
May 2016 .....................      94     11      5      0      0
May 2017 .....................      93      9      4      0      0
May 2018 .....................      91      7      3      0      0
May 2019 .....................      89      6      2      0      0
May 2020 .....................      86      4      2      0      0
May 2021 .....................      83      3      1      0      0
May 2022 .....................      81      3      1      0      0
May 2023 .....................      77      2      1      0      0
May 2024 .....................      74      2      *      0      0
May 2025 .....................      71      1      *      0      0
May 2026 .....................      67      1      *      0      0
May 2027 .....................      63      1      *      0      0
May 2028 .....................      58      1      *      0      0
May 2029 .....................      53      *      *      0      0
May 2030 .....................      48      *      *      0      0
May 2031 .....................      43      *      *      0      0
May 2032 .....................      37      *      *      0      0
May 2033 .....................      30      *      *      0      0
May 2034 .....................      23      *      *      0      0
May 2035 .....................      16      *      *      0      0
May 2036 .....................       8      *      *      0      0
May 2037 .....................       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   21.17   4.30   3.35   2.04   1.47

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                    CLASS 2AF-1 AND CLASS 2AF-2
                                            CERTIFICATES
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage ...........     100    100    100    100    100
May 2008 .....................      97     81     77     67     56
May 2009 .....................      95     62     55     39     25
May 2010 .....................      92     48     39     22      9
May 2011 .....................      89     36     27     11      2
May 2012 .....................      86     27     18      5      0
May 2013 .....................      82     20     12      1      0
May 2014 .....................      78     15      8      0      0
May 2015 .....................      74     11      6      0      0
May 2016 .....................      70      8      4      0      0
May 2017 .....................      66      6      3      0      0
May 2018 .....................      61      5      2      0      0
May 2019 .....................      56      3      1      0      0
May 2020 .....................      50      3      1      0      0
May 2021 .....................      45      2      1      0      0
May 2022 .....................       0      0      0      0      0
May 2023 .....................       0      0      0      0      0
May 2024 .....................       0      0      0      0      0
May 2025 .....................       0      0      0      0      0
May 2026 .....................       0      0      0      0      0
May 2027 .....................       0      0      0      0      0
May 2028 .....................       0      0      0      0      0
May 2029 .....................       0      0      0      0      0
May 2030 .....................       0      0      0      0      0
May 2031 .....................       0      0      0      0      0
May 2032 .....................       0      0      0      0      0
May 2033 .....................       0      0      0      0      0
May 2034 .....................       0      0      0      0      0
May 2035 .....................       0      0      0      0      0
May 2036 .....................       0      0      0      0      0
May 2037 .....................       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   11.08   3.79   3.06   1.95   1.42

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                      CLASS F-PO CERTIFICATES
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage ...........     100    100    100    100    100
May 2008 .....................      98     81     77     66     56
May 2009 .....................      97     65     58     42     28
May 2010 .....................      95     51     43     26     15
May 2011 .....................      93     41     32     17      7
May 2012 .....................      91     32     24     10      4
May 2013 .....................      89     25     18      6      2
May 2014 .....................      86     20     13      4      1
May 2015 .....................      84     16     10      2      *
May 2016 .....................      81     12      7      2      *
May 2017 .....................      78      9      5      1      *
May 2018 .....................      75      7      4      1      *
May 2019 .....................      72      6      3      *      *
May 2020 .....................      68      4      2      *      *
May 2021 .....................      65      3      1      *      *
May 2022 .....................      62      3      1      *      *
May 2023 .....................      59      2      1      *      *
May 2024 .....................      56      2      1      *      *
May 2025 .....................      53      1      *      *      *
May 2026 .....................      49      1      *      *      *
May 2027 .....................      46      1      *      *      *
May 2028 .....................      42      *      *      *      *
May 2029 .....................      38      *      *      *      *
May 2030 .....................      34      *      *      *      *
May 2031 .....................      30      *      *      *      *
May 2032 .....................      25      *      *      *      *
May 2033 .....................      21      *      *      *      *
May 2034 .....................      16      *      *      *      *
May 2035 .....................      10      *      *      *      0
May 2036 .....................       5      *      *      *      0
May 2037 .....................       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   17.69   4.36   3.51   2.29   1.63

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING PPC

                                     CLASS MF-1, CLASS MF-2 AND
                                       CLASS MF-3 CERTIFICATES
                                 ----------------------------------
DISTRIBUTION DATE                  0%     80%    100%   150%   200%
-----------------                -----   -----   ----   ----   ----
Initial Percentage ...........     100     100    100    100    100
May 2008 .....................      99      99     99     99     99
May 2009 .....................      98      98     98     98     98
May 2010 .....................      97      98     98     98     98
May 2011 .....................      97      97     97     97     97
May 2012 .....................      96      96     96     96     62
May 2013 .....................      94      89     87     83     32
May 2014 .....................      93      80     77     66     16
May 2015 .....................      92      70     64     42      8
May 2016 .....................      90      58     51     26      4
May 2017 .....................      89      46     38     17      2
May 2018 .....................      86      36     28     10      1
May 2019 .....................      84      28     21      6      1
May 2020 .....................      81      22     15      4      *
May 2021 .....................      78      17     11      2      *
May 2022 .....................      74      13      8      1      *
May 2023 .....................      71      10      6      1      *
May 2024 .....................      67       8      4      1      *
May 2025 .....................      64       6      3      *      *
May 2026 .....................      60       5      2      *      *
May 2027 .....................      56       3      2      *      *
May 2028 .....................      52       3      1      *      *
May 2029 .....................      48       2      1      *      *
May 2030 .....................      43       1      1      *      *
May 2031 .....................      38       1      *      *      *
May 2032 .....................      32       1      *      *      *
May 2033 .....................      27       *      *      *      *
May 2034 .....................      20       *      *      *      *
May 2035 .....................      14       *      *      *      *
May 2036 .....................       7       *      *      *      *
May 2037 .....................       0       0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   20.01   10.38   9.59   7.99   5.73

----------
*    Indicates a value between 0.0% and 0.5%.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 1AF-12 CERTIFICATES

     The yields to maturity of the Class 1AF-12 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Subgroup 3 Mortgage Components, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Subgroup 3 Mortgage Components will have a material negative effect on the yields to maturity of the Class 1AF-12 Certificates. The Subgroup 3 Mortgage Components will have higher Net Mortgage Rates than the other Mortgage Components or Mortgage Loans. In general, mortgage loans having higher mortgage rates are likely to prepay at a faster rate than mortgage loans with lower mortgage rates in response to changes in market rates. As a result, the Subgroup 3 Mortgage Components may prepay at a faster rate of payment in respect of principal than the other Mortgage Components or Mortgage Loans. The yields on the Class 1AF-12 Certificates may be lower than if the Subgroup 3 Mortgage Components prepaid at the same rate as the other Mortgage Components or Mortgage Loans. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Subgroup 3 Mortgage Components will have a material negative effect on the yields to an investor in the Class 1AF-12 Certificates and could result in any case in the failure of investors in the Class 1AF-12 Certificates to recoup their initial investments.

     The following tables illustrate the significant effect that principal prepayments on the Subgroup 3 Mortgage Components have upon the yields to maturity of the Class 1AF-12 Certificates. The actual prices to be paid for the Class 1AF-12 Certificates have not been determined and will be dependent on the characteristics of the Subgroup 3 Mortgage Components. The tables show the hypothetical pre-tax yields to maturity of the Class 1AF-12 Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on PPC described above. The tables are based on the Stack I Structuring Assumptions, and assumes further that the purchase price of the Class 1AF-12 Certificates (including accrued interest) is approximately $5,388,224.

                            CLASS 1AF-12 CERTIFICATES
                            PRE-TAX YIELD TO MATURITY

                               PERCENTAGES OF PPC

LIBOR    0% PPC   80% PPC   100% PPC   150% PPC   200% PPC
-----   -------   -------   --------   --------   --------
3.32%   139.057   110.216   102.382     81.238     57.302
4.32%    92.794    66.109    58.739     38.269     14.677
5.32%    50.251    25.460    18.338     (3.315)   (27.883)
6.32%    10.048   (12.305)  (19.084)   (52.618)   (81.230)
7.32%         *         *         *          *          *

*    Indicates losses that are greater than or equal to (99.999)%

     Based upon the above assumptions, at approximately 143% of PPC, the pre-tax yield to maturity of the Class 1AF-12 (when LIBOR is at 5.32%) will be approximately 0%. If the rate of prepayments on the Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 1AF-12 Certificates would not fully recoup their initial investments. Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Subgroup 3 Mortgage Components.

     The yield to investors in the Class 1AF-12 Certificates will be highly sensitive to LIBOR and increases in LIBOR will have a negative effect on the yield to investors in the Class 1AF-12 Certificates. Investors in the Class 1AF-12 Certificates should understand that if LIBOR is greater than or equal to 6.650% per annum, the Class 1AF-12 Certificates will accrue interest at their minimum Certificate Rate of 0.0% per annum. Investors in the Class 1AF-12 Certificates should also consider the risk that if LIBOR is higher than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield. Further, based on the modeling assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates, could produce a negative yield to investors in the Class 1AF-12 Certificates.

     There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the tables above. The pre-tax yields of the Class 1AF-12 Certificates may therefore differ even if all the Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 1AF-12 Certificate, even if the average rate of principal prepayments on the Mortgage Loans is consistent with an investor's expectations.

     The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1AF-12 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $5,388,224 (which includes accrued interest) for the Class 1AF-12 Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 1AF-12 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 1AF-12 Certificates when such reinvestment rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS F-IO CERTIFICATES

     The yields to maturity of the Class F-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on (a) the Mortgage Loans in Subgroup 3 with Mortgage Rates greater than the Subgroup 3 Remittance Rate and (b) the Group 2 Mortgage Loans with Mortgage Rates greater than the Group 2 Remittance Rate (the "EXCESS SPREAD MORTGAGE LOANS"), which may fluctuate significantly from time to time. A rapid rate of principal payments on the Excess Spread Mortgage Loans will have a material negative effect on the yields to maturity of the Class F-IO Certificates. In addition, holders of the Class F-IO Certificates generally have rights to relatively larger portions of interest payments on the Excess Spread Mortgage Loans having higher Mortgage Rates. The Excess Spread Mortgage Loans will have higher Net

Mortgage Rates than the other Mortgage Loans. In general, mortgage loans having higher mortgage rates are likely to prepay at a faster rate than mortgage loans with lower mortgage rates in response to changes in market rates. As a result, the Excess Spread Mortgage Loans may prepay at a faster rate of payment in respect of principal than the other Mortgage Loans. The yields on the Class F-IO Certificates may be lower than if the Excess Spread Mortgage Loans prepaid at the same rate as the other Mortgage Loans. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Excess Spread Mortgage Loans will have a material negative effect on the yields to an investor in the Class F-IO Certificates and could result in any case in the failure of investors in the Class F-IO Certificates to recoup their initial investments.

     The following tables illustrate the significant effect that principal prepayments on the Excess Spread Mortgage Loans have upon the yields to maturity of the Class F-IO Certificates. The actual prices to be paid for the Class F-IO Certificates have not been determined and will be dependent on the characteristics of the Mortgage Loans. The tables show the hypothetical pre-tax yields to maturity of the Class F-IO Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on PPC described above. The tables are based on the Stack I Structuring Assumptions, and assumes further that the purchase price of the Class F-IO Certificates (including accrued interest) is approximately $1,118,822.

                             CLASS F-IO CERTIFICATES
                            PRE-TAX YIELD TO MATURITY

                               PERCENTAGES OF PPC

0% PPC   80% PPC   100% PPC   150% PPC   200% PPC
------   -------   --------   --------   --------
52.823    30.314    24.306      8.466     (8.807)

     Based upon the above assumptions, at approximately 175% of PPC, the pre-tax yield to maturity of the Class F-IO Certificates will be approximately 0%. If the rate of prepayments on the Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class F-IO Certificates would not fully recoup their initial investments. Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Excess Spread Mortgage Loans.

     There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the tables above. The pre-tax yields of the Class F-IO Certificates may therefore differ even if all the Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class F-IO Certificate, even if the average rate of principal prepayments on the Mortgage Loans is consistent with an investor's expectations.

     The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class F-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $1,118,822 (which includes accrued interest) for the Class F-IO

Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class F-IO Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class F-IO Certificates when such reinvestment rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS F-PO CERTIFICATES

     The yield to maturity of the Class F-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Discount Mortgage Loans, which may fluctuate significantly from time to time. A slower rate of principal payments on the Discount Mortgage Loans than that anticipated by investors will have a material negative effect on the yield to maturity of the Class F-PO Certificates. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Discount Mortgage Loans will have a material negative effect on the yield to an investor in the Class F-PO Certificates. The Discount Mortgage Loans will have lower Net Mortgage Rates than the other Mortgage Loans. In general, mortgage loans with lower mortgage interest rates tend to prepay at a slower rate of payment in respect of principal than mortgage loans with relatively higher mortgage interest rates in response to changes in market interest rates. As a result, the Discount Mortgage Loans may prepay at a slower rate of payment in respect of principal than the other Mortgage Loans, resulting in lower yield on the Class F-PO Certificates than would be the case if the Discount Mortgage Loans prepaid at the same rate as the other Mortgage Loans. As of the Cut-off Date, there were approximately 240 Discount Mortgage Loans, with an aggregate outstanding principal balance of approximately $104,709,700.

     The following table illustrates the significant effect that principal prepayments on the Discount Mortgage Loans have upon the yield to maturity of the Class F-PO Certificates. The actual prices to be paid for the Class F-PO Certificates have not been determined and will be dependent on the characteristics of the mortgage pool. The table shows the hypothetical pre-tax yields to maturity of the Class F-PO Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on PPC as described above. The table is based on the Stack I Structuring Assumptions and assumes further that the purchase price of the Class F-PO Certificates is approximately $4,698,949.

                             CLASS F-PO CERTIFICATES
                            PRE-TAX YIELD TO MATURITY

                               PERCENTAGES OF PPC

0% PPC   80% PPC   100% PPC   150% PPC   200% PPC
------   -------   --------   --------   --------
2.805     13.641    17.085     26.672     37.903

     Any change in the composition of the mortgage pool from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Discount Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class F-PO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $4,698,949 for the Class F-PO Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class F-PO Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class F-PO Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Discount Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class F-PO Certificates may therefore differ even if all the Discount Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Discount Mortgage Loan will prepay at a constant rate until maturity or that all the Discount Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Discount Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class F-PO Certificate, even if the average rate of principal prepayments on the Discount Mortgage Loans is consistent with an investor's expectations.

     The Sponsor makes no representation that any of the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) and repurchases on the Mortgage Loans will significantly affect the yield to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE WITH RESPECT TO THE STACK II CERTIFICATES

     The weighted average life of and the yield to maturity on each class of the Stack II Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Stack II Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Stack II Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Stack II Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Stack II Offered Certificates. The

Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

PREPAYMENTS AND YIELDS FOR THE STACK II OFFERED CERTIFICATES

     Generally, if purchased at other than par, the yield to maturity on the Stack II Offered Certificates will be affected by the rate of the payment of principal of the Stack II Mortgage Loans. If the actual rate of payments on the Stack II Mortgage Loans is slower than the rate anticipated by an investor who purchases Stack II Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Stack II Mortgage Loans is faster than the rate anticipated by an investor who purchases Stack II Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 39.03% of the Stack II Mortgage Loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for Stack II Mortgage Loans which do not contain prepayment charges; however, principal prepayments on the Stack II Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

     The Stack II Mortgage Loans are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Stack II Mortgage Loans will experience.

     Although the Mortgage Rates on the Stack II Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Certificate Rate on the Stack II Certificates and adjust by reference to the related Index. Changes in One-Month LIBOR may not correlate with changes in the related Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Stack II Certificates. The Mortgage Rate applicable to substantially all of the Stack II Mortgage Loans and any Adjustment Date will be based on the related Index value most recently announced generally as of a date 45 days prior to such Adjustment Date.

     The calculation of the Certificate Rate on each class of the Stack II Certificates is based upon the value of an index (One-Month LIBOR) that is different from the value of the index applicable to the Stack II Mortgage Loans (Six-Month LIBOR, One-Year Treasury or One-Year LIBOR) as described under "Description of the Mortgage Groups--General."

     The extent to which the yield to maturity on the Stack II Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Stack II Loans. In particular, in the case of the Stack II Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Stack II Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Stack II Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Stack II Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The Final Scheduled Distribution Date for each class of Stack II Certificates is set forth in the chart appearing on page S-3. The actual final Distribution Date with respect to each class of Stack II Certificates could occur significantly earlier than its Final Scheduled Distribution Date because:

     (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Class Certificate Balances thereof;

     (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Stack II Certificates as described herein; and

     (3) pursuant to the Pooling and Servicing Agreement, the Master Servicer will have the right to purchase the Stack II Mortgage Loans and thereby terminate the portion of the Trust Fund relating to Stack II as described herein.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Stack II Mortgage Loans, as applicable. For the Stack II Mortgage Loans, the prepayment model used in this prospectus supplement is CPR.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. The Servicer may, in the case of a delinquent Mortgage Loan or because of an indication that a mortgagor is interested in refinancing or prepaying a Mortgage Loan, solicit or refer to a mortgage originator such mortgagor for refinancing. Any such solicitation may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

     The weighted average lives of each class of Stack II Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution with respect to such class by the number of years from the date of issuance of the certificates to the related Distribution Date,
(2) summing the results and (3) dividing the sum by the total principal distribution on such class of Stack II Certificates.

     The following tables have been prepared on the basis of the following Modeling Assumptions, including the assumption that the mortgage loans have the approximate characteristics described below:

     - the assumed Stack II Mortgage Loans prepay at the indicated percentage of the related prepayment model;

     - distributions on the Stack II Certificates are received, in cash, on the 25th day of each month, commencing in June 2007, in accordance with the payment priorities defined in this prospectus supplement;

     - no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the assumed Stack II Mortgage Loans occur;

     - Scheduled Payments are assumed to be received on the first day of each month commencing in June 2007, and prepayments represent payment in full of individual assumed Stack II Mortgage Loans and are assumed to be received on the last day of each month, commencing in May 2007, and include 30 days' interest thereon;

     - the level of Six-Month LIBOR remains constant at 5.36813%, the One-Year Treasury remains constant at 4.91000%, the One-Year LIBOR remains constant at 5.32000%;

     -    the Closing Date for the certificates is May 30, 2007;

     - the Mortgage Rate for each assumed Stack II Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the related Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

     - the Master Servicer does not purchase the Stack II Mortgage Loans as described in this prospectus supplement under "Description of the Certificates--Optional Termination"; and

     -    the Stack II Mortgage Loans will mature no later than May 2037.

              GROUP 3 ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS


                                                           ORIGINAL       REMAINING                REMAINING
                                                         AMORTIZATION    AMORTIZATION    ORIGINAL   INTEREST
                            NET    ORIGINAL  REMAINING       TERM            TERM        INTEREST     ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)  ONLY TERM     TERM
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)      (MONTHS)   (MONTHS)
-------------  --------  --------  --------  ---------  --------------  --------------  ---------  ---------
   809,000.00    5.875     5.675      360       358           240             240          120        118
   690,000.00    6.250     6.050      360       354           240             240          120        114
   511,785.26    5.375     5.175      360       358           360             358            0          0
   238,836.92    7.150     6.900      360       354           360             354            0          0
    78,035.00    7.350     7.100      480       467           480             467            0          0
   387,055.17    6.150     5.900      360       355           480             475            0          0
   900,000.00    5.625     5.425      360       359           240             240          120        119
 2,157,577.90    7.369     7.169      360       359           360             359            0          0
   103,594.47    8.250     8.000      360       354           360             354            0          0
   278,679.59    7.000     6.750      360       353           360             353            0          0
   169,628.53    7.630     7.380      360       357           360             357            0          0
 1,181,199.02    6.676     6.426      360       346           240             240          120        106
37,717,531.81    6.299     6.099      360       358           240             240          120        118
 1,116,000.00    7.016     6.798      360       356           240             240          120        116
 5,298,850.00    6.822     6.616      360       358           240             240          120        118
   788,000.00    7.772     7.556      360       357           240             240          120        117
 2,166,322.69    6.871     6.582      360       355           240             240          120        115
   620,000.00    7.500     7.300      360       358           240             240          120        118
   205,799.76    8.250     8.000      360       352           300             300           60         52
 1,260,000.00    5.806     5.606      360       357           300             300           60         57
   436,000.00    6.375     6.175      360       359           300             300           60         59
   335,840.80    6.500     6.250      360       354           300             300           60         54
   466,669.79    6.450     6.200      360       355           600             595            0          0
 2,463,864.46    6.067     5.867      360       358           360             358            0          0
 1,295,047.51    6.003     5.803      360       357           360             357            0          0
   107,527.28    6.750     6.500      360       347           360             347            0          0
   910,872.24    7.113     6.913      360       358           360             358            0          0
21,098,248.85    6.521     6.321      363       362           243             243          120        119
 8,928,336.70    6.227     6.027      360       358           240             240          120        118
 8,026,050.00    7.013     6.813      360       358           240             240          120        118
   395,850.00    6.750     6.500      360       350           240             240          120        110
 1,987,200.00    5.905     5.705      360       358           300             300           60         58
 2,650,000.00    6.040     5.840      360       357           300             300           60         57
   464,000.00    6.125     5.925      360       359           240             240          120        119
   410,828.97    6.457     6.207      360       345           360             345            0          0
   110,883.02    7.750     7.500      360       356           360             356            0          0
   860,007.24    6.774     6.524      360       353           480             473            0          0
13,282,968.25    6.392     6.191      360       358           360             358            0          0
   515,969.56    6.000     5.800      360       357           360             357            0          0
 1,380,981.83    7.049     6.834      360       357           360             357            0          0
   259,905.00    6.750     6.500      360       346           240             240          120        106

                                                                              NUMBER OF
                                                                               MONTHS                  ORIGINAL
                           INITIAL                                   RATE    UNTIL NEXT               MONTHS TO
                             RATE                                   CHANGE      RATE                  PREPAYMENT
   CURRENT        GROSS     CHANGE  PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT                 PENALTY
 BALANCE ($)   MARGIN (%)  CAP (%)   CAP (%)  RATE (%)  RATE (%)   (MONTHS)     DATE        INDEX     EXPIRATION
-------------  ----------  -------  --------  --------  --------  ---------  ----------  -----------  ----------
   809,000.00     2.250     5.000     2.000    10.875     2.250       12          58       1Y LIBOR       12
   690,000.00     2.250     5.000     2.000    11.250     2.250       12          54       1Y LIBOR       36
   511,785.26     2.250     5.000     2.000    10.375     2.250       12          58       1Y LIBOR       12
   238,836.92     4.150     3.000     1.000    13.150     4.150        6          18       6M LIBOR       24
    78,035.00     4.850     3.000     1.000    13.350     4.850        6          11       6M LIBOR       24
   387,055.17     3.150     3.000     1.000    12.150     3.150        6          55       6M LIBOR       24
   900,000.00     2.250     6.000     2.000    11.625     2.250        6          59       6M LIBOR       60
 2,157,577.90     2.250     5.000     2.000    12.369     2.250       12          59       1Y LIBOR       12
   103,594.47     5.000     5.000     2.000    13.250     5.000       12          54       1Y LIBOR       24
   278,679.59     2.750     6.000     1.000    13.000     2.750        6          53       6M LIBOR       12
   169,628.53     2.750     6.000     1.000    13.625     2.750        6          57       6M LIBOR       36
 1,181,199.02     2.250     6.000     2.000    12.676     2.250        6         106       6M LIBOR       36
37,717,531.81     2.250     5.000     2.000    11.299     2.259       12          58       1Y LIBOR       12
 1,116,000.00     2.250     5.000     2.000    12.016     4.113       12          56       1Y LIBOR       36
 5,298,850.00     2.311     6.000     1.878    12.821     2.311        6          58       6M LIBOR       12
   788,000.00     4.315     6.000     1.695    13.772     4.315        6          57       6M LIBOR       24
 2,166,322.69     2.901     5.649     1.530    12.520     4.173        6          55       6M LIBOR       36
   620,000.00     3.000     6.000     2.000    13.500     3.000        6          58       6M LIBOR        6
   205,799.76     2.740     3.000     1.000    14.250     2.740        6          16       6M LIBOR       24
 1,260,000.00     2.250     5.000     2.000    10.806     2.250       12          57       1Y LIBOR       12
   436,000.00     2.250     5.000     2.000    11.375     2.250       12          59       1Y LIBOR        6
   335,840.80     2.250     5.000     2.000    11.500     6.500        6          78       6M LIBOR       12
   466,669.79     3.450     3.000     1.000    12.450     3.450        6          19       6M LIBOR       24
 2,463,864.46     2.250     5.000     2.000    11.067     2.250       12          58       1Y LIBOR       36
 1,295,047.51     2.250     5.000     2.000    11.003     2.250       12          57       1Y LIBOR       60
   107,527.28     4.125     6.000     2.000    12.750     4.125        6          47       6M LIBOR       24
   910,872.24     2.250     6.000     2.000    13.113     2.250        6          58       6M LIBOR       36
21,098,248.85     2.250     5.000     2.000    11.521     2.250       12          59       1Y LIBOR       36
 8,928,336.70     2.250     5.000     2.000    11.227     2.250       12          58       1Y LIBOR       60
 8,026,050.00     2.391     6.000     2.000    13.013     2.391        6          58       6M LIBOR       36
   395,850.00     4.125     6.000     2.000    12.750     4.125        6          50       6M LIBOR       60
 1,987,200.00     2.250     5.000     2.000    10.905     2.250       12          58       1Y LIBOR       36
 2,650,000.00     2.250     5.000     2.000    11.040     2.250       12          57       1Y LIBOR       60
   464,000.00     2.250     5.000     2.000    11.125     2.250       12          59       1Y LIBOR        6
   410,828.97     2.250     5.000     2.000    11.457     2.250       12         105       1Y LIBOR        0
   110,883.02     2.250     2.000     1.000    13.750     2.250        6          20       6M LIBOR        0
   860,007.24     3.774     3.000     1.000    12.774     3.774        6          17       6M LIBOR        0
13,282,968.25     2.271     5.000     2.000    11.392     2.271       12          58       1Y LIBOR        0
   515,969.56     2.750     5.000     2.000    11.000     2.750       12          57     1Y Treasury       0
 1,380,981.83     2.391     6.000     1.718    13.049     2.391        6          57       6M LIBOR        0
   259,905.00     2.250     5.000     2.000    11.750     2.250       12         106       1Y LIBOR        0

              GROUP 3 ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS
                                   (CONTINUED)


                                                           ORIGINAL       REMAINING                REMAINING
                                                         AMORTIZATION    AMORTIZATION    ORIGINAL   INTEREST
                            NET    ORIGINAL  REMAINING       TERM            TERM        INTEREST     ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)  ONLY TERM     TERM
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)      (MONTHS)   (MONTHS)
-------------  --------  --------  --------  ---------  --------------  --------------  ---------  ---------
   281,200.00    6.875     6.625      360       348           240             240          120        108
88,277,167.11    6.497     6.290      360       358           240             240          120        118
15,440,808.48    7.096     6.886      360       356           240             240          120        116
   502,000.00    6.541     6.291      360       352           240             240          120        112
38,479,870.49    6.189     5.989      360       358           300             300           60         58

                                                                              NUMBER OF
                                                                               MONTHS                  ORIGINAL
                           INITIAL                                   RATE    UNTIL NEXT               MONTHS TO
                             RATE                                   CHANGE      RATE                  PREPAYMENT
   CURRENT        GROSS     CHANGE  PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT                 PENALTY
 BALANCE ($)   MARGIN (%)  CAP (%)   CAP (%)  RATE (%)  RATE (%)   (MONTHS)     DATE        INDEX     EXPIRATION
-------------  ----------  -------  --------  --------  --------  ---------  ----------  -----------  ----------
   281,200.00     2.250     3.000     1.000    11.875     2.250        6          24       6M LIBOR        0
88,277,167.11     2.271     4.988     2.000    11.501     2.271       12          58       1Y LIBOR        0
15,440,808.48     2.469     5.874     1.771    12.970     2.469        6          56       6M LIBOR        0
   502,000.00     2.250     5.442     1.442    11.983     2.250        6          76       6M LIBOR        0
38,479,870.49     2.250     5.000     2.000    11.189     2.250       12          58       1Y LIBOR        0

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                      CLASS AV-1 CERTIFICATES
                                 --------------------------------
DISTRIBUTION DATE                 15%    20%    25%    30%    35%
-----------------                ----   ----   ----   ----   ----
Initial Percentage ...........    100    100    100    100    100
May 2008 .....................     84     78     73     68     62
May 2009 .....................     70     61     53     45     38
May 2010 .....................     58     47     38     30     24
May 2011 .....................     48     37     29     21     15
May 2012 .....................     40     30     21     15     10
May 2013 .....................     34     24     16     10      6
May 2014 .....................     29     19     12      7      4
May 2015 .....................     25     15      9      5      3
May 2016 .....................     21     12      7      3      2
May 2017 .....................     18     10      5      2      1
May 2018 .....................     15      7      4      2      1
May 2019 .....................     12      6      3      1      *
May 2020 .....................     10      5      2      1      *
May 2021 .....................      8      4      1      1      *
May 2022 .....................      7      3      1      *      *
May 2023 .....................      6      2      1      *      *
May 2024 .....................      4      2      1      *      *
May 2025 .....................      4      1      *      *      *
May 2026 .....................      3      1      *      *      *
May 2027 .....................      2      1      *      *      *
May 2028 .....................      2      1      *      *      *
May 2029 .....................      1      *      *      *      *
May 2030 .....................      1      *      *      *      *
May 2031 .....................      1      *      *      *      *
May 2032 .....................      1      *      *      *      *
May 2033 .....................      *      *      *      *      *
May 2034 .....................      *      *      *      *      *
May 2035 .....................      *      *      *      *      *
May 2036 .....................      *      *      *      *      *
May 2037 .....................      0      0      0      0      0
Weighted Average Life in
   Years to Maturity .........   5.55   4.16   3.25   2.62   2.16

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                      CLASS AV-2 CERTIFICATES
                                 --------------------------------
DISTRIBUTION DATE                 15%    20%    25%    30%    35%
-----------------                ----   ----   ----   ----   ----
Initial Percentage ...........    100    100    100    100    100
May 2008 .....................     84     78     73     68     62
May 2009 .....................     70     61     53     45     38
May 2010 .....................     58     47     38     30     24
May 2011 .....................     48     37     29     21     15
May 2012 .....................     40     30     21     15     10
May 2013 .....................     34     24     16     10      6
May 2014 .....................     29     19     12      7      4
May 2015 .....................     25     15      9      5      3
May 2016 .....................     21     12      7      3      2
May 2017 .....................     18     10      5      2      1
May 2018 .....................     15      7      4      2      1
May 2019 .....................     12      6      3      1      *
May 2020 .....................     10      5      2      1      *
May 2021 .....................      8      4      1      1      *
May 2022 .....................      7      3      1      *      *
May 2023 .....................      6      2      1      *      *
May 2024 .....................      4      2      1      *      *
May 2025 .....................      4      1      *      *      *
May 2026 .....................      3      1      *      *      *
May 2027 .....................      2      1      *      *      *
May 2028 .....................      2      1      *      *      *
May 2029 .....................      1      *      *      *      *
May 2030 .....................      1      *      *      *      *
May 2031 .....................      1      *      *      *      *
May 2032 .....................      1      *      *      *      *
May 2033 .....................      *      *      *      *      *
May 2034 .....................      *      *      *      *      *
May 2035 .....................      *      *      *      *      *
May 2036 .....................      *      *      *      *      *
May 2037 .....................      0      0      0      0      0
Weighted Average Life in
   Years to Maturity .........   5.55   4.16   3.25   2.62   2.16

----------
*    Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                      CLASS MV-1, CLASS MV-2
                                    AND CLASS MV-3 CERTIFICATES
                                 --------------------------------
DISTRIBUTION DATE                 15%    20%    25%    30%    35%
-----------------                ----   ----   ----   ----   ----
Initial Percentage ...........    100    100    100    100    100
May 2008 .....................    100    100    100    100    100
May 2009 .....................    100    100    100    100     93
May 2010 .....................    100    100     92     83     75
May 2011 .....................    100     83     69     58     49
May 2012 .....................     89     66     51     41     32
May 2013 .....................     76     53     38     28     20
May 2014 .....................     64     42     29     20     13
May 2015 .....................     54     33     21     14      9
May 2016 .....................     46     27     16     10      6
May 2017 .....................     39     21     12      7      4
May 2018 .....................     32     17      9      5      2
May 2019 .....................     27     13      6      3      1
May 2020 .....................     22     10      5      2      1
May 2021 .....................     18      8      3      1      1
May 2022 .....................     15      6      2      1      *
May 2023 .....................     12      5      2      1      *
May 2024 .....................     10      4      1      *      *
May 2025 .....................      8      3      1      *      *
May 2026 .....................      6      2      1      *      *
May 2027 .....................      5      2      *      *      *
May 2028 .....................      4      1      *      *      *
May 2029 .....................      3      1      *      *      *
May 2030 .....................      2      1      *      *      *
May 2031 .....................      2      *      *      *      *
May 2032 .....................      1      *      *      *      *
May 2033 .....................      1      *      *      *      *
May 2034 .....................      1      *      *      *      *
May 2035 .....................      *      *      *      *      *
May 2036 .....................      *      *      *      *      *
May 2037 .....................      0      0      0      0      0
Weighted Average Life in
   Years to maturity .........   9.89   7.47   6.12   5.25   4.58

----------
*    Indicates a value between 0.0% and 0.5%.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS AV-IO CERTIFICATES

     The yields to maturity of the Class AV-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Stack II Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Stack II Mortgage Loans will have a material negative effect on the yields to maturity of the Class AV-IO Certificates. The Stack II Mortgage Loans will have higher Net Mortgage Rates than the other Mortgage Loans. In general, mortgage loans having higher mortgage rates are likely to prepay at a faster rate than mortgage loans with lower mortgage rates in response to changes in market rates. As a result, the Stack II Mortgage Loans may prepay at a faster rate of payment in respect of principal than the other Mortgage Loans. The yields on the Class AV-IO Certificates may be lower than if the Stack II Mortgage Loans prepaid at the same rate as the other Mortgage Loans. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Stack II Mortgage Loans will have a material negative effect on the yields to an investor in the Class AV-IO Certificates and could result in any case in the failure of investors in the Class AV-IO Certificates to recoup their initial investments.

     The following table illustrate the significant effect that principal prepayments on the Stack II Mortgage Loans have upon the yields to maturity of the Class AV-IO Certificates. The actual prices to be paid for the Class AV-IO Certificates have not been determined and will be dependent on the characteristics of the Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class AV-IO Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on CPR described above. The table is based on the Stack II Structuring Assumptions, and assumes further that the purchase price of the Class AV-IO Certificates (including accrued interest) is approximately $2,191,811.51.

                            CLASS AV-IO CERTIFICATES
                            PRE-TAX YIELD TO MATURITY

                               PERCENTAGES OF PPC

15% CPR   20% CPR   25% CPR   30% CPR   35% CPR
-------   -------   -------   -------   -------
 47.81     40.06     32.07     23.76     15.15

     Based upon the above assumptions, at approximately 43% of CPR, the pre-tax yield to maturity of the Class AV-IO Certificates will be approximately 0%. If the rate of prepayments on the Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class AV-IO Certificates would not fully recoup their initial investments. Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Stack II Mortgage Loans.

     There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yields of the Class AV-IO Certificates may therefore differ even if all the Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class AV-

IO Certificate, even if the average rate of principal prepayments on the Mortgage Loans is consistent with an investor's expectations.

     The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class AV-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $2,191,811.51 (which includes accrued interest) for the Class AV-IO Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class AV-IO Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class AV-IO Certificates when such reinvestment rates are considered.

     ADDITIONAL INFORMATION

     The Depositor has filed additional yield tables and other computational materials with respect to the Certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriter for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Stack I Structuring Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Sponsor. See "Use of Proceeds" in the Prospectus and "Method of Distribution" in this Prospectus Supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The assets of the lower-tier REMICs will consist of the Mortgage Loans and all other property in the Issuing Entity except for
(i) interests issued by any of the REMICs and (ii) prepayment charges received with respect to the Mortgage Loans. Each class of the Offered Certificates (other than the Class A-R Certificate) will represent the beneficial ownership of the corresponding regular interest of a REMIC. The Class A-R Certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

     Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the related servicing agreements, and the accuracy of certain representations made in the Pooling and Servicing Agreement or the transfer agreements with respect to the Mortgage Loans and certain representations made by the Sponsor, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "CODE").

     Holders of Subordinate Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

     The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The REMIC regular interests represented by the Class F-PO, Class F-IO, Class 1AF-12 and Class AV-IO Certificates will, and the REMIC regular interests represented by the other Offered Certificates (other than the Class A-R Certificate) may, be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Stack I Mortgage Loans at a rate equal to 100% or 250% of the applicable prepayment models and that there will be prepayments on the Stack II Mortgage Loans at a CPR of 25%, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

     The REMIC regular interests represented by the Offered Certificates (other than the Class A-R Certificate, the Class 1AF-12 Certificates, the Class F-PO Certificates, the Class F-IO Certificates and the Class AV-IO Certificates) may be treated as being issued at a premium. If this occurs, the holders of the Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may be revoked only with the consent of the IRS, and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to an issuing entity, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or the Trustee in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

CLASS A-R CERTIFICATE

     The holder of the Class A-R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class A-R certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Class A-R Certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class A-R Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class A-R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class A-R Certificate and its intention to pay the taxes associated with holding the Class A-R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class A-R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the Class A-R Certificate (whether such Class A-R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificate may be significantly lower than would be the case if the Class A-R Certificate were taxed as a debt instrument, or may be negative.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences" in the prospectus.

                       TAX RETURN DISCLOSURE REQUIREMENTS

     Taxpayers are required to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Holders should consult their tax advisors as to the need to file a Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                  ERISA MATTERS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "PLANS" within the meaning of and subject to Section 4975 of the Code (collectively, a "PLAN"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non-U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("SIMILAR LAW"). Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the Offered Certificates should review carefully with their legal advisers whether the acquisition or holding of the Offered Certificates could constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. The Class A-R Certificate may not be acquired by a Plan or by a plan subject to Similar Law; therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class A-R Certificate. See "ERISA Considerations" in the Prospectus.

     In general, any fiduciary considering an investment of Plan assets in the Offered Certificates should consider the "RISK FACTORS" discussed in this Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to (a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the Certificates at such time, (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "PARTY IN INTEREST" as defined in ERISA or a "DISQUALIFIED PERSONS" as defined in the Code) is a party. For example, the acquisition or holding of the Offered Certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

     The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "UNDERWRITER'S EXEMPTION").

     Each of the conditions listed below must be satisfied for the Underwriter's Exemption to apply:

     - The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

     - The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in the case of a Designated Transaction (defined below)) from a rating agency identified in the Underwriter's Exemption, such as Moody's or S&P.

     - The Trustee must not be an affiliate of any other member of the "restricted group" (as defined below) other than the Underwriter.

     - The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; and the sum of all payments made to and retained by the Servicers represents not more than reasonable compensation for each of the Servicers' services under its respective Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

     - The Plan investing in the Offered Certificates is an "ACCREDITED INVESTOR" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     The Issuing Entity must also meet each of the requirements listed below:

     - Each Mortgage Group must consist solely of assets of the type that have been included in other investment pools.

     - Certificates representing beneficial ownership in such other investment pools must have been rated in one of the three highest generic rating categories (four, in the case of a Designated Transaction) by a rating agency for at least one year prior to the Plan's acquisition of the Offered Certificates.

     - Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     The term "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

     Moreover, the Underwriter's Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

     - in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

     - such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

     - the Plan's investment in the Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

     - immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

     The term "RESTRICTED GROUP" means the group consisting of the Depositor, the Securities Administrator, the Master Servicer, the Servicers, the Trustee, the Underwriter, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, or any affiliate of these parties.

     It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class A-R Certificate) and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met.

     The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-," Certificates of that class will no longer be eligible for relief under the Underwriter's Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it).

     Because of the characteristics of the Class A-R Certificate, the Class A-R Certificate may not be acquired by a Plan or a plan subject to Similar Law. Consequently, transfers of the Class A-R Certificate will not be registered unless the Securities Administrator receives a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA, a plan subject to
Section 4975 of the Code or a plan subject to Similar Law. Any purported transfer of the Class A-R Certificate or any interest therein in violation of such representation shall be void and of no effect, and the next preceding permitted beneficial owner will be treated as the beneficial owner of the Class A-R Certificate, as applicable. The Trustee and the Securities Administrator shall be entitled, but not obligated, to recover from any Holder of the Class A-R Certificate that was in fact a Plan or plan subject to Similar Law and that held such Certificate in violation of such representation all payments made on such Class A-R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to such last preceding beneficial owner.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Underwriter's Exemption and PTCE 83-1 (described in the Prospectus), and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of the underwriting agreement dated March 28, 2003 and the terms agreement, dated May 28, 2007, between the Depositor and Merrill Lynch, as underwriter (the "UNDERWRITER"), the Offered Certificates are being purchased from the Depositor by the Underwriter. Distributions on the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but that the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity of investment. The Offered Certificates will not be listed on any national exchange.

     The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The underwriter has agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates. Expenses incurred by the Depositor in connection with this offering are expected to be approximately $950,000.

     Merrill Lynch is an affiliate of the Depositor, Wilshire and the Sponsor.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive the ratings set out below from each of Standard and Poor's, a Division of The McGraw-Hill Companies, Inc. ("S&P"), by Moody's Investors Service, Inc. ("MOODY'S") and by Fitch, Inc. ("FITCH" and, together with S&P and Moody's, the "RATING AGENCIES").

CLASS OF CERTIFICATES            S&P   MOODY'S   FITCH
---------------------            ---   -------   -----
1AF-1 ........................    NR      Aaa     AAA
1AF-2 ........................    NR      Aaa     AAA
1AF-3 ........................    NR      Aaa     AAA
1AF-4 ........................    NR      Aaa     AAA
1AF-5 ........................    NR      Aaa     AAA
1AF-6 ........................    NR      Aaa     AAA
1AF-7 ........................    NR      Aaa     AAA
1AF-8 ........................    NR      Aaa     AAA
1AF-9 ........................    NR      Aaa     AAA
1AF-10 .......................    NR      Aaa     AAA
1AF-11 .......................    NR      Aaa     AAA
1AF-12 .......................    NR      Aaa     AAA
2AF-1 ........................    NR      Aaa     AAA
2AF-2 ........................    NR      Aaa     AAA
AV-1 .........................   AAA      Aaa      NR
AV-2 .........................   AAA      Aaa      NR
F-IO .........................    NR      Aaa     AAA
F-PO .........................    NR      Aaa     AAA
AV-IO ........................   AAA      Aaa      NR
MF-1 .........................    NR       NR      AA
MF-2 .........................    NR       NR       A
MF-3 .........................    NR       NR     BBB
MV-1 .........................    AA      Aa2      NR
MV-2 .........................     A       A2      NR
MV-3 .........................   BBB     Baa2      NR
A-R ..........................    NR       NR      NR

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the related mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Class 1AF-12, Class F-IO and Class AV-IO Certificates are extremely sensitive to prepayments, which the rating on the securities does not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

     The Class F-PO Certificates are extremely sensitive to prepayments, which the rating on the securities does not address. If prepayments are slower than anticipated, investors' yields may be adversely affected. The rating on the Class F-PO Certificates only addresses the return of the principal balances thereof.

     Residual Certificates (Residual) represent the residual interest in the real estate mortgage investment conduits (REMICS) and do not represent ownership of interest in the REMICS. The rating on residual certificates does not assess the likelihood of return to investors except to the extent of the certificate principal balance and accrued interest therein at the stated rate.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

AB Servicing Criteria...................................................   S-117
accredited investor.....................................................   S-167
Accrued Certificate Interest............................................    S-93
Adjustment Date.........................................................    S-30
Assignment Agreements...................................................    S-40
Bankruptcy Losses.......................................................   S-100
Beneficial Owner........................................................    S-69
Book-Entry Certificates.................................................    S-68
Business Day............................................................    S-67
Certificate Group.......................................................    S-66
Certificate Rate........................................................    S-81
Certificate Subgroup....................................................    S-89
Certificateholder.......................................................    S-67
Class 1AF-1 Lockout Percentage..........................................    S-86
Class 1AF-1 Priority Amount.............................................    S-85
Class 1AF-1 Priority Percentage.........................................    S-85
Class 1AF-12 Notional Amount............................................    S-81
Class 1AF-4 and Class 1AF-5 Lockout Percentage..........................    S-86
Class 1AF-4 and Class 1AF-5 Priority Amount.............................    S-86
Class 1AF-4 and Class 1AF-5 Priority Percentage.........................    S-86
Class AV Certificates...................................................    S-65
Class B Certificates....................................................    S-65
Class BF Certificates...................................................    S-65
Class BF-1 Percentage...................................................    S-74
Class BF-2 Percentage...................................................    S-74
Class BF-3 Percentage...................................................    S-74
Class BV Certificates...................................................    S-65
Class Certificate Balance...............................................    S-67
Class F-IO Component....................................................    S-79
Class F-IO Component One................................................    S-79
Class F-IO Component One Notional Amount................................    S-81
Class F-IO Component Two................................................    S-79
Class F-IO Component Two Notional Amount................................    S-81
Class F-IO Notional Amount..............................................    S-81
Class F-PO Certificate Distribution Amount..............................    S-84
Class F-PO Component....................................................    S-79
Class F-PO Component One................................................    S-79
Class F-PO Component Two................................................    S-79
Class F-PO Shortfall Amount.............................................    S-84
Class M Certificates....................................................    S-65
Class MF Certificates...................................................    S-65
Class MF-1 Percentage...................................................    S-74
Class MF-2 Percentage...................................................    S-74
Class MF-3 Percentage...................................................    S-74
Class MV Certificates...................................................    S-65
Class Notional Amounts..................................................    S-81
Clearstream Luxembourg..................................................    S-69
Clearstream Luxembourg Participants.....................................    S-70
Closing Date............................................................    S-65
Collection Account......................................................    S-73
Compensating Interest...................................................   S-121
Component...............................................................    S-79
CPR.....................................................................   S-129
Cut-off Date............................................................    S-28
Debt Service Reduction..................................................   S-100
Defective Mortgage Loan.................................................    S-36
Deficiency Amount.......................................................    S-74
Deficient Valuation.....................................................   S-100
Definitive Certificate..................................................    S-69
Deleted Mortgage Loan...................................................    S-37
Depositor...............................................................    S-38
Designated Transaction..................................................   S-167
Discount Mortgage Loans.................................................    S-80
disqualified persons....................................................   S-166
Distribution Account....................................................    S-73
Distribution Date.......................................................    S-67
DTC.....................................................................    S-68
Due Date................................................................    S-30
Due Period..............................................................    S-73
ERISA...................................................................   S-166
Euroclear...............................................................    S-69
Euroclear Operator......................................................    S-71
Euroclear Participants..................................................    S-71
European Depositories...................................................    S-69
Events of Default.......................................................   S-123
Excess Spread Mortgage Loans............................................   S-149
Extraordinary Losses....................................................    S-93
Final Disposition.......................................................    S-96
Final Scheduled Distribution Date.......................................   S-106
Financial Intermediary..................................................    S-69
Fitch...................................................................   S-169
Gross Margin............................................................    S-30
Group 1.................................................................    S-29
Group 1 Available Distribution Amount...................................    S-75
Group 1 Mortgage Loans..................................................    S-29
Group 1 Remittance Rate.................................................    S-80
Group 2.................................................................    S-29
Group 2 Available Distribution Amount...................................    S-75
Group 2 Mortgage Loans..................................................    S-29
Group 2 Remittance Rate.................................................    S-80
Group 2 Subordinated Amount.............................................    S-82
Group 2 Subordinated Percentage.........................................    S-89
Group 3.................................................................    S-29
Group I Certificates....................................................    S-66
Group II Certificates...................................................    S-66
Group III Certificates..................................................    S-66
Holder..................................................................    S-67
Index...................................................................    S-30
Initial Period..........................................................    S-30
Insurance Proceeds......................................................    S-96
Interest Determination Date.............................................    S-83
Issuing Entity..........................................................    S-37
LIBOR Business Day......................................................    S-83
Liquidated Mortgage Loan................................................    S-87
Liquidation Proceeds....................................................    S-96
Loan-to-Value Ratio.....................................................    S-31

Master Servicer.........................................................    S-40
Master Servicer Collection Account......................................    S-73
Maximum Mortgage Rate...................................................    S-30
Merrill Lynch...........................................................    S-38
Minimum Mortgage Rate...................................................    S-30
MLML....................................................................    S-38
Monthly Advance.........................................................   S-123
Moody's.................................................................   S-169
Mortgage................................................................    S-36
Mortgage Components.....................................................    S-74
Mortgage File...........................................................    S-36
Mortgage Groups.........................................................    S-29
Mortgage Loan Purchase Agreement........................................    S-30
Mortgage Loans..........................................................    S-29
Mortgage Note...........................................................    S-36
Mortgage Rate...........................................................    S-30
Mortgaged Properties....................................................    S-29
Net Mortgage Rate.......................................................    S-80
Non-Discount Mortgage Loans.............................................    S-80
Non-PO Stack I Senior Certificates......................................    S-79
Offered Certificates....................................................    S-65
One-Year LIBOR..........................................................    S-35
One-Year Treasury.......................................................    S-36
Optional Termination Date...............................................   S-106
Overcollateralized Stack I Group........................................    S-78
Participant.............................................................    S-69
party in interest.......................................................   S-166
Pass-Through Rate.......................................................    S-94
payment priority........................................................    S-99
Percentage Interest.....................................................   S-125
Periodic Rate Cap.......................................................    S-30
Plan....................................................................   S-169
Pooling and Servicing Agreement.........................................    S-65
Principal Prepayment Period.............................................    S-73
Privately-Offered Certificates..........................................    S-65
pro rata basis..........................................................   S-101
Prospectus..............................................................    S-36
Prospectus Supplement...................................................    S-32
Purchase Agreement......................................................    S-30
qualified servicer......................................................   S-118
Rating Agencies.........................................................   S-169
Realized Losses.........................................................   S-101
Record Date.............................................................    S-67
Reference Banks.........................................................    S-83
Release.................................................................    S-36
Relevant Depository.....................................................    S-69
Remittance Rate.........................................................    S-80
REO Property............................................................   S-103
Replacement Mortgage Loan...............................................    S-37
Reserve Interest Rate...................................................    S-83
Restricted Group........................................................   S-168
Reuters.................................................................    S-84
Reuters Screen LIBO Page................................................    S-84
Risk Factors............................................................   S-166
Rules...................................................................    S-69
S&P.....................................................................   S-169
Scheduled Principal Balance.............................................    S-81
Securities Administrator................................................    S-40
Senior Certificates.....................................................    S-65
Senior Principal Distribution Amount....................................    S-96
Servicer................................................................    S-42
Servicer Remittance Date................................................    S-73
Servicing Agreements....................................................    S-40
Servicing Fee Rate......................................................   S-121
Similar Law.............................................................   S-166
Six-Month LIBOR.........................................................    S-35
Sponsor.................................................................    S-38
Stack...................................................................    S-29
Stack I.................................................................    S-29
Stack I Aggregate Cut-off Date Balance..................................    S-28
Stack I Aggregate Subordinated Percentage...............................    S-78
Stack I Available Distribution Amount...................................    S-73
Stack I Certificates....................................................    S-66
Stack I Class B Percentage..............................................    S-74
Stack I Class M Percentage..............................................    S-74
Stack I Credit Support..................................................    S-90
Stack I Credit Support Depletion Date...................................    S-79
Stack I Deficiency Amount...............................................    S-77
Stack I Groups..........................................................    S-77
Stack I Interest Accrual Amount.........................................    S-80
Stack I Interest Accrual Period.........................................    S-81
Stack I Interest Shortfall..............................................    S-80
Stack I Mortgage Group..................................................    S-29
Stack I Mortgage Loans..................................................    S-29
Stack I Mortgaged Property..............................................    S-29
Stack I Non-PO Allocated Amount.........................................    S-88
Stack I Non-PO Group 2 Optimal Principal Amount.........................    S-84
Stack I Non-PO Group 2 Principal Balance................................    S-87
Stack I Non-PO Group 2 Senior Percentage................................    S-87
Stack I Non-PO Group 2 Allocated Amount.................................    S-88
Stack I Non-PO Group 2 Prepayment Percentage............................    S-88
Stack I Non-PO Percentage...............................................    S-79
Stack I Non-PO Senior Optimal Principal Amount..........................    S-86
Stack I Non-PO Senior Prepayment Percentage.............................    S-88
Stack I Non-PO Senior Principal Balance.................................    S-87
Stack I Non-PO Subgroup 1 Allocated Amount..............................    S-88
Stack I Non-PO Subgroup 1 Optimal Principal Amount......................    S-86
Stack I Non-PO Subgroup 1 Prepayment Percentage.........................    S-88
Stack I Non-PO Subgroup 1 Senior Percentage.............................    S-87
Stack I Non-PO Subgroup 1 Senior Principal Balance......................    S-87
Stack I Non-PO Subgroup 2 Allocated Amount..............................    S-88
Stack I Non-PO Subgroup 2 Optimal Principal Amount......................    S-86
Stack I Non-PO Subgroup 2 Prepayment Percentage.........................    S-88
Stack I Non-PO Subgroup 2 Senior Percentage.............................    S-87

Stack I Non-PO Subgroup 2 Senior Principal Balance......................    S-87
Stack I Non-PO Subgroup 3 Allocated Amount..............................    S-88
Stack I Non-PO Subgroup 3 Optimal Principal Amount......................    S-86
Stack I Non-PO Subgroup 3 Prepayment Percentage.........................    S-88
Stack I Non-PO Subgroup 3 Senior Percentage.............................    S-87
Stack I Non-PO Subgroup 3 Senior Principal Balance......................    S-87
Stack I Non-Supported Interest Shortfalls...............................    S-80
Stack I Original Subordinate Principal Balance..........................    S-88
Stack I PO Percentage...................................................    S-79
Stack I Prepayment Interest Shortfall...................................    S-80
Stack I Senior Certificates.............................................    S-65
Stack I Senior Percentage...............................................    S-74
Stack I Structuring Assumptions.........................................   S-129
Stack I Subordinate Certificates........................................    S-65
Stack I Subordinate Optimal Principal Amount............................    S-89
Stack I Subordinate Percentage..........................................    S-89
Stack II................................................................    S-29
Stack II Aggregate Cut-Off Balance......................................    S-29
Stack II Available Funds................................................    S-92
Stack II Certificates...................................................    S-66
Stack II Credit Support Depletion Date..................................    S-92
Stack II Interest Accrual Period........................................    S-94
Stack II Interest-Only Shortfall........................................    S-94
Stack II Mortgage Loans.................................................    S-28
Stack II Mortgaged Property.............................................    S-29
Stack II Non-Supported Interest Shortfall...............................    S-93
Stack II Prepayment Interest Shortfall..................................    S-94
Stack II Senior Accelerated Distribution Percentage.....................    S-96
Stack II Senior Percentage..............................................    S-96
Stack II Subordinate Certificates.......................................    S-65
Stack II Subordinate Percentage.........................................    S-96
Stack II Subordinate Principal Distribution Amount......................    S-98
Stack II Two-Times Test.................................................    S-98
Stated Principal Balance................................................    S-96
Stripped Interest Rate..................................................    S-81
Subgroup................................................................    S-74
Subgroup 1..............................................................    S-74
Subgroup 1 Certificates.................................................    S-79
Subgroup 1 Remittance Rate..............................................    S-80
Subgroup 1 Subordinate Percentage.......................................    S-89
Subgroup 1 Subordinated Amount..........................................    S-82
Subgroup 2..............................................................    S-74
Subgroup 2 Certificates.................................................    S-79
Subgroup 2 Remittance Rate..............................................    S-80
Subgroup 2 Subordinate Percentage.......................................    S-89
Subgroup 2 Subordinated Amount..........................................    S-82
Subgroup 3..............................................................    S-74
Subgroup 3 Certificates.................................................    S-79
Subgroup 3 Remittance Rate..............................................    S-80
Subgroup 3 Subordinate Percentage.......................................    S-89
Subgroup 3 Subordinated Amount..........................................    S-82
Subordinate Certificates................................................    S-65
Subordination...........................................................   S-100
Subsequent Recoveries...................................................    S-96
Terms and Conditions....................................................    S-71
Trust Fund..............................................................    S-65
Trustee.................................................................    S-39
Undercollateralized Stack I Group.......................................    S-78
Underwriter.............................................................   S-169
Underwriter's Exemption.................................................   S-167
Wells Fargo Bank........................................................    S-40
Wilshire................................................................   S-107

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Merrill Lynch Alternative Note Asset Trust, Series 2007-AF1 Mortgage Pass-Through Certificates (the "GLOBAL CERTIFICATES") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, Clearstream Luxembourg or Euroclear. The Global Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurocertificate practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Certificates will be effected on a delivery-against-payment basis through the respective European Depositories of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A Holder that is not a United States person (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such Holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective European Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Certificates through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurocertificates, except that there will be no temporary global certificate and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                      A-I-1

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurocertificates in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository of the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the Relevant Depository for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.


                                      A-I-2

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the Relevant Depository, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as appropriate, to deliver the Global Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     - borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Certificates sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Holder that is not a "UNITED STATES PERSON" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such Holder provides certain documentation to the Securities Administrator or to the U.S. entity required to withhold tax (the "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A Holder that is not a United States person may be subject to 30% withholding unless:


                                      A-I-3

          (A) the Securities Administrator or the U.S. withholding agent receives a statement--

               (i) from the Holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that--

                    (a) is signed by the certificateholder under penalty of perjury,

                    (b) certifies that such owner is not a United States person, and

                    (c) provides the name and address of the certificateholder, or

               (ii) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                    (a) is signed under penalties of perjury by an authorized representative of the financial institution,

                    (b) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                    (c) provides the name and address of the certificateholder, and

                    (d) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

          (B) the Holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Securities Administrator or the U.S. withholding agent;

          (C) the Holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Securities Administrator or the U.S. withholding agent; or

          (D) the Holder is a "NONWITHHOLDING PARTNERSHIP" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Securities Administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example "QUALIFIED INTERMEDIARIES") may be subject to different documentation requirements; it is recommended that such Holders consult with their tax advisors when purchasing the Certificates.

     A Holder holding book-entry certificates through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a


                                      A-I-4
taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, each Holder holding book-entry certificates through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding unless the Holder:

     (A) provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

     (B) provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     (C) is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "UNITED STATES PERSONS" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

     The term "UNITED STATES PERSON" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign Holders of the Global Certificates.

     Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.


                                      A-I-5

                                    ANNEX II
                               THE MORTGAGE GROUPS

                                     STACK I

                                 MORTGAGE RATES

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
CURRENT MORTGAGE          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RATES (%)                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------          --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
5.251 to 5.500..........       90    37,604,777.72       8.80      5.312      747      417,831      63.81     68.66     69.48
5.501 to 5.750..........       40    16,435,105.69       3.85      5.608      757      410,878      70.51     75.02     73.94
5.751 to 6.000..........      103    49,268,615.48      11.53      5.862      743      478,336      68.36     70.53     62.99
6.001 to 6.250..........       58    26,730,117.60       6.26      6.195      749      460,864      69.42     71.61     54.39
6.251 to 6.500..........      126    45,159,500.58      10.57      6.431      720      358,409      72.13     77.46     34.74
6.501 to 6.750..........      163    57,400,613.78      13.44      6.691      710      352,151      75.02     81.26     22.89
6.751 to 7.000..........      196    49,168,145.86      11.51      6.915      698      250,858      75.95     85.30     13.01
7.001 to 7.250..........      181    41,605,661.13       9.74      7.209      693      229,866      76.56     85.37     16.75
7.251 to 7.500..........      189    41,798,999.65       9.78      7.429      689      221,159      76.75     86.34     12.91
7.501 to 7.750..........       94    21,549,057.11       5.04      7.678      695      229,245      77.79     86.05      9.57
7.751 to 8.000..........       89    19,540,328.41       4.57      7.914      678      219,554      79.35     90.78     13.01
8.001 to 8.250..........       52    15,423,167.05       3.61      8.159      683      296,599      78.99     93.06      2.38
8.251 to 8.500..........       15     2,461,258.30       0.58      8.423      697      164,084      83.68     93.48      2.19
8.501 to 8.750..........        9     2,125,530.79       0.50      8.649      671      236,170      82.60     87.09      2.58
8.751 to 9.000..........        4       942,117.51       0.22      8.875      671      235,529      81.50     85.59      0.00
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total................    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.300% per annum to 8.875% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.706% per annum.

                       REMAINING MONTHS TO STATED MATURITY

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF REMAINING        MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TERMS (MONTHS)              LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
145 to 156..............        1       874,453.34       0.20      5.750      778      874,453      75.00     75.00    100.00
157 to 168..............        6     2,578,355.53       0.60      5.982      731      429,726      63.71     63.71    100.00
169 to 180..............       64    14,956,381.31       3.50      7.034      721      233,693      70.91     75.02     20.88
229 to 240..............        4       939,514.77       0.22      6.193      722      234,879      68.44     69.95     80.45
289 to 300..............        1       229,035.11       0.05      6.375      707      229,035      34.74     34.74    100.00
313 to 324..............       18     2,224,421.84       0.52      7.103      714      123,579      75.76     76.66     71.24
325 to 336..............        4       669,669.36       0.16      6.931      707      167,417      75.48     75.48      0.00
337 to 348..............       19    12,904,750.03       3.02      6.410      755      679,197      61.08     61.41     86.65
349 to 360..............    1,292   391,836,415.37      91.72      6.708      712      303,279      74.03     81.26     29.65
                            -----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total................    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 156 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 348 months.


                                     A-II-1

                     MORTGAGE LOAN STATED PRINCIPAL BALANCES

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF STATED           MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRINCIPAL BALANCES ($)      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 100,000.00 .....      154    10,993,356.83       2.57      7.410      700        71,385     75.30     79.54     24.71
100,000.01 to
   200,000.00 ..........      394    59,773,035.63      13.99      7.127      696       151,708     75.23     84.54     20.55
200,000.01 to
   300,000.00 ..........      315    77,069,458.81      18.04      6.911      699       244,665     75.51     83.69     24.82
300,000.01 to
   400,000.00 ..........      190    65,804,595.85      15.40      6.618      708       346,340     73.48     81.85     33.23
400,000.01 to
   500,000.00 ..........      139    62,125,816.37      14.54      6.643      718       446,948     74.10     79.66     30.90
500,000.01 to
   600,000.00 ..........       90    49,315,745.98      11.54      6.494      726       547,953     74.22     78.99     33.59
600,000.01 to
   700,000.00 ..........       57    36,415,707.99       8.52      6.494      726       638,872     70.49     75.10     38.59
700,000.01 to
   800,000.00 ..........       30    22,736,152.97       5.32      6.272      735       757,872     76.00     81.13     36.32
800,000.01 to
   900,000.00 ..........       13    11,217,921.90       2.63      6.693      741       862,917     76.40     84.68     15.12
900,000.01 to
   1,000,000.00 ........       17    16,561,283.52       3.88      6.145      741       974,193     65.03     72.33     41.24
1,000,000.01 to
   1,100,000.00 ........        1     1,078,089.02       0.25      6.625      708     1,078,089     60.00     80.00    100.00
1,100,000.01 to
   1,200,000.00 ........        1     1,196,030.92       0.28      7.000      673     1,196,031     75.00     75.00    100.00
1,200,000.01 to
   1,300,000.00 ........        3     3,736,137.17       0.87      7.086      714     1,245,379     68.71     73.98     65.88
1,300,000.01 to
   1,400,000.00 ........        1     1,369,918.20       0.32      6.125      796     1,369,918     58.95     58.95    100.00
1,500,000.01 to
   2,000,000.00 ........        3     5,501,928.87       1.29      6.413      708     1,833,976     56.03     56.03    100.00
2,000,000.01 to
   2,500,000.00 ........        1     2,317,816.63       0.54      6.250      789     2,317,817     44.86     44.86    100.00
                            -----   --------------     ------      -----      ---     ---------     -----     -----    ------
   Total ...............    1,409   427,212,996.66     100.00      6.706      714       303,203     73.44     80.24     31.96
                            =====   ==============     ======      =====      ===     =========     =====     =====    ======

     As of the Cut-off Date, the stated principal balances of the Mortgage Loans ranged from approximately $23,958 to approximately $2,317,817 and the average stated principal balance of the Mortgage Loans was approximately $303,203.

                                  PRODUCT TYPES

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRODUCT TYPES               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Fixed - 15 Year ........       25     8,602,614.28       2.01      6.138      747      344,105      63.62     64.53     58.09
Fixed - 20 Year ........        4       939,514.77       0.22      6.193      722      234,879      68.44     69.95     80.45
Fixed - 25 Year ........        1       229,035.11       0.05      6.375      707      229,035      34.74     34.74    100.00
Fixed - 30 Year ........    1,295   395,935,712.36      92.68      6.704      713      305,742      73.59     80.59     31.50
Balloon - 15/30 ........       46     9,806,575.90       2.30      7.429      707      213,186      75.78     81.24     16.10
Balloon - 30/40 ........       38    11,699,544.24       2.74      6.614      716      307,883      75.00     80.91     36.11
                            -----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====    ======


                                     A-II-2

                                AMORTIZATION TYPE

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
AMORTIZATION TYPE           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Interest Only ..........      509   155,871,090.20      36.49      6.996      696      306,230      76.62     86.70     17.76
Principal and
   Interest ............      900   271,341,906.46      63.51      6.539      724      301,491      71.62     76.53     40.11
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-3

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GEOGRAPHIC DISTRIBUTIONS    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Alabama ................        9     1,380,303.36       0.32      7.254      679      153,367      80.29     84.03      0.00
Arizona ................       66    17,247,902.00       4.04      7.071      704      261,332      77.85     86.91     19.29
Arkansas ...............        2       179,190.70       0.04      7.500      662       89,595      80.00     80.00      0.00
California .............      171    72,249,448.15      16.91      6.446      721      422,511      70.05     74.98     27.73
Colorado ...............       42    10,383,149.24       2.43      6.899      704      247,218      76.05     85.60     28.49
Connecticut ............       20     5,462,583.39       1.28      6.598      713      273,129      75.93     84.57     37.96
District of Columbia ...        5     1,748,106.89       0.41      6.724      738      349,621      67.95     79.37     39.76
Florida ................      145    40,988,508.31       9.59      7.156      695      282,679      74.04     82.22     18.63
Georgia ................       40     6,342,949.15       1.48      7.226      695      158,574      79.98     89.85     20.06
Hawaii .................        1       955,000.00       0.22      7.875      641      955,000      79.58     90.00      0.00
Idaho ..................        6     1,694,439.11       0.40      6.611      699      282,407      76.98     78.69     54.97
Illinois ...............       71    17,276,931.52       4.04      7.245      698      243,337      75.90     84.93     21.99
Indiana ................       15     1,686,117.66       0.39      7.405      695      112,408      71.51     79.94      9.35
Kansas .................        1       117,424.89       0.03      7.500      635      117,425      80.00     90.00      0.00
Kentucky ...............        3       238,161.44       0.06      7.782      718       79,387      82.25     92.72    100.00
Louisiana ..............        8       931,089.30       0.22      7.380      685      116,386      81.28     89.35     24.80
Maine ..................       14     2,545,708.62       0.60      7.299      697      181,836      77.34     85.60     12.90
Maryland ...............       52    16,455,292.60       3.85      6.689      705      316,448      74.95     82.24     30.74
Massachusetts ..........      155    65,572,915.91      15.35      5.996      745      423,051      69.00     72.51     62.18
Michigan ...............       18     2,369,235.56       0.55      7.380      678      131,624      79.73     88.62      8.15
Minnesota ..............       49    12,780,529.44       2.99      6.591      707      260,827      74.31     87.82     36.46
Mississippi ............       10     1,677,611.09       0.39      7.409      712      167,761      79.74     90.28     45.31
Missouri ...............       15     2,024,240.61       0.47      7.000      724      134,949      75.41     87.05     41.11
Montana ................        3     2,733,360.87       0.64      6.447      713      911,120      52.95     52.95     72.83
Nebraska ...............        1        57,403.52       0.01      7.625      674       57,404      74.66     74.66      0.00
Nevada .................       25     6,971,988.10       1.63      6.876      716      278,880      76.15     84.92     33.68
New Hampshire ..........       13     3,133,530.39       0.73      6.880      709      241,041      77.10     86.18     14.51
New Jersey .............       50    19,036,337.52       4.46      6.663      709      380,727      74.16     81.80     38.70
New Mexico .............        8     2,719,613.80       0.64      7.584      693      339,952      74.21     80.43      0.00
New York ...............       88    36,114,493.17       8.45      6.685      723      410,392      74.22     78.73     21.16
North Carolina .........       51     7,692,506.97       1.80      7.163      702      150,833      77.34     84.49     19.27
North Dakota ...........        1       134,140.34       0.03      6.500      760      134,140      80.00    100.00      0.00
Ohio ...................        2       185,313.34       0.04      7.140      718       92,657      86.47     86.47    100.00
Oklahoma ...............        1       117,097.43       0.03      6.750      634      117,097      94.90     94.90    100.00
Oregon .................       32     9,112,354.82       2.13      6.676      708      284,761      72.67     79.62     20.18
Pennsylvania ...........       29     6,045,309.10       1.42      6.698      709      208,459      76.20     83.72     41.71
Rhode Island ...........       12     3,274,127.62       0.77      6.571      701      272,844      76.25     81.47     39.28
South Carolina .........       19     4,043,192.75       0.95      6.858      715      212,800      75.65     83.06     47.35
Tennessee ..............        7     1,211,832.55       0.28      7.408      693      173,119      78.39     93.55     32.23
Texas ..................       51    11,881,859.68       2.78      7.054      712      232,978      75.59     80.23     25.70
Utah ...................       19     5,736,716.42       1.34      7.276      695      301,932      79.68     90.65     23.65
Vermont ................        2       674,551.85       0.16      7.932      668      337,276      83.44     98.85      0.00
Virginia ...............       36    10,186,551.50       2.38      6.885      693      282,960      77.09     88.67     18.94
Washington .............       34    12,534,723.03       2.93      6.865      702      368,668      74.90     84.21     34.04
West Virginia ..........        2       186,956.22       0.04      8.174      701       93,478      80.00     94.44      0.00
Wisconsin ..............        3       482,898.97       0.11      7.533      681      160,966      80.00     91.50      0.00
Wyoming ................        2       639,297.76       0.15      7.121      720      319,649      75.51     82.87     65.65
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====    ======    ======

     No more than approximately 0.55% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-4

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL LOAN    MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TO VALUE RATIOS (%)         LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 10.00 ..........        1        29,946.92       0.01      6.625      625       29,947       7.65      7.65      0.00
10.01 to 20.00 .........        1       186,529.18       0.04      5.800      787      186,529      19.79     26.11    100.00
20.01 to 30.00 .........       10     1,665,884.78       0.39      6.097      762      166,588      27.57     28.42     67.55
30.01 to 40.00 .........       26     7,966,487.10       1.86      6.290      751      306,403      36.91     39.92     34.70
40.01 to 50.00 .........       51    19,889,993.38       4.66      6.087      748      390,000      45.87     47.80     57.39
50.01 to 60.00 .........       74    30,312,598.70       7.10      6.100      736      409,630      55.52     58.83     56.82
60.01 to 70.00 .........      145    50,153,647.48      11.74      6.407      721      345,887      66.72     72.76     45.59
70.01 to 75.00 .........      122    46,544,156.53      10.89      6.505      721      381,509      73.73     77.91     29.56
75.01 to 80.00 .........      910   257,509,968.47      60.28      6.899      706      282,978      79.61     88.31     24.38
80.01 to 85.00 .........       14     2,483,776.73       0.58      7.080      705      177,413      84.11     84.11     34.80
85.01 to 90.00 .........       36     7,452,640.13       1.74      7.550      687      207,018      89.23     89.23     30.67
90.01 to 95.00 .........       19     3,017,367.26       0.71      7.543      671      158,809      94.81     94.81     41.26
                            -----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 7.65% to 95.00%.

                                  LOAN PURPOSE

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
LOAN PURPOSE                LOANS         ($)         DATE (%)      (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------              --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Purchase ...............      533   146,832,289.02      34.37      7.041      711      275,483      76.68     88.26     22.21
Refinance - Rate Term ..      289    94,458,448.71      22.11      6.440      718      326,846      72.21     77.91     43.18
Refinance - Cashout ....      587   185,922,258.93      43.52      6.576      714      316,733      71.52     75.10     33.95
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-5

                          TYPES OF MORTGAGED PROPERTIES

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PROPERTY TYPE               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Single Family
   Residence ...........      919   285,415,037.87      66.81      6.585      716      310,571      72.43     78.43     35.62
Planned Unit
   Development .........      244    75,204,785.24      17.60      6.931      705      308,216      76.26     85.57     23.00
Condominium ............      132    34,738,841.06       8.13      6.793      725      263,173      74.01     81.06     39.00
2-4 Family .............      109    30,896,021.24       7.23      7.153      703      283,450      75.18     83.28     12.95
Cooperative ............        5       958,311.25       0.22      7.247      663      191,662      76.43     76.43      0.00
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

                              DOCUMENTATION SUMMARY

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
DOCUMENTATION               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
AHM DOCUMENTATION
Full Documentation            100    18,483,596.33       4.33      6.937      689      184,836      79.68     90.59    100.00
Full Income Stated
   Assets                      11     1,987,527.41       0.47      7.224      659      180,684      76.78     89.97      0.00
No Documentation               56    10,160,638.96       2.38      7.213      704      181,440      72.21     75.27      0.00
No Ratio                      160    35,614,857.48       8.34      7.392      700      222,593      78.95     90.77      0.00
Stated Documentation           44     9,537,016.88       2.23      7.362      698      216,750      76.95     89.19      0.00
Stated Income Full
   Assets                     385    83,915,456.12      19.64      7.297      675      217,962      77.65     90.04      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total                  756   159,699,093.18      37.38      7.274      685      211,242      77.78     89.27     11.57
MLN DOCUMENTATION
Full Documentation            178    73,949,053.98      17.31      5.693      749      415,444      68.15     72.67    100.00
Lite Documentation             65    29,444,571.68       6.89      5.731      733      452,993      69.74     71.41      0.00
Stated Documentation            1       142,169.17       0.03      6.810      687      142,169      80.00    100.00      0.00
Stated Income                  38    17,841,542.84       4.18      6.115      732      469,514      69.46     75.76      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total                  282   121,377,337.67      28.41      5.766      743      430,416      68.74     72.85     60.92
GREENPOINT DOCUMENTATION
Full Documentation             54    21,318,594.48       4.99      6.790      712      394,789      72.64     78.40    100.00
No Documentation               16     3,774,249.32       0.88      7.515      748      235,891      61.85     61.85      0.00
No Income                      27     8,992,233.41       2.10      7.504      711      333,046      76.46     83.35      0.00
No Income or Employment
   Disclosure                   6     1,780,768.23       0.42      7.351      711      296,795      65.39     65.39      0.00
No Income No Assets             1       108,000.00       0.03      7.625      698      108,000      80.00     80.00      0.00
No Income No Assets
   Verification                 1       100,615.52       0.02      8.500      712      100,616      90.00     90.00      0.00
Stated Documentation           69    32,901,368.53       7.70      6.713      728      476,831      77.18     81.09      0.00
Stated Income                 116    45,848,197.96      10.73      7.001      712      395,243      74.28     78.63      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total                  290   114,824,027.45      26.88      6.943      717      395,945      74.45     78.92     18.57
DOCUMENTATION - ALL
   OTHERS
1 Paystub / 2 W2's              1       201,961.93       0.05      6.875      655      201,962      70.00    100.00      0.00
Full Documentation             55    22,769,288.66       5.33      6.497      747      413,987      64.20     65.50    100.00
No Documentation                5       819,041.64       0.19      6.966      684      163,808      73.97     79.15      0.00
No Income                       7     1,886,137.62       0.44      6.924      683      269,448      70.42     75.38      0.00
No Ratio                        8     3,320,248.45       0.78      6.835      717      415,031      68.55     68.55      0.00
Stated Documentation            4     2,097,107.27       0.49      6.496      718      524,277      71.91     75.86      0.00
Stated Income Verified
   Assets                       1       218,752.79       0.05      7.375      668      218,753      69.08     69.08      0.00
   Sub-Total                   81    31,312,538.36       7.33      6.580      735      386,575      65.88     67.72     72.72
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Total                    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====    ======    ======


                                     A-II-6

                                 OCCUPANCY TYPES

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
OCCUPANCY                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
---------                 --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Primary ................    1,084   367,817,790.63      86.10      6.619      713      339,315      73.54     80.86     32.51
Investment .............      274    42,431,573.97       9.93      7.422      709      154,860      74.79     78.89     19.12
Second Home ............       51    16,963,632.06       3.97      6.787      749      332,620      68.07     70.22     51.97
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                                  CREDIT SCORES

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RANGE OF CREDIT SCORES      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
576 to 600 .............        1       499,164.43       0.12      6.700      599      499,164      80.00     80.00      0.00
601 to 625 .............       39     9,068,107.14       2.12      7.187      622      232,516      76.96     85.94     25.61
626 to 650 .............      197    44,377,673.47      10.39      7.365      639      225,267      78.00     87.91     15.10
651 to 675 .............      192    47,131,706.88      11.03      7.189      663      245,478      76.50     85.49     19.35
676 to 700 .............      277    81,935,597.71      19.18      6.858      690      295,796      74.78     82.47     21.81
701 to 725 .............      212    71,321,174.85      16.69      6.669      712      336,421      74.26     81.33     26.73
726 to 750 .............      177    58,918,405.05      13.79      6.483      738      332,872      73.67     78.83     34.11
751 to 775 .............      152    53,538,477.83      12.53      6.271      763      352,227      71.62     77.04     51.61
776 to 800 .............      131    51,500,938.28      12.06      6.225      786      393,137      66.66     70.25     54.68
801 to 825 .............       31     8,921,751.02       2.09      6.121      809      287,798      60.50     65.71     62.19
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,409   427,212,996.66     100.00      6.706      714      303,203      73.44     80.24     31.96
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 599 to 819 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 714


                                     A-II-7

                          THE GROUP ONE MORTGAGE LOANS

                 MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
CURRENT                   MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
MORTGAGE RATES (%)          LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
5.251 to 5.500 .........       89    37,305,381.14       9.13      5.312      747      419,162      63.96     68.86     69.23
5.501 to 5.750 .........       35    13,626,848.67       3.33      5.584      753      389,339      71.50     76.77     73.49
5.751 to 6.000 .........      101    48,454,910.74      11.85      5.861      744      479,752      68.59     70.80     62.37
6.001 to 6.250 .........       53    24,940,270.42       6.10      6.197      748      470,571      69.46     71.59     51.50
6.251 to 6.500 .........      122    43,444,105.24      10.63      6.429      720      356,099      72.27     77.79     35.89
6.501 to 6.750 .........      159    56,225,524.50      13.75      6.692      710      353,620      75.24     81.45     23.37
6.751 to 7.000 .........      186    47,773,545.74      11.69      6.913      697      256,847      76.24     85.77     13.27
7.001 to 7.250 .........      167    39,741,853.80       9.72       7.21      691      237,975      76.56     85.70     16.80
7.251 to 7.500 .........      175    38,713,625.92       9.47       7.43      690      221,221      77.26     87.06     13.55
7.501 to 7.750 .........       89    20,446,378.50       5.00       7.68      695      229,735      77.73     86.26      9.59
7.751 to 8.000 .........       83    17,402,448.80       4.26      7.918      677      209,668      79.14     91.41      9.28
8.001 to 8.250 .........       52    15,423,167.05       3.77      8.159      683      296,599      78.99     93.06      2.38
8.251 to 8.500 .........       14     2,238,097.66       0.55      8.415      688      159,864      83.05     93.83      2.41
8.501 to 8.750 .........        9     2,125,530.79       0.52      8.649      671      236,170      82.60     87.09      2.58
8.751 to 9.000 .........        4       942,117.51       0.23      8.875      671      235,529      81.50     85.59      0.00
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,338   408,803,806.48     100.00        6.7      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     As of the Cut-off Date, Mortgage Rates borne by the Group One Mortgage Loans ranged from 5.300% per annum to 8.875% per annum and the weighted average Mortgage Rate of the Group One Mortgage Loans was approximately 6.700% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
REMAINING TERMS (MONTHS)    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
229 to 240 .............        4       939,514.77       0.23      6.193      722      234,879      68.44     69.95     80.45
289 to 300 .............        1       229,035.11       0.06      6.375      707      229,035      34.74     34.74    100.00
313 to 324 .............       18     2,224,421.84       0.54      7.103      714      123,579      75.76     76.66     71.24
325 to 336 .............        4       669,669.36       0.16      6.931      707      167,417      75.48     75.48      0.00
337 to 348 .............       19    12,904,750.03       3.16       6.41      755      679,197      61.08     61.41     86.65
349 to 360 .............    1,292   391,836,415.37      95.85      6.708      712      303,279      74.03     81.26     29.65
                            -----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............    1,338   408,803,806.48     100.00        6.7      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the remaining term to stated maturity of the Group One Mortgage Loans ranged from 230 months to 359 months and the weighted average remaining term to stated maturity of the Group One Mortgage Loans was approximately 356 months.


                                     A-II-8

    MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF STATED           MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRINCIPAL BALANCES ($)      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 100,000.00 .....      140    10,066,391.78       2.46      7.441      698        71,903     75.22     79.44     22.55
100,000.01 to
   200,000.00 ..........      372    56,536,418.23      13.83      7.132      695       151,980     75.48     85.24     21.00
200,000.01 to
   300,000.00 ..........      300    73,376,372.43      17.95      6.893      699       244,588     75.59     83.99     25.27
300,000.01 to
   400,000.00 ..........      185    64,008,743.86      15.66      6.611      708       345,993     73.70     82.05     33.58
400,000.01 to
   500,000.00 ..........      134    59,874,778.05      14.65      6.653      717       446,827     74.56     80.26     30.54
500,000.01 to
   600,000.00 ..........       86    47,189,616.27      11.54       6.48      725       548,716     74.31     79.18     32.83
600,000.01 to
   700,000.00 ..........       53    33,877,464.43       8.29      6.481      726       639,197     70.57     75.18     35.87
700,000.01 to
   800,000.00 ..........       30    22,736,152.97       5.56      6.272      735       757,872     76.00     81.13     36.32
800,000.01 to
   900,000.00 ..........       12    10,343,468.56       2.53      6.773      738       861,956     76.52     85.50      7.95
900,000.01 to
   1,000,000.00 ........       16    15,594,479.09       3.81      6.123      742       974,655     64.88     72.64     43.80
1,000,000.01 to
   1,100,000.00 ........        1     1,078,089.02       0.26      6.625      708     1,078,089     60.00     80.00    100.00
1,100,000.01 to
   1,200,000.00 ........        1     1,196,030.92       0.29      7.000      673     1,196,031     75.00     75.00    100.00
1,200,000.01 to
   1,300,000.00 ........        3     3,736,137.17       0.91      7.086      714     1,245,379     68.71     73.98     65.88
1,300,000.01 to
   1,400,000.00 ........        1     1,369,918.20       0.34      6.125      796     1,369,918     58.95     58.95    100.00
1,500,000.01 to
   2,000,000.00 ........        3     5,501,928.87       1.35      6.413      708     1,833,976     56.03     56.03    100.00
2,000,000.01 to
   2,500,000.00 ........        1     2,317,816.63       0.57      6.250      789     2,317,817     44.86     44.86    100.00
                            -----   --------------     ------      -----      ---     ---------     -----     -----    ------
   Total ...............    1,338   408,803,806.48     100.00      6.700      713       305,533     73.59     80.55     31.79
                            =====   ==============     ======      =====      ===     =========     =====     =====    ======

     As of the Cut-off Date, the stated principal balances of the Group One Mortgage Loans ranged from approximately $23,958 to approximately $2,317,817 and the average stated principal balance of the Group One Mortgage Loans was approximately $305,533.

                 PRODUCT TYPES FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRODUCT TYPES               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Fixed - 20 Year ........        4       939,514.77       0.23      6.193      722      234,879      68.44     69.95     80.45
Fixed - 25 Year ........        1       229,035.11       0.06      6.375      707      229,035      34.74     34.74    100.00
Fixed - 30 Year ........    1,295   395,935,712.36      96.85      6.704      713      305,742      73.59     80.59     31.50
Balloon - 30/40 ........       38    11,699,544.24       2.86      6.614      716      307,883      75.00     80.91     36.11
                            -----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............    1,338   408,803,806.48     100.00        6.7      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====    ======

               AMORTIZATION TYPE FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
AMORTIZATION TYPE           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Interest Only ..........      509   155,871,090.20      38.13      6.996      696      306,230      76.62     86.70     17.76
Principal and
   Interest ............      829   252,932,716.28      61.87      6.518      724      305,106      71.73     76.76     40.43
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,338   408,803,806.48     100.00        6.7      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-9

              GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR
                          THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GEOGRAPHIC DISTRIBUTIONS    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Alabama ................        8     1,283,965.06       0.31      7.339      671      160,496      81.19     85.21      0.00
Arizona ................       65    16,682,596.36       4.08      7.099      703      256,655      77.78     86.81     16.55
Arkansas ...............        2       179,190.70       0.04      7.500      662       89,595      80.00     80.00      0.00
California .............      166    69,873,589.47      17.09      6.445      721      420,925      70.59     75.62     27.30
Colorado ...............       41     9,757,484.38       2.39      6.981      698      237,987      78.01     87.95     23.91
Connecticut ............       20     5,462,583.39       1.34      6.598      713      273,129      75.93     84.57     37.96
District of Columbia ...        5     1,748,106.89       0.43      6.724      738      349,621      67.95     79.37     39.76
Florida ................      139    39,586,346.02       9.68      7.183      695      284,794      74.11     82.57     17.17
Georgia ................       40     6,342,949.15       1.55      7.226      695      158,574      79.98     89.85     20.06
Hawaii .................        1       955,000.00       0.23      7.875      641      955,000      79.58     90.00      0.00
Idaho ..................        6     1,694,439.11       0.41      6.611      699      282,407      76.98     78.69     54.97
Illinois ...............       47    11,924,342.16       2.92      7.176      695      253,709      75.27     85.29     26.07
Indiana ................       11       974,084.40       0.24      7.672      672       88,553      80.56     91.45     16.19
Kansas .................        1       117,424.89       0.03      7.500      635      117,425      80.00     90.00      0.00
Kentucky ...............        3       238,161.44       0.06      7.782      718       79,387      82.25     92.72    100.00
Louisiana ..............        7       799,897.88       0.20      7.381      682      114,271      81.49     90.88     28.87
Maine ..................       14     2,545,708.62       0.62      7.299      697      181,836      77.34     85.60     12.90
Maryland ...............       52    16,455,292.60       4.03      6.689      705      316,448      74.95     82.24     30.74
Massachusetts ..........      152    64,700,116.48      15.83      5.990      744      425,659      69.00     72.48     62.56
Michigan ...............       17     2,239,742.58       0.55      7.395      678      131,750      79.72     88.54      8.62
Minnesota ..............       49    12,780,529.44       3.13      6.591      707      260,827      74.31     87.82     36.46
Mississippi ............        9     1,623,945.50       0.40      7.414      715      180,438      79.90     90.79     43.50
Missouri ...............       14     1,924,331.01       0.47      7.026      722      137,452      75.17     86.89     38.05
Montana ................        3     2,733,360.87       0.67      6.447      713      911,120      52.95     52.95     72.83
Nebraska ...............        1        57,403.52       0.01      7.625      674       57,404      74.66     74.66      0.00
Nevada .................       25     6,971,988.10       1.71      6.876      716      278,880      76.15     84.92     33.68
New Hampshire ..........       13     3,133,530.39       0.77      6.880      709      241,041      77.10     86.18     14.51
New Jersey .............       50    19,036,337.52       4.66      6.663      709      380,727      74.16     81.80     38.70
New Mexico .............        7     2,496,453.16       0.61      7.502      685      356,636      72.79     79.57      0.00
New York ...............       85    35,277,256.29       8.63      6.688      723      415,027      74.45     79.06     21.66
North Carolina .........       49     7,333,768.41       1.79      7.141      702      149,669      77.75     85.25     20.21
North Dakota ...........        1       134,140.34       0.03      6.500      760      134,140      80.00    100.00      0.00
Ohio ...................        2       185,313.34       0.05      7.140      718       92,657      86.47     86.47    100.00
Oklahoma ...............        1       117,097.43       0.03      6.750      634      117,097      94.90     94.90    100.00
Oregon .................       32     9,112,354.82       2.23      6.676      708      284,761      72.67     79.62     20.18
Pennsylvania ...........       25     5,273,004.29       1.29      6.799      705      210,920      76.19     84.66     34.99
Rhode Island ...........       12     3,274,127.62       0.80      6.571      701      272,844      76.25     81.47     39.28
South Carolina .........       17     2,914,119.09       0.71      7.134      698      171,419      79.02     89.31     35.68
Tennessee ..............        6     1,134,559.26       0.28      7.419      691      189,093      78.85     95.05     34.42
Texas ..................       48    11,120,322.16       2.72      7.130      707      231,673      76.38     81.33     27.46
Utah ...................       17     4,989,686.56       1.22      7.203      694      293,511      79.64     92.25     12.22
Vermont ................        2       674,551.85       0.17      7.932      668      337,276      83.44     98.85      0.00
Virginia ...............       36    10,186,551.50       2.49      6.885      693      282,960      77.09     88.67     18.94
Washington .............       30    11,448,899.48       2.80      6.835      701      381,630      74.65     84.84     35.97
West Virginia ..........        2       186,956.22       0.05      8.174      701       93,478      80.00     94.44      0.00
Wisconsin ..............        3       482,898.97       0.12      7.533      681      160,966      80.00     91.50      0.00
Wyoming ................        2       639,297.76       0.16      7.121      720      319,649      75.51     82.87     65.65
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Total ...............    1,338   408,803,806.48     100.00      6.700      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====    ======    ======

     No more than approximately 0.58% of the Group One Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-10

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL LOAN    MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TO VALUE RATIOS (%)         LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 10.00 ..........        1        29,946.92       0.01      6.625      625       29,947       7.65      7.65      0.00
10.01 to 20.00 .........        1       186,529.18       0.05      5.800      787      186,529      19.79     26.11    100.00
20.01 to 30.00 .........       10     1,665,884.78       0.41      6.097      762      166,588      27.57     28.42     67.55
30.01 to 40.00 .........       22     6,830,209.83       1.67      6.203      759      310,464      37.02     39.84     33.99
40.01 to 50.00 .........       46    17,979,430.22       4.40      6.099      745      390,857      45.89     47.90     55.50
50.01 to 60.00 .........       69    29,195,058.91       7.14      6.086      735      423,117      55.53     58.96     59.00
60.01 to 70.00 .........      139    48,154,678.96      11.78      6.402      721      346,437      66.73     73.03     47.17
70.01 to 75.00 .........      112    43,964,802.29      10.75      6.485      721      392,543      73.68     77.72     29.19
75.01 to 80.00 .........      872   248,551,865.69      60.80      6.894      705      285,037      79.61     88.48     23.92
80.01 to 85.00 .........       13     2,286,050.15       0.56      7.011      698      175,850      84.10     84.10     37.81
85.01 to 90.00 .........       34     6,941,982.29       1.70      7.506      685      204,176      89.17     89.17     28.79
90.01 to 95.00 .........       19     3,017,367.26       0.74      7.543      671      158,809      94.81     94.81     41.26
                            -----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............    1,338   408,803,806.48     100.00      6.700      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 7.65% to 95.00%.

                  LOAN PURPOSE FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
LOAN PURPOSE                LOANS         ($)         DATE (%)      (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------              --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Purchase ...............      514   141,981,799.35      34.73      7.047      710      276,229      76.74     88.55     22.24
Refinance - Rate Term ..      268    90,104,459.07      22.04      6.418      718      336,211      72.44     78.19     43.86
Refinance - Cashout ....      556   176,717,548.06      43.23      6.565      713      317,837      71.66     75.33     33.30
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,338   408,803,806.48     100.00      6.700      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-11

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE        OF THE     AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PROPERTY TYPE               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Single Family
   Residence............      880   275,963,640.04      67.51      6.575      716      313,595      72.65     78.73     35.55
Planned Unit
   Development..........      235    71,082,834.41      17.39      6.974      703      302,480      76.33     86.04     20.89
Condominium.............      116    31,493,577.57       7.70      6.749      726      271,496      74.03     81.62     41.34
2-4 Family..............      103    29,502,335.97       7.22      7.145      700      286,430      75.11     83.18     13.42
Cooperative.............        4       761,418.49       0.19      7.408      657      190,355      82.40     82.40      0.00
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total................    1,338   408,803,806.48     100.00      6.700      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

             DOCUMENTATION SUMMARY FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
DOCUMENTATION               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
AHM DOCUMENTATION
Full Documentation             99    18,429,930.74       4.51      6.936      689      186,161      79.69     90.64    100.00
Full Income Stated
   Assets                      11     1,987,527.41       0.49      7.224      659      180,684      76.78     89.97      0.00
No Documentation               54     9,900,279.15       2.42      7.215      704      183,339      72.02     75.16      0.00
No Ratio                      157    35,317,036.93       8.64      7.397      700      224,949      79.11     91.03      0.00
Stated Documentation           44     9,537,016.88       2.33      7.362      698      216,750      76.95     89.19      0.00
Stated Income Full
   Assets                     384    83,825,609.87      20.51      7.297      675      218,296      77.65     90.05      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total                  749   158,997,400.98      38.89      7.275      685      212,280      77.81     89.36     11.59
MLN DOCUMENTATION
Full Documentation            177    73,649,657.40      18.02      5.695      749      416,100      68.25     72.78    100.00
Lite Documentation             65    29,444,571.68       7.20      5.731      733      452,993      69.74     71.41      0.00
Stated Documentation            1       142,169.17       0.03      6.810      687      142,169      80.00    100.00      0.00
Stated Income                  38    17,841,542.84       4.36      6.115      732      469,514      69.46     75.76      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total                  281   121,077,941.09      29.62      5.767      742      430,882      68.80     72.92     60.83
GREENPOINT DOCUMENTATION
Full Documentation             43    19,174,766.38       4.69      6.740      712      445,925      71.68     77.57    100.00
No Documentation               10     2,473,611.53       0.61      7.577      756      247,361      58.95     58.95      0.00
No Income                      20     7,113,298.26       1.74      7.559      711      355,665      76.03     82.62      0.00
No Income or Employment
   Disclosure                   5     1,430,075.52       0.35      7.530      693      286,015      70.87     70.87      0.00
No Income No Assets             1       108,000.00       0.03      7.625      698      108,000      80.00     80.00      0.00
No Income No Assets
   Verification                 1       100,615.52       0.02      8.500      712      100,616      90.00     90.00      0.00
Stated Documentation           64    31,535,873.50       7.71      6.736      727      492,748      77.68     81.72      0.00
Stated Income                  92    39,681,142.72       9.71      6.963      713      431,317      74.44     78.63      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total                  236   101,617,383.43      24.86      6.917      718      430,582      74.63     79.09     18.87
DOCUMENTATION - ALL
   OTHERS
1 Paystub / 2 W2's              1       201,961.93       0.05      6.875      655      201,962      70.00    100.00      0.00
Full Documentation             47    18,690,814.93       4.57      6.632      746      397,677      64.38     65.85    100.00
No Documentation                5       819,041.64       0.20      6.966      684      163,808      73.97     79.15      0.00
No Income                       6     1,763,153.97       0.43      6.928      674      293,859      73.03     78.35      0.00
No Ratio                        8     3,320,248.45       0.81      6.835      717      415,031      68.55     68.55      0.00
Stated Documentation            4     2,097,107.27       0.51      6.496      718      524,277      71.91     75.86      0.00
Stated Income Verified
   Assets                       1       218,752.79       0.05      7.375      668      218,753      69.08     69.08      0.00
   Sub-Total                   72    27,111,080.98       6.63      6.684      732      376,543      66.41     68.45     68.94
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Total                    1,338   408,803,806.48     100.00      6.700      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====    ======    ======


                                     A-II-12

                OCCUPANCY TYPES FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
OCCUPANCY                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
---------                 --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Primary.................    1,042   354,029,567.27      86.60      6.617      712      339,760      73.72     81.17     32.43
Investment..............      249    39,324,103.10       9.62      7.435      708      157,928      74.71     79.03     18.85
Second Home.............       47    15,450,136.11       3.78      6.744      752      328,726      67.80     70.16     49.88
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total................    1,338   408,803,806.48     100.00      6.700      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE GROUP ONE MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RANGE OF CREDIT SCORES      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
576 to 600..............        1       499,164.43       0.12      6.700      599      499,164      80.00     80.00      0.00
601 to 625..............       36     8,072,884.26       1.97      7.204      623      224,247      76.59     85.90     24.17
626 to 650..............      193    43,795,418.57      10.71      7.365      639      226,919      78.08     88.06     14.83
651 to 675..............      185    45,667,841.22      11.17      7.179      663      246,853      76.66     85.69     19.34
676 to 700..............      263    78,858,271.53      19.29      6.838      690      299,841      74.93     82.77     21.66
701 to 725..............      201    67,941,448.46      16.62      6.667      712      338,017      74.60     81.89     27.27
726 to 750..............      169    57,292,816.54      14.01      6.473      738      339,011      73.54     78.72     33.73
751 to 775..............      141    50,552,787.82      12.37      6.243      763      358,530      71.64     77.14     52.34
776 to 800..............      119    47,324,406.28      11.58      6.227      786      397,684      66.78     70.63     54.36
801 to 825..............       30     8,798,767.37       2.15      6.110      809      293,292      60.89     66.17     63.05
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total................    1,338   408,803,806.48     100.00      6.700      713      305,533      73.59     80.55     31.79
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     The Credit Scores of the Group One Mortgage Loans that were scored as of the Cut-off Date ranged from 599 to 819 and the weighted average Credit Score of the Group One Mortgage Loans that were scored as of the Cut-off Date was approximately 713.


                                     A-II-13

                          THE SUBGROUP 1 MORTGAGE LOANS

                MORTGAGE RATES FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
CURRENT MORTGAGE          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RATES (%)                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------          --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
5.251 to 5.500..........      89     37,305,381.14      35.60      5.312      747      419,162      63.96     68.86     69.23
5.501 to 5.750..........      35     13,626,848.67      13.00      5.584      753      389,339      71.50     76.77     73.49
5.751 to 6.000..........     101     48,454,910.74      46.24      5.861      744      479,752      68.59     70.80     62.37
6.001 to 6.250..........      27      5,290,754.66       5.05      6.103      754      195,954      70.28     71.60     68.24
6.501 to 6.750..........       1        123,286.74       0.12      6.750      725      123,287      95.00     95.00    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total................     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, Mortgage Rates borne by the Subgroup 1 Mortgage Loans ranged from 5.300% per annum to 6.750% per annum and the weighted average Mortgage Rate of the Subgroup 1 Mortgage Loans was approximately 5.643% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF REMAINING        MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TERMS (MONTHS)              LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
229 to 240..............       2        417,126.75       0.40      5.300      744      208,563      46.75     50.15    100.00
337 to 348..............       2        830,879.60       0.79      6.081      782      415,440      57.38     57.38    100.00
349 to 360..............     249    103,553,175.60      98.81      5.641      746      415,876      67.60     71.15     66.19
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total................     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the remaining term to stated maturity of the Subgroup 1 Mortgage Loans ranged from 235 months to 358 months and the weighted average remaining term to stated maturity of the Subgroup 1 Mortgage Loans was approximately 354 months.


                                     A-II-14

    MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF STATED           MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRINCIPAL BALANCES ($)      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
100,000.01 to
   200,000.00 ..........      21      3,020,413.87       2.88      5.758      754      143,829      52.77     53.63     70.27
200,000.01 to
   300,000.00 ..........      51     12,387,414.50      11.82      5.579      754      242,890      63.51     65.61     74.10
300,000.01 to
   400,000.00 ..........      63     20,787,478.53      19.84      5.575      747      329,960      66.77     70.99     72.10
400,000.01 to
   500,000.00 ..........      37     15,609,177.66      14.89      5.695      745      421,870      69.95     73.89     76.93
500,000.01 to
   600,000.00 ..........      29     15,978,049.55      15.25      5.665      740      550,967      70.98     73.00     66.13
600,000.01 to
   700,000.00 ..........      22     14,081,281.64      13.44      5.653      744      640,058      67.58     70.79     59.33
700,000.01 to
   800,000.00 ..........      15     10,471,910.14       9.99      5.733      745      698,127      74.65     76.57     55.17
800,000.01 to
   900,000.00 ..........       4      1,964,180.79       1.87      5.623      766      491,045      74.17     81.02     12.56
900,000.01 to
   1,000,000.00 ........      10      9,816,316.17       9.37      5.572      748      981,632      59.92     68.06     59.78
1,300,000.01 to
   1,400,000.00 ........       1        684,959.10       0.65      6.125      796      684,959      58.95     58.95    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the stated principal balances of the Subgroup 1 Mortgage Loans ranged from approximately $41,798 to approximately $1,000,000 and the average stated principal balance of the Subgroup 1 Mortgage Loans was approximately $414,234.

                 PRODUCT TYPES FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRODUCT TYPES               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Fixed - 20 Year ........       2        417,126.75       0.40      5.300      744      208,563      46.75     50.15    100.00
Fixed - 30 Year ........     246    102,114,536.53      97.44      5.646      746      415,100      67.41     70.94     66.25
Balloon - 30/40 ........       5      2,269,518.67       2.17      5.543      758      453,904      72.41     75.51     76.01
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

               AMORTIZATION TYPE FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
AMORTIZATION TYPE           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Interest Only ..........      40     20,837,298.35      19.88      5.652      733      520,932      69.91     72.94     67.55
Principal and
   Interest ............     213     83,963,883.60      80.12      5.641      750      394,197      66.83     70.46     66.36
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-15

            GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE
                            SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GEOGRAPHIC DISTRIBUTIONS    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Arizona ................       2        402,916.40       0.38      5.860      782      201,458      69.57     69.57    100.00
California .............      50     21,655,966.32      20.66      5.531      739      433,119      65.18     67.85     55.86
Colorado ...............       2        530,862.12       0.51      5.886      722      265,431      80.00     97.14    100.00
Connecticut ............       5      1,700,487.20       1.62      5.742      753      340,097      69.89     74.29     77.95
District of Columbia ...       1        695,045.27       0.66      5.400      775      695,045      56.00     80.00    100.00
Florida ................       7      1,781,604.81       1.70      5.898      755      254,515      69.56     69.56     21.44
Idaho ..................       1        677,271.87       0.65      6.000      776      677,272      80.00     80.00    100.00
Illinois ...............       3      2,124,116.67       2.03      5.808      724      708,039      60.80     63.98     63.00
Maine ..................       1        163,059.89       0.16      5.300      751      163,060      80.00     80.00      0.00
Maryland ...............      10      3,813,568.81       3.64      5.671      736      381,357      63.94     66.89     65.53
Massachusetts ..........     113     46,374,376.70      44.25      5.693      750      410,393      67.66     70.39     71.79
Minnesota ..............      11      4,395,732.41       4.19      5.413      758      399,612      66.14     75.60     93.21
Nevada .................       2        611,804.57       0.58      5.578      774      305,902      78.72     89.96    100.00
New Hampshire ..........       2      1,042,997.57       1.00      5.653      738      521,499      79.79     84.19     29.36
New Jersey .............       9      5,156,802.66       4.92      5.616      752      572,978      73.68     80.51     73.05
New York ...............      15      6,616,674.92       6.31      5.673      756      441,112      69.48     71.89     48.34
North Carolina .........       1        123,286.74       0.12      6.750      725      123,287      95.00     95.00    100.00
Oregon .................       4      1,628,563.82       1.55      5.532      749      407,141      52.71     52.71     96.90
Pennsylvania ...........       2      1,196,263.32       1.14      5.427      728      598,132      68.09     68.09     49.12
Rhode Island ...........       3      1,297,439.71       1.24      5.722      690      432,480      75.11     77.25     57.07
Texas ..................       3        929,308.73       0.89      5.812      772      309,770      71.51     71.51     15.70
Virginia ...............       2        399,849.00       0.38      5.672      753      199,925      75.30     75.30    100.00
Washington .............       4      1,483,182.44       1.42      5.487      721      370,796      61.45     78.94     67.42
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     No more than approximately 2.06% of the Subgroup 1 Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-16

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL LOAN    MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TO VALUE RATIOS (%)         LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
10.01 to 20.00 .........       1        186,529.18       0.18      5.800      787      186,529      19.79     26.11    100.00
20.01 to 30.00 .........       5      1,010,409.69       0.96      5.606      777      202,082      26.80     28.20    100.00
30.01 to 40.00 .........       9      3,601,012.05       3.44      5.679      763      400,112      37.57     42.91     57.29
40.01 to 50.00 .........      25      9,024,425.07       8.61      5.511      753      360,977      45.67     49.69     46.27
50.01 to 60.00 .........      39     16,916,881.99      16.14      5.561      753      433,766      55.26     58.36     71.32
60.01 to 70.00 .........      40     17,247,048.65      16.46      5.629      745      431,176      65.98     72.46     72.82
70.01 to 75.00 .........      36     14,085,948.28      13.44      5.619      744      391,276      72.75     73.35     65.34
75.01 to 80.00 .........      96     42,501,842.98      40.55      5.710      742      442,728      79.33     82.58     66.84
80.01 to 85.00 .........       1        103,797.32       0.10      6.125      729      103,797      83.20     83.20      0.00
90.01 to 95.00 .........       1        123,286.74       0.12      6.750      725      123,287      95.00     95.00    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Subgroup 1 Mortgage Loans ranged from 19.79% to 95.00%.

                 LOAN PURPOSE FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                                      BALANCE
                                       AGGREGATE    OUTSTANDING                        AVERAGE
                           NUMBER      PRINCIPAL     AS OF THE   WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE       CUT-OFF     AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING       DATE      COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
LOAN PURPOSE                LOANS         ($)           (%)         (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------              --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Purchase ...............      35     15,312,282.16      14.61      5.719      764      437,494      68.40     74.66     63.67
Refinance - Rate Term ..      89     38,527,703.03      36.76      5.651      744      432,896      68.31     71.58     71.58
Refinance - Cashout ....     129     50,961,196.76      48.63      5.614      743      395,048      66.50     69.37     63.71
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-17

         TYPES OF MORTGAGED PROPERTIES FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PROPERTY TYPE               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Single Family
   Residence ...........     211     88,339,625.30      84.29      5.638      745      418,671      67.59     70.93     68.37
Condominium ............      19      7,802,568.94       7.45      5.738      761      410,662      68.12     69.71     54.53
Planned Unit
   Development .........      16      5,963,831.18       5.69      5.600      742      372,739      65.05     70.71     53.60
2-4 Family .............       7      2,695,156.53       2.57      5.633      759      385,022      65.89     75.93     72.06
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====

             DOCUMENTATION SUMMARY FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
DOCUMENTATION               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
AHM DOCUMENTATION
Full Documentation .....       3        383,052.78       0.37      6.326      733      127,684      81.57     87.00    100.00
No Documentation .......       2        219,751.11       0.21      5.959      712      109,876      73.33     73.33      0.00
No Ratio ...............       1        100,678.42       0.10      6.125      642      100,678      80.00     80.00      0.00
Stated Income Full
   Assets ..............       2        154,214.52       0.15      6.125      697       77,107      75.24     75.24      0.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Sub-Total ...........       8        857,696.83       0.82      6.172      710      107,212      78.13     80.56     44.66
MLN DOCUMENTATION
Full Documentation .....     164     66,738,369.89      63.68      5.618      750      406,941      67.57     71.87    100.00
Lite Documentation .....      55     24,899,701.54      23.76      5.603      733      452,722      68.31     69.37      0.00
Stated Income ..........      19      9,478,355.69       9.04      5.770      754      498,861      62.02     67.61      0.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Sub-Total ...........     238    101,116,427.12      96.48      5.628      746      424,859      67.23     70.86     66.00
GREENPOINT DOCUMENTATION
Full Documentation .....       2      1,213,271.87       1.16      6.000      782      606,636      80.00     80.00    100.00
Stated Documentation ...       1        153,699.60       0.15      6.125      708      153,700      80.00     80.00      0.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Sub-Total ...........       3      1,366,971.47       1.30      6.014      774      455,657      80.00     80.00     88.76
DOCUMENTATION - ALL
   OTHERS
Full Documentation .....       4      1,460,086.53       1.39      6.000      763      365,022      63.81     63.81    100.00
   Sub-Total ...........       4      1,460,086.53       1.39      6.000      763      365,022      63.81     63.81    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======


                                     A-II-18

                OCCUPANCY TYPES FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
OCCUPANCY                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
---------                 --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Primary.................     246    102,103,825.96      97.43      5.641      746      415,056      67.47     71.08     67.73
Second Home.............       6      2,551,435.49       2.43      5.716      787      425,239      67.05     67.05     19.48
Investment..............       1        145,920.50       0.14      5.875      719      145,921      50.00     50.00    100.00
                             ----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total................     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ====   ==============     ======      =====      ===      =======      =====     =====    ======

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RANGE OF CREDIT SCORES      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
626 to 650..............       2        151,095.62       0.14      6.125      638       75,548      72.95     72.95      0.00
676 to 700..............      33     13,423,118.31      12.81      5.610      691      406,761      69.00     73.20     57.95
701 to 725..............      42     18,768,349.39      17.91      5.667      713      446,865      68.86     69.97     52.94
726 to 750..............      48     21,529,751.70      20.54      5.686      738      448,536      70.20     73.08     67.21
751 to 775..............      61     24,509,454.88      23.39      5.598      765      401,794      67.84     72.76     74.07
776 to 800..............      53     21,325,448.87      20.35      5.663      786      402,367      63.48     67.22     71.08
801 to 825..............      14      5,093,963.18       4.86      5.574      808      363,855      60.90     66.59     84.39
                             ----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total................     253    104,801,181.95     100.00      5.643      747      414,234      67.44     70.96     66.60
                             ====   ==============     ======      =====      ===      =======      =====     =====     =====

     The Credit Scores of the Subgroup 1 Mortgage Loans that were scored as of the Cut-off Date ranged from 630 to 819 and the weighted average Credit Score of the Subgroup 1 Mortgage Loans that were scored as of the Cut-off Date was approximately 747.


                                     A-II-19

                          THE SUBGROUP 2 MORTGAGE LOANS

                MORTGAGE RATES FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
CURRENT MORTGAGE          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RATES (%)                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------          --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
6.001 to 6.250..........      53     19,649,515.82      18.78      6.222      746      370,746      69.24     71.58     47.00
6.251 to 6.500..........     122     35,658,312.29      34.08      6.423      721      292,281      72.32     77.79     36.51
6.501 to 6.750..........     158     31,444,034.64      30.05      6.684      710      199,013      75.09     81.26     23.77
6.751 to 7.000..........     186     16,123,940.26      15.41      6.903      697       86,688      76.24     85.71     11.90
7.001 to 7.250..........      55      1,587,256.75       1.52      7.125      705       28,859      76.02     85.32     16.70
7.501 to 7.750..........       2         77,325.14       0.07      7.626      680       38,663      93.84     93.84    100.00
8.001 to 8.250..........       1         65,812.50       0.06      8.125      629       65,813      90.00     90.00      0.00
8.251 to 8.500..........       1         17,398.89       0.02      8.375      648       17,399      95.00     95.00      0.00
                             ----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total................     578    104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                             ====   ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, Mortgage Rates borne by the Subgroup 2 Mortgage Loans ranged from 6.050% per annum to 8.375% per annum and the weighted average Mortgage Rate of the Subgroup 2 Mortgage Loans was approximately 6.551% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF REMAINING        MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TERMS (MONTHS)              LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
229 to 240..............       2        180,102.95       0.17      6.647      710       90,051      82.09     82.09     23.51
289 to 300..............       1        200,405.72       0.19      6.375      707      200,406      34.74     34.74    100.00
313 to 324..............      12        603,708.85       0.58      6.699      757       50,309      70.32     71.87     66.81
325 to 336..............       3        240,975.42       0.23      6.651      732       80,325      78.01     78.01      0.00
337 to 348..............      17      9,847,672.74       9.41      6.360      760      579,275      60.01     60.33     85.46
349 to 360..............     543     93,550,730.61      89.42      6.570      714      172,285      74.73     81.13     24.51
                             ----   --------------     ------      -----      ---      -------      -----     -----    ------
   Total................     578    104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                             ====   ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the remaining term to stated maturity of the Subgroup 2 Mortgage Loans ranged from 230 months to 359 months and the weighted average remaining term to stated maturity of the Subgroup 2 Mortgage Loans was approximately 356 months.


                                    A-II-20

    MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF STATED           MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRINCIPAL BALANCES ($)      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 100,000.00 .....     45       1,378,538.67       1.32      6.752      739        30,634     63.29     65.86     30.97
100,000.01 to
   200,000.00 ..........    167      12,002,484.32      11.47      6.646      696        71,871     75.17     85.45     30.20
200,000.01 to
   300,000.00 ..........    136      15,752,479.30      15.06      6.626      700       115,827     75.39     83.16     27.65
300,000.01 to
   400,000.00 ..........     67      12,543,491.95      11.99      6.580      703       187,216     74.83     82.61     25.43
400,000.01 to
   500,000.00 ..........     68      18,474,361.58      17.66      6.566      717       271,682     74.74     78.17     22.27
500,000.01 to
   600,000.00 ..........     43      14,500,298.39      13.86      6.542      734       337,216     76.38     81.47     13.87
600,000.01 to
   700,000.00 ..........     17       7,061,193.09       6.75      6.528      728       415,364     72.21     77.41     24.07
700,000.01 to
   800,000.00 ..........     15       7,570,719.30       7.24      6.404      732       504,715     77.17     82.48     25.87
800,000.01 to
   900,000.00 ..........      7       3,451,693.83       3.30      6.414      754       493,099     75.77     78.40     16.67
900,000.01 to
   1,000,000.00 ........      4       2,538,596.17       2.43      6.542      752       634,649     69.99     73.53     33.16
1,000,000.01 to
   1,100,000.00 ........      1         673,805.64       0.64      6.625      708       673,806     60.00     80.00    100.00
1,100,000.01 to
   1,200,000.00 ........      1         299,007.73       0.29      7.000      673       299,008     75.00     75.00    100.00
1,200,000.01 to
   1,300,000.00 ........      2         768,898.22       0.73      6.828      704       384,449     79.10     91.89     79.28
1,300,000.01 to
   1,400,000.00 ........      1         684,959.10       0.65      6.125      796       684,959     58.95     58.95    100.00
1,500,000.01 to
   2,000,000.00 ........      3       4,605,252.37       4.40      6.385      714     1,535,084     56.42     56.42    100.00
2,000,000.01 to
   2,500,000.00 ........      1       2,317,816.63       2.22      6.250      789     2,317,817     44.86     44.86    100.00
                            ---     --------------     ------      -----      ---     ---------     -----     -----    ------
   Total ...............    578     104,623,596.29     100.00      6.551      719       181,010     73.27     79.02     30.58
                            ===     ==============     ======      =====      ===     =========     =====     =====    ======

     As of the Cut-off Date, the stated principal balances of the Subgroup 2 Mortgage Loans ranged from approximately $5,120 to approximately $2,317,817 and the average stated principal balance of the Subgroup 2 Mortgage Loans was approximately $181,010.

                 PRODUCT TYPES FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRODUCT TYPES               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Fixed - 20 Year.........      2         180,102.95       0.17      6.647      710       90,051      82.09     82.09     23.51
Fixed - 25 Year.........      1         200,405.72       0.19      6.375      707      200,406      34.74     34.74    100.00
Fixed - 30 Year.........    553     100,314,691.41      95.88      6.548      719      181,401      73.25     78.98     30.61
Balloon - 30/40.........     22       3,928,396.21       3.75      6.621      716      178,563      75.20     82.37     26.39
                            ---     --------------     ------      -----      ---      -------      -----     -----    ------
   Total................    578     104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                            ===     ==============     ======      =====      ===      =======      =====     =====    ======

               AMORTIZATION TYPE FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
AMORTIZATION TYPE           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Interest Only...........     216     34,569,190.26      33.04      6.615      702      160,043      75.73     84.13     16.47
Principal and Interest..     362     70,054,406.03      66.96      6.519      726      193,520      72.05     76.50     37.53
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total................     578    104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-21

  GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE SUBGROUP 2 MORTGAGE
                                      LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GEOGRAPHIC DISTRIBUTIONS    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Alabama.................       3        141,877.33       0.14      7.024      655        47,292     80.00     80.00      0.00
Arizona.................      31      4,136,897.98       3.95      6.637      720       133,448     76.56     82.91     20.64
California..............      95     23,626,989.67      22.58      6.526      723       248,705     72.57     76.89     17.75
Colorado................      26      3,606,770.52       3.45      6.579      718       138,722     76.62     86.44     18.40
Connecticut.............       9      1,345,279.94       1.29      6.481      707       149,476     79.66     86.03     35.79
District of Columbia....       1         90,765.41       0.09      7.000      794        90,765     79.91     79.91      0.00
Florida.................      57      8,543,206.98       8.17      6.584      713       149,881     69.94     73.17     35.65
Georgia.................      14      1,176,029.04       1.12      6.681      688        84,002     79.91     91.90     26.14
Idaho...................       3        249,498.40       0.24      6.907      638        83,166     73.02     73.02     38.21
Illinois................      10        965,824.35       0.92      6.794      727        96,582     79.74     86.53     26.44
Indiana.................       1         26,954.50       0.03      6.875      693        26,955     80.00     95.00    100.00
Kentucky................       1         16,161.53       0.02      7.125      754        16,162     78.01     97.29    100.00
Louisiana...............       3         72,876.92       0.07      6.874      674        24,292     79.57     84.48      0.00
Maine...................       5        367,094.88       0.35      6.727      699        73,419     77.46     86.08     34.00
Maryland................      26      4,582,903.95       4.38      6.669      695       176,266     76.91     84.03     27.02
Massachusetts...........      34     11,493,609.33      10.99      6.321      750       338,047     69.66     73.35     53.42
Michigan................       4        484,644.08       0.46      6.507      712       121,161     78.76     80.38      6.25
Minnesota...............      18      1,980,083.15       1.89      6.691      678       110,005     75.82     92.36     11.86
Mississippi.............       2        174,830.03       0.17      6.464      648        87,415     80.00     92.79     14.28
Missouri................       8        721,063.56       0.69      6.617      742        90,133     72.43     83.78     60.24
Montana.................       2      2,368,177.81       2.26      6.342      713     1,184,089     51.69     51.69     73.55
Nevada..................      17      2,148,249.59       2.05      6.626      734       126,368     72.83     78.77     50.80
New Hampshire...........       4        380,542.33       0.36      6.596      715        95,136     70.29     86.90     39.01
New Jersey..............      17      5,062,495.72       4.84      6.537      717       297,794     70.42     74.75     51.46
New Mexico..............       2        335,079.26       0.32      6.766      727       167,540     64.97     68.72      0.00
New York................      48     12,689,384.06      12.13      6.538      727       264,362     76.06     80.38     22.67
North Carolina..........      22      1,650,190.88       1.58      6.688      692        75,009     73.14     79.72     44.58
North Dakota............       1        100,605.26       0.10      6.500      760       100,605     80.00    100.00      0.00
Ohio....................       1         44,928.23       0.04      6.875      771        44,928     90.00     90.00    100.00
Oklahoma................       1         58,548.72       0.06      6.750      634        58,549     94.90     94.90    100.00
Oregon..................      19      2,811,708.53       2.69      6.628      701       147,985     76.91     85.19      5.63
Pennsylvania............       9      1,309,334.23       1.25      6.582      700       145,482     76.75     90.61     36.03
Rhode Island............       3        416,934.67       0.40      6.425      699       138,978     73.41     73.41     76.04
South Carolina..........       9        805,384.66       0.77      6.691      713        89,487     77.82     90.07     70.28
Tennessee...............       1         97,639.20       0.09      7.000      708        97,639     80.00    100.00    100.00
Texas...................      18      2,015,969.40       1.93      6.645      712       111,998     71.60     74.76     44.24
Utah....................       7      1,149,371.98       1.10      6.751      697       164,196     82.19     89.83      4.66
Virginia................      25      3,586,539.71       3.43      6.690      700       143,462     76.37     87.28     23.40
Washington..............      19      3,633,316.73       3.47      6.539      703       191,227     74.16     84.63     30.87
Wisconsin...............       1         73,472.78       0.07      6.750      684        73,473     80.00     98.75      0.00
Wyoming.................       1         82,360.99       0.08      6.875      753        82,361     78.57    100.00      0.00
                             ---    --------------     ------      -----      ---      --------     -----    ------    ------
   Total................     578    104,623,596.29     100.00      6.551      719       181,010     73.27     79.02     30.58
                             ===    ==============     ======      =====      ===      ========     =====    ======    ======

     No more than approximately 2.22% of the Subgroup 2 Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-22

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL LOAN    MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TO VALUE RATIOS (%)         LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 10.00...........       1         18,716.83       0.02      6.625      625       18,717       7.65      7.65      0.00
20.01 to 30.00..........       4        271,930.07       0.26      6.707      761       67,983      28.84     28.84     31.70
30.01 to 40.00..........      10      1,665,193.36       1.59      6.499      764      166,519      36.83     36.83     13.81
40.01 to 50.00..........      19      5,385,029.65       5.15      6.364      740      283,423      46.13     46.13     78.96
50.01 to 60.00..........      25      6,193,077.86       5.92      6.515      721      247,723      56.35     60.34     53.57
60.01 to 70.00..........      64     14,927,470.82      14.27      6.493      722      233,242      66.60     69.40     48.01
70.01 to 75.00..........      47     12,455,613.34      11.91      6.544      725      265,013      74.00     78.00     13.74
75.01 to 80.00..........     383     61,295,418.41      58.59      6.581      713      160,040      79.47     87.40     23.32
80.01 to 85.00..........       7        911,087.66       0.87      6.584      704      130,155      84.24     84.24     37.98
85.01 to 90.00..........      11      1,176,958.94       1.12      6.718      708      106,996      88.94     88.94     28.48
90.01 to 95.00..........       7        323,099.35       0.31      6.905      700       46,157      93.88     93.88     76.67
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total................     578    104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Subgroup 2 Mortgage Loans ranged from 7.65% to 95.00%.

                 LOAN PURPOSE FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
LOAN PURPOSE                LOANS         ($)         DATE (%)      (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------              --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Purchase................     218     33,294,449.27      31.82      6.564      731      152,727      74.59     83.70     30.92
Refinance - Rate Term...     111     19,868,001.97      18.99      6.544      714      178,991      74.58     81.23     32.86
Refinance - Cashout.....     249     51,461,145.05      49.19      6.545      712      206,671      71.90     75.15     29.47
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total................     578    104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-23

         TYPES OF MORTGAGED PROPERTIES FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PROPERTY TYPE               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Single Family
   Residence............     373     70,347,231.59      67.24      6.554      718      188,598      72.68     78.23     28.63
Planned Unit
   Development..........     122     19,304,158.95      18.45      6.615      710      158,231      74.52     81.80     33.74
Condominium.............      50      8,602,677.99       8.22      6.424      745      172,054      74.62     80.66     53.13
2-4 Family..............      32      6,346,564.65       6.07      6.492      719      198,330      74.09     77.19     12.08
Cooperative.............       1         22,963.11       0.02      7.125      636       22,963      80.00     80.00      0.00
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total................     578    104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====

             DOCUMENTATION SUMMARY FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
DOCUMENTATION               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
AHM DOCUMENTATION
Full Documentation......      68      7,024,005.99       6.71      6.569      694      103,294      78.51     88.54    100.00
Full Income Stated
   Assets...............       4        365,824.72       0.35      6.751      650       91,456      78.81     91.43      0.00
No Documentation........      22      1,989,958.44       1.90      6.624      698       90,453      61.90     62.12      0.00
No Ratio................      56      4,824,938.62       4.61      6.797      703       86,160      79.07     90.40      0.00
Stated Documentation....      17      1,666,483.51       1.59      6.726      692       98,028      75.75     80.38      0.00
Stated Income Full
   Assets...............     160     16,733,382.59      15.99      6.677      679      104,584      75.01     86.51      0.00
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total............     327     32,604,593.87      31.16      6.671      687       99,708      75.65     85.78     21.54
MLN DOCUMENTATION
Full Documentation......      24      5,557,237.83       5.31      6.265      745      231,552      74.18     78.95    100.00
Lite Documentation......      12      3,715,733.21       3.55      6.255      739      309,644      78.39     82.68      0.00
Stated Documentation....       1         62,554.43       0.06      6.810      687       62,554      80.00    100.00      0.00
Stated Income...........      17      6,524,126.98       6.24      6.345      711      383,772      77.98     84.96      0.00
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total............      54     15,859,652.45      15.16      6.298      729      293,697      76.75     82.38     35.04
GREENPOINT DOCUMENTATION
Full Documentation......      22      9,094,943.78       8.69      6.515      717      413,407      68.05     73.96    100.00
No Documentation........       3        211,339.73       0.20      6.929      744       70,447      60.18     60.18      0.00
No Income...............       6        895,824.17       0.86      6.803      758      149,304      66.70     71.29      0.00
Stated Documentation....      57     16,758,631.51      16.02      6.600      729      294,011      78.29     82.59      0.00
Stated Income...........      57     14,688,418.34      14.04      6.620      732      257,692      72.77     75.27      0.00
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total............     145     41,649,157.53      39.81      6.594      728      287,236      73.77     77.77     21.84
DOCUMENTATION - ALL
   OTHERS
1 Paystub / 2 W2's......       1         75,735.72       0.07      6.875      655       75,736      70.00    100.00      0.00
Full Documentation......      34     10,312,783.63       9.86      6.420      759      303,317      60.88     61.60    100.00
No Documentation........       3        309,612.14       0.30      6.618      685      103,204      69.08     79.37      0.00
No Income...............       5        591,805.27       0.57      6.836      687      118,361      73.51     79.19      0.00
No Ratio................       6      1,587,048.68       1.52      6.451      757      264,508      61.46     61.46      0.00
Stated Documentation....       3      1,633,207.00       1.56      6.277      715      544,402      69.62     69.62      0.00
   Sub-Total............      52     14,510,192.44      13.87      6.431      749      279,042      62.66     63.78     71.07
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Total................     578    104,623,596.29     100.00      6.551      719      181,010      73.27     79.02     30.58
                             ===    ==============     ======      =====      ===      =======      =====    ======    ======


                                     A-II-24

                OCCUPANCY TYPES FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
OCCUPANCY                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------          --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Primary ................     487     94,470,651.55     90.30       6.549      714      193,985      74.48     80.73     27.28
Investment .............      71      4,182,094.31      4.00       6.758      745       58,903      65.80     68.00     24.05
Second Home ............      20      5,970,850.43      5.71       6.437      779      298,543      59.29     59.81     87.25
                             ---    --------------    ------       -----      ---      -------      -----     -----     -----
   Total ...............     578    104,623,596.29    100.00       6.551      719      181,010      73.27     79.02     30.58
                             ===    ==============    ======       =====      ===      =======      =====     =====     =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RANGE OF CREDIT SCORES      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
576 to 600 .............       1        274,540.44      0.26       6.700      599      274,540      80.00     80.00      0.00
601 to 625 .............      18      2,050,480.66      1.96       6.633      624      113,916      73.57     81.90     21.57
626 to 650 .............      68      7,362,770.93      7.04       6.695      640      108,276      76.13     86.34     31.85
651 to 675 .............      80     11,361,095.49     10.86       6.655      665      142,014      72.64     79.74     34.37
676 to 700 .............     115     20,992,034.55     20.06       6.588      690      182,539      73.82     80.66     23.22
701 to 725 .............      90     17,346,446.02     16.58       6.569      712      192,738      76.08     83.45     19.51
726 to 750 .............      78     14,416,921.68     13.78       6.552      739      184,832      76.16     80.50     10.01
751 to 775 .............      55     13,045,227.38     12.47       6.456      761      237,186      73.66     77.54     45.90
776 to 800 .............      59     16,036,577.49     15.33       6.408      787      271,806      66.79     68.99     54.78
801 to 825 .............      14      1,737,501.65      1.66       6.523      809      124,107      61.74     67.17     47.40
                             ---    --------------    ------       -----      ---      -------      -----     -----     -----
   Total ...............     578    104,623,596.29    100.00       6.551      719      181,010      73.27     79.02     30.58
                             ===    ==============    ======       =====      ===      =======      =====     =====     =====

     The Credit Scores of the Subgroup 2 Mortgage Loans that were scored as of the Cut-off Date ranged from 599 to 819 and the weighted average Credit Score of the Subgroup 2 Mortgage Loans that were scored as of the Cut-off Date was approximately 719.


                                     A-II-25

                          THE SUBGROUP 3 MORTGAGE LOANS

                MORTGAGE RATES FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
CURRENT                   MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
MORTGAGE RATES (%)          LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
6.251 to 6.500 .........      122     7,785,793.13       3.91      6.456      717       63,818      72.07     77.79     33.03
6.501 to 6.750 .........      158    24,658,203.52      12.37      6.701      709      156,065      75.33     81.62     22.46
6.751 to 7.000 .........      186    31,649,605.60      15.87      6.918      697      170,159      76.24     85.81     13.97
7.001 to 7.250 .........      167    38,154,597.08      19.14      7.214      691      228,471      76.58     85.72     16.80
7.251 to 7.500 .........      175    38,713,625.92      19.42      7.430      690      221,221      77.26     87.06     13.55
7.501 to 7.750 .........       89    20,369,053.36      10.22      7.680      695      228,866      77.67     86.23      9.25
7.751 to 8.000 .........       83    17,402,448.80       8.73      7.918      677      209,668      79.14     91.41      9.28
8.001 to 8.250 .........       52    15,357,354.55       7.70      8.159      684      295,334      78.94     93.07      2.39
8.251 to 8.500 .........       14     2,220,698.77       1.11      8.416      689      158,621      82.95     93.82      2.43
8.501 to 8.750 .........        9     2,125,530.79       1.07      8.649      671      236,170      82.60     87.09      2.58
8.751 to 9.000 .........        4       942,117.51       0.47      8.875      671      235,529      81.50     85.59      0.00
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     As of the Cut-off Date, Mortgage Rates borne by the Subgroup 3 Mortgage Loans ranged from 6.269% per annum to 8.875% per annum and the weighted average Mortgage Rate of the Subgroup 3 Mortgage Loans was approximately 7.334% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF REMAINING        MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TERMS (MONTHS)              LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
229 to 240 .............        2       342,285.09      0.17       7.041      703      171,143      87.69     87.69     86.58
289 to 300 .............        1        28,629.39      0.01       6.375      707       28,629      34.74     34.74    100.00
313 to 324 .............       18     1,620,713.00      0.81       7.253      697       90,040      77.79     78.45     72.89
325 to 336 .............        4       428,693.94      0.22       7.088      694      107,173      74.06     74.06      0.00
337 to 348 .............       14     2,226,197.70      1.12       6.753      724      159,014      67.23     67.71     86.95
349 to 360 .............    1,020   194,732,509.91     97.67       7.343      693      190,914      77.10     86.71     12.69
                            -----   --------------    ------      ------      ---      -------     ------    ------    ------
   Total ...............    1,059   199,379,029.03    100.00       7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============    ======      ======      ===      =======     ======    ======    ======

     As of the Cut-off Date, the remaining term to stated maturity of the Subgroup 3 Mortgage Loans ranged from 230 months to 359 months and the weighted average remaining term to stated maturity of the Subgroup 3 Mortgage Loans was approximately 357 months.


                                     A-II-26

    MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                              AGGREGATE      BALANCE                          AVERAGE
                                  NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED  PERCENT
                                    OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE    FULL
RANGE OF STATED                  MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL    DOC
PRINCIPAL BALANCES ($)             LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)    (%)
----------------------           --------  --------------  -----------  --------  --------  -----------  --------  --------  -------
0.01 to 100,000.00 ............      140     8,687,853.17      4.36       7.551      691       62,056      77.11     81.60     21.22
100,000.01 to 200,000.00 ......      347    41,513,520.33     20.82       7.372      690      119,636      77.23     87.48     14.76
200,000.01 to 300,000.00 ......      244    45,236,478.82     22.69       7.346      683      185,395      78.98     89.31     11.08
300,000.01 to 400,000.00 ......      116    30,677,773.43     15.39       7.325      684      264,464      77.92     89.31     10.81
400,000.01 to 500,000.00 ......       96    25,791,238.90     12.94       7.294      701      268,659      77.22     85.61      8.38
500,000.01 to 600,000.00 ......       55    16,711,268.39      8.38       7.206      703      303,841      75.70     83.09     17.43
600,000.01 to 700,000.00 ......       29    12,734,989.70      6.39       7.371      705      439,138      72.96     78.80     16.47
700,000.01 to 800,000.00 ......       12     4,693,523.54      2.35       7.264      715      391,127      77.15     89.14     11.11
800,000.01 to 900,000.00 ......        7     4,927,593.95      2.47       7.482      716      703,942      77.98     92.26      0.00
900,000.01 to 1,000,000.00 ....        6     3,239,566.76      1.62       7.465      719      539,928      75.91     85.84      3.71
1,000,000.01 to 1,100,000.00 ..        1       404,283.38      0.20       6.625      708      404,283      60.00     80.00    100.00
1,100,000.01 to 1,200,000.00 ..        1       897,023.19      0.45       7.000      673      897,023      75.00     75.00    100.00
1,200,000.01 to 1,300,000.00 ..        3     2,967,238.96      1.49       7.153      717      989,080      66.02     69.34     62.41
1,500,000.01 to 2,000,000.00 ..        2       896,676.51      0.45       6.556      679      448,338      54.00     54.00    100.00
                                   -----   --------------    ------      ------      ---      -------     ------    ------    ------
   Total ......................    1,059   199,379,029.03    100.00       7.334      693      188,271      77.00     86.40     14.12
                                   =====   ==============    ======      ======      ===      =======     ======    ======    ======

     As of the Cut-off Date, the stated principal balances of the Subgroup 3 Mortgage Loans ranged from approximately $10,777 to approximately $1,242,225 and the average stated principal balance of the Subgroup 3 Mortgage Loans was approximately $188,271.

                 PRODUCT TYPES FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRODUCT TYPES               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Fixed - 20 Year ........        2       342,285.09       0.17      7.041      703      171,143      87.69     87.69     86.58
Fixed - 25 Year ........        1        28,629.39       0.01      6.375      707       28,629      34.74     34.74    100.00
Fixed - 30 Year ........    1,025   193,506,485.16      97.05      7.343      693      188,787      77.02     86.52     13.63
Balloon - 30/40 ........       31     5,501,629.39       2.76      7.050      699      177,472      75.93     82.11     26.60
                            -----   --------------     ------     ------      ---      -------     ------    ------    ------
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======     ======      ===      =======     ======    ======    ======

               AMORTIZATION TYPE FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
AMORTIZATION TYPE           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Interest Only ..........      461   100,464,601.62      50.39      7.406      687      217,928      78.31     90.44      7.88
Principal and
   Interest ............      598    98,914,427.41      49.61      7.261      700      165,409      75.67     82.28     20.47
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-27

            GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE
                            SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GEOGRAPHIC DISTRIBUTIONS    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Alabama ................        8     1,142,087.73       0.57      7.378      674      142,761      81.34     85.86      0.00
Arizona ................       63    12,142,782.04       6.09      7.297      694      192,743      78.47     88.71     12.39
Arkansas ...............        2       179,190.70       0.09      7.500      662       89,595      80.00     80.00      0.00
California .............      110    24,590,633.60      12.33      7.171      703      223,551      73.46     81.25     11.33
Colorado ...............       39     5,619,851.77       2.82      7.342      683      144,099      78.71     88.04     20.26
Connecticut ............       15     2,416,816.27       1.21      7.265      688      161,121      78.11     91.00     11.03
District of Columbia ...        4       962,296.21       0.48      7.654      705      240,574      75.45     78.87      0.00
Florida ................      130    29,261,534.30      14.68      7.436      686      225,089      75.60     86.11     11.51
Georgia ................       40     5,166,920.13       2.59      7.350      697      129,173      80.00     89.38     18.68
Hawaii .................        1       955,000.00       0.48      7.875      641      955,000      79.58     90.00      0.00
Idaho ..................        5       767,668.84       0.39      7.054      652      153,534      75.61     79.38     20.70
Illinois ...............       44     8,834,401.16       4.43      7.546      685      200,782      78.26     90.28     17.14
Indiana ................       11       947,129.90       0.48      7.695      671       86,103      80.58     91.35     13.80
Kansas .................        1       117,424.89       0.06      7.500      635      117,425      80.00     90.00      0.00
Kentucky ...............        3       221,999.91       0.11      7.830      716       74,000      82.56     92.38    100.00
Louisiana ..............        7       727,020.98       0.36      7.432      683      103,860      81.68     91.52     31.77
Maine ..................       13     2,015,553.85       1.01      7.565      692      155,043      77.10     85.96     10.10
Maryland ...............       41     8,058,819.87       4.04      7.183      696      196,557      79.04     88.49     16.40
Massachusetts ..........       34     6,832,130.47       3.43      7.443      698      200,945      76.98     85.20     15.27
Michigan ...............       17     1,755,098.50       0.88      7.640      669      103,241      79.98     90.79      9.27
Minnesota ..............       38     6,404,713.91       3.21      7.369      681      168,545      79.46     94.80      5.11
Mississippi ............        9     1,449,115.47       0.73      7.528      723      161,013      79.89     90.55     47.02
Missouri ...............       14     1,203,267.47       0.60      7.272      711       85,948      76.80     88.76     24.76
Montana ................        2       365,183.06       0.18      7.132      714      182,592      61.12     61.12     68.14
Nebraska ...............        1        57,403.52       0.03      7.625      674       57,404      74.66     74.66      0.00
Nevada .................       21     4,211,933.95       2.11      7.192      698      200,568      77.47     87.32     15.31
New Hampshire ..........       10     1,709,990.49       0.86      7.691      691      170,999      76.97     87.23      0.00
New Jersey .............       40     8,817,039.17       4.42      7.349      679      220,426      76.59     86.60     11.30
New Mexico .............        7     2,161,373.90       1.08      7.616      679      308,768      74.01     81.25      0.00
New York ...............       66    15,971,197.38       8.01      7.227      706      241,988      75.22     80.97      9.79
North Carolina .........       47     5,560,290.80       2.79      7.285      704      118,304      78.73     86.67     11.21
North Dakota ...........        1        33,535.09       0.02      6.500      760       33,535      80.00    100.00      0.00
Ohio ...................        2       140,385.12       0.07      7.225      701       70,193      85.33     85.33    100.00
Oklahoma ...............        1        58,548.72       0.03      6.750      634       58,549      94.90     94.90    100.00
Oregon .................       28     4,672,082.51       2.34      7.103      698      166,860      77.08     85.64      2.20
Pennsylvania ...........       23     2,767,406.75       1.39      7.495      697      120,322      79.43     89.01     28.39
Rhode Island ...........        9     1,559,753.25       0.78      7.316      711      173,306      77.95     87.12     14.64
South Carolina .........       17     2,108,734.44       1.06      7.304      693      124,043      79.48     89.03     22.47
Tennessee ..............        6     1,036,920.06       0.52      7.459      689      172,820      78.75     94.58     28.25
Texas ..................       44     8,175,044.08       4.10      7.399      698      185,796      78.11     84.07     24.65
Utah ...................       17     3,840,314.60       1.93      7.338      694      225,901      78.87     92.97     14.49
Vermont ................        2       674,551.85       0.34      7.932      668      337,276      83.44     98.85      0.00
Virginia ...............       34     6,200,162.80       3.11      7.076      686      182,358      77.63     90.34     11.13
Washington .............       25     6,332,400.33       3.18      7.320      696      253,296      78.02     86.34     31.54
West Virginia ..........        2       186,956.22       0.09      8.174      701       93,478      80.00     94.44      0.00
Wisconsin ..............        3       409,426.20       0.21      7.673      680      136,475      80.00     90.20      0.00
Wyoming ................        2       556,936.77       0.28      7.158      715      278,468      75.06     80.34     75.35
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====    ======    ======

     No more than approximately 0.95% of the Subgroup 3 Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-28

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL LOAN    MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TO VALUE RATIOS (%)         LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 10.00 ..........        1        11,230.10      0.01       6.625      625       11,230       7.65      7.65     0.00
20.01 to 30.00 .........        5       383,545.02      0.19       6.959      725       76,709      28.70     28.70     7.49
30.01 to 40.00 .........       13     1,564,004.42      0.78       7.096      743      120,308      35.99     35.99     1.83
40.01 to 50.00 .........       19     3,569,975.54      1.79       7.185      732      187,893      46.08     46.08    43.48
50.01 to 60.00 .........       29     6,085,099.13      3.05       7.108      701      209,831      55.45     59.25    30.25
60.01 to 70.00 .........       93    15,980,159.55      8.01       7.150      694      171,830      67.65     77.03    18.70
70.01 to 75.00 .........       73    17,423,240.74      8.74       7.144      699      238,675      74.20     81.06    11.00
75.01 to 80.00 .........      762   144,754,604.75     72.60       7.375      692      189,967      79.75     90.67    11.57
80.01 to 85.00 .........       12     1,271,165.20      0.64       7.389      691      105,930      84.08     84.08    40.77
85.01 to 90.00 .........       34     5,765,023.40      2.89       7.667      680      169,560      89.22     89.22    28.85
90.01 to 95.00 .........       18     2,570,981.18      1.29       7.661      665      142,832      94.92     94.92    33.99
                            -----   --------------    ------       -----      ---      -------      -----     -----    -----
   Total ...............    1,059   199,379,029.03    100.00       7.334      693      188,271      77.00     86.40    14.12
                            =====   ==============    ======       =====      ===      =======      =====     =====    =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Subgroup 3 Mortgage Loans ranged from 7.650% to 95.000%.

                 LOAN PURPOSE FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
LOAN PURPOSE                LOANS         ($)         DATE (%)      (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------              --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Purchase ...............      473    93,375,068.18      46.83      7.437      695      197,410      78.87     92.55     12.35
Refinance - Rate Term ..      175    31,708,754.25      15.90      7.272      687      181,193      76.12     84.32     17.06
Refinance - Cashout ....      411    74,295,206.60      37.26      7.232      694      180,767      75.03     79.55     15.11
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-29

         TYPES OF MORTGAGED PROPERTIES FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED   PERCENT
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE    FULL
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  DOCUMENT
PROPERTY TYPE               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Single Family
   Residence ...........      658   117,276,783.72      58.82      7.293      693      178,232      76.45     84.90     14.99
Planned Unit
   Development .........      213    45,814,844.44      22.98      7.303      694      215,093      78.57     89.83     11.22
2-4 Family .............       92    20,460,614.83      10.26      7.546      687      222,398      76.64     85.99      6.12
Condominium ............       92    15,088,330.66       7.57      7.458      697      164,004      76.75     88.32     27.81
Cooperative ............        4       738,455.38       0.37      7.417      658      184,614      82.48     82.48      0.00
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

             DOCUMENTATION SUMMARY FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
DOCUMENTATION               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
AHM DOCUMENTATION
Full ...................       94    11,022,872.09       5.53      7.191      684      117,265      80.38     92.10    100.00
Full Income Stated
   Assets ..............       11     1,621,702.69       0.81      7.330      660      147,428      76.32     89.64      0.00
No Doc .................       50     7,690,569.65       3.86      7.404      705      153,811      74.61     78.59      0.00
No Ratio ...............      156    30,391,419.98      15.24      7.496      700      194,817      79.12     91.17      0.00
Stated .................       44     7,870,533.41       3.95      7.496      699      178,876      77.20     91.05      0.00
Stated Income Full
   Assets ..............      380    66,938,012.94      33.57      7.454      674      176,153      78.32     90.97      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total ...........      735   125,535,110.76      62.96      7.439      684      170,796      78.37     90.35      8.78
MLN DOCUMENTATION
Full ...................       11     1,354,049.70       0.68      7.168      716      123,095      77.25     92.49    100.00
Lite ...................        6       829,136.93       0.42      7.225      692      138,189      74.02     82.13      0.00
Stated .................        1        79,614.74       0.04      6.810      687       79,615      80.00    100.00      0.00
Stated Income ..........       13     1,839,060.19       0.92      7.079      692      141,466      77.59     85.18      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total ...........       31     4,101,861.56       2.06      7.133      700      132,318      76.80     87.26     33.01
GREENPOINT DOCUMENTATION
Full ...................       40     8,866,550.76       4.45      7.073      696      221,664      74.26     80.95    100.00
No Doc .................       10     2,262,271.80       1.13      7.638      757      226,227      58.83     58.83      0.00
No Income ..............       20     6,217,474.10       3.12      7.668      704      310,874      77.37     84.25      0.00
No Income or
   Employment Disclosure        5     1,430,075.52       0.72      7.530      693      286,015      70.87     70.87      0.00
No Income No Assets ....        1       108,000.00       0.05      7.625      698      108,000      80.00     80.00      0.00
No Income No Assets
   Verification ........        1       100,615.52       0.05      8.500      712      100,616      90.00     90.00      0.00
Stated .................       62    14,623,542.52       7.33      6.898      725      235,864      76.95     80.73      0.00
Stated Income ..........       91    24,992,724.42      12.54      7.164      701      274,645      75.43     80.61      0.00
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total ...........      230    58,601,254.64      29.39      7.167      709      254,788      75.12     80.01     15.13
DOCUMENTATION - ALL
   OTHERS
1 Paystub / 2 W2's .....        1       126,226.21       0.06      6.875      655      126,226      70.00    100.00      0.00
Full ...................       41     6,917,944.82       3.47      7.083      722      168,730      69.72     72.61    100.00
No Doc .................        5       509,429.50       0.26      7.178      683      101,886      76.94     79.02      0.00
No Income ..............        6     1,171,348.70       0.59      6.974      666      195,225      72.79     77.92      0.00
No Ratio ...............        7     1,733,199.78       0.87      7.187      681      247,600      75.04     75.04      0.00
Stated .................        2       463,900.27       0.23      7.267      725      231,950      80.00     97.84      0.00
Stated Income Verified
Assets .................        1       218,752.79       0.11      7.375      668      218,753      69.08     69.08      0.00
   Sub-Total ...........       63    11,140,802.07       5.59      7.103      707      176,838      71.62     75.13     62.10
                            -----   --------------     ------      -----      ---      -------      -----    ------    ------
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====    ======    ======


                                     A-II-30

                OCCUPANCY TYPES FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
OCCUPANCY                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
---------                 --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Primary ................      771   157,455,090.46      78.97      7.290      690      204,222      77.32     87.98     12.64
Investment .............      248    34,996,088.37      17.55      7.522      703      141,113      75.88     80.47     17.89
Second Home ............       40     6,927,850.20       3.47      7.387      715      173,196      75.41     80.22     28.88
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE SUBGROUP 3 MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RANGE OF CREDIT SCORES      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
576 to 600 .............        1       224,623.99       0.11      6.700      599      224,624      80.00     80.00      0.00
601 to 625 .............       35     6,022,403.62       3.02      7.399      623      172,069      77.61     87.25     25.06
626 to 650 .............      191    36,281,552.07      18.20      7.506      639      189,956      78.50     88.48     11.44
651 to 675 .............      185    34,306,745.89      17.21      7.353      663      185,442      77.99     87.66     14.36
676 to 700 .............      223    44,443,118.89      22.29      7.328      689      199,296      77.24     86.66      9.96
701 to 725 .............      152    31,826,653.20      15.96      7.311      711      209,386      77.17     88.07     16.37
726 to 750 .............      118    21,346,143.19      10.71      7.212      738      180,900      75.13     83.21     15.97
751 to 775 .............       76    12,998,105.64       6.52      7.245      764      171,028      76.76     84.98     17.83
776 to 800 .............       62     9,962,379.99       5.00      7.144      786      160,684      73.85     80.57     17.90
801 to 825 .............       16     1,967,302.55       0.99      7.136      812      122,956      60.11     64.19     21.64
                            -----   --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............    1,059   199,379,029.03     100.00      7.334      693      188,271      77.00     86.40     14.12
                            =====   ==============     ======      =====      ===      =======      =====     =====     =====

     The Credit Scores of the Subgroup 3 Mortgage Loans that were scored as of the Cut-off Date ranged from 599 to 819 and the weighted average Credit Score of the Subgroup 3 Mortgage Loans that were scored as of the Cut-off Date was approximately 693.


                                     A-II-31

                          THE GROUP TWO MORTGAGE LOANS

                 MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
CURRENT MORTGAGE          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RATES (%)                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------          --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
5.251 to 5.500 .........      1         299,396.58       1.63      5.300      790      299,397      44.20     44.20    100.00
5.501 to 5.750 .........      5       2,808,257.02      15.25      5.722      777      561,651      65.71     66.50     76.08
5.751 to 6.000 .........      2         813,704.74       4.42      5.943      671      406,852      54.23     54.23    100.00
6.001 to 6.250 .........      5       1,789,847.18       9.72      6.175      764      357,969      68.81     71.97     94.62
6.251 to 6.500 .........      4       1,715,395.34       9.32      6.467      722      428,849      68.53     69.11      5.82
6.501 to 6.750 .........      4       1,175,089.28       6.38      6.665      749      293,772      64.50     72.51      0.00
6.751 to 7.000 .........     10       1,394,600.12       7.58      6.972      732      139,460      66.00     69.18      4.18
7.001 to 7.250 .........     14       1,863,807.33      10.12      7.191      733      133,129      76.55     78.40     15.79
7.251 to 7.500 .........     14       3,085,373.73      16.76      7.422      677      220,384      70.27     77.37      4.92
7.501 to 7.750 .........      5       1,102,678.61       5.99      7.636      707      220,536      78.91     82.17      9.20
7.751 to 8.000 .........      6       2,137,879.61      11.61      7.875      690      356,313      81.11     85.68     43.34
8.251 to 8.500 .........      1         223,160.64       1.21      8.500      782      223,161      90.00     90.00      0.00
                            ---      -------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     71      18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                            ===      =============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, Mortgage Rates borne by the Group Two Mortgage Loans ranged from 5.300% per annum to 8.500% per annum and the weighted average Mortgage Rate of the Group Two Mortgage Loans was approximately 6.825% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF REMAINING        MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TERMS (MONTHS)              LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
145 to 156 .............      1         874,453.34       4.75      5.750      778      874,453      75.00     75.00    100.00
157 to 168 .............      6       2,578,355.53      14.01      5.982      731      429,726      63.71     63.71    100.00
169 to 180 .............     64      14,956,381.31      81.24      7.034      721      233,693      70.91     75.02     20.88
                            ---      -------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     71      18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                            ===      =============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the remaining term to stated maturity of the Group Two Mortgage Loans ranged from 156 months to 179 months and the weighted average remaining term to stated maturity of the Group Two Mortgage Loans was approximately 175 months.


                                     A-II-32

    MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF STATED           MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRINCIPAL BALANCES ($)      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
0.01 to 100,000.00 .....     14         926,965.05       5.04      7.068      730       66,212      76.21     80.54     48.10
100,000.01 to
   200,000.00 ..........     22       3,236,617.40      17.58      7.049      712      147,119      70.81     72.31     12.59
200,000.01 to
   300,000.00 ..........     15       3,693,086.38      20.06      7.268      710      246,206      73.85     77.89     15.89
300,000.01 to
   400,000.00 ..........      5       1,795,851.99       9.76      6.895      715      359,170      65.75     74.76     20.65
400,000.01 to
   500,000.00 ..........      5       2,251,038.32      12.23      6.380      732      450,208      61.87     63.66     40.55
500,000.01 to
   600,000.00 ..........      4       2,126,129.71      11.55      6.807      748      531,532      72.25     74.90     50.60
600,000.01 to
   700,000.00 ..........      4       2,538,243.56      13.79      6.662      729      634,561      69.42     74.05     74.90
800,000.01 to
   900,000.00 ..........      1         874,453.34       4.75      5.750      778      874,453      75.00     75.00    100.00
900,000.01 to
   1,000,000.00 ........      1         966,804.43       5.25      6.500      723      966,804      67.36     67.36      0.00
                            ---      -------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     71      18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                            ===      =============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the stated principal balances of the Group Two Mortgage Loans ranged from approximately $39,932 to approximately $966,804 and the average stated principal balance of the Group Two Mortgage Loans was approximately $259,284.


                                     A-II-33

                 PRODUCT TYPES FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRODUCT TYPES               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Fixed - 15 Year ........     25       8,602,614.28      46.73      6.138      747      344,105      63.62     64.53     58.09
Balloon - 15/30 ........     46       9,806,575.90      53.27      7.429      707      213,186      75.78     81.24     16.10
                            ---      -------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............     71      18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                            ===      =============     ======      =====      ===      =======      =====     =====     =====

               AMORTIZATION TYPE FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
AMORTIZATION TYPE           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Principal and Interest..     71      18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                            ---      -------------     ------      -----      ---      -------      -----     -----     -----
   Total................     71      18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                            ===      =============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-34

   GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE
                                      LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GEOGRAPHIC DISTRIBUTIONS    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Alabama.................       1         96,338.30       0.52      6.125      773       96,338      68.31     68.31      0.00
Arizona.................       1        565,305.64       3.07      6.250      752      565,306      80.00     90.00    100.00
California..............       5      2,375,858.68      12.91      6.487      723      475,172      53.98     55.99     40.13
Colorado................       1        625,664.86       3.40      5.625      800      625,665      45.57     49.08    100.00
Florida.................       6      1,402,162.29       7.62      6.403      708      233,694      72.13     72.13     59.95
Illinois................      24      5,352,589.36      29.08      7.398      704      223,025      77.31     84.13     12.92
Indiana.................       4        712,033.26       3.87      7.040      727      178,008      59.13     64.18      0.00
Louisiana...............       1        131,191.42       0.71      7.375      704      131,191      80.00     80.00      0.00
Massachusetts...........       3        872,799.43       4.74      6.507      779      290,933      68.68     75.14     34.30
Michigan................       1        129,492.98       0.70      7.125      681      129,493      80.00     90.00      0.00
Mississippi.............       1         53,665.59       0.29      7.250      635       53,666      74.69     74.69    100.00
Missouri................       1         99,909.60       0.54      6.500      764       99,910      80.00     90.00    100.00
New Mexico..............       1        223,160.64       1.21      8.500      782      223,161      90.00     90.00      0.00
New York................       3        837,236.88       4.55      6.577      697      279,079      64.82     64.82      0.00
North Carolina..........       2        358,738.56       1.95      7.606      718      179,369      69.09     69.09      0.00
Pennsylvania............       4        772,304.81       4.20      6.007      734      193,076      76.28     77.26     87.58
South Carolina..........       2      1,129,073.66       6.13      6.145      758      564,537      66.93     66.93     77.45
Tennessee...............       1         77,273.29       0.42      7.250      724       77,273      71.56     71.56      0.00
Texas...................       3        761,537.52       4.14      5.942      787      253,846      64.13     64.13      0.00
Utah....................       2        747,029.86       4.06      7.767      698      373,515      80.00     80.00    100.00
Washington..............       4      1,085,823.55       5.90      7.182      710      271,456      77.61     77.61     13.61
                             ---     -------------     ------      -----      ---      -------      -----     -----    ------
   Total................      71     18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                             ===     =============     ======      =====      ===      =======      =====     =====    ======

     No more than approximately 6.13% of the Group Two Mortgage Loans will be secured by mortgaged properties located in any one zip code.

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL LOAN    MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TO VALUE RATIOS (%)         LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
30.01 to 40.00..........       4      1,136,277.27       6.17      6.813      705      284,069      36.20     40.42     38.98
40.01 to 50.00..........       5      1,910,563.16      10.38      5.981      776      382,113      45.71     46.85     75.14
50.01 to 60.00..........       5      1,117,539.79       6.07      6.468      752      223,508      55.34     55.34      0.00
60.01 to 70.00..........       6      1,998,968.52      10.86      6.520      728      333,161      66.45     66.45      7.39
70.01 to 75.00..........      10      2,579,354.24      14.01      6.837      724      257,935      74.58     81.06     35.98
75.01 to 80.00..........      38      8,958,102.78      48.66      7.018      713      235,740      79.52     83.72     37.21
80.01 to 85.00..........       1        197,726.58       1.07      7.875      784      197,727      84.26     84.26      0.00
85.01 to 90.00..........       2        510,657.84       2.77      8.148      716      255,329      90.00     90.00     56.30
                             ---     -------------     ------      -----      ---      -------      -----     -----     -----
   Total................      71     18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                             ===     =============     ======      =====      ===      =======      =====     =====     =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 32.66% to 90.00%.


                                     A-II-35

                  LOAN PURPOSE FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
LOAN PURPOSE                LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------              --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Purchase................      19      4,850,489.67      26.35      6.852      715      255,289      74.95     79.88     21.27
Refinance - Rate Term...      21      4,353,989.64      23.65      6.895      724      207,333      67.46     72.16     29.26
Refinance - Cashout.....      31      9,204,710.87      50.00      6.778      732      296,926      68.79     70.64     46.39
                             ---     -------------     ------      -----      ---      -------      -----     -----     ------
   Total................      71     18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                             ===     =============     ======      =====      ===      =======      =====     =====     ======

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PROPERTY TYPE               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Single Family
   Residence............      39      9,451,397.83      51.34      6.895      717      242,344      66.04     69.63     37.67
Planned Unit
   Development..........       9      4,121,950.83      22.39      6.192      747      457,995      75.05     77.34     59.37
Condominium.............      16      3,245,263.49      17.63      7.219      713      202,829      73.81     75.62     16.27
2-4 Family..............       6      1,393,685.27       7.57      7.337      751      232,281      76.70     85.41      2.87
Cooperative.............       1        196,892.76       1.07      6.625      685      196,893      53.33     53.33      0.00
                             ---     -------------     ------      -----      ---      -------      -----     -----     -----
   Total................      71     18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                             ===     =============     ======      =====      ===      =======      =====     =====     =====


                                     A-II-36

             DOCUMENTATION SUMMARY FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
DOCUMENTATION               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
AHM DOCUMENTATION
Full Documentation             1         53,665.59       0.29      7.250      635       53,666      74.69     74.69    100.00
No Documentation               2        260,359.81       1.41      7.127      691      130,180      79.40     79.40      0.00
No Ratio                       3        297,820.55       1.62      6.782      704       99,274      59.62     59.62      0.00
Stated Income Full
   Assets                      1         89,846.25       0.49      7.375      768       89,846      80.00     80.00      0.00
                             ---     -------------     ------      -----      ---      -------      -----     -----    ------
   Sub-Total                   7        701,692.20       3.81      7.022      702      100,242      70.72     70.72      7.65
MLN DOCUMENTATION
Full Documentation             1        299,396.58       1.63      5.300      790      299,397      44.20     44.20    100.00
                             ---     -------------     ------      -----      ---      -------      -----     -----    ------
   Sub-Total                   1        299,396.58       1.63      5.300      790      299,397      44.20     44.20    100.00
GREENPOINT DOCUMENTATION
Full Documentation            11      2,143,828.10      11.65      7.235      712      194,893      81.27     85.78    100.00
No Documentation               6      1,300,637.79       7.07      7.398      733      216,773      67.37     67.37      0.00
No Income                      7      1,878,935.15      10.21      7.298      710      268,419      78.11     86.11      0.00
No Income or Employment
   Disclosure                  1        350,692.71       1.90      6.625      787      350,693      43.05     43.05      0.00
Stated Documentation           5      1,365,495.03       7.42      6.192      748      273,099      65.69     66.63      0.00
Stated Income                 24      6,167,055.24      33.50      7.247      705      256,961      73.26     78.64      0.00
                             ---     -------------     ------      -----      ---      -------      -----     -----    ------
   Sub-Total                  54     13,206,644.02      71.74      7.142      716      244,567      73.08     77.57     16.23
DOCUMENTATION - ALL
   OTHERS
Full Documentation             8      4,078,473.73      22.15      5.878      752      509,809      63.35     63.89    100.00
No Income                      1        122,983.65       0.67      6.875      816      122,984      32.92     32.92      0.00
   Sub-Total                   9      4,201,457.38      22.82      5.907      754      466,829      62.46     62.98     97.07
                             ---     -------------     ------      -----      ---      -------      -----     -----    ------
   Total                      71     18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                             ===     =============     ======      =====      ===      =======      =====     =====    ======

                OCCUPANCY TYPES FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
OCCUPANCY                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
---------                 --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Primary.................      42     13,788,223.36      74.90      6.682      727      328,291      68.74     72.90     34.56
Investment..............      25      3,107,470.87      16.88      7.264      721      124,299      75.79     77.08     22.58
Second Home.............       4      1,513,495.95       8.22      7.231      721      378,374      70.83     70.83     73.27
                             ---     -------------     ------      -----      ---      -------      -----     -----     -----
   Total................      71     18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                             ===     =============     ======      =====      ===      =======      =====     =====     =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.


                                     A-II-37

                 CREDIT SCORES FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RANGE OF CREDIT SCORES      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
601 to 625..............       3        995,222.88       5.41      7.046      620      331,741      80.00     86.27     37.26
626 to 650..............       4        582,254.90       3.16      7.338      637      145,564      72.14     76.48     35.28
651 to 675..............       7      1,463,865.66       7.95      7.496      659      209,124      71.70     79.33     19.64
676 to 700..............      14      3,077,326.18      16.72      7.372      688      219,809      71.13     74.65     25.57
701 to 725..............      11      3,379,726.39      18.36      6.713      715      307,248      67.44     70.02     15.85
726 to 750..............       8      1,625,588.51       8.83      6.836      738      203,199      78.59     82.59     47.85
751 to 775..............      11      2,985,690.01      16.22      6.750      763      271,426      71.35     75.47     39.38
776 to 800..............      12      4,176,532.00      22.69      6.203      788      348,044      65.19     65.92     58.32
801 to 825..............       1        122,983.65       0.67      6.875      816      122,984      32.92     32.92      0.00
                             ---     -------------     ------      -----      ---      -------      -----     -----    ------
   Total................      71     18,409,190.18     100.00      6.825      725      259,284      70.10     73.43     35.72
                             ===     =============     ======      =====      ===      =======      =====     =====    ======

     The Credit Scores of the Group Two Mortgage Loans that were scored as of the Cut-off Date ranged from 616 to 816 and the weighted average Credit Score of the Group Two Mortgage Loans that were scored as of the Cut-off Date was approximately 725.


                                     A-II-38

                                    STACK II

                 MORTGAGE RATES FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
CURRENT MORTGAGE          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RATES (%)                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------          --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
4.751 to 5.000 .........       8      4,456,117.00       1.67      4.968      698      557,015      77.24     22.77    100.00
5.001 to 5.250 .........       4      2,256,448.13       0.85      5.220      705      564,112      62.62      0.00     70.15
5.251 to 5.500 .........      15      9,196,582.67       3.46      5.452      706      613,106      73.50      0.00     94.44
5.501 to 5.750 .........      26     19,590,300.05       7.36      5.684      742      753,473      67.00     11.15     86.83
5.751 to 6.000 .........      68     49,562,893.32      18.63      5.931      722      728,866      67.42     12.31     85.12
6.001 to 6.250 .........      57     38,492,581.20      14.47      6.202      713      675,308      69.11      9.02     97.85
6.251 to 6.500 .........      71     42,218,438.08      15.87      6.439      713      594,626      74.47      4.82     94.27
6.501 to 6.750 .........      45     26,006,469.86       9.78      6.709      706      577,922      73.67      1.00     86.05
6.751 to 7.000 .........      39     23,518,395.71       8.84      6.895      714      603,036      76.52      2.80     93.23
7.001 to 7.250 .........      18     11,081,061.43       4.17      7.196      708      615,615      74.77      0.00     73.68
7.251 to 7.500 .........      24     13,747,111.37       5.17      7.427      694      572,796      78.29      0.00     97.42
7.501 to 7.750 .........      29     17,479,368.39       6.57      7.669      703      602,737      76.12      0.96     90.29
7.751 to 8.000 .........      13      4,130,344.78       1.55      7.907      697      317,719      78.66      7.93    100.00
8.001 to 8.250 .........       5        995,701.28       0.37      8.176      689      199,140      78.53      0.00     40.43
8.251 to 8.500 .........       5      2,409,505.00       0.91      8.397      730      481,901      78.13      0.00    100.00
8.751 to 9.000 .........       2        904,675.43       0.34      9.000      692      452,338      80.00      0.00     38.20
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, Mortgage Rates borne by the Stack II Mortgage Loans ranged from 4.875% per annum to 9.000% per annum and the weighted average Mortgage Rate of the Stack II Mortgage Loans was approximately 6.471% per annum.

       REMAINING MONTHS TO STATED MATURITY FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF REMAINING        MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TERMS (MONTHS)              LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------        --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
337 to 348 .............      16      4,092,373.73       1.54      6.922      712      255,773      79.97     31.12     87.33
349 to 360 .............     411    261,323,848.97      98.23      6.464      714      635,824      72.16      5.72     90.38
457 to 468 .............       1         78,035.00       0.03      7.350      716       78,035      80.00      0.00      0.00
469 to 480 .............       1        551,736.00       0.21      6.375      713      551,736      80.00      0.00    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the remaining term to stated maturity of the Stack II Mortgage Loans ranged from 341 months to 479 months and the weighted average remaining term to stated maturity of the Stack II Mortgage Loans was approximately 358 months.


                                     A-II-39

     MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE STACK II MORTGAGE LOANS

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                              AGGREGATE      BALANCE                          AVERAGE
                                  NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED  PERCENT
                                    OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE    FULL
RANGE OF STATED                  MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL    DOC
PRINCIPAL BALANCES ($)             LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)    (%)
----------------------           --------  --------------  -----------  --------  --------  -----------  --------  --------  -------
0.01 to 100,000.00 ............      10        673,015.75       0.25      7.821      686        67,302     79.93     73.60     73.60
100,000.01 to 200,000.00 ......      20      2,835,150.40       1.07      7.238      715       141,758     77.49      8.24     77.90
200,000.01 to 300,000.00 ......      20      5,147,513.67       1.93      6.994      704       257,376     78.09      5.05     74.53
300,000.01 to 400,000.00 ......      10      3,779,820.13       1.42      7.050      702       377,982     78.95      9.42     79.44
400,000.01 to 500,000.00 ......     106     49,003,314.46      18.42      6.326      710       462,295     75.28      8.61     89.45
500,000.01 to 600,000.00 ......      97     53,083,922.71      19.95      6.500      714       547,257     77.80      6.14     90.46
600,000.01 to 700,000.00 ......      51     33,324,582.79      12.53      6.380      708       653,423     72.34      0.00     96.12
700,000.01 to 800,000.00 ......      27     19,886,593.89       7.47      6.804      714       736,541     75.82      7.11     96.46
800,000.01 to 900,000.00 ......      29     24,894,122.67       9.36      6.413      722       858,418     68.36      0.00     89.92
900,000.01 to 1,000,000.00 ....      23     22,214,584.34       8.35      6.587      707       965,851     67.13      0.00     91.25
1,000,000.01 to 1,100,000.00 ..       3      3,232,344.38       1.21      6.205      724     1,077,448     49.26     34.03    100.00
1,100,000.01 to 1,200,000.00 ..       7      8,047,475.63       3.02      6.157      729     1,149,639     64.50      0.00    100.00
1,200,000.01 to 1,300,000.00 ..       5      6,323,500.00       2.38      6.784      700     1,264,700     66.36      0.00    100.00
1,300,000.01 to 1,400,000.00 ..       4      5,388,235.08       2.03      5.939      710     1,347,059     72.49     24.65     75.87
1,400,000.01 to 1,500,000.00 ..       3      4,365,289.59       1.64      6.379      710     1,455,097     69.91      0.00     65.76
1,500,000.01 to 2,000,000.00 ..      14     23,846,528.21       8.96      6.371      730     1,703,323     64.42     14.90     85.90
                                    ---    --------------     ------      -----      ---     ---------     -----     -----    ------
   Total ......................     429    266,045,993.70     100.00      6.471      714       620,154     72.30      6.10     90.33
                                    ===    ==============     ======      =====      ===     =========     =====     =====    ======

     As of the Cut-off Date, the outstanding principal balances of the Stack II Mortgage Loans ranged from approximately $49,200 to approximately $1,950,000 and the average outstanding principal balance of the Stack II Mortgage Loans was approximately $620,154.


                                     A-II-40

                  PRODUCT TYPES FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PRODUCT TYPES               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
10/20 LIBOR Loans
   (1YL) ...............       3        670,733.97       0.25      6.571      710      223,578      82.06     38.75     38.75
10/20 LIBOR Loans
   (6ML) ...............       3      1,181,199.02       0.44      6.676      710      393,733      78.73     46.87    100.00
2/28 LIBOR Loans
   (6ML 40Yr Amort) ....       2        860,007.24       0.32      6.774      690      430,004      80.00      0.00      0.00
2/28 LIBOR Loans
   (6ML 50Yr Amort) ....       1        466,669.79       0.18      6.450      698      466,670      80.00      0.00      0.00
2/28 LIBOR Loans
   (6ML) ...............       3        555,519.70       0.21      7.677      696      185,173      79.13      0.00     37.05
2/38 LIBOR Loans
   (6ML) ...............       1         78,035.00       0.03      7.350      716       78,035      80.00      0.00      0.00
3/27 LIBOR Loans
   (6ML) ...............       1        281,200.00       0.11      6.875      683      281,200      80.00      0.00    100.00
5/25 LIBOR Loans
   (1 Year Treasury) ...       1        515,969.56       0.19      6.000      741      515,970      80.00      0.00      0.00
5/25 LIBOR Loans
   (1YL) ...............     339    223,176,456.81      83.89      6.379      715      658,338      71.21      6.80     91.12
5/25 LIBOR Loans
   (6ML 40 Yr Amort) ...       1        387,055.17       0.15      6.150      680      387,055      80.00      0.00      0.00
5/25 LIBOR Loans
   (6ML) ...............      70     36,483,570.64      13.71      7.005      709      521,194      77.61      0.64     92.19
5/35 LIBOR Loans
   (1YL) ...............       1        551,736.00       0.21      6.375      713      551,736      80.00      0.00    100.00
7/23 LIBOR Loans
   (6ML) ...............       3        837,840.80       0.31      6.524      721      279,280      78.68      0.00    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

                AMORTIZATION TYPE FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
AMORTIZATION TYPE           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Fully Amortizing .......      42     24,017,080.79       9.03      6.504      709      571,835      68.80     11.70      0.00
Balloon ................       4      1,713,732.20       0.64      6.545      690      428,433      80.00      0.00      0.00
60 Month
   Interest-Only .......      64     45,354,711.05      17.05      6.170      728      708,667      68.32      8.91    100.00
120 Month
   Interest-Only .......     319    194,960,469.66      73.28      6.536      711      611,161      73.58      4.81    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======


                                     A-II-41

   GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE STACK II MORTGAGE
                                      LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GEOGRAPHIC DISTRIBUTIONS    LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Alabama.................       1        560,000.00       0.21      6.500      671       560,000     80.00      0.00    100.00
Arizona.................      19     11,383,768.41       4.28      6.443      732       599,146     69.82      0.91     96.15
California..............     210    128,341,829.53      48.24      6.412      718       611,152     73.41      4.43     93.79
Colorado................       9      6,602,836.67       2.48      6.322      754       733,649     70.27      1.96     93.31
Connecticut.............       5      4,732,700.00       1.78      6.639      707       946,540     73.78      0.00    100.00
District of Columbia....       1        238,836.92       0.09      7.150      696       238,837     80.00      0.00      0.00
Florida.................      48     31,300,949.86      11.77      6.641      712       652,103     70.97     12.84     77.51
Georgia.................       8      3,713,916.50       1.40      6.697      705       464,240     69.55      2.58    100.00
Hawaii..................       3      3,368,920.00       1.27      6.296      710     1,122,973     72.11      0.00    100.00
Idaho...................       4      3,481,658.94       1.31      6.537      727       870,415     71.28      0.00     57.07
Illinois................      17      8,714,866.88       3.28      6.219      694       512,639     71.81     19.00     74.15
Iowa....................       1        134,910.82       0.05      6.625      789       134,911     80.00      0.00      0.00
Kentucky................       1        516,000.00       0.19      6.875      763       516,000     80.00      0.00    100.00
Louisiana...............       1        275,918.15       0.10      6.375      663       275,918     85.00      0.00      0.00
Maryland................       2      1,312,000.00       0.49      6.300      674       656,000     73.60      0.00    100.00
Massachusetts...........       4      2,815,644.39       1.06      6.497      662       703,911     65.23      0.00     81.82
Michigan................       4      2,204,799.76       0.83      6.384      668       551,200     60.92      0.00    100.00
Minnesota...............       3      2,357,249.80       0.89      6.651      718       785,750     69.65      0.00    100.00
Missouri................       1        843,750.00       0.32      7.000      737       843,750     75.00      0.00    100.00
Montana.................       1        515,969.56       0.19      6.000      741       515,970     80.00      0.00      0.00
Nebraska................       1      1,000,000.00       0.38      5.625      760     1,000,000     47.62      0.00    100.00
Nevada..................      10      4,354,975.15       1.64      6.906      704       435,498     75.30      0.00     97.53
New Jersey..............       8      5,216,630.03       1.96      6.861      714       652,079     70.07      0.00     92.53
New York................      16     11,370,445.07       4.27      6.371      675       710,653     76.32      3.13     88.11
North Carolina..........       7      2,375,858.76       0.89      6.807      728       339,408     61.98      3.03     61.20
Ohio....................       2        289,427.35       0.11      7.160      715       144,714     76.46      0.00    100.00
Oklahoma................       1        535,000.00       0.20      6.750      652       535,000     58.15      0.00      0.00
Oregon..................       4      3,300,000.00       1.24      6.049      753       825,000     67.23      0.00    100.00
Pennsylvania............       2        712,560.19       0.27      6.922      687       356,280     77.71     66.24     66.24
South Carolina..........       1        548,000.00       0.21      8.000      701       548,000     80.00      0.00    100.00
Texas...................       1        479,209.24       0.18      6.990      725       479,209     80.00      0.00      0.00
Utah....................       7      5,012,029.07       1.88      6.854      702       716,004     72.16      0.00     97.79
Vermont.................       1        448,000.00       0.17      6.125      741       448,000     68.92      0.00    100.00
Virginia................      14      8,261,689.09       3.11      6.508      704       590,121     79.21     14.81    100.00
Washington..............      10      7,125,643.56       2.68      6.385      700       712,564     68.27     33.81     96.11
Wyoming.................       1      1,600,000.00       0.60      6.000      752     1,600,000     51.61      0.00    100.00
                             ---    --------------     ------      -----      ---     ---------     -----     -----    ------
   Total................     429    266,045,993.70     100.00      6.471      714       620,154     72.30      6.10     90.33
                             ===    ==============     ======      =====      ===     =========     =====     =====    ======

     No more than approximately 1.33% of the Stack II Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-42

          ORIGINAL LOAN-TO-VALUE RATIOS FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL LOAN    MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
TO VALUE RATIOS (%)         LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------------------  --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
20.01 to 30.00..........       1        499,465.47       0.19      5.625      809      499,465      29.41    100.00      0.00
30.01 to 40.00..........       4      3,348,211.24       1.26      6.091      744      837,053      34.51     32.85     74.51
40.01 to 50.00..........      13     12,314,423.38       4.63      6.045      731      947,263      45.91      0.00     88.57
50.01 to 60.00..........      27     20,667,814.41       7.77      6.067      721      765,475      55.13      2.15     88.72
60.01 to 70.00..........      69     58,040,412.95      21.82      6.338      713      841,165      67.31      7.73     89.22
70.01 to 75.00..........      44     29,238,993.93      10.99      6.706      713      664,523      74.00      6.09     92.17
75.01 to 80.00..........     262    138,080,969.17      51.90      6.580      710      527,027      79.58      5.39     91.44
80.01 to 85.00..........       3      1,176,918.15       0.44      6.222      695      392,306      83.62      0.00     76.56
85.01 to 90.00..........       5      2,549,680.00       0.96      6.936      733      509,936      90.00     18.17    100.00
90.01 to 95.00..........       1        129,105.00       0.05      8.500      710      129,105      95.00      0.00    100.00
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Total................     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====    ======    ======

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Stack II Mortgage Loans ranged from 29.41% to 95.00%.


                                     A-II-43

                  LOAN PURPOSE FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                                      BALANCE
                                       AGGREGATE    OUTSTANDING                        AVERAGE
                           NUMBER      PRINCIPAL     AS OF THE   WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE       CUT-OFF     AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING       DATE      COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
LOAN PURPOSE                LOANS         ($)           (%)         (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
------------              --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Purchase................     172     88,540,879.32      33.28      6.647      719      514,773      78.38     3.82      93.27
Refinance - Rate Term...     109     75,037,485.25      28.20      6.318      715      688,417      70.73     6.75      92.08
Refinance - Cashout.....     148    102,467,629.13      38.52      6.432      709      692,349      68.18     7.59      86.50
                             ---    --------------     ------      -----      ---      -------      -----     ----      -----
   Total................     429    266,045,993.70     100.00      6.471      714      620,154      72.30     6.10      90.33
                             ===    ==============     ======      =====      ===      =======      =====     ====      =====

          TYPES OF MORTGAGED PROPERTIES FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
PROPERTY TYPE               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Single Family
   Residence............     264    167,059,064.12      62.79      6.426      712      632,799      71.52      3.84     90.79
Planned Unit
   Development..........      79     53,833,929.85      20.23      6.444      714      681,442      71.70     11.39     87.09
Condominium.............      70     34,254,151.02      12.88      6.575      723      489,345      76.31      6.81     94.98
2-4 Family..............      13      9,368,979.36       3.52      6.928      709      720,691      74.84     13.21     82.11
Cooperative.............       3      1,529,869.35       0.58      7.220      715      509,956      72.95      6.27    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total................     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======


                                     A-II-44

              DOCUMENTATION SUMMARY FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
DOCUMENTATION               LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-------------             --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
COUNTRYWIDE
   DOCUMENTATION
Reduced Documentation...     249    172,817,242.29      64.96      6.442      715      694,045      72.09      0.00     90.41
No Ratio................      44     30,031,068.26      11.29      6.536      723      682,524      72.20      0.00     96.54
Full Documentation......      20     14,318,835.96       5.38      5.981      704      715,942      68.43    100.00     80.38
Stated Documentation....      22     13,998,160.07       5.26      6.673      709      636,280      71.47      0.00    100.00
Alternative
   Documentation........      13      9,680,335.26       3.64      5.990      688      744,641      75.60      0.00     94.71
Preferred
   Documentation........       6      2,989,939.00       1.12      6.408      747      498,323      79.22      0.00    100.00
No Documentation........       2      1,773,211.24       0.67      6.005      723      886,606      36.08      0.00     51.88
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Sub-Total............     356    245,608,792.08      92.32      6.419      714      689,912      71.82      5.83     91.13
DOCUMENTATION - ALL
   OTHERS
Full Documentation......      13      1,898,448.56       0.71      6.865      688      146,035      79.72    100.00    100.00
Lite Documentation......       1        466,669.79       0.18      6.450      698      466,670      80.00      0.00      0.00
No Documentation........       1        205,799.76       0.08      8.250      695      205,800      77.66      0.00    100.00
No Income Verification..       3      1,195,377.28       0.45      7.039      704      398,459      76.69      0.00     91.00
No Ratio................       9      2,806,904.35       1.06      7.658      708      311,878      78.07      0.00     86.11
Reduced Documentation...       1        195,863.63       0.07      6.875      682      195,864      80.00      0.00    100.00
Stated Documentation....       8      2,012,091.97       0.76      7.272      678      251,511      80.25      0.00     80.78
Stated Income...........      15      4,660,342.44       1.75      6.937      689      310,689      78.84      0.00     56.82
Stated Income Full
   Assets...............      12      4,393,017.73       1.65      7.256      713      366,085      74.64      0.00     89.90
Stated Income Verified
   Assets...............       9      2,467,775.29       0.93      6.662      745      274,197      79.13      0.00    100.00
Streamlined
   Documentation........       1        134,910.82       0.05      6.625      789      134,911      80.00      0.00      0.00
   Sub-Total............      73     20,437,201.62       7.68      7.103      704      279,962      77.99      9.29     80.71
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Total................     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====    ======    ======

                 OCCUPANCY TYPES FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
OCCUPANCY                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
---------                 --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Primary.................     346    218,212,328.64      82.02      6.448      710      630,671      72.72      4.81     90.13
Investment..............      62     33,319,141.73      12.52      6.701      733      537,406      71.37     14.42     92.92
Second Home.............      21     14,514,523.33       5.46      6.284      722      691,168      67.99      6.32     87.39
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total................     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.


                                     A-II-45

                  CREDIT SCORES FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RANGE OF CREDIT SCORES      LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------------    --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
601 to 625 .............      10      2,589,227.26       0.97      6.058      619      258,923      79.59     12.65     80.23
626 to 650 .............      32     18,815,888.66       7.07      6.426      639      587,997      71.96     16.67     92.81
651 to 675 .............      60     35,872,354.37      13.48      6.642      666      597,873      70.87      9.95     87.99
676 to 700 .............      83     52,534,268.81      19.75      6.493      687      632,943      74.02      6.53     85.14
701 to 725 .............      88     56,650,318.59      21.29      6.607      713      643,754      75.01      2.13     92.43
726 to 750 .............      57     33,501,933.47      12.59      6.456      738      587,753      71.91      2.60     89.37
751 to 775 .............      60     41,966,920.83      15.77      6.285      763      699,449      70.13      2.44     97.16
776 to 800 .............      29     17,714,038.04       6.66      6.269      789      610,829      71.80      5.93     90.19
801 to 825 .............      10      6,401,043.67       2.41      6.295      808      640,104      57.76     24.99     84.76
                             ---    --------------     ------      -----      ---      -------      -----     -----     -----
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====     =====

     The Credit Scores of the Stack II Mortgage Loans that were scored as of the Cut-off Date ranged from 605 to 813 and the weighted average Credit Score of the Stack II Mortgage Loans that were scored as of the Cut-off Date was approximately 714.

                      INDEX FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
                          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
INDEX                       LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----                     --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
Treasury - 1 Year ......       1        515,969.56       0.19      6.000      741      515,970      80.00     0.00       0.00
LIBOR - 6 Month ........      85     41,131,097.36      15.46      6.976      708      483,895      77.81     1.91      87.87
LIBOR - 1 Year .........     343    224,398,926.78      84.35      6.380      715      654,224      71.27     6.88      90.99
                             ---    --------------     ------      -----      ---      -------      -----     ----      -----
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30     6.10      90.33
                             ===    ==============     ======      =====      ===      =======      =====     ====      =====


                                     A-II-46

             MAXIMUM MORTGAGE RATES FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF MAXIMUM          MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
RATES (%)                   LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
----------------          --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
9.751 to 10.000 ........       8      4,456,117.00       1.67      4.968      698      557,015      77.24     22.77    100.00
10.001 to 10.250 .......       4      2,256,448.13       0.85      5.220      705      564,112      62.62      0.00     70.15
10.251 to 10.500 .......      15      9,196,582.67       3.46      5.452      706      613,106      73.50      0.00     94.44
10.501 to 10.750 .......      24     18,334,300.22       6.89      5.686      741      763,929      66.35      9.97     85.93
10.751 to 11.000 .......      64     47,224,709.32      17.75      5.931      724      737,886      66.93     12.92     84.38
11.001 to 11.250 .......      52     36,046,776.03      13.55      6.201      713      693,207      68.44      9.63     98.77
11.251 to 11.500 .......      60     36,940,911.48      13.89      6.434      712      615,682      73.82      5.16     96.29
11.501 to 11.750 .......      36     22,312,159.91       8.39      6.658      707      619,782      73.37      2.76     88.66
11.751 to 12.000 .......      32     21,732,722.12       8.17      6.788      711      679,148      76.08      0.00     96.16
12.001 to 12.250 .......      13      6,451,316.69       2.42      6.827      706      496,255      75.11      0.00     59.19
12.251 to 12.500 .......      29     15,951,126.60       6.00      7.103      710      550,039      78.96      0.81     93.42
12.501 to 12.750 .......      32     18,649,170.12       7.01      7.406      703      582,787      75.64      0.90     86.51
12.751 to 13.000 .......      21      6,634,202.37       2.49      7.272      710      315,914      78.71     14.85     88.58
13.001 to 13.250 .......      13      7,475,552.10       2.81      7.244      710      575,042      76.00      0.00     88.31
13.251 to 13.500 .......       8      4,131,511.37       1.55      7.709      678      516,439      75.43      0.00     91.41
13.501 to 13.750 .......       8      3,780,508.05       1.42      7.663      716      472,564      78.03      0.00     92.58
13.751 to 14.000 .......       5      2,524,675.43       0.95      8.331      696      504,935      80.00      0.00     77.86
14.001 to 14.250 .......       2        595,699.09       0.22      8.168      674      297,850      79.19      0.00     34.55
14.251 to 14.500 .......       3      1,351,505.00       0.51      8.387      717      450,502      81.43      0.00    100.00
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the Maximum Mortgage Rates for the Stack II Adjustable Rate Mortgage Loans ranged from 9.875% per annum to 14.500% per annum and the weighted average Maximum Mortgage Rate of the Stack II Adjustable Rate Mortgage Loans was approximately 11.614% per annum.


                                     A-II-47

                  GROSS MARGINS FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
GROSS MARGINS (%)           LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
-----------------         --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
2.001 to 2.250 .........     388    249,495,027.31      93.78      6.434      715      643,028      71.85      6.31     91.17
2.251 to 2.500 .........       2      1,354,999.82       0.51      6.856      689      677,500      77.68     26.27    100.00
2.501 to 2.750 .........      17      6,797,078.45       2.55      6.863      687      399,828      78.90      0.00     80.08
2.751 to 3.000 .........       2      1,196,000.00       0.45      7.560      706      598,000      84.82      0.00    100.00
3.001 to 3.250 .........       5      2,638,055.17       0.99      7.035      677      527,611      77.49      0.00     85.33
3.251 to 3.500 .........       3      1,785,700.66       0.67      6.745      706      595,234      80.00      0.00     41.22
3.751 to 4.000 .........       3        798,701.50       0.30      7.668      735      266,234      79.04     16.23    100.00
4.001 to 4.250 .........       3        742,214.20       0.28      6.879      758      247,405      74.67      0.00     53.33
4.251 to 4.500 .........       1        276,976.37       0.10      7.350      680      276,976      80.00      0.00      0.00
4.751 to 5.000 .........       5        961,240.22       0.36      7.931      709      192,248      80.00      0.00     70.74
                             ---    --------------     ------      -----      ---      -------      -----     -----    ------
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====     =====    ======

     As of the Cut-off Date, the Gross Margin for the Stack II Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 5.000% per annum and the weighted average Gross Margin of the Stack II Adjustable Rate Mortgage Loans was approximately 2.308% per annum.

            NEXT RATE ADJUSTMENT DATE FOR THE STACK II MORTGAGE LOANS

                                                        % OF
                                                     AGGREGATE
                                                     PRINCIPAL
                                       AGGREGATE      BALANCE                          AVERAGE
                           NUMBER      PRINCIPAL    OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
                             OF         BALANCE      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE   AVERAGE   PERCENT
NEXT RATE                 MORTGAGE    OUTSTANDING     CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL  ORIGINAL  FULL DOC
ADJUSTMENT DATE             LOANS         ($)           DATE        (%)      SCORE       ($)       LTV (%)  CLTV (%)     (%)
---------------           --------  --------------  -----------  --------  --------  -----------  --------  --------  --------
April 2008 .............       1         78,035.00       0.03      7.350      716       78,035      80.00      0.00      0.00
September 2008 .........       2        788,830.63       0.30      6.957      695      394,415      79.39      0.00     26.09
November 2008 ..........       2        515,813.29       0.19      7.257      687      257,907      80.00      0.00      0.00
December 2008 ..........       1        466,669.79       0.18      6.450      698      466,670      80.00      0.00      0.00
January 2009 ...........       1        110,883.02       0.04      7.750      696      110,883      80.00      0.00      0.00
May 2009 ...............       1        281,200.00       0.11      6.875      683      281,200      80.00      0.00    100.00
October 2010 ...........       1        355,999.83       0.13      5.750      719      356,000      80.00    100.00    100.00
January 2011 ...........       1        195,863.63       0.07      6.875      682      195,864      80.00      0.00    100.00
March 2011 .............       1        170,250.00       0.06      6.750      782      170,250      79.98      0.00    100.00
April 2011 .............       4        603,527.28       0.23      6.626      750      150,882      80.00     17.23     82.18
May 2011 ...............       2        633,600.00       0.24      8.773      679      316,800      80.00      0.00    100.00
June 2011 ..............       1        276,000.00       0.10      7.000      660      276,000      80.00      0.00    100.00
July 2011 ..............       3      1,025,350.00       0.39      6.779      766      341,783      76.13     12.64    100.00
August 2011 ............       1        389,899.33       0.15      8.125      663      389,899      80.00      0.00      0.00
September 2011 .........       1        396,000.00       0.15      7.500      678      396,000      80.00      0.00    100.00
October 2011 ...........       5      2,102,679.58       0.79      6.753      737      420,536      79.26      0.00     86.75
November 2011 ..........      31      8,986,364.84       3.38      7.301      700      289,883      74.33      5.51     95.06
December 2011 ..........       7      6,504,793.62       2.44      6.664      692      929,256      70.87     29.92     87.26
January 2012 ...........      21     16,228,429.72       6.10      6.568      695      772,782      66.88      0.00     94.93
February 2012 ..........      55     37,400,425.90      14.06      6.499      718      680,008      69.97      4.26     93.27
March 2012 .............     105     83,428,987.16      31.36      6.423      721      794,562      71.06      3.23     87.89
April 2012 .............     138     82,741,770.29      31.10      6.291      715      599,578      73.59      6.71     92.90
May 2012 ...............      35     19,674,847.00       7.40      6.604      697      562,138      76.58     12.85     88.81
July 2013 ..............       1        222,000.00       0.08      6.750      733      222,000      75.00      0.00    100.00
November 2013 ..........       2        615,840.80       0.23      6.443      717      307,920      80.00      0.00    100.00
January 2016 ...........       1        134,910.82       0.05      6.625      789      134,911      80.00      0.00      0.00
March 2016 .............       5      1,717,022.17       0.65      6.639      704      343,404      79.93     47.38     83.93
                             ---    --------------     ------      -----      ---      -------      -----    ------    ------
   Total ...............     429    266,045,993.70     100.00      6.471      714      620,154      72.30      6.10     90.33
                             ===    ==============     ======      =====      ===      =======      =====    ======    ======


                                     A-II-48

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                  The date of this Prospectus is May 15, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Exchangeable Certificates...........    30
     General........................    30
     Exchanges......................    31
     Procedures.....................    32
Description of the Agreements.......    33
     Agreements Applicable to a
       Series.......................    33
     Assignment of Assets;
       Repurchases..................    34
     Representations and Warranties;
       Repurchases..................    35
     Collection Account and Related
       Accounts.....................    36
     Collection and Other Servicing
       Procedures...................    40
     Sub-Servicers..................    40
     Realization upon Defaulted
       Mortgage Loans...............    41
     Primary Mortgage Insurance
       Policies.....................    42
     Hazard Insurance Policies......    43
     Fidelity Bonds and Errors and
       Omissions Insurance..........    44
     Due-on-Sale Provisions.........    44
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    45
     Evidence as to Compliance......    45
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    46
     Events of Default under the
       Agreement....................    47
     Rights upon Event of Default
       under the Agreement..........    48
     Amendment......................    49
     The Trustee....................    49
     Duties of the Trustee..........    49
     Certain Matters Regarding the
       Trustee......................    50
     Resignation and Removal of the
       Trustee......................    50
     Certain Terms of the
       Indenture....................    51
Description of Credit Support.......    53
     General........................    53
     Subordinate Securities.........    54
     Cross-Support Provisions.......    54
     Insurance or Guarantees........    54
     Letter of Credit...............    54
     Insurance Policies and Surety
       Bonds........................    54
     Reserve Funds..................    54

Certain Legal Aspects of Mortgage
  Loans.............................    55
     General........................    55
     Types of Mortgage
       Instruments..................    55
     Interest in Real Property......    56
     Cooperative Loans..............    56
     Foreclosure....................    57
     Junior Mortgages...............    61
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    61
     Environmental Legislation......    62
     Due-on-Sale Clauses............    62
     Subordinate Financing..........    63
     Applicability of Usury Laws....    63
     Alternative Mortgage
       Instruments..................    64
     Servicemembers Civil Relief
       Act..........................    64
     Forfeitures in Drug and RICO
       Proceedings..................    65
     The Contracts..................    65
Material Federal Income Tax
  Consequences......................    68
     General........................    68
     Grantor Trust Funds............    68
     New Withholding Regulations....    77
     REMICs.........................    77
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    92
     Tax Characterization of a Trust
       Fund as a Partnership........    95
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   101
Taxation of Classes of Exchangeable
  Securities........................   104
     General........................   104
     Tax Status.....................   104
     Tax Accounting for Exchangeable
       Securities...................   104
     Exchanges of Exchangeable
       Securities...................   106
     Tax Treatment of Foreign
       Investors....................   106
     Backup Withholding.............   106
     Reporting and Administrative
       Matters......................   106
State Tax Considerations............   106
ERISA Considerations................   107
     General........................   107
     Prohibited Transactions........   107
     Availability of Underwriter's
       Exemption for Certificates...   108
     Review by Plan Fiduciaries.....   113
Legal Investment....................   113
Plan of Distribution................   115
Legal Matters.......................   116
Financial Information...............   116
Incorporation of Certain Information
  by Reference......................   116
Ratings.............................   117
Index of Defined Terms..............   118

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

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

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

"Exchangeable Class".........................  A class that may be exchanged for another class under terms specified in the related Prospectus Supplement.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution

Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and

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

trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

EXCHANGEABLE CERTIFICATES

GENERAL

      If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of theses series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

      If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

      The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

EXCHANGES

      If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

      - the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

      - the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

      - the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

      - A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

      - An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

      - Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the tow exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

      In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

      - A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      - A class of Exchangeable Certificates that is a Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, as applicable, may be exchangeable, together for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

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                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any

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

omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in
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

respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

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

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

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

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described

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

under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

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

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

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

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an

"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

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

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder and the foregoing opinion of counsel shall not be required if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related

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Prospectus Supplement) or more in the payment of principal of or interest on the
Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

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

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

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

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof
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

will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the

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

lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court

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generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the

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foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently,
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the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
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(provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in

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accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

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      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates,

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and would not be covered by advances and may not be covered by any form of
Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other
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goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.
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If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted
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provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest

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in the interest and principal portions of the Trust Fund represented by the
Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be

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              considered interests in "qualified mortgages" as defined in
              Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further
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guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

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

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent

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transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.
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Prospective purchasers to which such characterization of an investment in
Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

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      Accrual of Original Issue Discount.  Generally, the owner of a Grantor
Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the
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Grantor Trust Certificate's principal balance will result in additional income
(including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be

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allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within

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the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering

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

price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.
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The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC

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Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue
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market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated

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interest or whether all or a portion of the interest payable on such
Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon

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

secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a

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

U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by
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

the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC
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

Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

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

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an
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excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

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      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

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      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is
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through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should

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have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code
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Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income

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tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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      Such gain or loss generally will be long-term capital gain or loss if the
Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with
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the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

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

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the
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

close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

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

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its
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acquisition of a beneficial interest in a Certificate, have agreed to treat the
Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the

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Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or

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the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      The arrangement pursuant to which the exchangeable securities of a series are created, sold and administered (an "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for exchangeable securities will be the assets of the Exchangeable Pool and the classes of exchangeable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of exchangeable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of exchangeable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of exchangeable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      A class of exchangeable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a exchangeable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of exchangeable securities among the interests in the classes of securities in accordance
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with their relative fair market values as of the time of acquisition. Similarly, on the sale of such exchangeable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the exchangeable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

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

      If a holder exchanges a single class of exchangeable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of exchangeable securities that may be exchanged for a single class of exchangeable securities that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other related classes of exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of exchangeable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of exchangeable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

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                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

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

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

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

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency,

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

the Master Servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase

Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

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

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of

Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    74
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    33
Allowable Interest Rate.............   110
Allowable Notional Amount...........   110
Amortizable Bond Premium
  Regulations.......................    70
Applicable Amount...................    88
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    46
Available Distribution Amount.......    22
Average Interest Rate...............   109
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    78
CMT.................................     8
Code................................    68
CODI................................     9
COFI................................     8
Collection Account..................    36
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    56
Cooperatives........................     7
Contributions Tax...................    91
COSI................................     9
Covered Trust.......................    53
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    75
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   108
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    94
ERISA...............................   106
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   108
Exchangeable Certificates...........    30
Exchangeable Pool...................   102
Exchanged Class.....................   106
EYS Agreement.......................   111
FDIC................................    36
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    33
Indirect Participants...............    28
Insurance Proceeds..................    37
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   113
L/C Bank............................    52
Labor...............................   107
Legislative History.................    72
Leveraged...........................   110
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    37
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    77
Merrill Lynch.......................   115
Mezzanine Securities................    19
Model Law...........................   115
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   114
New Regulations.....................    76
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    68
OID Regulations.....................    70
Originator..........................     8
OTS.................................   114
PAC.................................    18
Participants........................    28
Parties In Interest.................   106
Pass-Through Rate...................    23
Payment Lag Certificates............    84
Permitted Investments...............    34
Plan Asset Regulations..............   107
Planned Amortization Class..........    18
Plans...............................   106
Policy Statement....................   114
Pooling and Servicing Agreement.....    33
Pre-Funded Amount...................    11
Pre-Funding Period..................   109

Prepayment Assumption........................         74
Primary Mortgage Insurance Policy............         42
Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         91
Purchase Price...............................         36
PTCE.........................................        110
PTE..........................................        108
Rating Agency................................        108
Received Class...............................        106
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         64
REMIC Certificates...........................         77
REMIC Regular Certificateholders.............         78
REMIC Regular Certificates...................         77
REMIC Regulations............................         68
REMIC Residual Certificateholder.............         86
REMIC Residual Certificates..................         77
Retained Interest............................         45
Scheduled Amortization Class.................         19
Security.....................................         34
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         33
Servicing Standard...........................         40
Short-Term Note..............................         96
SIBOR........................................          8
Similar Law..................................        107
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        113
SMMEA Securities.............................        113
SPA..........................................         14
Step-up Class................................         21
Strip........................................        105
Strip Class..................................         19
Stripped ARM Obligations.....................         75
Stripped Bond Certificates...................         72
Stripped Coupon Certificates.................         72
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         40
Sub-Servicing Agreement......................         40
Subsidiary REMIC.............................         77
Super-Premium Certificates...................         79
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        110
Swap Agreement...............................        110
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................        101
Terms and Conditions.........................         29
Title V......................................         63
Title VIII...................................         64
Trust Agreement..............................         33
U.S. Person..................................         68
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         48
Warranting Party.............................         35

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                           $680,620,637 (APPROXIMATE)
                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-AF1




                       MORTGAGE PASS-THROUGH CERTIFICATES




                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR




                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SPONSOR

                                  ------------

                              PROSPECTUS SUPPLEMENT

                                  ------------

                               MERRILL LYNCH & CO.

                                  May 29, 2007

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.